THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THE SECURITIES OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                          Free Writing Prospectus
                         Filed pursuant to Rule 433
                   Registration Statement No. 333-129918-04

                   SUBJECT TO COMPLETION, DATED JUNE 9, 2006

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129918) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-221-1037.

      Free Writing Prospectus to Accompany Prospectus Dated March 7, 2006

                                   $1,856,150,000
                                 (Approximate)

         Commercial Mortgage Pass-Through Certificates, Series 2006-C3
             Credit Suisse Commercial Mortgage Trust Series 2006-C3
                                 issuing entity

              Credit Suisse First Boston Mortgage Securities Corp.
                                   depositor

                             Column Financial, Inc.
                         PNC Bank, National Association
                         sponsors/mortgage loan sellers

                            ------------------------

    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund to act as an issuing entity which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of a segregated pool of commercial and multifamily mortgage loans. The issuing entity will issue 27 classes of certificates, 11 of which are being offered by this prospectus supplement, as listed below. The issuing entity will pay interest and/or principal monthly, commencing in July 2006. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at
a price of   % of the total initial principal balance of the offered
certificates plus accrued interest from June 1, 2006. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-32 of this prospectus supplement.

                       Approximate Total
                       Initial Principal    Initial Pass-      Assumed Final        Rated Final      Expected Ratings
Offered Class               Balance          Through Rate    Distribution Date   Distribution Date      Moody's/S&P
-------------          ------------------   --------------   -----------------   -----------------   -----------------
Class A-1............     $ 44,000,000                 %       April 2011           June 2038          Aaa/AAA
Class A-2............     $ 30,000,000                 %        May 2011            June 2038          Aaa/AAA
Class A-AB...........     $ 66,000,000                 %        July 2015           June 2038          Aaa/AAA
Class A-3............     $869,000,000                 %        May 2016            June 2038          Aaa/AAA
Class A-1-A..........     $389,761,000                 %        May 2016            June 2038          Aaa/AAA
Class A-M............     $200,076,000                 %        June 2016           June 2038          Aaa/AAA
Class A-J............     $142,397,000                 %        June 2016           June 2038          Aaa/AAA
Class B..............     $ 44,967,000                 %        June 2016           June 2038           Aa2/AA
Class C..............     $ 17,487,000                 %        June 2016           June 2038          Aa3/AA-
Class D..............     $ 32,477,000                 %        June 2016           June 2038            A2/A
Class E..............     $ 19,985,000                 %        June 2016           June 2038           A3/A-

    Delivery of the offered certificates, in book-entry form only, will be made
on or about June   , 2006.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse Securities (USA) LLC will be the lead manager and the sole book running manager. Not every underwriter will be obligated to purchase offered certificates from us.

Credit Suisse

                            PNC Capital Markets LLC

                                                                        JPMorgan

            The date of this prospectus supplement is June   , 2006.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C3

[MAP OMITTED]

WASHINGTON                                                 NORTH CAROLINA
2 PROPERTIES .                                             10 PROPERTIES
1% OF TOTAL                                                5.4% OF TOTAL

OREGON                                                     VIRGINIA
1 PROPERTY                                                 11 PROPERTIES
0.2% OF TOTAL                                              6.6% OF TOTAL

COLORADO                                                   MARYLAND
2 PROPERTIES                                               6 PROPERTIES
0.6% OF TOTAL                                              1.7% OF TOTAL

CALIFORNIA                                                 PENNSYLVANIA
24 PROPERTIES                                              2 PROPERTIES
7.7% OF TOTAL                                              3.6% OF TOTAL

NORTHERN CALIFORNIA                                        NEW JERSEY
3 PROPERTIES                                               1 PROPERTY
0.6% OF TOTAL                                              0.2% OF TOTAL

SOUTHERN CALIFORNIA                                        CONNECTICUT
21 PROPERTIES                                              4 PROPERTIES
7.1% OF TOTAL                                              4.4% OF TOTAL

NEVADA                                                     MASSACHUSETTS
2 PROPERTIES                                               2 PROPERTIES
0.6% OF TOTAL                                              0.6% OF TOTAL

UTAH                                                       MAINE
1 PROPERTY                                                 1 PROPERTY
0.2% OF TOTAL                                              0.3% OF TOTAL

ARIZONA                                                    NEW HAMPSHIRE
5 PROPERTIES                                               1 PROPERTY
2.0% OF TOTAL                                              0.3% OF TOTAL

NEW MEXICO                                                 NEW YORK
1 PROPERTY                                                 8 PROPERTIES
0.2% OF TOTAL                                              29.8% OF TOTAL

TEXAS                                                      OHIO
26 PROPERTIES                                              4 PROPERTIES
8.9% OF TOTAL                                              1.2% OF TOTAL

OKLAHOMA                                                   MICHIGAN
8 PROPERTIES                                               4 PROPERTIES
1.5% OF TOTAL                                              1.5% OF TOTAL

ARKANSAS                                                   INDIANA
1 PROPERTY                                                 6 PROPERTIES
0.1% OF TOTAL                                              1.1% OF TOTAL

LOUISIANA                                                  ILLINOIS
6 PROPERTIES                                               8 PROPERTIES
3.9% OF TOTAL                                              2.1% OF TOTAL

ALABAMA                                                    WISCONSIN
1 PROPERTY                                                 1 PROPERTY
0.2% OF TOTAL                                              1.5% OF TOTAL

FLORIDA                                                    MISSOURI
17 PROPERTIES                                              2 PROPERTIES
6.8% OF TOTAL                                              1.9% OF TOTAL

GEORGIA                                                    MINNESOTA
8 PROPERTIES                                               1 PROPERTY
3.0% OF TOTAL                                              0.6% OF TOTAL

TENNESSEE                                                  IOWA
2 PROPERTIES                                               3 PROPERTIES
0.5% OF TOTAL                                              0.3% OF TOTAL

SOUTH CAROLINA                                             KANSAS
4 PROPERTIES                                               1 PROPERTY
0.4% OF TOTAL                                              0.1% OF TOTAL

                                                           NEBRASKA
                                                           1 PROPERTY
                                                           0.1% OF TOTAL

                                                           WYOMING
                                                           1 PROPERTY
                                                           0.2% OF TOTAL

[CHART]

Self Storage       0.8%
Industrial         0.6%
Hotel              5.0%
Office            46.6%
Multifamily       19.8%
Retail            22.7%
Mixed Use          2.3%
Healthcare         0.9%

[GRAPHIC OMITTED]

1.       770 BROADWAY
         NEW YORK, NY

[GRAPHIC OMITTED]

71.      UNIVERSITY SQUARE SHOPPING CENTER
         GREENVILLE, NC

[GRAPHIC OMITTED]

16.      BEXLEY AT MATTHEWS APPARTMENTS
         MATTHEWS, NC

[GRAPHIC OMITTED]

114.     WEATHERSTONE ROMENADE
         WOODSTOCK, GA

[GRAPHIC OMITTED]

8.       CHECKFREE CORPORATION
         NORCROSS, GA

[GRAPHIC OMITTED]

5.       1900 MARKET STREET
         PHILADELPHIA, PA

[GRAPHIC OMITTED]

20.      HILTON GARDEN INN HOUSTON
         HOUSTON, TX

[GRAPHIC OMITTED]

4.       NORDEN PARK
         NORWALK, CT

[GRAPHIC OMITTED]

46.      4901, 4931 AND 4961 TELSA DRIVE
         BOWIE, MD

[GRAPHIC OMITTED]

63.      BRIAR CLUB APPARTMENTS
         MEMPHIS, TN

[GRAPHIC OMITTED]

26.      PORTER SQUARE GALLERIA
         CAMBRIDGE, MA

[GRAPHIC OMITTED]

132.     HILLTOP MANOR APPARTMENTS
         BLADENSBURG, MD

[GRAPHIC OMITTED]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS                                S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM                                    S-4
SUMMARY OF PROSPECTUS SUPPLEMENT                                             S-6
RISK FACTORS                                                                S-32
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT                        S-54
FORWARD-LOOKING STATEMENTS                                                  S-54
AFFILIATIONS                                                                S-54
DESCRIPTION OF THE ISSUING ENTITY                                           S-54
DESCRIPTION OF THE DEPOSITOR                                                S-56
DESCRIPTION OF THE SPONSORS                                                 S-56
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS                                S-59
DESCRIPTION OF THE OFFERED CERTIFICATES                                    S-111
YIELD AND MATURITY CONSIDERATIONS                                          S-136
THE POOLING AND SERVICING AGREEMENT                                        S-141
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
   LOCATED IN NEW YORK                                                     S-172
FEDERAL INCOME TAX CONSEQUENCES                                            S-173
ERISA CONSIDERATIONS                                                       S-175
LEGAL INVESTMENT                                                           S-178
LEGAL MATTERS                                                              S-178
RATING                                                                     S-178
GLOSSARY                                                                   S-180

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1   --   CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                   RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2   --   MORTGAGE POOL INFORMATION

EXHIBIT B     --   FORM OF TRUSTEE REPORT

EXHIBIT C     --   DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D     --   SCHEDULE OF REFERENCE RATES

EXHIBIT E     --   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

EXHIBIT F     --   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS            3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP                           31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             126
PLAN OF DISTRIBUTION                                                         128
LEGAL MATTERS                                                                128
FINANCIAL INFORMATION                                                        129
RATING                                                                       129
GLOSSARY                                                                     131

                                   ----------

          The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

          A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

          Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

          - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

          - this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

          In addition, we have filed with the Securities and Exchange Commission a registration statement (file no. 333-129918) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

          The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

          The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed, and each further Underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of Certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State:

          (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

          (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (d) at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of Certificates to the public" in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

          Each Underwriter has represented and agreed, and each further Underwriter appointed under the Programme will be required to represent and agree, that:

          - it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Certificates in circumstances in which
               Section 21(1) of the FSMA does not apply to the Issuer; and

          - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

          This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

          To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

          This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

          The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C3 Commercial Mortgage Pass-Through Certificates. The series 2006-C3 certificates will consist of 27 classes. The table below identifies and specifies various characteristics for 24 of those classes.


                                     APPROXIMATE                                       ASSUMED
                     INITIAL TOTAL    % OF TOTAL                             INITIAL  WEIGHTED
         EXPECTED      PRINCIPAL       INITIAL    APPROXIMATE  PASS-THROUGH   PASS-    AVERAGE   ASSUMED   ASSUMED FINAL
         RATINGS      BALANCE OR     CERTIFICATE    CREDIT         RATE      THROUGH    LIFE    PRINCIPAL   DISTRIBUTION
CLASS  MOODY'S/S&P  NOTIONAL AMOUNT    BALANCE      SUPPORT     DESCRIPTION    RATE    (YEARS)    WINDOW        DATE
-----  -----------  ---------------  -----------  -----------  ------------  -------  --------  ---------  -------------
A-1      Aaa/AAA     $   44,000,000      2.20%       30.01%                     %        3.1    7/06-4/11    April 2011
A-2      Aaa/AAA     $   30,000,000      1.50%       30.01%                     %        4.9    4/11-5/11     May 2011
A-AB     Aaa/AAA     $   66,000,000      3.30%       30.01%                     %        7.0    5/11-7/15     July 2015
A-3      Aaa/AAA     $  869,000,000     43.48%       30.01%                     %        9.7    7/15-5/16     May 2016
A-1-A    Aaa/AAA     $  389,761,000     19.50%       30.01%                     %        9.3    7/06-5/16     May 2016
A-M      Aaa/AAA     $  200,076,000     10.01%       20.00%                     %        9.9    5/16-6/16    June 2016
A-J      Aaa/AAA     $  142,397,000      7.13%       12.88%                     %       10.0    6/16-6/16    June 2016
B         Aa2/AA     $   44,967,000      2.25%       10.63%                     %       10.0    6/16-6/16    June 2016
C        Aa3/AA-     $   17,487,000      0.87%        9.75%                     %       10.0    6/16-6/16    June 2016
D          A2/A      $   32,477,000      1.63%        8.13%                     %       10.0    6/16-6/16    June 2016
E         A3/A-      $   19,985,000      1.00%        7.13%                     %       10.0    6/16-6/16    June 2016
F       Baa1/BBB+    $   24,982,000      1.25%        5.88%                     %        N/A       N/A          N/A
G        Baa2/BBB    $   24,982,000      1.25%        4.63%                     %        N/A       N/A          N/A
H       Baa3/BBB-    $   22,484,000      1.13%        3.50%                     %        N/A       N/A          N/A
J        Ba1/BB+     $    7,494,000      0.37%        3.13%                     %        N/A       N/A          N/A
K         Ba2/BB     $    7,495,000      0.38%        2.75%                     %        N/A       N/A          N/A
L        Ba3/BB-     $    7,494,000      0.37%        2.38%                     %        N/A       N/A          N/A
M         B1/B+      $    4,997,000      0.25%        2.13%                     %        N/A       N/A          N/A
N          B2/B      $    7,494,000      0.37%        1.75%                     %        N/A       N/A          N/A
O         B3/B-      $    7,495,000      0.38%        1.38%                     %        N/A       N/A          N/A
P        Caa2/CCC    $    9,993,000      0.50%        0.88%                     %        N/A       N/A          N/A
Q         NR/NR      $   17,487,310      0.88%        0.00%                     %        N/A       N/A          N/A
A-X      Aaa/AAA     $1,998,547,310       N/A          N/A      Variable IO     %        N/A       N/A          N/A
A-SP     Aaa/AAA     $                    N/A          N/A      Variable IO     %        N/A       N/A          N/A


----------
          In reviewing the foregoing table, please note that:

          - Only the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D and E certificates are offered by this prospectus supplement.

          - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

          - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in June 2038.

          - All of the classes identified in the foregoing table, except the class A-X and A-SP certificates, will have principal balances. All of the classes shown in that table will bear interest. The series 2006-C3 certificates with principal balances constitute the series 2006-C3 principal balance certificates.

          - For purposes of calculating the accrual of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates.

          - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is calculated as set forth under "Description of the Offered Certificates--General" in this prospectus supplement.

          - The total initial principal balance or notional amount of any class shown in the table on page S-6 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

          - Each class identified in the table on page S-6 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

          - Each class identified in the table on page S-6 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

          - Each class identified in the table on page S-6 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

               1. the initial pass-through rate shown for that class in that table, or in the case of the class certificates, %, and

               2. a weighted average coupon derived from the net interest rates on the underlying mortgage loans.

          - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2006-C3 principal balance certificates.

          - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C3 principal balance certificates. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

          - The references to "net interest rates on the underlying mortgage loans" in the preceding bullets mean, as to any particular underlying mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

          - The initial pass-through rates shown in the table on page S-6 for the class ______, ______, ________, _______, and certificates are approximate.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

               1. four (4) of the underlying mortgage loans will be repaid in full on their respective anticipated repayment dates,

               2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

               3. there are no defaults with respect to the underlying mortgage loans.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed principal window is the period during which holders of that class would receive distributions of principal.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made on that class.

          - The class R, LR and V certificates are not represented in the table on page S-6. They do not have principal balances, notional amounts or pass-through rates.

          The document that will govern the issuance of the series 2006-C3 certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of June 1, 2006, between us, as depositor, and a trustee, a master servicer and a special servicer.

          The series 2006-C3 certificates will evidence the entire beneficial ownership of an issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from two separate mortgage loan sellers.

          As of their respective due dates in June 2006, which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "--The Underlying Mortgage Loans" below.

          For purposes of calculating distributions on the respective classes of the series 2006-C3 certificates, the underlying mortgage loans will be divided into the following two loan groups:

          - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with five (5) underlying mortgage loans that are secured by mixed use (with portions thereof multifamily) and mobile home park property types. Loan group no. 1 will consist of 127 mortgage loans, with an initial loan group no. 1 balance of $1,608,786,232 representing approximately 80.5% of the initial mortgage pool balance.

          - Loan group no. 2, which will consist of 34 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types, with an initial loan group no. 2 balance of $389,761,079, representing approximately 19.5% of the initial mortgage pool balance.

          Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                RELEVANT PARTIES

ISSUING ENTITY                   Credit Suisse Commercial Mortgage Trust
                                 2006-C3, a New York common law trust, will issue the series 2006-C3 certificates. The primary assets of the issuing entity will be the mortgage loans that we are acquiring from the two mortgage loan sellers.

DEPOSITOR                        Credit Suisse First Boston Mortgage Securities
                                 Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing entity and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New
                                 York 10010. All references to "we," "us" and
                                 "our" in this prospectus supplement and the accompanying prospectus are intended to mean
                                 Credit Suisse First Boston Mortgage Securities
                                 Corp. See "Credit Suisse First Boston Mortgage
                                 Securities Corp." in the accompanying
                                 prospectus.

SPONSORS Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is also an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326. See "The Sponsor" in the accompanying prospectus.

                                 PNC Bank, National Association, a national banking association, will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is also an affiliate of (i) PNC Capital Markets LLC, one of the underwriters (ii) Midland Loan Services, Inc. which is the master servicer and the special servicer and (iii) a company that is the external manager of an entity that is expected to be the initial controlling class representative under the pooling and servicing agreement. PNC Bank, National Association maintains an office at 249 Fifth Avenue, One PNC Plaza, Pittsburgh, Pennsylvania 15222.

                                 See "Description of the Sponsors" and
                                 "Description of the Sponsors--The Mortgage Loan Sellers" in this prospectus supplement.

MASTER SERVICER                  Midland Loan Services, Inc., a Delaware
                                 corporation, will act as master servicer with respect to all of the mortgage loans in the issuing entity. Midland's principal servicing offices are located at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210.

                                 See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement.

SPECIAL SERVICER                 If and when necessary, Midland Loan Services,
                                 Inc., a Delaware corporation, will act as special servicer with respect to the mortgage loans in the issuing entity and any related foreclosure properties in the issuing entity.
                                 Midland's principal servicing offices are located at 10851 Mastin Street, Suite 700,
                                 Overland Park, Kansas 66210.

                                 The special servicer will, in general, be responsible for servicing and administering:

                                 -    underlying mortgage loans that, in
                                      general, are in default or as to which
                                      default is reasonably foreseeable; and

                                 -    any real estate acquired by the issuing
                                      entity upon foreclosure of a defaulted
                                      underlying mortgage loan.

                                 The special servicer and its affiliates will be permitted to purchase series 2006-C3 certificates.

                                 The holders of a majority interest in the series 2006-C3 controlling class can replace the special servicer, with or without cause, in respect of the entire mortgage pool.

                                 As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become foreclosed upon, the special servicer will receive a special servicing fee that will accrue at a rate of 0.25% per annum on the stated principal balance of the underlying mortgage loan. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the special servicer monthly from collections on the mortgage loans. Additionally, the special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been returned to performing status. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller upon the breach of a representation or warranty of such seller after the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

                                 See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement.

TRUSTEE Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2006-C3 certificateholders. Its principal corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis Minnesota 55479-0113. As consideration for acting as trustee, Wells Fargo Bank, N.A. will receive a trustee fee of 0.00105% per annum on the stated principal balance of each underlying mortgage loan. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

PARTIES The following diagram illustrates the various parties involved in the transaction and their functions.

                                 -----------------------------------
                                        Column Financial Inc.
                                               PNC Bank
                                  (Mortgage Loan Seller and Sponsor)
                                 -----------------------------------
                                                  |
                                                  |   Mortgage Loans
                                                 \|/
                                 -----------------------------------
                                 Credit Suisse First Boston Mortgage
                                           Securities Corp.
                                             (Depositor)                        --------------------------
                                 -----------------------------------            Midland Loan Services Inc.
                                                  |                       -----      (Master Servicer)
                                                  |   Mortgage Loans     |      --------------------------
                                                 \|/                     |
                                 -----------------------------------     |      --------------------------
                                  Credit Suisse Commercial Mortgage      |      Midland Loan Services Inc.
                                         Trust Series 2006-C3        ---------       (Special Servicer)
                                           (Issuing Entity)              |      --------------------------
                                 -----------------------------------     |
                                                                         |      --------------------------
                                                                         |         Wells Fargo Bank, N.A
                                                                          -----          (Trustee)
                                                                                --------------------------

CONTROLLING CLASSES OF SERIES
2006-C3 CERTIFICATEHOLDERS       At any time of determination, the holders of
                                 the most subordinate of the classes of series
                                 2006-C3 certificates that has a total principal balance at least equal to 25% of the total initial principal balance of that class, will be the controlling class of series 2006-C3 certificates. However, if none of those classes of series 2006-C3 certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2006-C3 certificateholders will be the holders of the most subordinate of those classes of series
                                 2006-C3 certificates that has a total principal balance greater than zero. See "The Pooling and Servicing Agreement--The Series 2006-C3
                                 Controlling Class Representative" in this prospectus supplement.

                                 If any specially serviced mortgage loan in the issuing entity becomes 90 days delinquent as to any balloon payment, becomes 60 days delinquent as to any other monthly debt service payment or is accelerated in connection with any other material default, then any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2006-C3 controlling class may, at its or their option, purchase that mortgage loan from the issuing entity at the price and on the terms described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

SERIES 2006-C3 CONTROLLING
CLASS REPRESENTATIVES            The holders of certificates representing a
                                 majority interest in the controlling class of the series 2006-C3 certificates will be entitled to select a representative that, subject to the conditions described under "The
                                 Pooling and Servicing Agreement--The Series
                                 2006-C3 Controlling Class Representative" and
                                 "--Replacement of the Special Servicer" in this prospectus supplement, may--

                                 - direct the special servicer with respect to various special servicing matters involving the mortgage loans, and

                                 -    terminate and replace the special
                                      servicer.

UNDERWRITERS                     Credit Suisse Securities (USA) LLC, PNC Capital
                                 Markets LLC and J.P. Morgan Securities Inc. are the underwriters with respect to this offering.
                                 Credit Suisse Securities (USA) LLC will be lead and book running manager. PNC Capital Markets
                                 LLC and J.P. Morgan Securities Inc. will be co-managers. Credit Suisse Securities (USA) LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. PNC
                                 Capital Markets LLC is an affiliate of (i) PNC
                                 Bank, National Association, one of the mortgage loan sellers, (ii) a company that is the external manager of an entity that is expected to be the initial controlling class representative under the pooling and servicing agreement and (iii) Midland Loan Services,
                                 Inc., the master servicer and the special servicer.

                                    SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE                     The underlying mortgage loans will be
                                 considered part of the issuing entity as of their respective due dates in June 2006, except that in the case of certain of the underlying mortgage loans that have their first due date in July 2006, those underlying mortgage loans will be considered part of the trust fund on the equivalent day of the month in June 2006 had their first due date been in June 2006. All payments and collections received on each of the underlying mortgage loans after its due date in June 2006 or its date of origination, as the case may be, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity. The respective due dates for the underlying mortgage loans in June 2006 are individually and collectively considered the cut-off date for the issuing entity.

ISSUE DATE                       The date of initial issuance for the series
                                 2006-C3 certificates will be on or about
                                 June ______, 2006.

DUE DATES                        Subject, in some cases, to a next business day
                                 convention, the dates on which monthly
                                 installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                              % OF INITIAL
                                               NUMBER OF     MORTGAGE POOL
                                 DUE DATE   MORTGAGE LOANS      BALANCE
                                 --------   --------------   -------------
                                    1st            24            13.8%
                                    8th             1            17.7%
                                   11th           136            68.5%

DETERMINATION DATE               The monthly cut-off for collections on the
                                 underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2006-C3 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date.
                                 The determination date will be the 11th
                                 calendar day of each month, commencing with July 2006, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE                Distributions of principal and/or interest on
                                 the series 2006-C3 certificates are scheduled to occur monthly, commencing in July 2006.
                                 During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE                      The record date for each monthly distribution
                                 on a series 2006-C3 certificate will be the last business day of the prior calendar month.
                                 The registered holders of the series 2006-C3 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will only be made upon presentation and surrender of that certificate at a designated location.

COLLECTION PERIOD                Amounts available for distribution on the
                                 series 2006-C3 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                 - will relate to a particular distribution date,

                                 -    will begin when the prior collection
                                      period ends or, in the case of the first collection period, will begin as of the issue date, and

                                 - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD          The amount of interest payable with respect to
                                 the interest-bearing classes of the series
                                 2006-C3 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION
DATE For each class of certificates, the date set forth on the cover page.

RATED FINAL DISTRIBUTION
DATE                             The distribution date occurring in June 2038.

                                    THE OFFERED CERTIFICATES

GENERAL The series 2006-C3 certificates offered by this prospectus supplement are the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D and E certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-6 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

                                    COLLECTIONS

GENERAL The master servicer, the primary servicer, if any, or the special servicer, as applicable, will make reasonable efforts in accordance with the applicable servicing standards to collect all payments due under the terms and provisions of the underlying mortgage loans. Such payments will be deposited in the master servicer's collection account within two (2) business days of receipt.

                                    DISTRIBUTIONS

A. GENERAL                       Funds collected or advanced on the underlying
                                 mortgage loans will be distributed on each corresponding distribution date, net of specified issuing entity expenses including servicing fees, trustee fees and related compensation.

B. SUBORDINATION                 The chart below under "--C. Priority of
                                 Distributions" describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any underlying mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

C. PRIORITY OF DISTRIBUTIONS     The trustee will make distributions of interest
                                 and, if and when applicable, principal, to the following classes of series 2006-C3 certificateholders, in the following order:

                                  |                            --------------------------   /|\
                                  |                              Class A-1, Class A-2,       |
                                  |                              Class A-AB, Class A-3,      |
                                  |                            Class A-1-A, Class A-X and    |
                                  |                                    Class A-SP            |
                                  |                            --------------------------    |
                                  |                                    Class A-M             |
                                  |                            --------------------------    |
                                  |                                    Class A-J             |
                                  |                            --------------------------    |
                                  |                                     Class B              |
                                  |    Accrued certificate     --------------------------    | Losses
                                  | interest, then principal            Class C              |
                                  |                            --------------------------    |
                                  |                                     Class D              |
                                  |                            --------------------------    |
                                  |                                     Class E              |
                                  |                            --------------------------    |
                                  |                             Non-Offered Certificates     |
                                  |                              (other than Class A-X       |
                                  |                                 and Class A-SP)          |
                                 \|/                          --------------------------     |

                                 Allocation of interest distributions among the class A-1, A-2, A-AB, A-3, A-1-A, A-X and A-SP certificates are to be made concurrently:

                                 - in the case of the A-1, A-2, A-AB and A-3 classes, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of certificates, from available funds attributable to loan group no. 1;

                                 -    in the case of the A-1-A class, from
                                      available funds attributable to loan group no. 2; and

                                 - in the case of the A-X and A-SP classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                 provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-AB, A-3, A-1-A, A-X and/or A-SP classes, then distributions of interest will be made on those classes of series 2006-C3 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                 Allocation of principal distributions between the class A-1, A-2, A-AB, A-3 and A-1-A certificates is described under "--Distributions--Principal Distributions" below. The class A-X and A-SP certificates do not have principal balances and do not entitle holders to distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

D. INTEREST DISTRIBUTIONS        Each class of series 2006-C3 certificates,
                                 other than the class R, LR and V certificates, will bear interest. With respect to each interest-bearing class of series 2006-C3 certificates, interest will accrue during each interest accrual period based upon:

                                 - the pass-through rate with respect to that class for that interest accrual period;

                                 -    the total principal balance or notional
                                      amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                 - the assumption that each year consists of twelve 30-day months;

                                 provided that the class A-SP certificates will not accrue interest beyond the interest accrual period.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one (1) full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                                 Distributions" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of one or more of the interest-bearing classes of series 2006-C3 certificates, the offered certificates.

                                 On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of
                                 Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

E. PRINCIPAL DISTRIBUTIONS       Subject to--

                                 -    available funds,

                                 -    the distribution priorities described
                                      under "--Distributions--Priority of
                                      Distributions" above, and

                                 -    the reductions to principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                 The total distributions of principal to be made on the series 2006-C3 certificates on any distribution date will, in general, be a function of--

                                 -    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due, on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicer and/or the trustee, as applicable, and

                                 - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2006-C3 certificates prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2006-C3 certificates.

                                 Additionally, in the event that any advance
                                 (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2006-C3 certificates on the related distribution date). Notwithstanding the preceding sentence, if any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

                                 The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2 such that:

                                 - no principal distributions will be made to the holders of any non-offered certificates until the total principal balance of the offered certificates is reduced to zero;

                                 - no principal distributions will be made to the holders of the class A-M, A-J, B, C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1, A-2 and A-AB certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in May 2011 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), unless the total principal balances of the class A-1 and class A-2 certificates are reduced to zero prior to such date;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the total principal of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balances of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E; and

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit E until the total principal balance of the class A-1 and A-2 certificates is reduced to zero.

                                 Because of the losses on the underlying
                                 mortgage loans and/or default-related or other unanticipated issuing entity expenses, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates, could be reduced to zero at a time when the class A-1, A-2, A-AB, A-3 and A-1-A certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1, A-2, A-AB, A-3 and A-1-A certificates will be made on a PRO RATA basis in accordance with the relative sizes of the respective total principal balances of those classes at the time of the distribution.

                                 The total distributions of principal to be made on the series 2006-C3 certificates on any distribution date will be a function of--

                                 -    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due, on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                                 - the amount of any prepayments, including in the form of accelerated amortization on any mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 The class A-X, A-SP, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

E. DISTRIBUTIONS OF YIELD
MAINTENANCE CHARGES              Any yield maintenance charge collected in
                                 respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges" in this prospectus supplement, to the holders of the class A-X certificates and, in some cases, the class A-SP certificates and/or any holders of class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F,
                                 G or H certificates that are then entitled to receive a portion of the subject principal prepayment.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES                         As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated issuing entity expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of series 2006-C3 certificates in the following order:

                                 REDUCTION ORDER               CLASS
                                 ---------------   -----------------------------
                                       1st            Non-offered certificates
                                       2nd                       E
                                       3rd                       D
                                       4th                       C
                                       5th                       B
                                       6th                      A-J
                                       7th                      A-M
                                       8th         A-1, A-2, A-AB, A-3 and A-1-A

                                 Any reduction of the principal balances of the class A-1, A-2, A-AB, A-3 and A-1-A certificates will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS            Except as described in the next three
                                 paragraphs, the master servicer will be
                                 required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The master servicer will be required to make advances for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer is required but fails to make. As described under "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Notwithstanding the foregoing, neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or work-out fees. Moreover, neither the master servicer nor the trustee will be required to make any advance that it determines will not be ultimately recoverable from proceeds of the related underlying mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the master servicer or the special servicer, and the master servicer will conclusively rely on any determination of nonrecoverability made by the special servicer.

                                 In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, unless the series 2006-C3 controlling class representative permits or requires otherwise, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                 -    the principal balance of, and other
                                      delinquent amounts due under, the subject mortgage loan, exceed

                                 -    an amount equal to--

                                      1.   90% of the new appraised/estimated
                                           value of that real property, minus

                                      2.   any liens on that real property that
                                           are prior to the lien of the subject
                                           mortgage loan, plus

                                      3.   the amount of certain related escrow
                                           payments, reserve funds and letters
                                           of credit which are posted as
                                           additional security for payments due
                                           on the subject mortgage loan,

                                 then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2006-C3 certificates outstanding.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "The Pooling and
                                 Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS    On each distribution date, the trustee will
                                 provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2006-C3 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website initially located at "www.ctslink.com," any report at our request.

                                 You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

SALE OF DEFAULTED LOANS          If any mortgage loan in the issuing entity
                                 becomes 90 days delinquent as to any balloon payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur) or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2006-C3 controlling class representative or the special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Pooling and Servicing
                                 Agreement--Fair Value Purchase Option" in this prospectus supplement.

REPURCHASE OBLIGATION            If the related mortgage loan seller has been
                                 notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any foreclosure property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2006-C3 certificates, then such mortgage loan seller will be required to either cure such breach or defect, repurchase the affected underlying mortgage loan from the issuing entity or substitute the affected underlying mortgage loan with another mortgage loan. If the mortgage loan seller chooses to repurchase the affected underlying mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such underlying mortgage loan, except that such purchase will not be accompanied by any yield maintenance charge.
                                 See "Description of the Underlying Mortgage
                                 Loans--Representations and Warranties" in this prospectus supplement.

OPTIONAL TERMINATION             Various parties will each in turn, according to
                                 the order listed in this prospectus supplement under "The Pooling and Servicing
                                 Agreement--Termination," have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2006-C3 certificateholders, based on collections and advances of principal on those underlying mortgage loans previously distributed, and losses on those underlying mortgage loans previously allocated, to the series 2006-C3 certificateholders, is less than 1.0% of the initial mortgage pool balance.

                                 In the event that any party so entitled
                                 exercises this option, the issuing entity will terminate and all outstanding offered certificates will be retired, as described in more detail under "The Pooling and Servicing Agreement--Termination" in this prospectus supplement.

                                 Following the date on which the total principal balance of the offered certificates is reduced to zero, the issuing entity may also be terminated in connection with an exchange of all the remaining series 2006-C3 certificates for all the mortgage loans and foreclosure properties in the issuing entity at the time of the exchange.

DENOMINATIONS                    The offered certificates will be issuable in
                                 registered form, in the denominations set forth under "Description of the Offered
                                 Certificates--Registration and Denominations" in this prospectus supplement.

CLEARANCE AND SETTLEMENT         You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, Luxembourg or The Euroclear System, in
                                 Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement and "Description of the
                                 Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES                     The trustee or its agent will make elections to
                                 treat designated portions of the assets of the issuing entity as multiple real estate mortgage investment conduits ("REMICs") in a tiered structure under Sections 860A through 860G of the Code.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for federal income tax purposes.

                                 The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                                 For a description of the tax opinions that our counsel will be issuing on the closing date and a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS             The acquisition of an offered certificate by an
                                 employee benefit plan or other plan or
                                 arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 section 4975 of the Code, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                 We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                 -    Title I of ERISA, or

                                 -    Section 4975 of the Code,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse Securities
                                 (USA) LLC by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                               MOODY'S   S&P
                                               -------   ---
                                 Class A-1       Aaa     AAA
                                 Class A-2       Aaa     AAA
                                 Class A-AB      Aaa     AAA
                                 Class A-3       Aaa     AAA
                                 Class A-1-A     Aaa     AAA
                                 Class A-M       Aaa     AAA
                                 Class A-J       Aaa     AAA
                                 Class B         Aa2      AA
                                 Class C         Aa3     AA-
                                 Class D          A2      A
                                 Class E          A3      A-

                                 The rated final distribution date for each class of offered certificates is the distribution date occurring in June 2038. For a description of the limitations of the ratings of the offered certificates, see "Rating" in this prospectus supplement.

LEGAL INVESTMENT                 The class A-1, class A-2, class A-AB, class
                                 A-3, class A-1-A, class A-M, class A-J, class B and class C certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies. None of the other offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984, as amended.

                                 If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.

                                 You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS        The rate and timing of payments and other
                                 collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.
                                 In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Additionally, certain classes of offered certificates will be affected by the rate and timing of payments and collections of principal of the underlying mortgage loans.

                                 Holders of the class A-1, A-2, A-AB and A-3 certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                 Holders of the class A-1-A certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL We intend to include the 161 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity for the offered certificates. In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                 -    "Description of the Underlying Mortgage
                                      Loans,"

                                 -    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans,"

                                 -    Exhibit A-1--Characteristics of the
                                      Underlying Mortgage Loans and the Related
                                      Mortgaged Real Properties, and

                                 -    Exhibit A-2--Mortgage Pool Information.

                                 For purposes of calculating distributions on the respective classes of series 2006-C3 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                 -    Loan group no. 1, which will consist of
                                      all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with five (5) underlying mortgage loans that are secured by mixed use (with portions thereof multifamily) and mobile home park property types. Loan group no. 1 will consist of 127 mortgage loans, with an initial loan group no. 1 balance of $1,608,786,232, representing approximately
                                      80.5% of the initial mortgage pool
                                      balance.

                                 - Loan group no. 2, which will consist of 34 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types, with an initial loan group no. 2 balance of $389,761,079, representing approximately 19.5% of the initial mortgage pool balance.

                                 Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the issuing entity, please note that--

                                 -    All numerical information provided with
                                      respect to the mortgage loans is provided on an approximate basis.

                                 - All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the issuing entity. We show the cut-off date principal balance for each of the mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the mortgage loans.

                                 - In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                      1.   all scheduled payments of principal
                                           and/or interest due on the mortgage
                                           loans on or before their respective
                                           due dates in June 2006 are timely
                                           made, and

                                      2.   there are no prepayments or other
                                           unscheduled collections of principal
                                           with respect to any of the mortgage
                                           loans during the period from its due
                                           date in May 2006 up to and including
                                           its due date in June 2006.

                                 - Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                      1.   initial mortgage pool balance -- the
                                           total cut-off date principal balance
                                           of the entire mortgage pool;

                                      2.   initial loan group no. 1 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 1;
                                           and

                                      3.   initial loan group no. 2 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 2.

                                 - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                                 - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other mortgage loans in the issuing entity. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans in the issuing entity will be cross-collateralized with any loan that is not in the issuing entity.

                                 - In some cases, an individual mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                      1.   relative appraised values;

                                      2.   relative underwritten net cash flow,
                                           or

                                      3.   prior allocations reflected in the
                                           related loan documents.

                                 - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

                                 - If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                 -    Whenever we refer to a particular
                                      mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

                                 -    Statistical information regarding the
                                      underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                 - The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS                   We are not the originator of the mortgage loans
                                 that we intend to include in the issuing entity. We will acquire those mortgage loans from two separate sellers. Each of the mortgage loans that will comprise the issuing entity was originated or acquired by--

                                 - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                 - an affiliate of the related mortgage loan seller, or

                                 -    a correspondent in the related mortgage
                                      loan seller's or its affiliate's conduit lending program.

                                 The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will have acquired from each of the mortgage loan sellers or affiliated groups of mortgage loan sellers:

                                                                     NUMBER OF          % OF INITIAL
                                      MORTGAGE LOAN SELLER        MORTGAGE LOANS   MORTGAGE POOL BALANCE
                                 ------------------------------   --------------   ---------------------
                                 Column Financial, Inc                  137                86.2%
                                 PNC Bank, National Association          24                13.8%

PAYMENT AND OTHER TERMS          Each of the mortgage loans that we intend to
                                 include in the issuing entity is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for certain limited permitted encumbrances that are described herein. See also "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

                                 Most of the mortgage loans that we intend to include in the issuing entity are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the issuing entity is fully recourse, we have not always evaluated the creditworthiness of the subject obligor. Accordingly, all mortgage loans that we will include in the issuing entity should be considered nonrecourse.

                                 None of the underlying mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS                    One hundred fifty-six (156) of the mortgage
                                 loans that we intend to include in the issuing entity, representing 98.8% of the initial mortgage pool balance, of which 122 mortgage loans are in loan group no. 1, representing
                                 98.5% of the initial loan group no. 1 balance, and 34 of the mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans that provide for:

                                 -    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or no amortization prior to stated maturity; and

                                 - a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES                  Four (4) of the mortgage loans that we intend
                                 to include in the issuing entity, representing
                                 1.1% of the initial mortgage pool balance, all of which loans are in loan group no. 1, representing 1.4% of the initial loan group no.
                                 1 balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. See "Description of the Underlying
                                 Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

FULLY AMORTIZING LOANS           One (1) of the mortgage loans that we intend to
                                 include in the issuing entity, representing
                                 0.1% of the initial mortgage pool balance, has a payment schedule that provides for the payment of the mortgage loan in full or substantially in full by the maturity date. That mortgage loan, however, does not have any of the repayment incentives referred to for loans with anticipated repayment dates.

LOANS WITH INTEREST ONLY
PERIODS Five (5) of the mortgage loans that we intend to include in the issuing entity, representing 28.0% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 34.8% of the initial loan group no. 1 balance, do not provide for any amortization prior to the maturity date or, in the case of the ARD Loans, the anticipated repayment date. Eighty-five (85) other mortgage loans that we intend to include in the issuing entity, representing 55.0% of the initial mortgage pool balance, of which 63 mortgage loans are in loan group no. 1, representing 46.9% of the initial loan group no. 1 balance, and 22 mortgage loans are in loan group no. 2, representing 88.7% of the initial loan group no. 2 balance, provide for an interest only period of between 1 and 84 months following originations.

CROSSED LOANS                    The issuing entity will include one group of
                                 mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                                      NUMBER OF MORTGAGED        % OF INITIAL
                                             LOAN NAMES                 REAL PROPERTIES     MORTGAGE POOL BALANCE
                                 ----------------------------------   -------------------   ---------------------
                                 Porter Square Galleria                        1                     0.4%
                                 Pier One at Porter Square Galleria            1                     0.2%

                                 In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized
                                 Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

MULTI-PROPERTY LOANS             The issuing entity will include three (3)
                                 mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property loans.

                                                       NUMBER OF MORTGAGED   % OF INITIAL MORTGAGE
                                      LOAN NAMES         REAL PROPERTIES          POOL BALANCE
                                 -------------------   -------------------   ---------------------
                                 Babcock & Brown FX2            17                    9.9%
                                 Spectra - Pool 2                7                    1.0%
                                 Spectra - Pool 3                7                    1.0%

                                 In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized
                                 Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE LOANS                 One hundred forty-seven (147) of the mortgage
                                 loans that we intend to include in the issuing entity, representing 96.3% of the initial mortgage pool balance, of which 123 mortgage loans are in loan group no. 1, representing
                                 98.4% of the initial loan group no. 1 balance, and 24 mortgage loans are in loan group no. 2, representing 87.7% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property, or, in the case of a crossed loan or multi-property loan, of one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The
                                 U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s) (or in certain cases, payments due under the related mortgage note through and including the date that such mortgage note may be freely prepaid).

                                 In the case of one mortgage loan not included above, representing 0.5% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.6% of the initial loan group no. 1 balance, and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as 4901, 4931 and 4961 Telsa Drive, the borrower may defease the related loan no sooner than 2 years from the initial issuance of the certificates or prepay the loan subject to a yield maintenance charge. For purposes of this prospectus supplement we treat this loan as a yield maintenance loan. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

ADDITIONAL COLLATERAL MORTGAGE
LOANS Nine (9) of the mortgage loans that we intend to include in the issuing entity, representing 2.9% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 3.6% of the initial loan group no. 1 balance, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                                 - will be released to the related borrower in whole or in part, upon satisfaction by the related borrower of certain performance related conditions (e.g., meeting debt service coverage ratio levels and/or satisfying leasing conditions); and

                                 - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due, and any such prepayment consideration may in some cases be paid out of the related additional collateral).

                                 In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                                 Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $5,070,000.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS                    Forty-six (46) mortgage loans that we intend to
                                 include in the issuing entity, representing
                                 70.7% of the initial mortgage pool balance, of which 44 mortgage loans are in loan group no.
                                 1, representing 74.9% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 53.5% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the types of lockboxes described under "Description of the Underlying Mortgage Loans--Certain

                                 Terms and Conditions of the Underlying Mortgage Loans--Lockboxes" in this prospectus supplement.

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS            Each underlying mortgage loan restricts
                                 voluntary prepayments in one or more of the following ways:

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased; and/or

                                 - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge.

                                 However, as described under "--Additional
                                 Collateral Mortgage Loans" above, some
                                 underlying mortgage loans may require partial principal prepayments during the related lock-out period due to failure of the related property to meet certain performance criteria.

                                 The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that mortgage loan from the issuing entity following default generally would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any yield maintenance charge. In addition if the mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, and required to repurchase the affected mortgage loan, it would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any yield maintenance charge.

                                 Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                                                          LOAN GROUP   LOAN GROUP
                                                                          MORTGAGE POOL      NO. 1        NO. 2
                                                                          -------------   ----------   ----------
                                 Maximum remaining lock out or lock
                                    out/defeasance period                   172 months    172 months   117 months
                                 Minimum remaining lock out or lock
                                    out/defeasance period                    31 months     31 months    36 months
                                 Weighted average remaining lock out
                                    or lock out/defeasance period           109 months    112 months   101 months

                                 In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS               None of the mortgage loans that we intend to
                                 include in the issuing entity was 30 days or more delinquent in respect of any monthly debt service payment as of the related due date in June 2006.

STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS       The pool of mortgage loans that we intend to
                                 include in the issuing entity will have the following general characteristics as of their respective due dates in June 2006:

                                                                                            LOAN GROUP      LOAN GROUP
                                                                          MORTGAGE POOL        NO. 1           NO. 2
                                                                         --------------   --------------   ------------
Initial mortgage pool/loan group balance                                 $1,998,547,310   $1,608,786,232   $389,761,079
Number of underlying mortgage loans                                                 161              127             34
Number of mortgaged real properties                                                 189              139             50
Greatest cut-off date principal balance                                  $  353,000,000   $  353,000,000   $198,599,584
Smallest cut-off date principal balance                                  $      987,302   $      987,302   $    995,010
Average cut-off date principal balance                                   $   12,413,337   $   12,667,608   $ 11,463,561
Highest annual mortgage interest rate                                            7.3200%          7.3200%        6.9000%
Lowest annual mortgage interest rate                                             5.1500%          5.1500%        5.1500%
Weighted average annual mortgage interest rate                                   5.8710%          5.9057%        5.7278%
Longest original term to maturity or anticipated repayment date              180 months       180 months     180 months
Shortest original term to maturity or anticipated repayment date              60 months        60 months      84 months
Weighted average original term to maturity or anticipated
   repayment date                                                            119 months       119 months     119 months
Longest remaining term to maturity or anticipated repayment date             180 months       178 months     180 months
Shortest remaining term to maturity or anticipated repayment date             50 months        50 months      79 months
Weighted average remaining term to maturity or anticipated
   repayment date                                                            116 months       117 months     116 months
Highest debt service coverage ratio, based on underwritten net
   cash flow                                                                       3.81x            3.81x          1.83x
Lowest debt service coverage ratio, based on underwritten net
   cash flow                                                                       1.20x            1.20x          1.20x
Weighted average debt service coverage ratio, based on
   underwritten net cash flow                                                      1.35x            1.36x          1.30x
Highest cut-off date loan-to-value ratio                                           80.0%            80.0%          80.0%
Lowest cut-off date loan-to-value ratio                                            28.9%            28.9%          33.0%
Weighted average cut-off date loan-to-value ratio                                  69.3%            67.8%          75.4%

                                 In reviewing the foregoing table, please note that:

                                 - In the case of four (4) of the underlying mortgage loans, representing 0.9% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those four (4) underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 -    The underwritten net cash flow for any
                                      mortgaged real property is an estimated
                                      number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B. GEOGRAPHIC CONCENTRATION      Eight (8) of the mortgaged real properties,
                                 securing 29.8% of the initial mortgage pool balance, are located in New York.

                                 The remaining mortgaged real properties with respect to the mortgage pool are located throughout 37 other states. No more than 8.9% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

C. PROPERTY TYPES                The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                          NUMBER OF                % OF INITIAL
                                  PROPERTY TYPE   MORTGAGED REAL PROPERTIES   MORTGAGE POOL BALANCE
                                 --------------   -------------------------   ---------------------
                                 Office                       32                      46.6%
                                 Retail                       71                      22.7%
                                 Multifamily(1)               53                      19.8%
                                 Hotel                        13                       6.3%
                                 Mixed Use                     9                       2.3%
                                 Healthcare                    2                       0.9%
                                 Self-Storage                  6                       0.8%
                                 Industrial                    3                       0.6%

                                 ----------
                                 (1)  Multifamily includes seven (7)
                                      manufactured housing properties, which
                                      comprise 0.9% of the mortgage pool
                                      balance.

                                 See "Risk Factors" in this prospectus
                                 supplement.

D. ENCUMBERED INTERESTS          The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                 ENCUMBERED INTEREST IN THE           NUMBER OF                % OF INITIAL
                                   MORTGAGED REAL PROPERTY    MORTGAGED REAL PROPERTIES   MORTGAGE POOL BALANCE
                                 --------------------------   -------------------------   ---------------------
                                 Fee                                     183                      96.3%
                                 Leasehold                                 6                       3.7%

                                 In circumstances where both the fee and
                                 leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE
LOANS The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the issuing entity have--

                                 - cut-off date principal balances that range from $25,500,000 to $353,000,000, and

                                 - a total cut-off date principal balance of $1,047,994,584, which represents 52.4% of the initial mortgage pool balance.

                                 See "Description of the Underlying Mortgage
                                 Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

          The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

          COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

          - multifamily properties, including conventional rental properties and manufactured housing properties;

          - anchored, including shadow anchored, and unanchored retail properties;

          -    office properties;

          -    industrial properties;

          -    limited service and full service hotel properties;

          -    mixed use properties;

          -    healthcare properties; and

          -    self-storage properties.

          Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

          Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

          There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

          THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

          The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

          -    any governmental entity;

          -    any private mortgage insurer;

          -    us;

          -    any sponsor;

          -    any mortgage loan seller;

          -    the master servicer;

          -    the special servicer;

          -    any sub-servicer of the master servicer or the special servicer;

          -    the trustee; or

          -    any of their respective affiliates.

          With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

          REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the issuing entity are, with limited exceptions, or should be considered non-recourse loans. If there is a default with respect to any of the underlying mortgage loans (other than, in many (but not all) cases, a default resulting from voluntary bankruptcy, fraud or willful misconduct), there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the issuing entity will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

          Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

          Payment on each underlying mortgage loan may also depend on:

          - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the underlying mortgage loan; and/or

          - in the event of a default under the underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

          In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

          One hundred fifty-six (156) of the mortgage loans that we intend to include in the issuing entity, representing 98.8% of the initial mortgage pool balance, of which 122 mortgage loans are in loan group no. 1, representing 98.5% of the initial loan group no. 1 balance, and 34 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans; and four (4) of the mortgage loans that we intend to include in the issuing entity, representing 1.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 1.4% of the initial loan group no. 1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred forty-two (142) of these mortgage loans, representing 94.2% of the initial mortgage pool balance, of which 114 mortgage loans are in loan group no. 1, representing 94.5% of the initial loan group no. 1 balance, and 28 mortgage loans are in loan group no. 2, representing 93.3% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 1, 2016 to December 31, 2016. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

          The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

          -    the ability to cover debt service;

          - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

          -    the amount of proceeds recovered upon foreclosure.

          Cash flows and property values depend upon a number of factors, including:

          - national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

          - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

          -    increase in vacancy rates;

          - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

          - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

          - increases in operating expenses at the mortgaged real property and in relation to competing properties;

          - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

          - a decline in rental rates as leases are renewed or entered into with new tenants;

          - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

          - creditworthiness of tenants, a decline in the financial condition of a major tenant or tenant defaults;

          - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

          - dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

          -    demographic factors;

          - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

          - capable management and adequate maintenance for the related mortgaged real property;

          -    location of the related mortgaged real property;

          -    proximity and attractiveness of competing properties;

          - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

          - in the case of rental properties, the rate at which new rentals occur;

          - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

          - the age, construction quality and design of the related mortgaged real property; and

          - whether the related mortgaged real property is readily convertible to alternative uses.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Thirty-two (32) mortgaged real properties, securing mortgage loans that represent 46.6% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          -    the strength, stability, number and quality of the tenants;

          -    accessibility from surrounding highways/streets;

          - the ability of the management team to effectively manage the subject property;

          - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

          - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

          -    the financial condition of the owner of the subject property.

          See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Seventy-one (71) mortgaged real properties, securing mortgage loans that represent 22.7% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          -    the strength, stability, number and quality of the tenants;

          -    tenants' sales;

          -    the rights of certain tenants to terminate their leases;

          -    tenant mix;

          - the ability of the management team to effectively manage the subject property;

          -    whether the subject property is in a desirable location;

          - the physical condition and amenities of the subject building in relation to competing buildings;

          - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

          - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

          -    the financial condition of the owner of the subject property.

          We consider 13 of the subject retail properties, securing mortgage loans that represent 11.5% of the initial mortgage pool balance, to be anchored, and 58 of the subject retail properties, securing 11.2% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

          In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

          See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Fifty-three (53) mortgaged real properties, securing mortgage loans that represent 19.8% of the initial mortgage pool balance, are primarily used for multifamily rental purposes (which mortgaged real properties include manufactured housing properties). A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

          - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single-family homes;

          - the physical condition and amenities, including access to transportation, of the subject property in relation to competing properties;

          -    the subject property's reputation;

          - in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing,

               (i) the reliance on the financial well-being of the college or university to which it relates,

               (ii) competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and

               (iii) that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months

          - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

          - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

          -    local factory or other large employer closings;

          - the location of the property, for example, a change in the neighborhood over time;

          - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

          - the ability of the management team to effectively manage the subject property;

          - the ability of the management to provide adequate maintenance and insurance;

          - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

          -    distance from employment centers and shopping areas;

          - adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level;

          -    the financial condition of the owner of the subject property; and

          - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

          In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/ manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically executed on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single-family housing.

          Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

          Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

          Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Code. Section 42 of the Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

          The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

          In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and to limit the income derived from the related property.

          See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

          THE BANKRUPTCY OF A DEPOSITOR OR A MORTGAGE LOAN SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from a mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

          PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

          -    operating the property and providing building services;

          -    establishing and implementing the rental structure;

          -    managing operating expenses;

          -    responding to changes in the local market; and

          - advising the borrower with respect to maintenance and capital improvements.

          Properties deriving revenues primarily from short-term sources, such as self-storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

          A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

          Neither we nor any of the underwriters, sponsors or mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

          RELIANCE ON A SINGLE TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Five (5) mortgaged real properties, representing 3.9% of the initial mortgage pool balance, are, in each case, leased by a single tenant. In addition, 19 other mortgaged real properties, securing 10.8% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants

          OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged real property or such rights may be conferred by statute. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds from any sale of that mortgaged real property.

          CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged real property may not be readily convertible due to restrictive covenants applicable to a mortgaged real property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2006-C3 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

          LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the issuing entity.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                  % OF INITIAL
                                 CUT-OFF DATE       MORTGAGE
  PROPERTY/PORTFOLIO NAME     PRINCIPAL BALANCE   POOL BALANCE
---------------------------   -----------------   ------------
770 Broadway                     $353,000,000         17.7%
Babcock & Brown FX2              $198,599,584          9.9%
535 and 545 Fifth Avenue         $177,000,000          8.9%
Norden Park                      $ 76,800,000          3.8%
1900 Market Street               $ 63,120,000          3.2%
Towne Center at Cedar Lodge      $ 57,000,000          2.9%
Poinsettia Plaza                 $ 36,975,000          1.9%
CheckFree Corporation            $ 30,000,000          1.5%
Marriott Milwaukee West          $ 30,000,000          1.5%
Moorpark Marketplace             $ 25,500,000          1.3%

          MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the issuing entity were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

          - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

          - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

          The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers:

                             RELATED BORROWER LOANS

                                                                                       CUT-OFF DATE   % OF INITIAL
                                                                             NUMBER      PRINCIPAL      MORTGAGE
                         PROPERTY/PORTFOLIO NAME                            OF LOANS      BALANCE     POOL BALANCE
-------------------------------------------------------------------------   --------   ------------   ------------
Novant-Presbyterian Medical Tower,  Novant-Huntersville/Physician  Plaza,
   Novant-Metroview  Professional Building and Novant-Matthews Medical
   Office Building                                                              4       $64,422,986       3.2%
Spectra - Pool 2 and Spectra - Pool 3                                           2       $40,186,919       2.0%
Bexley at Matthews Apartments and Springfield Broad Office Park                 2       $23,450,000       1.2%
Best Western Movieland and Best Western Convention Center                       2       $22,066,000       1.1%

          ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Five (5) of the mortgage loans that we intend to include in the issuing entity, representing 12.6% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the issuing entity or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

          - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

          - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

          -    at the time the lien was granted, the borrower was:

               1.   insolvent;

               2.   inadequately capitalized; or

               3.   unable to pay its debts.

          Four (4) of the individual multi-property mortgage loans and cross collateralized mortgage loans that we intend to include in the issuing entity, representing 12.2% of the initial mortgage pool balance, entitle each of the related borrower(s) to a release of one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or payment of a release price generally ranging from 110% to 120% of the amount of the loan allocated to the related mortgaged real property.

          Furthermore, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

          A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE ISSUING ENTITY'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Other Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by subordinate debt. In addition, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt or other unsecured debt and enter into equipment and other personal property and fixture financing and leasing arrangements in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw on the letter of credit by the lender.

          The existence of other debt could:

          - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

          - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

          -    complicate bankruptcy proceedings; and

          -    delay foreclosure on the related mortgaged real property.

          The mortgages on each of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as River Commons, Plaza de Campana, Attache Apartments and 3131 South Bascom Avenue Office Building also secure subordinate debt that is evidenced by another note that will not be included in the trust. See "Description of the Underlying Mortgage Loans--The CBA A/B Loans" in this prospectus supplement.

          MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. The principals of the borrowers under six (6) of the mortgage loans, which collectively represent 26.8% of the initial mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

          - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

          - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

          As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Other Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.

          SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Moreover, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

          TENANCIES IN COMMON MAY HINDER RECOVERY. Four (4) of the mortgage loans that we intend to include in the issuing entity, which represent 1.6% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment.

          The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

          CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-AB, A-3, A-M, A-J, B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

          GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

          -    economic conditions, including real estate market conditions;

          -    changes in governmental rules and fiscal policies;

          - regional factors such as earthquakes, floods, forest fires or hurricanes;

          -    acts of God, which may result in uninsured losses; and

          -    other factors that are beyond the control of the borrowers.

          The mortgaged real properties are located in 38 states. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 10%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                   NUMBER OF           % OF INITIAL MORTGAGE
 STATE     MORTGAGED REAL PROPERTIES        POOL BALANCE
--------   -------------------------   ---------------------
New York               8                       29.8%

          SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the issuing entity also include debt-acceleration clauses which permit the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

          The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

          Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

          - the issuing entity may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

          - the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

          - the bankruptcy of the related borrower could limit the ability of the master servicer or special servicer to collect the rents.

          LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

          Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

          As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity. In the case of 158 mortgaged real properties, securing 96.6% of the initial mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 12-month period ending on June 1, 2006. In the case of 159 mortgaged real properties, securing 97.0% of the initial mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment meeting ASTM standards was conducted during the 13-month period ending on June 1, 2006. In the case of 30 mortgaged real properties, securing 3.0% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

          In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

          If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the issuing entity or at a nearby property with potential to affect a mortgaged real property, then:

          - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

          - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

          - those conditions were remediated or abated prior to the closing date;

          - a letter was obtained from the applicable regulatory authority stating that no further action was required;

          - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan, an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

          - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental conditions;

          - in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

               1. that condition is not known to have affected the mortgaged real property,

               2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

               3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

          - the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

          In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based pain.

          In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the issuing entity, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

          In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the issuing entity required the related borrower generally:

          1. to carry out the specific remedial measures prior to closing;

          2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

          3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

          Some borrowers under the mortgage loans that we intend to include in the issuing entity have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

          Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos-containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon gas testing.

          There can be no assurance that--

          - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

          - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

          - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the issuing entity will be sufficient to cover the recommended remediation or other action, or

          - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

          In the case of 30 mortgaged real properties securing mortgage loans that represent 3.0% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 30 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 30 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

          In some cases, the originator of the related mortgage loan--

          - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

          - required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

          See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

          APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

          Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

          - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

          - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

          - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

          PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

          - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

          - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

          - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

          THE MASTER SERVICER AND THE SPECIAL SERVICER MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer and special servicer will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

          - be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity, and/or

          - have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

          - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

          In these cases, the interests of the master servicer or special servicer, as applicable, and their other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. Under the pooling and servicing agreement, the master servicer and the special servicer are required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or the portfolios of third parties.

          Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of such mortgage loan seller and such mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. A mortgage loan seller and its affiliates have made and/or may make or have preferential rights to make loans (including, in certain instances, subordinate loans secured by the related mortgaged property) to, or equity investments in, the borrower or affiliates of the borrowers under the mortgage loans.

          ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Six
(6) of the mortgage loans that we intend to include in the issuing entity, representing 3.7% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

          Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

          Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

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          Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

          In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

          SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

          CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

          -    density;

          -    use;

          -    parking;

          -    height and set-back requirements; or

          -    other building related conditions.

          These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions which allow the lender in its reasonable discretion to require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

          LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties securing mortgage loans in the issuing entity were inspected by engineering firms. However, in the case of three (3) of those mortgaged real properties, securing 0.7% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to June 1, 2006. The scope of those inspections included an assessment of--

          - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

          - the general condition of the site, buildings and other improvements located at each property.

At four (4) of those properties, securing 1.4% of the initial mortgage pool balance, the inspections identified conditions requiring escrows to be established for repairs or replacements in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these


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inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

          THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three (3) year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. On December 22, 2005, this act was extended for an additional two (2) years. Pursuant to the provisions of the act as renewed, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% (in 2006) and 85% (in 2007) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed the following amounts during the respective time periods
(i) $5,000,000 from January 1, 2006 to March 31, 2006, (ii) $50,000,000 from
April 1, 2006 to December 31, 2006 and (iii) $100,000,000 from January 1, 2007 to December 31, 2007 (the new termination date for this act), (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2007. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

          The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage may still become high. Additionally, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

          It is possible, particularly since the federal program trigger limits are increasing to $50,000,000 on April 1, 2006 and $100,000,000 on January 1, 2007, that premiums for terrorism insurance coverage will increase and may not be available at commercially reasonable rates (and may not be available at the premium limits applicable to the related borrowers of the underlying mortgage loans) and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (possibly to the point where it is effectively not available). Further, since the federal program trigger will increase to $50,000,000 or $100,000,000, on April 1, 2006 and January 1, 2007, respectively, insurance companies may increase their deductibles for terrorism insurance coverage to counter the federal trigger amount. In such events, a borrower may be permitted under the terms of the applicable mortgage loan documents not to purchase terrorism insurance or to purchase a lower amount.

          The master servicer will use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the master servicer will maintain all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance) which does not contain any carve-out for terrorist or similar acts; provided, however, the master servicer will not require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller in connection with the origination of a mortgage loan unless such master servicer determines, in accordance with the servicing standard, that such insurance required at origination would not be prudent for property of the same type as the related mortgaged real property; provided further, the trustee must have an insurable interest in the related property for such insurance to be maintained. The master servicer will not be required to call a default under an underlying mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to maintain such insurance, if the master servicer has determined in accordance with the servicing standard that either--

          - such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the


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

               region in which such mortgaged real property is located (which determination shall be subject to the approval of the series 2006-C3 controlling class representative), or

          -    such insurance is not available at any rate,

provided that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions.

          If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

          If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the related mortgage loan may result and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the certificates.

          If the borrower is required, as determined by the master servicer, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real properties.

          Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

          We are not aware of any mortgage loans that we intend to include in the issuing entity for which property damage at the related mortgaged real property resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

          THE ABSENCE OR INADEQUACY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged properties are located in Texas, California and Florida, states or territory, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states or territory, as applicable. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs of reconstruction and repair. As a result of any of these factors, the amount available to make distributions on the offered certificates could be reduced.

          COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be public accommodations are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

          CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the

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lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance premium, may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

          LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

          ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

          TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the pooling and servicing agreement, the special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Code, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2006-C3 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2006-C3 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

          In addition, if the special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2006-C3 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

          THE ISSUING ENTITY'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

          THE CLASS A-M, A-J, B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-AB, A-3 AND A-1-A CERTIFICATES. If you purchase class A-M, A-J, B, C, D or E certificates, then your certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X and class A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

          In addition, if losses and/or shortfalls relating to the issuing entity exceed amounts payable out of collections on the issuing entity, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G, H, J, K, L, M, N, O, P and Q certificates is not sufficient to bear such shortfalls or losses.

          When making an investment decision, you should consider, among other things--

          - the distribution priorities of the respective classes of the series 2006-C3 certificates,

          - the order in which the principal balances of the respective classes of the series 2006-C3 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

          -    the characteristics and quality of the underlying mortgage loans.

          THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

          -    the price you paid for your offered certificates, and

          - the rate, timing and amount of distributions on your offered certificates.

          The rate, timing and amount of distributions on your offered certificates will depend on--

          - the pass-through rate for, and the other payment terms of, your offered certificates,

          - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

          - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

          - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2006-C3 certificates,

          - the collection and payment of yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

          - whether any underlying mortgage loan is repurchased due to a breach of any of its representations and warranties, and

          - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

          These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

          In the absence of significant events, holders of the class A-1, A-2, A-AB and A-3 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1 and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2.

          If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-AB and A-3 and certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

          The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher mortgage interest rates pay principal faster than the mortgage loans with relatively lower mortgage interest rates.

          Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower yield maintenance charges. None of the master servicer, the special servicer or the trustee will be required to advance any yield maintenance charges.

          Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2006-C3 certificateholders.

          Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2006-C3 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

          THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE ISSUING ENTITY. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

          IF ANY OF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASE SERIES 2006-C3 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2006-C3 CERTIFICATES. The master servicer or special servicer or an affiliate thereof may purchase any class of series 2006-C3 certificates. The purchase of series 2006-C3 certificates by the master servicer or special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2006-C3 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2006-C3 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for their own portfolio or for the portfolios of third parties, without regard to any series 2006-C3 certificates owned by it.

          THE INTERESTS OF THE HOLDERS OF CERTIFICATES OF THE SERIES 2006-C3 CONTROLLING CLASS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of certificates representing a majority interest in the controlling class of series 2006-C3 certificates will be entitled to appoint a representative having the rights and powers described under "The Pooling and Servicing Agreement--The Series 2006-C3 Controlling Class Representative" and "--Replacement of the Special Servicer" in this prospectus supplement. Among other things, the series 2006-C3 controlling class representative may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2006-C3 certificates, the trustee or the master servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2006-C3 certificates. In addition, subject to the conditions discussed under "The Pooling and Servicing Agreement--The Series 2006-C3 Controlling Class Representative," the series 2006-C3 controlling class representative can direct various servicing actions by the special servicer with respect the mortgage loans. It is anticipated that an entity externally managed by an affiliate of Midland Loan Services, Inc., the master servicer and the special servicer, may acquire most of the privately offered certificates, including those that have the right to appoint the initial series 2006-C3 controlling class representative. Under such circumstances, such master servicer or special servicer may have interests that conflict with the interests of the other holders of the certificates. In addition, affiliates of the mortgage loan sellers could acquire, and initially, as described above, an entity externally managed by an affiliate of PNC is expected to acquire, the certificates entitled to appoint the series 2006-C3 controlling class representative. Decisions made by the series 2006-C3 controlling class representative may favor the interests of affiliates of such certificateholders in a manner that could adversely affect the amount and timing of distributions on the other certificates. You should expect that the series 2006-C3 controlling class representative will exercise its rights and powers on behalf of the series 2006-C3 controlling class certificateholders, and it will not be liable to any other class of series 2006-C3 certificateholders for doing so.

          BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

          As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

          YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2006-C3 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2006-C3 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2006-C3 certificates.

          LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

          POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2006-C3 certificateholders.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

          On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

          The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

          It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are


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important to the performance of commercial and multifamily mortgage loans)
and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

          As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

          From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "likely," "estimates," and similar words and expressions. These words and expressions are intended to identify forward- looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

          Column Financial, Inc., which is a sponsor and an originator of the underlying mortgage loans is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, and of the depositor. PNC Bank, National Association, which is a sponsor and an originator of the underlying mortgage loans, is an affiliate of
(i) PNC Capital Markets LLC, which is an underwriter, (ii) Midland Loan Services, Inc., the master servicer and the special servicer, and (iii) a company that is the external manager of an entity that is expected to be the initial controlling class representative under the pooling and servicing agreement. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates that are not otherwise described in this prospectus supplement.

                        DESCRIPTION OF THE ISSUING ENTITY

          The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 2006-C3, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection accounts and other accounts maintained under the pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer or trustee may make advances to the issuing entity only to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The pooling and servicing agreement may be amended as set forth under "The Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through the master servicer and the


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special servicer. A discussion of the duties of the servicers, including any discretionary activities performed by each of them, is set forth herein under "The Pooling and Servicing Agreement" in this prospectus supplement.

          The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the collection accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the master servicer and the special servicer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicer and the special servicer.

          The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the mortgage loan sellers, in each case, pursuant to a mortgage loan purchase agreement, as described herein under "Summary of Prospectus-The Underlying Mortgage Loans--Source of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Representations and Warranties." The mortgage loan purchase agreements will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

          Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $5,500,000 will be paid by the depositor from the proceeds of the offering of the certificates.

          As a common-law trust, it is anticipated that the issuing entity would not be subject to the United States Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

          - If such mortgage loan seller were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Section 541 of the United States Bankruptcy Code and
               (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case involving such mortgage loan seller are not applicable to payments on the certificates.

          - With respect to PNC Bank, National Association, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for PNC Bank, National Association pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12. U.S.C.
               Section 1823(e).

          - If the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

          Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy


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proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of a Depositor or the Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                          DESCRIPTION OF THE DEPOSITOR

          Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

                           DESCRIPTION OF THE SPONSORS

THE MORTGAGE LOAN SELLERS

          All of the underlying mortgage loans, representing 100.0% of the initial mortgage pool balance, were sold to us by the sponsors. Each of the mortgage loans sold by the related sponsor to us was purchased or originated by such sponsor or one of its affiliates and underwritten by the related sponsor's or affiliate's underwriters.

     COLUMN FINANCIAL, INC.

          Column Financial, Inc. ("Column") is a sponsor of this securitization transaction. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. See "The Sponsor" in the accompanying prospectus.

     PNC BANK, NATIONAL ASSOCIATION

          PNC Bank, National Association, a national banking association ("PNC Bank"), is a sponsor and one of the Mortgage Loan Sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., which is the master servicer and is also the special servicer, and of PNC Capital Markets LLC, one of the underwriters. PNC Bank is also an affiliate of a company that is the external manager of an entity that is expected to be the initial controlling class representative under the pooling and servicing agreement.

          PNC Bank is a wholly owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC Financial's principal bank subsidiary. As of December 31, 2005, PNC Bank, National Association had total consolidated assets representing 89.9% of PNC Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

          PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the depositor.

     PNC BANK'S COMMERCIAL REAL ESTATE SECURITIZATION PROGRAM

          PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.


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          PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

          As of March 31, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $10.4 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $10.2 billion in approximately 35 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $2.8 billion of such loans were included in securitizations in which Credit Suisse First Boston Mortgage Securities Corp. acted as the depositor. In its fiscal year ended December 31, 2005, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

          The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

          Servicing. Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan Services, Inc. will act as a master servicer and as the special servicer in this transaction. See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement for more information.

     LITIGATION INVOLVING TRANSACTION PARTIES

          There are no legal proceedings pending against the sponsors, depositor, trustee, issuing entity, master servicer, special servicer, primary servicer or originator that is material to the certificateholders.

     COLUMN'S UNDERWRITING STANDARDS

          General. All of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization.

          Loan Analysis. Column and its affiliates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

          Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional


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judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

          Debt Service Coverage Ratio and LTV Ratio. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan to value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

          Escrow Requirements. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

          - Taxes and Insurance-Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

          - Replacement Reserves-Monthly deposits generally based on recommended amounts pursuant to a property condition report prepared for Column.

          - Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least 100% of the estimated costs of the recommended repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

          - Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     PNC'S UNDERWRITING STANDARDS

          General. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          Loan Analysis. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters."


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          Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank. The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Exhibit A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Underlying Mortgage Loans" in this prospectus supplement.

          Escrow Requirements. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

     SELECTION OF MORTGAGE LOANS

          The selection of mortgage loans for the series 2006-C3 securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 2006-C3 certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

          We intend to include the 161 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,998,547,310. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

          For purposes of calculating distributions on the respective classes of the series 2006-C3 certificates, the mortgage loans will be divided into the following two loan groups:

          - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home parks, together with five (5) underlying mortgage loans that are secured by mixed use (with portions thereof multifamily) and mobile home park property types. Loan group no. 1 will consist of 127 mortgage loans, with an initial loan group no. 1 balance of $1,608,786,232, representing approximately 80.5% of the initial mortgage pool balance.


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          -    Loan group no. 2, which will consist of 34 of the mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, with an initial loan group no. 2 balance of $389,761,079, representing approximately 19.5% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

          The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The initial mortgage pool balance will equal the total cut-off date principal balance of all the mortgage loans. The cut-off date principal balance of any mortgage loan included in the issuing entity is equal to its unpaid principal balance as of its due date in June 2006, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

          Each of the mortgage loans that we intend to include in the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to certain permitted encumbrances.

          You should consider each of the mortgage loans that we intend to include in the issuing entity to be a non-recourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the issuing entity will be insured or guaranteed by any governmental entity or by any other person.

          We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the issuing entity. When reviewing this information, please note that--

          - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

          - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

          - In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

               1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in June 2006 are timely made, and

               2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in May 2006 up to and including its due date in June 2006.

          - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial mortgage pool balance, the initial loan group no. 1 balance, the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

          - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

          - If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the issuing entity, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans that we intend to include in the issuing entity is cross-collateralized with any loan outside of the issuing entity.

          - In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

               1.   relative appraised values,

               2.   relative underwritten net cashflow, or

               3.   prior allocations reflected in the related loan documents.

          - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts

          - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

          - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

          - Statistical information regarding the mortgage loans that we intend to include in the issuing entity may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

          The mortgage pool will include five (5) mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the issuing entity.

          The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the issuing entity.

                                                                          NUMBER OF STATES
                                                                WHERE THE MORTGAGED REAL PROPERTIES        % OF INITIAL
                   PROPERTY/PORTFOLIO NAMES                                 ARE LOCATED               MORTGAGE POOL BALANCE
-------------------------------------------------------------   -----------------------------------   ---------------------
Porter Square Galleria and Pier One at Porter Square Galleria                    1                             0.6%

          The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the issuing entity.

                                     NUMBER OF STATES
                           WHERE THE MORTGAGED REAL PROPERTIES        % OF INITIAL
PROPERTY/PORTFOLIO NAMES               ARE LOCATED               MORTGAGE POOL BALANCE
------------------------   -----------------------------------   ---------------------
Babcock & Brown FX2                         6                             9.9%
Spectra - Pool 2                            6                             1.0%
Spectra - Pool 3                            5                             1.0%

          The cross-collateralized mortgage loans and the multi-property mortgage loans generally entitle the related borrower(s) to release one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or release prices generally ranging from 110% to 120% of the amount of the loan allocated to the related mortgaged real property.

PARTIAL RELEASES OF PROPERTY

          In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Pier One at Porter Square Galleria, representing 0.2% of the initial mortgage pool balance, which is cross-collateralized with another mortgage loan identified on Exhibit A-1 to this prospectus supplement as Porter Square Galleria, the borrower has the right to release the property prior to the defeasance period upon the satisfaction of various conditions, including: (a) payment of an additional release price of 120% of the outstanding principal balance of such mortgage loan plus prepayment consideration equal to the greater of (x) one percent (1.0%) of the outstanding principal balance, or (y) the present value of principal and interest from the prepayment date through the maturity date, (b) the debt service coverage ratio for the loan with which it is cross-collateralized, after giving effect to the partial release, is at least 1.20x for a period of no less than six (6) calendar months immediately preceding the release, and (c) the loan-to-value ratio for the loan with which it is cross-collateralized shall be equal to or less than 80%.

SUBSTITUTION

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX2, which mortgage loan represents 9.9% of the initial mortgage pool balance, the related mortgage loan documents permit substitution of individual properties securing such mortgage loan provided that the borrower complies with certain conditions, including, without limitation: (i) no event of default exists under the mortgage loan documents, (ii) satisfaction of certain debt service coverage ratio and loan-to-value ratio tests and (iii) the appraised value of the substitute property is not less than 105% of the appraised value of the released property as of the closing date of the mortgage loan and as of the release date. The borrower's right to substitute will terminate once it has substituted individual properties with aggregate allocated loan amounts equal to 35% of the total original aggregate allocated loan amounts without prior written consent of lender, to be granted or denied in its sole discretion.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as CheckFree Corporation, which represents 1.5% of the initial mortgage pool balance, the mortgage loan documents permit substitution of the mortgaged real property for an office, retail, industrial/light manufacturing or warehouse distribution facility if an event of default under the mortgage loan documents has occurred due to a default of the current tenant, provided that among other things: (a) the substitute mortgaged real property satisfies a debt service coverage ratio of 1.5x, (b) the substitute mortgaged real property does not exceed a loan-to-value ratio of 60% and (c) lender receives rating agency confirmation.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

          DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                           % OF INITIAL
DUE DATE   NUMBER OF MORTGAGE LOANS   MORTGAGE POOL BALANCE
--------   ------------------------   ---------------------
   1st                 24                     13.8%
   8th                  1                     17.7%
  11th                136                     68.5%

          MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

          The current mortgage interest rate for each of the mortgage loans that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.1500% per annum to 7.3200% per annum, and the weighted average of those mortgage interest rates was 5.8710% per annum.

          Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the issuing entity provides for negative amortization or for the deferral of interest.

          All of the mortgage loans that we intend to include in the issuing entity accrue interest on an Actual/360 Basis.

          BALLOON LOANS. One hundred fifty-six (156) of the mortgage loans that we intend to include in the issuing entity, representing 98.8% of the initial mortgage pool balance, of which 122 mortgage loans are in loan group no. 1, representing 98.5% of the initial loan group no. 1 balance, and 34 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are each characterized by--

          - an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

          - in either case, a substantial payment of principal on its stated maturity date.

          ARD LOANS. Four (4) of the mortgage loans that we intend to include in the issuing entity, representing 1.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 1.4% of the initial loan group no. 1 balance, are each characterized by the following features:

          - A maturity date that is generally 15 to 30 years following origination.

          - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

          - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a yield maintenance charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

          - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

          - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is no less than two percentage points over its initial mortgage interest rate.

          - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

          - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

          In the case of each of the ARD Loans that we intend to include in the issuing entity, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

          FULLY AMORTIZING LOANS. One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.1% of the initial mortgage pool balance, is characterized by:

          - a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

          - none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

          ADDITIONAL AMORTIZATION CONSIDERATIONS. Five (5) of the mortgage loans that we intend to include in the issuing entity, representing 28.0% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 34.8% of the initial loan group no. 1 balance, provide for an interest-only period that extends to maturity, or in the case of the ARD Loans, the anticipated repayment date.

          Thirteen (13) of the mortgage loans that we intend to include in the issuing entity, representing 7.1% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 7.3% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 6.1% of the initial loan group no. 2 balance, provide for an initial interest only period of 12 months or less.

          Twenty-one (21) of the mortgage loans that we intend to include in the issuing entity, representing 8.1% of the initial mortgage pool balance, of which 17 mortgage loans are in loan group no. 1, representing 7.9% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 8.9% of the initial loan group no. 2 balance, provide for an initial interest only period of 18 to 24 months.

          Fifty-one (51) of the mortgage loans that we intend to include in the issuing entity, representing 39.8% of the initial mortgage pool balance, of which 39 mortgage loans are in loan group no. 1, representing 31.6% of the initial loan group no. 1 balance, and 12 mortgage loans are in loan group no. 2, representing 73.7% of the initial loan group no. 2 balance, provide for an initial interest only period of 25 to 84 months.

          Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

          PREPAYMENT PROVISIONS. As of origination:

          - One hundred forty-six (146) of the mortgage loans that we intend to include in the issuing entity, representing 96.1% of the initial mortgage pool balance, of which 122 mortgage loans are in loan group no. 1, representing 98.2% of the initial loan group no. 1 balance, and 24 mortgage loans are in loan group no. 2, representing 87.7% of the initial loan group no. 2 balance, provided for--

               1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

               2. a prepayment lock-out/defeasance period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which voluntary principal prepayments are prohibited, but the mortgage loan may be defeased, followed by

               3. with limited exception, an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

          - Thirteen (13) of the mortgage loans that we intend to include in the issuing entity, representing 3.2% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1 representing 1.0% of the initial loan group no. 1 balance, and 10 mortgage loans are in loan group no. 2 representing 12.3% of the initial loan group no. 2 balance, provided for--

               1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

               2. a Yield Maintenance Period during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

          - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.5% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.6% of the initial loan group no. 1 balance, provided for--

               1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

               2. a period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which the mortgage loan may be defeased or during which voluntary principal prepayments may be made if accompanied by a Yield Maintenance Charge, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

          - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.2% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.3% of the initial loan group no. 1 balance, provided for--

               1. a Yield Maintenance Period during which voluntary principal prepayments may be made in connection with a release of such mortgaged property if accompanied by a Yield Maintenance Charge, followed by

               2. a prepayment lock-out/defeasance period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which voluntary principal prepayments are prohibited, but the mortgage loan may be defeased, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

          The open prepayment period, if any, for any mortgage loan may begin up to six (6) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

          Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans will be required under the circumstances described under "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

          The prepayment terms of the mortgage loans that we intend to include in the issuing entity are more particularly described in Exhibit A-2 to this prospectus supplement.

          For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

          - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

          - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

          Prepayment Lock-Out Periods. One hundred forty-six (146) of the mortgage loans that we intend to include in the issuing entity, representing 96.1% of the initial mortgage pool balance, of which 122 mortgage loans are in loan group no. 1, representing 98.2% of the initial loan group no. 1 balance, and 24 mortgage loans are in loan group no. 2, representing 87.7% of the initial loan group no. 2 balance, provide for prepayment lock-out periods as of their respective due dates in June 2006. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

          - the maximum remaining prepayment lock-out/defeasance period as of the related due date in June 2006 is 172 months with respect to the entire mortgage pool, 172 months with respect to loan group no. 1 and 117 months with respect to loan group no. 2;

          - the minimum remaining prepayment lock-out/defeasance period as of the related due date in June 2006 is 47 months with respect to the entire mortgage pool, 47 months with respect to loan group no. 1 and 55 months with respect to loan group no. 2; and

          - the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in June 2006 is 112 months with respect to the entire mortgage pool, 113 months with respect to loan group no. 1 and 108 months with respect to loan group no. 2.

          In addition, one (1) mortgage loan, representing 0.2% of the initial mortgage pool balance, provides for a lock-out period following an initial Yield Maintenance Period.

          Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans will be required under the circumstances described under "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

          PREPAYMENT CONSIDERATION PERIODS. Fourteen (14) of the mortgage loans that we intend to include in the issuing entity, representing 3.7% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 1.6% of the initial loan group no. 1 balance, and 10 mortgage loans are in loan group no. 2, representing 12.3% of the initial loan group no. 2 balance, provide for a Prepayment Consideration Period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out period and/or a prepayment lock-out/defeasance period. In the case of thirteen (13) of those mortgage loans, representing 3.2% of the initial mortgage pool balance, that Prepayment Consideration Period is entirely a Yield Maintenance Period. In the case of one (1) mortgage loan, representing 0.5% of the initial mortgage pool balance, the Prepayment Consideration Period consists of a Yield Maintenance Period with a coterminous defeasance option.

          In the case of all of the mortgage loans with Yield Maintenance Periods, the related Yield Maintenance Charge will generally equal the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the as defined in the related loan documents, less the amount of principal being prepaid. In certain cases, alternative methods of the calculation of yield maintenance charges are set forth in the loan documents.

          Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

          However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest then due and payable on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration.

          The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          Neither we nor any of the sponsors or mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

          Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

          Several of the mortgage loans that we intend to include in the issuing entity provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the issuing entity provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

          MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Nine (9) mortgage loans that we intend to include in the issuing entity, representing 2.9% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 3.6% of the initial loan group no. 1 balance, are secured by cash reserves and/or letters of credit that in each such case:

          - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

          - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due and any such prepayment consideration may in some cases be paid out of the related additional collateral.

See Exhibit A-1 to this prospectus supplement.

          In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

          Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $5,070,000.

          DEFEASANCE LOANS. One hundred forty-seven (147) of the mortgage loans that we intend to include in the issuing entity, representing 96.3% of the initial mortgage pool balance, of which 123 mortgage loans are in loan group no. 1, representing 98.4% of the initial loan group no. 1 balance, and 24 mortgage loans are in loan group no. 2, representing 87.7% of the initial loan group no. 2 balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

          In the case of one (1) mortgage loan not included above, representing 0.5% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.6% of the initial loan group no. 1 balance, and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as 4901, 4931 and 4961 Telsa Drive, the borrower may defease the related loan no sooner than 2 years from the initial issuance of the certificates or prepay the loan subject to a yield maintenance charge. For purposes of this prospectus supplement we treat this loan as a yield maintenance loan. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.


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          Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

          - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

          - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

          If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

          In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

          None of the mortgage loans that we intend to include in the issuing entity may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

          Neither we nor any of the sponsors or mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

          LOCKBOXES. Forty-six (46) of the mortgage loans that we intend to include in the issuing entity, representing approximately 70.7% of the initial mortgage pool balance, of which 44 mortgage loans are in loan group no. 1, representing 74.9% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 53.5% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

          - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental and healthcare properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

          - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

               1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

               2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

               3.   a failure to meet a specified debt service coverage ratio;

               4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

               5. certain specified events relating to the tenancy at the related mortgaged real property (i.e., termination of a major lease).


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                    For purposes of this prospectus supplement, a springing
                    lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the trigger event.

The above referenced 46 mortgage loans provide for the following types of lockbox accounts:

                     NUMBER OF          % OF INITIAL
TYPE OF LOCKBOX   MORTGAGE LOANS   MORTGAGE POOL BALANCE
---------------   --------------   ---------------------
Springing               34                 44.4%
Hard                    12                 26.4%

          For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity.

          ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the issuing entity provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

          -    taxes and insurance,

          -    capital improvements,

          -    furniture, fixtures and equipment, and/or

          -    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer under the direction of such master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

          Tax Escrows. In the case of 140 of the mortgage loans that we intend to include in the issuing entity, representing 91.3% of the initial mortgage pool balance, of which 107 mortgage loans are in loan group no. 1, representing 89.3% of the initial loan group no. 1 balance, and 33 mortgage loans are in loan group no. 2, representing 99.4% of the initial loan group no. 2 balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

          If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

          In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

          Insurance Escrows. In the case of 133 of the mortgage loans that we intend to include in the issuing entity, representing 86.4% of the initial mortgage pool balance, of which 101 mortgage loans are in loan group no. 1, representing 83.6% of the initial loan group no. 1 balance, and 32 mortgage loans are in loan group no. 2, representing 98.2% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

          If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.


                                      S-69

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          Under some of the other mortgage loans that we intend to include in the issuing entity, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

          In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

          Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the issuing entity the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

          - capital replacements, repairs and furniture, fixtures and equipment, or

          -    leasing commissions and tenant improvements.

          In the case of most of the mortgaged real properties that will secure a mortgage loan that we intend to include in the issuing entity, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the issuing entity, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

          Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. In some cases, however, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

          - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

          - various items identified in the related inspection report may have been corrected.

          In the case of several mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the issuing entity, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

          DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

          - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

          - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.


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          Some of the mortgage loans that we intend to include in the issuing entity permit one or more of the following types of transfers:

          - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

               1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-C3 certificates, or

               2. the reasonable acceptability of the transferee to the lender;

          - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

          - involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

          - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

          - issuance by the borrower of new partnership or membership interests, provided this does not result in a change of control;

          -    a transfer of ownership interests for estate planning purposes;

          - changes in ownership between existing partners and members of the related borrower;

          - transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

          - a transfer of non-controlling ownership interests in the related borrower;

          - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

          -    other transfers similar in nature to the foregoing.

          The depositor, the sponsors and the mortgage loan sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

          MORTGAGE PROVISIONS RELATING TO THE MORTGAGEE'S RIGHT TO TERMINATE MANAGEMENT AGREEMENTS. Most of the underlying mortgage loans permit the master servicer or special servicer, as applicable, to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the underlying mortgage loans may provide that if the DSCR for the applicable mortgage loan falls below a certain level, the master servicer or special servicer, as applicable, will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to such special servicer. In addition, certain of the underlying mortgage loans allow the master servicer or special servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents or if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

          PROVISIONS RELATING TO CERTAIN UNDERLYING MULTI-PROPERTY MORTGAGE LOANS. Three (3) of the underlying mortgage loans, representing 11.9% of the initial mortgage pool balance, are "multi-property loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain multi-property loans may secure only a multiple (generally 100% to 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note.

          HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged

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real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

          - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

               1.   the outstanding principal balance of the mortgage loan, and

               2. the full insurable replacement cost of the improvements located on the insured property;

          - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1. the outstanding principal balance of the related mortgage loan,

               2. the replacement cost or the full insurable value of the insured property, and

               3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994;

          - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

          - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

          In general, the mortgaged real properties for the mortgage loans that we intend to include in the issuing entity are not insured against earthquake risks. In the case of those properties located in California that are in "zone 3" or higher, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss equal to or greater than 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

          -    obtain earthquake insurance, or

          - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

          With respect to each of the mortgaged real properties for the underlying mortgage loans, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

          -    the trustee has an insurable interest,

          - the insurance coverage is available at commercially reasonable rates as determined by the master servicer and approved by the series 2006-C3 controlling class representative, and

          - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

          Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other mortgage loans with express provisions governing such matters.

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          The master servicer is required to use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the master servicer will maintain all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance) which does not contain any carve-out for terrorist or similar acts; provided, however, the master servicer will not require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or the related mortgage loan seller in connection with the origination of a mortgage loan unless such master servicer determines, in accordance with the servicing standard, that such insurance required at origination would not be prudent for property of the same type as the related mortgaged real property; provided further, the trustee must have an insurable interest in the related property for such insurance to be maintained. The master servicer will not be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to maintain such insurance, to the extent, if any, that the cost of such insurance exceeds the maximum cost that the related borrower is required to incur under the related loan documents, or if the master servicer has determined in accordance with the Servicing Standard that either--

          - such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located (which determination shall be subject to the approval of the series 2006-C3 controlling class representative), or

          -    such insurance is not available at any rate.

          Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

          The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

          - to restore the mortgaged real property (and may provide that, after application to such restoration, any remaining proceeds shall be released to the borrower), or

          -    towards payment of the mortgage loan.

          If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates (as determined by the series 2006-C3 controlling class representative) and to the extent that the Trustee has an insurable interest in the related property, as was previously required under the mortgage instrument that had covered the property.

          Each of the master servicer and special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

          -    are not paid because of the deductible clause, and

          - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

          There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

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          Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002.

          We are not aware of any mortgage loans that we intend to include in the issuing entity for which property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy

MORTGAGE POOL CHARACTERISTICS

          A detailed presentation of various characteristics of the mortgage loans that we intend to include in the issuing entity, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

          DELINQUENCIES. None of the mortgage loans that we intend to include in the issuing entity was as of its due date in May 2006, 30 days or more delinquent with respect to any monthly debt service payment.

          TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the mortgage loans--

          - Nineteen (19) mortgaged real properties, securing 10.8% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 13.4% of the initial loan group no. 1 balance, are, in each case, either a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 50% or more of the net rentable area of the particular property.

          - Five (5) mortgaged real properties securing 3.9% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 4.9% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

          - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

          - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

          - A number of companies are Major Tenants at more than one of the mortgaged real properties.

          - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

          - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

          - Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

          GROUND LEASES. Six (6) of the mortgage loans that we intend to include in the issuing entity, representing 3.7% of the initial mortgage pool balance, all of which mortgaged real properties are in loan group no. 1 representing 4.7% of the initial loan group no. 1 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material

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portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

          - the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the maturity date of the related mortgage loan,

          - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

          - in general, the related ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

          ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the issuing entity generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

          The CBA A-Note Mortgage Loans are secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, the CBA B-Note Companion Loan, that is not included in the trust. The CBA A-Note Mortgage Loans represent 0.9% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs."

          In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Bradhurst Court, which mortgage loan represents 0.5% of the initial mortgage pool balance, the borrower incurred additional subordinate debt secured by the related mortgaged real property in the amount of $1,688,086. Such additional debt is held by Department of Housing Preservation and Development.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Camarillo Plaza, which mortgage loan represents 0.6% of the initial mortgage pool balance, the related borrower may incur secured subordinate debt provided that, among other things: (a) the aggregate debt of the applicable mortgage loan and such secured subordinate debt does not exceed a loan-to-value ratio of 75%,
(b) the related mortgaged real property satisfies a debt service coverage ratio of 1.25x or greater and (c) the subordinate lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Riverbend Apartments, Yacht Club Apartments, Monaco Park Apartments, Brookhollow Apartments and The Cedars Apartments, which mortgage loans collectively represent 1.1% of the initial mortgage pool balance, each related borrower may incur secured subordinate debt provided that, among other things: (a) the aggregate debt of the applicable mortgage loan and such secured subordinate debt does not exceed a loan-to-value ratio of 70%, (b) the related mortgaged real property satisfies a debt service coverage ratio of 1.25x or greater and (c) the subordinate lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

          MEZZANINE DEBT. In the case of 17 mortgage loans that we intend to include in the issuing entity, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the issuing entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged real property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX2 Portfolio, which underlying mortgage loan represents 9.9% of the initial mortgage pool balance, a $16,261,174 mezzanine loan is secured by the ownership interests in the related borrower and its 0.1% general partner, Alliance PP2 FX2 GP, L.L.C. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, Babcock & Brown GPT - Alliance II, LLC, entered into an intercreditor agreement which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the


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mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 535 and 545 Fifth Avenue, which underlying mortgage loan represents 8.9% of the initial mortgage pool balance, the sole member of the 535-545 Fifth Avenue Borrower has pledged its direct and indirect ownership interests in the 535-545 Fifth Avenue Borrower as security for the mezzanine loan (the "535-545 First Mezzanine Loan") in the principal amount of $19,500,000. Column Financial, Inc. is the current holder of the 535-545 First Mezzanine Loan. The sole member of the 535-545 Fifth Avenue First Mezzanine Borrower has also pledged its direct and indirect ownership interests in the 535-545 Fifth Avenue Mezzanine Borrower as security for a second mezzanine loan (the "535-545 Second Mezzanine Loan") in the principal amount of $19,500,000. RCC Real Estate SPE, LLC is the current holder of the 535-545 Second Mezzanine Loan.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Norden Park, which underlying mortgage loan represents 3.8% of the initial mortgage pool balance, a $4,800,000 mezzanine loan is secured by a pledge by Norden Park LLC, the sole member of the borrower, of all of its limited liability company interests in the related borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, entered into an intercreditor agreement which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

          In the case of the underlying mortgage loans secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as T-Mobile Springfield, which mortgage loan represents 0.6% of the initial mortgage pool balance, a $1,395,894 mezzanine loan secured by a pledge of ownership interest in the related borrower was incurred.

          In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 1900 Market Street, Old Farm Shores Apartments, Best Western Movieland, Best Western Convention Center, Tech Center VI, 723 Main, Bellevue Plaza and Apple Creek of Temple Texas, which collectively represent 6.1% of the initial mortgage pool balance, the members of the related borrowing entities may obtain mezzanine financing secured by such ownership interests upon the prior approval of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor agreement by the mezzanine lender and receipt of rating agency confirmation.

          In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Novant-Presbyterian Medical Tower, Novant-Huntersville/Physician Plaza, Novant-Metroview Professional Building and Novant-Matthews Medical Office Building, which mortgage loans collectively represent 3.2% of the initial mortgage pool balance, the related borrower may incur mezzanine debt provided that, among other things: (a) the aggregate debt of the applicable mortgage loan and such mezzanine debt does not exceed a loan-to-value ratio of 85% (90% if the noteholder is an affiliate), (b) the related mortgaged real property satisfies a debt service coverage ratio of 1.20x or greater (1.10x if the noteholder is an affiliate), (c) such debt is payable from cash flow only and (d) the subordinate lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as River Commons, one of the CBA A-Note Mortgage Loans, which underlying mortgage loan represents 0.4% of the initial mortgage pool balance, a $400,000 mezzanine loan secured by a pledge of interests in the related borrower was incurred.


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          UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the issuing entity have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Towne Center at Cedar Lodge, borrower may incur unsecured subordinate debt from its member so long as such loans are made pursuant to and in accordance with a subordination and standstill agreement agreed upon in the related mortgage loan documents.

          NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the issuing entity with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the issuing entity have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

          TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either (i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE CBA A/B LOAN PAIRS

          GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 0.9% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as River Commons, Plaza de Campana, Attache Apartments and 3131 South Bascom Office Building, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the issuing entity. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the issuing entity.

          Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. The River Commons, Plaza de Campana, Attache Apartments and 3131 South Bascom Office Building CBA B-Note Companion Loans have interest rates of 12.75%, 12.75%, 12.95% and 12.95% per annum, respectively, and each has generally the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

          The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The master servicer will


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provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

          ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

          If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

          SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

          The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

          So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of


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each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

          ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

          MODIFICATIONS. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

          PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal to the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

          GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the issuing entity, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

          ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for 30 mortgaged real properties, securing 3.0% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in June 2006, except in the case of one (1) mortgaged real property as to which the assessment was prepared within a 13-month period ending June 1, 2006. In the case of 159 mortgaged real properties, securing 97.0% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment which may have been performed pursuant to a database or transaction screen performed in accordance with ASTM standards or an update of a previously conducted assessment, in some instances in lieu of a Phase I environmental assessment. In the case of 30 mortgaged real properties, securing 3.0% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property


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          The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

          -    us,

          -    any of the other parties to the pooling and servicing agreement,

          -    any of the mortgage loan sellers,

          -    any of the underwriters, or

          -    the affiliates of any of these parties.

          There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

          In the case of 30 mortgaged real properties, securing mortgage loans that represent 3.0% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 30 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 30 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

          In some cases, the originator of the related mortgage loan--

          - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

          - required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

          See "--Environmental Insurance" below.

          The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

          ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

          1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the issuing entity for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

          2. if the issuing entity becomes legally obligated to pay as a result of a claim first made against the issuing entity and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-


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               up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

          3. if the issuing entity enforces the related mortgage, or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

          Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the issuing entity report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

          The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is Steadfast Insurance Co. Steadfast Insurance Co. currently has an "A+" rating by S&P and "A" by A. M. Best.

          PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing mortgage loans were inspected by third-party engineering firms. However, in the case of three (3) of those mortgaged real properties, securing 0.7% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to June 1, 2006 or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. One hundred eighty-six (186) of those mortgaged real properties, securing 99.3% of the initial mortgage pool balance, of which 137 mortgaged real properties are in loan group no. 1, representing 99.5% of the initial loan group no. 1 balance, and 49 mortgaged real properties are in loan group no. 2, representing 98.8% of the initial loan group no. 2 balance, were inspected during the 12-month period ending June 1, 2006.

          The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

          APPRAISALS AND MARKET STUDIES. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each of the mortgaged real properties securing the mortgage loans we intend to include in the issuing entity, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement. In the case of 184 mortgaged real properties, securing 98.6% of the initial mortgage pool balance, those appraisals were conducted within the 12-month period preceding June 1, 2006.

          Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we, the sponsors, the master servicer, the special servicer, the trustee nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

          In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

          -    buyer and seller are motivated;

          - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

          - a reasonable time is allowed to show the property in the open market;

          - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

          - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

          Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

          Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, the sponsors, the master servicer, the special servicer, the trustee nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

          In the case of any underlying mortgage loan, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the subject mortgage loan was underwritten.

          ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the issuing entity, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

          - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

          - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

          - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient to--

               1.   satisfy the entire mortgage loan, or

               2. taking into account the cost of repair, pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

          There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

          SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

          - all third-party reports made on the related mortgaged real property are abbreviated; and

          - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Thirty-seven (37) of the underlying mortgage loans, representing 4.8% of the initial mortgage pool balance, of which 32 mortgage loans are in loan group no. 1, representing 5.2% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 3.2% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

          Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the issuing entity.

                                                          PERCENTAGE
                                                          OF INITIAL
                                           CUT-OFF DATE    MORTGAGE                          MORTGAGE          CUT-OFF
                               PROPERTY      PRINCIPAL       POOL        SQ.        LOAN     INTEREST   U/W   DATE LTV
         LOAN NAME               TYPE         BALANCE       BALANCE   FT./UNITS  PER SQ.FT.    RATE     DSCR    RATIO
---------------------------  -----------  --------------  ----------  ---------  ----------  --------  -----  --------
770 Broadway                    Office    $  353,000,000     17.7%    1,046,634   $    337    5.6475%  1.39x    61.9%
Babcock & Brown FX 2         Multifamily  $  198,599,584      9.9%        5,145   $ 38,601    5.5546%  1.26x    79.6%
535 and 545 Fifth Avenue        Office    $  177,000,000      8.9%      498,769   $    355    5.7684%  1.31x    63.9%
Norden Park                     Office    $   76,800,000      3.8%      620,642   $    124    5.5100%  1.24x    79.2%
1900 Market Street              Office    $   63,120,000      3.2%      456,922   $    138    6.3300%  1.25x    75.1%
Towne Center at Cedar Lodge     Retail    $   57,000,000      2.9%      276,874   $    206    5.8500%  1.22x    71.0%
Poinsettia Plaza                Retail    $   36,975,000      1.9%      153,205   $    241    6.1100%  1.20x    74.0%
CheckFree Corporation           Office    $   30,000,000      1.5%      220,675   $    136    6.1800%  1.86x    50.0%
Marriott Milwaukee West         Hotel     $   30,000,000      1.5%          282   $106,383    5.4100%  1.58x    75.0%
Moorpark Marketplace            Retail    $   25,500,000      1.3%      207,300   $    123    5.1500%  1.23x    60.0%
                                          --------------     ----                             ------   ----     ----
TOTAL/WTD. AVG.                           $1,047,994,584     52.4%                            5.7050%  1.33X    68.6%

                                  770 BROADWAY

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:               $353,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):        $353,000,000

FIRST PAYMENT DATE:                       April 8, 2006

MORTGAGE INTEREST RATE:                   5.6475% per annum

AMORTIZATION TERM:                        Interest only(2)

HYPERAMORTIZATION:                        N/A

ARD DATE:                                 N/A

MATURITY DATE:                            March 8, 2016

MATURITY BALANCE:                         $353,000,000

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/defeasance until the date that
                                          is four months prior to the Maturity
                                          Date.

LOAN PER SQUARE FOOT/UNIT:                $337(1)

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         Tax and Insurance Reserve:   Yes
                                          Replacement Reserve:         Yes(3)
                                          Rollover Reserve:            Yes(4)
                                          Excess Cash Flow Reserve:    Yes(5)

LOCKBOX:                                  Springing

SUBORDINATE FINANCING:                    None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                            Single Asset

PROPERTY TYPE:                                     Office

PROPERTY SUB-TYPE:                                 Central Business District

LOCATION:                                          New York, NY

YEAR BUILT/RENOVATED:                              1905/2001

SQUARE FEET:                                       1,046,634

OCCUPANCY AT U/W(6):                               100%

OWNERSHIP INTEREST:                                Fee

MAJOR TENANTS(S)         NRSF    % TOTAL NRSF   LEASE EXPIRATION
----------------         ----    ------------   ----------------
VNU Inc. (7)           514,524        49.2%          05/14/15
J. Crew Group Inc.     187,800        17.9%          10/31/12
Viacom International   147,484        14.1%          05/31/10
Inc. (8)

PROPERTY MANAGEMENT:                               Vornado Office Management LLC

NET OPERATING INCOME:    12/31/2003    12/31/2004    12/31/2005       U/W
                         ----------    ----------    ----------       ---
                        $24,600,437   $24,585,567   $25,503,251   $28,364,917

U/W NET CASH FLOW:                                 $28,155,591

DSCR:                                              1.39x

APPRAISED VALUE:                                   $570,000,000

APPRAISAL DATE:                                    June 1, 2006

CUT-OFF DATE LTV RATIO(1):                         61.9%

MATURITY/ARD LTV RATIO:                            61.9%

(1)  Based on the June 2006 cut-off date principal balance.

(2)  The 770 Broadway loan is interest only for the entire term.

(3) The borrower is required to deposit during the existence of a "Cash Sweep Period" the amount of $17,443 per month into a replacement reserve to fund ongoing repairs and replacements. "Cash Sweep Period" means each period commencing on the date that any of the following will occur: (a) the debt service coverage ratio for the Property is less than 1.1 to 1.0 for two (2) consecutive calendar quarters; (b) an Event of Default or (c) certain major tenants do not renew their respective leases in accordance with the Loan Documents or the guarantor is no longer investment grade.

(4) Upon the occurrence of an Event of Default, if lender accelerates the indebtedness or any guarantor falls below investment grade then borrower is required to deposit with lender $35,300,000 minus the actual out-of-pocket amount, if any, expended by borrower solely with respect to tenant improvement costs and leasing commission costs relating to the reletting, re-tenanting or renewing of any renewal space at the 770 Broadway Property.

(5) During a Cash Sweep Period, all excess cash flow shall be deposited into the excess cash flow reserve account.

(6)  Occupancy is based on the November 1, 2005 rent roll.

(7) VNU Inc. also subleases 62,600 SF from J. Crew Group Inc. under a sublease that expires on October 31, 2012.

(8) Viacom subleases 72,204 SF to Structure Tone Inc. under a sublease that expires on May 31, 2010.

          THE LOAN. The largest loan was originated on February 9, 2006. The 770 Broadway Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

          THE BORROWER. The borrower under the 770 Broadway Loan is 770 Broadway Owner LLC, a limited liability company organized and existing under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 770 Broadway Property. The sponsor, Vornado Realty Trust, is a fully integrated real estate company and one of the largest REITs in the United States and owns and manages 87,000,000 square feet of real estate in three (3) states throughout the United States.

          THE 770 BROADWAY PROPERTY. The 770 Broadway Property consists of an office building located in New York, New York. The 770 Broadway Property consists of approximately 1,046,634 square feet. As of November 1, 2005, the overall occupancy of the 770 Broadway Property was 100%. See "--Lease Summary" below.

          The 770 Broadway Property is primarily used for office purposes with retail use being conducted by Kmart Corporation on the sublevel space, first floor, second floor and third floor of the building. J. Crew Group Inc. has its national offices located in the building.

          According to the appraisal office market fundamentals in the Midtown market strengthened the first quarter with increasing rental rates and moderately strong leasing activity. The appraisers noted that the lack of large blocks of Class A space should put upward pressure on rental rates over the next few years and vacancy is expected to decline over the next year as supply is not meeting high demand. The development pipeline in Midtown remains low and there are a few high profile projects under construction in 2006. The office market has improved significantly since year end 2005, primarily as a result of absorbed space and increased leasing activity in recent months.

          Six buildings appear directly competitive: 10 Union Square East, 620 Avenue of the Americas, 75 Varick Street, 345 Hudson Street, 375 Hudson Street and 395 Hudson Street. Based upon their similar age, location, occupancy and physical characteristics, these buildings were considered by the appraisers to be the most similar to the 770 Broadway Property. The appraisers noticed that these buildings overall compare well with the 770 Broadway Property.

          CONDOMINIUM UNITS. Upon satisfaction with the terms and conditions set forth in the loan documents, including, but not limited to, the following conditions, the 770 Broadway Borrower has the right to convert the 770 Broadway Property to a condominium form of ownership and, thereafter, to obtain a release (based on minimum release prices more fully described below) of the Kmart Unit, consisting of the sublevel space, first floor, second floor and third floor of the 770 Broadway Property, from the lien of the mortgage:

          (a) The 770 Broadway Borrower has complied with all legal requirements, including, without limitation, any state, local or federal law, rule and regulation applicable to the condominium, including, but not limited to, the securities and condominium laws of the State of New York and the rules and regulations pertaining thereto; and

          (b) Either (a) an offering plan for the condominium (i) has been accepted for filing with the New York State Department of Law and (ii) has been declared effective and an amendment confirming it has been accepted for filing by the New York State Department of Law or (b) a "no action" letter permitting the condominium has been issued by the New York State Department of Law.

          LEASE SUMMARY. The following chart sets forth certain lease information at the 770 Broadway Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date):

                                                                             ANNUAL RENTAL      % GROSS ANNUAL
          AVERAGE EFFECTIVE     NUMBER OF LEASES    TOTAL AREA COVERED BY    REPRESENTED BY   RENTAL REPRESENTED
 YEAR    ANNUAL RENT PER SF   SCHEDULED TO EXPIRE    EXPIRING LEASES (SF)   EXPIRING LEASES   BY EXPIRING LEASES
------   ------------------   -------------------   ---------------------   ---------------   ------------------
MTM           $  0.00                  2                    4,791            $         0             0.0%
 2010         $ 39.05                  1                  147,484            $ 5,759,880            16.5%
 2011         $ 59.00                  1                   23,896            $ 1,409,864             4.0%
 2012         $ 20.00                  1                  187,800            $ 3,756,000            10.8%
 2013         $117.65                  1                      306            $    36,000             0.1%
 2014         $136.25                  1                    7,700            $ 1,049,125             3.0%
 2015         $ 35.40                  1                  514,524            $18,212,427            52.2%
 2016         $ 21.52                  1                  145,454            $ 3,130,897             9.0%
>2016         $122.95                  1                   12,607            $ 1,550,000             4.4%
Vacant            N/A                N/A                    2,072            $         0             N/A

          Data in the foregoing chart is based on the rent roll dated 11/1/2005. 2875 SF of MTM space is occupied by the management office.

          Historical occupancy at the related mortgaged real property for 2003, 2004 and 2005 was 99.6%, 99.6% and 99.6%, respectively.

          Four tenants occupy 10% or more of the total rentable space at the 770 Broadway Property. The following chart summarizes significant lease provisions for each of these major tenants:

                            TOTAL RENTABLE       % TOTAL      PRINCIPAL NATURE                       LEASE         RENEWAL OPTIONS
          TENANT              SPACE (SF)     RENTABLE SPACE       OF BUSINESS    ANNUAL RENT   EXPIRATION DATE        (IF ANY)
-------------------------   --------------   --------------   ----------------   -----------   ---------------   ------------------
VNU Inc.                        514,524           49.2%            Office        $20,308,757       05/14/15       1 - 5 year option
J. Crew Group Inc.              187,800           17.9%            Office        $ 3,756,000       10/31/12       1 - 5 year option
Viacom International Inc.       147,484           14.1%            Office        $ 5,759,880       05/31/10       1 - 5 year option
Kmart Corporation               145,454           13.9%            Retail        $ 3,342,802       11/30/16      4 - 5 year options

          PROPERTY MANAGEMENT. The 770 Broadway Property is managed by Vornado Office Management LLC (the "Manager"). The management agreement generally provides for a management fee of 2% of gross revenues generated from the 770 Broadway per annum which is subordinated to the 770 Broadway Loan. The management of the 770 Broadway Property will be performed by either the Manager, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 770 Broadway Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 770 Broadway Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 770 Broadway Loan. The Manager manages 87,000,000 square feet of office, retail and showroom properties with a large concentration in the New York, Washington, D.C. and Northern Virginia areas. The Manager is headquartered in New York, New York.

          PAYMENT TERMS; INTEREST RATE. The 770 Broadway Loan is a fixed rate Loan. The Interest Rate with respect to the 770 Broadway Loan is calculated on an Actual/360 Basis and is equal to 5.6475%. The due date under the 770 Broadway Loan is the 8th day of each month (or, if such day is not a business day, the next succeeding business day).

          ESCROWS AND RESERVES. For reserves established for the 770 Broadway Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. Upon the occurrence of a Cash Sweep Period, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 770 Broadway Loan will be made.

          PARTIAL RELEASE. The 770 Broadway Borrower may obtain the release of the Kmart unit from the lien of the 770 Broadway Mortgage and the related loan documents upon the satisfaction of certain conditions set forth in the loan documents, including, but not limited to the following:

          (a) the 770 Broadway Borrower will partially defease the 770 Broadway Loan;

          (b) the debt service coverage ratio shall be equal to or greater than 1.25x; and

          (c) the loan to value ratio shall be equal to or less than 71% percent.

                               BABCOCK & BROWN FX2

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $198,599,584

CUT-OFF DATE PRINCIPAL BALANCE(1):   $198,599,584

FIRST PAYMENT DATE:                  February 11, 2006

MORTGAGE INTEREST RATE:              5.5546% per annum(2)

AMORTIZATION TERM:                   364 months(3)

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       January 11, 2016

MATURITY BALANCE:                    $190,847,662

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     six months prior to the Maturity Date.

LOAN PER UNIT:                       $38,601(1)

UP-FRONT RESERVES:                   Engineering Reserve:         $  967,285(4)
                                     Renovation Reserve:          $2,767,989(5)

ONGOING RESERVES:                    Tax and Insurance Reserve:   Yes
                                     Replacement Reserve:         Yes(6)

LOCKBOX:                             Hard

SUBORDINATE FINANCING:               Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Portfolio

PROPERTY TYPE:               Multifamily

PROPERTY SUB-TYPE:           Conventional

LOCATION:                    Various(8)

YEAR BUILT/RENOVATED:        Various(9) /2006

UNITS:                       5,145

OCCUPANCY AT U/W(10):        90%

OWNERSHIP INTEREST:          Fee

PROPERTY MANAGEMENT:         Alliance Residential Management, L.L.C.

                         12/31/2003    12/31/2004     3/31/2006       U/W
                         ----------    ----------     ---------       ---
NET OPERATING INCOME:   $15,733,639   $14,068,796   $15,120,081   $17,562,381

U/W NET CASH FLOW:           $17,047,881

DSCR:                        1.26x

APPRAISED VALUE:             $249,600,000

APPRAISAL DATE:              October 3, 2005

CUT-OFF DATE LTV RATIO(1):   79.6%

MATURITY/ARD LTV RATIO:      76.5%

(1)  Based on the June 2006 cut-off date principal balance.

(2) The interest rate for the Babcock & Brown FX2 Loan with the original principal balance of $198,599,584 is 5.554644295% per annum.

(3)  The Babcock & Brown FX2 Loan has 84 interest-only payments.

(4) The engineering reserve was established at closing to fund immediate repairs.

(5) The renovation reserve was established at closing to fund certain scheduled renovations.

(6) From and after July 11, 2007, the borrower is required to make monthly deposits of one-twelfth of an amount equal to $250 per unit into a replacement reserve to fund ongoing repairs and replacements.

(7) The sponsor of the Babcock & Brown FX2 Loan is an indirect owner of the mezzanine borrower under a $16,261,174.00 mezzanine loan secured by all of the partnership interests in the borrower. An affiliate of the sponsor is the lender under the mezzanine loan and has entered into a typical subordination and intercreditor agreement.

(8) The Babcock & Brown FX2 portfolio is comprised of seventeen properties. See "--The Babcock & Brown FX2 Property" below.

(9)  The Babcock & Brown FX2 Properties were constructed between 1965 and 1985.

(10) Occupancy is based on the January 23, 2006 rent roll.

          THE LOAN. The second largest loan was originated on January 9, 2006. The Babcock & Brown FX2 Loan is secured by first priority mortgages encumbering the fee interests in seventeen properties located in Largo, Florida, Tampa, Florida, Albany, Georgia, Macon, Georgia, Hazelwood, Missouri, Greensboro, North Carolina, Charlotte, North Carolina, Houston, Texas, Mesquite, Texas, Richardson, Texas, North Richland Hills, Texas, Richmond, Virginia and Hopewell, Virginia (collectively, the "Babcock & Brown FX2 Properties").

          THE BORROWER. The borrower under the Babcock & Brown FX2 Loan is a Delaware limited partnership whose purpose is limited to owning and operating the Babcock & Brown FX2 Properties. The Babcock & Brown FX2 Borrower owns no material asset other than the Babcock & Brown FX2 Properties and related interests. The borrower is indirectly owned by a joint venture entity known as Alliance Babcock & Brown Holdings LLC (the "Joint Venture Entity"), in which Babcock & Brown Alliance Investor LLC, a newly formed, affiliate of Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, is a majority controlling member with 100% of the membership interest and Alliance Group PP, L.L.C. is a minority non-controlling member. Alliance Group PP, L.L.C. is owned by Alliance Holdings Investments II, L.L.C. and Alliance Holdings PP, L.L.C., which entities are owned by Anthony D. Ivankovich, M.D., Lisa Cutt Schor and Steven Ivankovich. No such party has guaranteed, and none is otherwise liable for, the Babcock & Brown FX2 Loan, however, Alliance Holdings Investments, L.L.C., Alliance Holdings Investments II, L.L.C. and Alliance Holdings Investments III, L.L.C., affiliates of Alliance Group PP, L.L.C., jointly and severally, have executed a guaranty for standard non-recourse carveouts and Babcock & Brown LP, an affiliate of Babcock & Brown Alliance Investor LLC, has executed a guaranty for standard non-recourse carveouts.

          THE BABCOCK & BROWN FX2 PROPERTY. The Babcock & Brown FX2 Properties consist of the seventeen multi-family residential properties set forth in the table below. The Babcock & Brown FX2 Properties were constructed between 1965 and 1985 and had an overall occupancy rate of 92%, 92%, 90%, 86% and 85% for the years 2001, 2002, 2003, 2004 and 2005, respectively. As of January 23, 2006, the Babcock & Brown FX2 Properties had an overall occupancy rate of 90%. The Babcock & Brown FX2 Properties had an average monthly in place rent for the portfolio of $511, $514, $498, $495, $510 and $531 per unit for the years 2001, 2002, 2003,
2004, 2005 and U/W, respectively.

                                                   YEAR BUILT/            ALLOCATED    % OF TOTAL    ALLOCATED LOAN
   PROPERTY NAME               LOCATION             RENOVATED    UNITS   LOAN AMOUNT      LOAN      AMOUNT PER UNIT
------------------   ---------------------------   -----------   -----   -----------   ----------   ---------------
Audubon Park         Mesquite, Texas                1983/2006      260   $11,000,337      5.54%        $42,308.99
Autumn Ridge         Greensboro, North Carolina     1985/2006      276   $ 6,109,093      3.08%        $22,134.39
Brookhaven           Macon, Georgia                 1983/2006      104   $ 3,969,339      2.00%        $38,166.72
Cambridge Court      Houston, Texas                 1978/2006      226   $ 5,525,106      2.78%        $24,447.37
Cambridge Place      Houston, Texas                 1980/2006      336   $10,090,497      5.08%        $30,031.24
Commerce Park        Houston, Texas                 1981/2006      354   $12,072,005      6.08%        $34,101.71
Falls on Clearwood   Richardson, Texas              1970/2006      236   $10,546,965      5.31%        $44,690.53
Forest Creek         Largo, Florida                 1984/2006      104   $ 5,429,173      2.73%        $52,203.59
Foxcroft             Tampa, Florida                 1972/2006      192   $10,282,006      5.18%        $53,552.11
Hidden Oaks          Albany, Georgia                1980/2006      240   $ 6,777,151      3.41%        $28,238.13
Hilltop              North Richland Hills, Texas    1984/2006      238   $ 9,617,917      4.84%        $40,411.42
Knollwood I and II   Hazelwood, Missouri            1980/2006      608   $25,432,961     12.81%        $41,830.53
Rollingwood          Richmond, Virginia             1976/2006      278   $13,114,275      6.60%        $47,173.65
Seven Gables         Richmond, Virginia             1965/2006    1,184   $50,885,110     25.62%        $42,977.29
Timbercreek VA       Richmond, Virginia             1968/2006      160   $ 5,749,790      2.90%        $35,936.19
Twin Rivers          Hopewell, Virginia             1976/2006      149   $ 6,176,782      3.11%        $41,454.91
Windsor Harbor       Charlotte, North Carolina      1971/2006      200   $ 5,821,077      2.93%        $29,105.39

          OPERATING HISTORY. The following table shows certain information regarding the operating history of the Babcock & Brown FX2 Properties:

                             ADJUSTED NET CASH FLOW

                                                           TRAILING 12-MONTH     UNDERWRITTEN NET
                          12/31/2003      12/31/2004    PERIOD ENDED 3/31/ 2006      CASH FLOW
                        -------------   -------------   -----------------------  ----------------
Revenues                $  30,196,223   $  28,802,237        $  29,857,244        $  32,214,313
Expenses                 ($14,462,584)   ($14,733,441)        ($14,737,163)        ($14,651,932)
                        -------------   -------------        -------------        -------------
Net Operating Income    $  15,733,639   $  14,068,796        $  15,120,081        $  17,562,381
Underwritten Reserves       ($514,500)      ($514,500)           ($514,500)           ($514,500)
                        -------------   -------------        -------------        -------------
Adjusted Net Cash Flow  $  15,219,139   $  13,554,296        $  14,605,581        $  17,047,881
                        =============   =============        =============        =============

          PROPERTY MANAGEMENT. The Babcock & Brown FX2 Properties are managed by Alliance Residential Management, L.L.C. (the "Babcock & Brown FX2 Manager") pursuant to a management agreement dated March 16, 2006 (the "Babcock & Brown FX2 Management Agreement"). Under the terms of the Babcock & Brown FX2 Management Agreement, the Babcock & Brown FX2 Manager receives an annual management fee of 2.75% of total revenue (as calculated in accordance with the terms of the Babcock & Brown FX2 Management Agreement) and incentive management fees, provided such fees are expressly subordinated to the Babcock & Brown FX2 Loan.

          The management of the Babcock & Brown FX2 Properties is required to be performed by either Alliance Residential Management LLC or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the Babcock & Brown FX2 Properties, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.

          PAYMENT TERMS; INTEREST RATE. The Babcock & Brown FX2 Loan has 84 Interest-Only payments. The Interest Rate with respect to the Babcock & Brown FX2 Loan is calculated on an Actual/360 basis and is equal to 5.554644295%. The due date under the Babcock & Brown FX2 Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Babcock & Brown FX2 Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower and the Manager under the Babcock & Brown FX2 Loan are required to deposit all rents in excess of $2,500 into local lockbox accounts held for the benefit of the lender. The rents will be transferred once every business day (subject to $1,000 minimum deposit amount) into a centralized cash management account under the control of the lender (and its servicer) from which all required payments and deposits to reserves under the Babcock & Brown FX2 Loan will be made. The payment of any excess amounts remaining after all required payments are made will be applied, provided no event of default has occurred and is continuing, to the mezzanine cash management account with respect to the Babcock & Brown FX2 Mezzanine Loan described below.

          OTHER FINANCING. Alliance PP2 FX2, L.L.C., a Delaware limited partnership ("Babcock & Brown FX2 Mezzanine Borrower"), is the 99.9% limited partner of the borrower, and is the borrower under a $16,261,174.00 mezzanine loan (the "Babcock & Brown FX2 Mezzanine Loan") secured by a pledge of the equity interests in the borrower and its 0.1% general partner, Alliance PP2 FX2 GP, L.L.C. The Babcock & Brown FX2 Mezzanine Loan was funded on January 9, 2006 by Column Financial, Inc. and was assigned to Babcock & Brown GPT - Alliance II LLC, a Delaware limited liability company, which is currently the holder of the Babcock & Brown FX2 Mezzanine Loan and an affiliate of the Babcock & Brown FX2 Borrower. The Babcock & Brown FX2 Mezzanine Loan has an interest rate of 10.25% per annum and has the same maturity date as the Babcock & Brown FX2 Loan. The lender and Babcock & Brown GPT - Alliance II LLC are parties to an Intercreditor Agreement dated March 16, 2006, which governs the relative rights of each with respect to the Babcock & Brown FX2 Loan and the Babcock & Brown FX2 Mezzanine Loan.

          PARTIAL RELEASE. The borrower under the Babcock & Brown FX2 Loan has the right to obtain a partial release of a designated release property subject to the satisfaction of certain conditions. See "Description of the Underlying Mortgage Loans--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers."

          SUBSTITUTION. The mortgage loan documents permit substitution of individual properties securing the Babcock & Brown FX2 Loan. See "--Description of the Underlying Mortgage Loans--Substitutions."


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

                              535-545 FIFTH AVENUE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $177,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $177,000,000

FIRST PAYMENT DATE:                  April 11, 2006

MORTGAGE INTEREST RATE:              5.7684% per annum

AMORTIZATION TERM:                   Interest-Only(2)

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       May 11, 2016

MATURITY BALANCE:                    $177,000,000

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the Maturity Date.

LOAN PER SQUARE FOOT                 $355

UP-FRONT RESERVES:                   Tenant Holdback Reserve:   $1,861,547(3)

ONGOING RESERVES:                    Tax and Insurance Reserve:   Yes
                                     Replacement Reserve:         Yes(4)
                                     Rollover Reserve:            Yes(5)
                                     Tenant Holdback Reserve:     Yes(6)

LOCKBOX:                             Hard

SUBORDINATE FINANCING:               Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Office

PROPERTY SUB-TYPE:                   Central Business District

LOCATION:                            New York, NY

YEAR BUILT/RENOVATED:                1927/2005

SQUARE FEET:                         498,769

OCCUPANCY AT U/W(8):                 94%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANTS(S)      NRSF    % TOTAL NRSF   LEASE EXPIRATION
----------------      ----    ------------   ----------------
Ascent Media         39,666       8.0%           6/30/2012
Manhattan Transfer   33,000       6.6%           6/30/2008
LIM college          30,160       6.0%           3/31/2021

PROPERTY MANAGEMENT:                 CB Richard Ellis, Inc.

                        12/31/2003   12/31/2004   12/31/2005       U/W
                        ----------   ----------   ----------       ---
NET OPERATING INCOME:   $9,175,283   $8,809,246   $8,459,899   $13,630,380

U/W NET CASH FLOW:                   $13,530,626

DSCR:                                1.31x

APPRAISED VALUE:                     $276,900,000

APPRAISAL DATE:                      May 3, 2006

CUT-OFF DATE LTV RATIO(1):           63.9%

MATURITY/ARD LTV RATIO:              63.9%

(1)  Based on the June 2006 cut-off date principal balance.

(2)  The 535-545 Fifth Avenue Loan is interest-only for the entire term.

(3) The tenant holdback reserve was established at closing to collect proceeds of the 535-545 Fifth Avenue Loan in the event that certain leases are not executed prior to the closing date.

(4) Beginning on the second Due Date, the borrower is required to deposit $8,212 per month into a replacement reserve to fund ongoing repairs and replacements.

(5) Beginning on the twelfth Due Date, the borrower is required to deposit $41,666 per month into a rollover reserve to fund tenant improvement and leasing commissions, provided that the borrower will not be required to make any payments into a rollover reserve if the balance of the reserve equals or exceeds $2,000,000.

(6) In the event the tenant holdback reserve funds exceed the aggregate free rent granted to the tenant thereunder, lender shall disburse the amount of such funds to the borrower upon satisfaction of certain conditions as specified in the mortgage loan documents.

(7)  See "--Other Financing" below.

(8)  Occupancy is based on the February 1, 2006 rent roll.

          THE LOAN. The third largest loan was originated on March 10, 2006. The 535-545 Fifth Avenue Loan is secured by a first priority mortgage encumbering the fee interests in two (2) adjoining properties located in New York, New York.

          THE BORROWER. The borrower under the 535-545 Fifth Avenue Loan is a special purpose entity whose business is limited to owning and operating the 535-545 Fifth Avenue Property. The sponsor is Joseph Moinian.

          THE 535-545 FIFTH AVENUE PROPERTY. The 535-545 Fifth Avenue Property, consists of two adjoining office/retail buildings located in New York, New York. As of February 1, 2006, overall occupancy of the 535-545 Fifth Avenue Loan Property was 94%.

          PROPERTY MANAGEMENT. The 535-545 Fifth Avenue Property is managed by CB Richard Ellis, Inc. The management agreement generally provides for a management fee of $85,000 per year for the first year of the term and $100,000 per year thereafter which is subordinated to the 535-545 Fifth Avenue Loan. The management of the 535-545 Fifth Avenue Property will be performed by either CB Richard Ellis, Inc. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 535-545 Fifth Avenue Property, provided that the borrower shall have obtained prior written confirmation from the rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 535-545 Fifth Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 535-545 Fifth Avenue Loan. The property and corporate facilities management portfolio of CB Richard Ellis, Inc. exceeds 1.06 billion SF (including partners and affiliates). CB Richard Ellis, Inc. is headquartered in Philadelphia, Pennsylvania.

          PAYMENT TERMS; INTEREST RATE. The 535-545 Fifth Avenue Loan is an Interest-Only Loan. The Interest Rate with respect to the 535-545 Fifth Avenue Loan is calculated on an Actual/360 Basis and is equal to 5.7684%. The due date under the 535-545 Fifth Avenue Loan is the 11th day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

          CASH MANAGEMENT. The borrower must cause all income to be deposited within one business day of receipt directly into an account under the control of the lender. Such collections will be transferred from the lockbox account to a cash management account maintained by the lender on (i) the tenth (10th) calendar day of each month (or, if such day is not a business day, the immediately preceding business day), (ii) the twenty-fourth (24th) calendar day of each month (or, if such day is not a business day, the immediately preceding business day) and (iii) the last business day of every week; provided, however, that in the event all amounts on deposit in the lockbox account at any time equal or exceed $10,000,000 such collections will be transferred to the cash management account once every business day.

          MEZZANINE DEBT. The sole member of the 535-545 Fifth Avenue Borrower has pledged its direct and indirect ownership interests in the 535-545 Fifth Avenue Borrower as security for the mezzanine loan (the "535-545 First Mezzanine Loan") in the principal amount of $19,500,000. Column Financial, Inc. is the current holder of the 535-545 First Mezzanine Loan. The sole member of the 535-545 Fifth Avenue First Mezzanine Borrower has also pledged its direct and indirect ownership interests in the 535-545 Fifth Avenue Mezzanine Borrower as security for a second mezzanine loan (the "535-545 Second Mezzanine Loan") in the principal amount of $19,500,000. RCC Real Estate SPE, LLC is the current holder of the 535-545 Second Mezzanine Loan. Column Financial, Inc. is currently negotiating the sale of the 535-545 First Mezzanine Loan.


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

                                   NORDEN PARK

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $76,800,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $76,800,000

FIRST PAYMENT DATE:                  February 11, 2006

MORTGAGE INTEREST RATE:              5.5100% per annum

AMORTIZATION TERM:                   360 months(2)

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       January 11, 2016

MATURITY BALANCE:                    $71,356,578

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the Maturity Date.

LOAN PER SQUARE FOOT:                $124 (1)

UP-FRONT RESERVES:                   Holdback Reserve:        $4,000,000
                                     Environmental Reserve:   $    6,250

ONGOING RESERVES:                    Tax and Insurance Reserve:   Yes
                                     Replacement Reserve:         Yes(3)
                                     Northrop Grumman Reserve:    Yes(4)

SPRINGING RESERVES:                  Tauck Reserve:               Yes(5)

LOCKBOX:                             Hard

MEZZANINE:                           Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Office

PROPERTY SUB-TYPE:                   Suburban

LOCATION:                            Norwalk, CT

YEAR BUILT/RENOVATED:                1962/2004

SQUARE FEET:                         620,642

OCCUPANCY AT U/W(7):                 83%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(S)                       NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------                       ----    ---------------   ----------------
Northrop Grumman Corporation        320,230        51.6%           12/31/2014
Katharine Gibbs School of Norwalk    64,545        10.4%            7/31/2018
Tauck World Discovery                55,137         8.9%            8/1/2016

PROPERTY MANAGEMENT:                 FPG Management, LLC

NET OPERATING INCOME:  12/31/2003   12/31/2004   12/31/2005      U/W
                       ----------   ----------   ----------   ----------
                           N/A          N/A          N/A      $6,763,756

U/W NET CASH FLOW:                   $6,482,107

DSCR                                 1.24x

APPRAISED VALUE:                     $97,000,000

APPRAISAL DATE:                      October 31, 2005

CUT-OFF DATE LTV RATIO(1):           79.2%

MATURITY/ARD LTV RATIO:              73.6%

(1)  Based on the June 2006 cut-off date principal balance.

(2)  The Norden Park Loan has an interest-only period of 60 months.

(3) The borrower is required to deposit $5,167 per month into a replacement reserve to fund ongoing repairs and replacements.

(4) On each Payment Date during a Northrop Grumman Reserve Period (84th - 108th payment), the borrower is required to deposit an amount equal to $66,560 into the Northrop Grumman Reserve Fund for tenant improvements and leasing commissions to retain or replace Northrop Grumman. The lender will release amounts to the borrower under the Norden Park Loan for tenant improvement and leasing commission obligations incurred by borrower, and will release the entire reserve upon satisfactory renewal of the Northrop Grumman lease or the signing of an acceptable lease by a replacement tenant meeting the requirements of the loan documents.

(5) The borrower is required to deposit proceeds (up to $1,322,400) in the event that the tenant under the Tauck Lease exercises its purchase option with respect to a development parcel at the property. Such amount will be held by lender as security for the Norden Park Loan, and in certain circumstances, may be used for tenant improvements and leasing commissions in connection with replacing Tauck.

(6)  See "--Other Financing" below

(7)  Occupancy is based on the February 14, 2006 rent roll.

          THE LOAN. The fourth largest loan was originated on December 8, 2005. The Norden Park Loan is secured by a first priority mortgage encumbering an industrial office park in Norwalk, Connecticut.

          THE BORROWER. The borrower under the Norden Park Loan is Norwalk Center LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Norden Park Property. The sponsors are Joel and Margaret Kestenbaum.

          THE NORDEN PARK PROPERTY. The Norden Park Property is an office building, located in Norwalk, Connecticut. The Norden Park Property was originally built in 1962 and contains 620,642 rentable square feet. The Norden Park Property underwent renovation in 2002. As of February 14, 2006, the overall occupancy of the Norden Park Property was 83%.

          PROPERTY MANAGEMENT. The Norden Park Property is managed by FPG Management, LLC. The management agreement generally provides for a management fee of 3% of revenues per annum which is subordinated to the Norden Park Loan. The management of the Norden Park Property will be performed by either (i) FPG Management, LLC ("Norden Park


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

Manager"), (ii) an affiliate of Norden Park Manager, (iii) either of (a) Spinnaker Development LLC, (b) Jones Lang Lasalle, (c) CAPSTAR Commercial Real Estate Services or (d) CB Richard Ellis, or (iv) a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Norden Park Property, provided that with regard to clause (iv) above, the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Norden Park Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Norden Park Loan. FPG Management LLC manages approximately 718,00 square feet of office space and 454 residential units. FPG Management, LLC is headquartered in Brooklyn, New York.

          PAYMENT TERMS; INTEREST RATE. The Norden Park Loan is an Interest-Only loan for the first 60 months. The Interest Rate with respect to the Norden Park Loan is calculated on an Actual/360 Basis and is equal to 5.5100%. The due date under the Norden Park Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Norden Park Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower under the Norden Park Loan must cause the tenants of the Norden Park Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Norden Park Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

          OTHER FINANCING. A $4,800,000.00 mezzanine loan to Norden Park LLC, the sole member of the borrower, is secured by a pledge by Norden Park LLC of all of its limited liability company interests in the borrower.

                               1900 MARKET STREET

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $63,120,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $63,120,000

FIRST PAYMENT DATE:                  July 11, 2006

MORTGAGE INTEREST RATE:              6.3300% per annum

AMORTIZATION TERM:                   360 months(2)

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       June 11, 2016

MATURITY BALANCE:                    $59,313,602

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to Maturity Date.

LOAN PER SQUARE FOOT:                $138.14(1)

UP-FRONT RESERVES:                   Required Repairs Reserve:   $625,000(3)

                                     Rollover Reserve:           $1,500,000(4)

                                     Environmental Reserve:      $3,125(5)

ONGOING RESERVES:                    Tax and Insurance Reserve:   Yes
                                     Replacement Reserve:         Yes(6)
                                     Rollover Reserve:            Yes(7)

LOCKBOX:                             Springing

SUBORDINATE FINANCING:               Permitted(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Office

PROPERTY SUB-TYPE:                   Central Business District

LOCATION:                            Philadelphia, PA

YEAR BUILT/RENOVATED:                1981/1995

SQUARE FEET:                         456,922

OCCUPANCY AT U/W:                    94%(9)

OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(S)                 NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------                 ----    ---------------   ----------------
Cozen O'Connor                203,667        44.6%           12/31/2010
Philadelphia Stock Exchange   140,063        30.7%           10/31/2021
Goldman Sachs Execution &
   Clearing, L.P.              29,660         6.5%           1/31/2007

PROPERTY MANAGEMENT:                 Brandywine Construction & Management Inc.

                        12/31/2003   12/31/2004   12/31/2005       U/W
                        ----------   ----------   ----------       ----
NET OPERATING INCOME:   $6,756,629   $6,866,426   $6,176,993   $6,343,225

U/W NET CASH FLOW:                   $5,896,216

DSCR:                                1.25x

APPRAISED VALUE:                     $84,000,000

APPRAISAL DATE:                      February 14, 2006

CUT-OFF DATE LTV RATIO(1):           75.1%

MATURITY/ARD LTV RATIO:              70.6%

(1)  Based on the June 2006 cut-off date principal balance.

(2)  The 1900 Market Street Loan has 60 interest-only payments.

(3) The required repairs reserve was established at closing to fund immediate repairs.

(4) The rollover reserve was established at closing to fund tenant improvement and leasing commissions.

(5) The environmental reserve was established at closing to fund environmental remediations.

(6) The borrower is required to deposit $5,711 per month into a replacement reserve to fund ongoing repairs and replacements.

(7) Beginning on the ninth Due Date, the borrower is required to deposit a monthly amount into a rollover reserve equal to a quotient: the numerator of which is the difference between $3,000,000 and the amount then on deposit in the rollover reserve, and the denominator of which shall be the number of payment dates remaining prior to December 11, 2010. If at any time after May 31, 2011, (i) Cozen O'Connor has renewed its lease and it remains in full force and effect in accordance with the loan documents and
     (ii) the Philadelphia Stock Exchange lease has not been terminated in accordance with the loan documents, the funds in the rollover reserve in excess of $1,000,000 will be released to the borrower. In addition to all other amounts deposited in the rollover reserve, the borrower is required to deposit $37,980 per month into the rollover reserve, provided that borrower will not be required to make any payments into a rollover reserve if the balance of the reserve equals or exceeds $1,000,000.

(8) Future mezzanine financing is permitted so long as certain loan-to-value and debt service coverage ratio criteria are met and rating agency confirmation is received.

(9)  Occupancy is based on the February 3, 2006 rent roll.

          THE LOAN. The fifth largest loan was originated on May 12, 2006. The 1900 Market Street Loan is secured by a first priority mortgage encumbering an office building in Philadelphia, Pennsylvania.

          THE BORROWER. The borrower under the 1900 Market Street Loan is Oseb Associates, L.P. The borrower is a limited partnership organized under the laws of the State of Pennsylvania. The borrower is a special purpose entity, whose business is limited to owning and operating the 1900 Market Street Property. The sponsor, Becker Ventures, LLC, is a Michigan limited liability company and owns and manages 50 properties in 20 states throughout the United States.

          THE 1900 MARKET STREET PROPERTY. The 1900 Market Street Property is an office building located in Philadelphia, Pennsylvania. The 1900 Market Street Property consists of approximately 456,922 square feet. As of February 3, 2006, the overall occupancy of the 1900 Market Street Property was 94%.

          PROPERTY MANAGEMENT. The 1900 Market Street Property is managed by Brandywine Construction & Management Inc. The management agreement generally provides for a management fee of 3% of revenues per annum which is subordinated to the 1900 Market Street Loan. The management of the 1900 Market Street Property will be performed by either Brandywine Construction & Management Inc, Becker Ventures, LLC, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 1900 Market Street Property, provided that the borrower shall have obtained prior written confirmation from the rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 1900 Market Street Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 1900 Market Street Loan. Brandywine Construction & Management manages several thousand residential units and several million square feet of commercial space in historic, contemporary and mixed-use buildings, predominantly located in metropolitan and greater metropolitan areas, including Philadelphia, Pittsburgh, Wilmington, Delaware, Southern New Jersey, Baltimore, Washington, Virginia, Savannah, New Orleans, Lexington, Kentucky, North Carolina, Omaha and Pasadena. Brandywine Construction & Management Inc. is headquartered in Philadelphia, Pennsylvania.

          PAYMENT TERMS; INTEREST RATE. The 1900 Market Street Loan has 60 Interest-Only payments. The Interest Rate with respect to the 1900 Market Street Loan is calculated on a Actual/360 Basis and is equal to 6.3300%. The due date under the 1900 Market Street Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the 1900 Market Street Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower under the 1900 Market Street Loan must cause the tenants of the 1900 Market Street Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the 1900 Market Street Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

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                           TOWNE CENTER AT CEDAR LODGE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $57,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $57,000,000

FIRST PAYMENT DATE:                  February 1, 2006

MORTGAGE INTEREST RATE:              5.8500% per annum

AMORTIZATION TERM:                   360 months(2)

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       January 1, 2016

MATURITY BALANCE:                    $49,261,086

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date is three
                                     months prior to the Maturity Date.

LOAN PER SQUARE FOOT:                $206(1)

UP-FRONT RESERVES:                   Earnout Reserve:             $7,000,000 (3)

ONGOING RESERVES:                    Tax and Insurance Reserve:          Yes
   (MONTHLY)                         Replacement Reserve:             $3,522
                                     TI/LC Reserve:                   $8,333

LOCKBOX:                             Springing

SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Retail

PROPERTY SUB-TYPE:                   Anchored

LOCATION:                            Baton Rouge, LA

YEAR BUILT/RENOVATED:                2005/N/A

SQUARE FEET:                         276,874

OCCUPANCY AT U/W(4):                 84%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(S)             NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------             ----    ---------------   ----------------
Regional President
Whole Foods                46,326        16.7%          01/31/2026
Gap                        14,324         5.2%           8/31/2010
The Talbot's Inc.           9,402         3.4%           1/31/2016

PROPERTY MANAGEMENT:                 Moody-Rambin Property Company

                             12/31/2003   12/31/2004    3/31/2006       U/W
                             ----------   ----------    ---------       ---

NET OPERATING INCOME:           N/A           N/A      $2,551,599   $5,163,738

U/W NET CASH FLOW:                   $4,930,102

DSCR:                                1.22x

APPRAISED VALUE:                     $80,240,000

APPRAISAL DATE:                      November 26, 2005

CUT-OFF DATE LTV RATIO(1):           71.0%

MATURITY/ARD LTV RATIO:              61.4%

(1)  Based on the June 2006 cut-off date principal balance.

(2)  The Towne Center at Cedar Lodge Loan has 12 interest-only payments.

(3) Earnout Reserve of $7,000,000 was collected at closing and it may be released when cash flow supports a minimum 1.25x DSCR, the occupancy rate of the shopping center is at least 90%, average rent (excluding Whole Foods and the ground leases) is not less than $20.81/sf triple net, and all vacant space completed to "vanilla box" condition.

(4)  Occupancy is based on the May 23, 2006 rent roll.

          THE LOAN. The sixth largest loan was originated on December 28, 2005. The Towne Center at Cedar Lodge Loan is secured by a first priority mortgage encumbering a grocery-anchored lifestyle shopping center in Baton Rouge, Louisiana.

          THE BORROWER. The borrower under the Towne Center at Cedar Lodge Loan is Creekstone Cedar Lodge I, LLC. The borrower is a single purpose limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Towne Center at Cedar Lodge Property. The sponsors are Everett P. Jackson and Stephen D. Keller.

          THE TOWNE CENTER AT CEDAR LODGE PROPERTY. The Towne Center at Cedar Lodge Property is a grocery-anchored lifestyle shopping center in Baton Rouge, Louisiana. The Towne Center at Cedar Lodge Property was completed in 2005 and consists of 11 free-standing retail buildings containing a total of 276,874 square feet of net rentable area. As of May 23, 2006, the overall occupancy of the Towne Center at Cedar Lodge Property was 84%.

          PROPERTY MANAGEMENT. The Towne Center at Cedar Lodge Property is managed by Moody-Rambin Property Company. The management agreement generally provides for a management fee of $791,408 per annum, which is subordinate to the Towne Center at Cedar Lodge Loan. The management of the Towne Center at Cedar Lodge Property will be performed by either the Towne Center at Cedar Lodge Property Manager, or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the Towne Center at Cedar Lodge Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. The lender under the Towne Center at Cedar Lodge Loan has the right to require termination of the

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management agreement following the occurrence of, among other circumstances, an event of default under the Towne Center at Cedar Lodge Loan. The Towne Center at Cedar Lodge Property Manager manages approximately five million square feet of retail, office and industrial square feet.

          PAYMENT TERMS; INTEREST RATE. The Towne Center at Cedar Lodge Loan has 12 Interest-Only payments, and thereafter the borrower will be required to pay an amount of principal and interest on each monthly payment date. The Interest Rate with respect to the Towne Center at Cedar Lodge Loan is calculated on an Actual/360 Basis and is equal to 5.8500%. The due date under the Towne Center at Cedar Lodge Loan is the 1st day of each month. Lender has the option not to exercise its foreclosure right in the event lender determines at any time during the calendar month preceding the maturity date, that the loan will not be paid as required (the "Optional Lender Forbearance"). Upon an Optional Lender Forbearance, borrower shall pay at the "Adjusted Interest Rate," which is calculated as the greater of (1) interest rate plus 4.00%; or (2) the Yield Rate on the then-current on-the-run 10-year U.S. Treasury Obligation plus 4.00%.

          ESCROWS AND RESERVES. For reserves established for the Towne Center at Cedar Lodge Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. Upon the earlier to occur of an Event of Default or an Optional Lender Forbearance, the borrower must cause all income to be deposited directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Towne Center at Cedar Lodge Loan will be made. Unless and until an event of default occurs under the Towne Center at Cedar Lodge Loan, the borrower will have access to those funds.

          GUARANTEE. Everett P. Jackson executed a guaranty of the Towne Center at Cedar Lodge Loan, which was limited to 15% of the debt, and which shall be terminated upon satisfaction of all of the following conditions: (1) borrower has delivered to lender evidence satisfactory to lender that the cash flow from the property supports a debt service coverage ratio of 1.25x, as determined by lender in accordance with its standard underwriting criteria; (2) Whole Foods is in occupancy, open for business, and paying rent, and has executed a tenant estoppel certificate on a form approved by lender, and a subordination, nondisturbance agreement on a form approved by lender; (3) the property has achieved a minimum occupancy of ninety percent (90%) (excluding Whole Foods and the ground leases) with all such tenants in occupancy, open for business and paying rent, and each having executed leases acceptable to lender with an average rental rate (excluding Whole Foods and the ground leases) of no less than $20.81 per square foot triple net, with lease terms of no less than three
(3) years, together with tenant estoppel certificates acceptable to lender; and
(4) all vacant space must be complete to "vanilla box" condition (HVAC installed, concrete floors poured, electrical, stubbed plumbing and sheetrock installed).

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                                POINSETTIA PLAZA

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $36,975,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $36,975,000

FIRST PAYMENT DATE:                  July 1, 2006

MORTGAGE INTEREST RATE:              6.1100% per annum

AMORTIZATION TERM:                   360 months(2)

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       July 1, 2016

MATURITY BALANCE:                    $34,647,195


INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date is two
                                     months prior to the Maturity Date.

LOAN PER SQUARE FOOT:                $241(1)

UP-FRONT RESERVES:                   None

ONGOING RESERVES:                    Tax Reserve:              Yes
                                     Replacement Reserve:   $1,915

LOCKBOX:                             Springing

SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Retail

PROPERTY SUB-TYPE:                   Anchored

LOCATION:                            Ventura, CA

YEAR BUILT/RENOVATED:                1975/2004

SQUARE FEET:                         153,205

OCCUPANCY AT U/W(3):                 98%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(S)                NRSF    % TOTAL NRSF   LEASE EXPIRATION
---------------                ----    ------------   ----------------
Ross Dress for Less           30,000       19.6%         01/31/2011
Office Depot, Inc.            22,000       14.4%         11/30/2010
Petco Animal Supplies, Inc.   15,205        9.9%         10/31/2014

PROPERTY MANAGEMENT:          Sandstone Properties, Inc

                        12/31/2004   12/31/2005   04/30/2006       U/W
                        ----------   ----------   ----------       ---
NET OPERATING INCOME:   $2,176,846   $2,594,805   $3,190,363   $3,318,670

U/W NET CASH FLOW:                   $3,230,995

DSCR:                                1.20x

APPRAISED VALUE:                     $50,000,000

APPRAISAL DATE:                      April 11, 2006

CUT-OFF DATE LTV RATIO(1):           74.0%

MATURITY/ARD LTV RATIO:              69.3%

(1)  Based on the June 2006 cut-off date principal balance.

(2)  The Poinsettia Plaza Loan has 61 interest-only payments.

(3) Occupancy is based on the May 10, 2006 rent roll. Indemnitor will master lease 5,100 sf of the 8,816 sf vacant.

          THE LOAN. The seventh largest loan was originated on June 6, 2006. The Poinsettia Plaza Loan is secured by a first priority mortgage encumbering an anchored community shopping center in Ventura, California.

          THE BORROWER. The borrower under the Poinsettia Plaza Loan is Poinsettia Plaza, LLC. The borrower is a single purpose limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity whose business is limited to owning and operating the Poinsettia Plaza Property. The sponsors are Gregory Sackler and Eri S. Kroh.

          THE POINSETTIA PLAZA PROPERTY. The Poinsettia Plaza Property is an anchored community shopping center situated on 11.53 acres of land in Ventura, California. The subject development was originally constructed in 1975 and then added on to in 1986. The property consists of five buildings containing a total of 153,205 square feet of net rentable area. As of May 10, 2006, the overall occupancy of the Poinsettia Plaza Property was approximately 98%.

          PROPERTY MANAGEMENT. The Poinsettia Plaza Property is managed by Sandstone Properties, Inc, a Santa Monica-based commercial real estate management firm owned by the borrower. The management of the Poinsettia Plaza Property will be performed by either the Poinsettia Plaza Property Manager, or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the Poinsettia Plaza Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. The lender under the Poinsettia Plaza Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Poinsettia Plaza Loan.

          PAYMENT TERMS; INTEREST RATE. The Poinsettia Plaza Loan has 61 Interest-Only payments, and thereafter the borrower will be required to pay an amount of principal and interest on each monthly payment date. The interest rate with

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respect to the Poinsettia Plaza Loan is calculated on an Actual/360 Basis and is equal to 6.1100%. The due date under the mortgage loan is the 1st day of each month.

          ESCROWS AND RESERVES. For reserves established for the Poinsettia Plaza Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. Upon the occurrence of a monetary event of default, or other trigger events set forth in the related loan documents, the borrower under the Poinsettia Plaza Loan must cause all rents to be deposited into a lockbox account under the control of the lender. Unless and until a monetary event of default or other trigger event occurs under the related loan documents, the borrower will have access to those funds.

          GUARANTEE. Eri S. Kroh will personally guarantee the Taco's del Mar and Pacific Dental Services leases until the tenants are in occupancy and pay full rent, evidenced by tenant signed estoppels acceptable to lender.

                              CHECKFREE CORPORATION

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $30,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $30,000,000

FIRST PAYMENT DATE:                  July 1, 2006

MORTGAGE INTEREST RATE:              6.1800% per annum

AMORTIZATION TERM:                   360 months(2)

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       June 1, 2016

MATURITY BALANCE:                    $26,694,623

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date is two
                                     months prior to the Maturity Date.

LOAN PER SQUARE FOOT:                $136(1)

UP-FRONT RESERVES:                   None

ONGOING RESERVES:                    None

LOCKBOX:                             Hard

SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Office

PROPERTY SUB-TYPE:                   Suburban

LOCATION:                            Norcross, GA

YEAR BUILT/RENOVATED:                1975/2000

SQUARE FEET:                         220,675

OCCUPANCY AT U/W(3):                 100%

OWNERSHIP INTEREST:                  Fee

MAJOR TENANT              NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
------------              ----    ---------------   ----------------
CheckFree Corporation   220,675       100.0%           12/31/2015

PROPERTY MANAGEMENT:                 CarrAmerica Realty Corporation

                        12/31/2004   12/31/2005    3/31/2006       U/W
                        ----------   ----------    ---------       ---
NET OPERATING INCOME:   $4,358,001   $4,488,117   $4,598,785   $4,368,844

U/W NET CASH FLOW:                   $4,096,852

DSCR:                                1.86x

APPRAISED VALUE:                     $60,000,000

APPRAISAL DATE:                      April 19, 2006

CUT-OFF DATE LTV RATIO(1):           50.0%

MATURITY/ARD LTV RATIO:              44.5%

(1)  Based on the June 2006 cut-off date principal balance.

(2)  The CheckFree Corporation Loan has 24 interest-only payments.

(3)  Occupancy is based on the March 31, 2006 rent roll.

          THE LOAN. The eighth largest loan was originated on June 1, 2006. The CheckFree Corporation Loan is secured by a first priority mortgage encumbering an office building in Norcross, Georgia.

          THE BORROWER. The borrower under the CheckFree Corporation Loan is Carey Norcross, L.L.C. The borrower is a single purpose limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity whose business is limited to owning and operating the CheckFree Corporation Property. The sponsors are William P. Carey, W.P. Carey & Co., LLC, Corporate Property Association 14 Incorporated.

          THE CHECKFREE CORPORATION PROPERTY. The CheckFree Corporation Property is an office building, located in Norcross, Georgia. The office building was originally built in 1975 and contains 220,675 net rentable square feet. The office building underwent renovations in 1989 and 2000. As of March 31, 2006, the overall occupancy of the CheckFree Corporation Property was 100%.

          PROPERTY MANAGEMENT. The CheckFree Corporation Property is managed by CarrAmerica Realty Corporation, a Delaware limited liability company. The management of the CheckFree Corporation Property will be performed by either CarrAmerica, or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the CheckFree Corporation Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. The lender has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the CheckFree Corporation Loan.

          PAYMENT TERMS; INTEREST RATE. The CheckFree Corporation Loan has 24 Interest-Only payments, and thereafter the borrower will be required to pay an amount of principal and interest on each monthly payment date. The interest rate with respect to the CheckFree Corporation is calculated on an Actual/360 Basis and is equal to 6.1800%. The due date under the mortgage loan is the 1st day of each month. Lender has the option not to exercise its foreclosure right in the event lender determines at any time during the calendar month preceding the maturity date, that the loan will not be paid as required (the "Optional Lender Forbearance"). Upon an Optional Lender Forbearance, borrower shall pay at the "Adjusted Interest Rate," which is calculated as the greater of (1) interest rate plus 4.00%; or (2) the Yield Rate on the then-current on-the-run 10-year U.S. Treasury Obligation plus 4.00%.

          ESCROWS AND RESERVES. For reserves established for the CheckFree Corporation Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower must cause the tenants of the CheckFree Corporation Property to deposit all rents into a lockbox account under the control of the lender from which all required payments under the CheckFree Corporation Loan will be made.

          SUBSTITUTION. The mortgage loan documents permit substitution of the mortgaged real property for an office, retail, industrial/light manufacturing or warehouse distribution facility if an event of default under the mortgage loan documents has occurred due to a default of the current tenant, provided that among other things: (a) the substitute mortgaged real property satisfies a debt service coverage ratio of 1.50x, (b) the substitute mortgaged real property does not exceed a loan-to-value ratio of 60% and (c) lender receives rating agency confirmation.

                             MARRIOTT MILWAUKEE WEST

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $30,000,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $30,000,000

FIRST PAYMENT DATE:                  January 11, 2006

MORTGAGE INTEREST RATE:              5.4100% per annum

AMORTIZATION TERM:                   360 months(2)

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       December 11, 2015

MATURITY/ARD BALANCE:                $25,622,534

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     five months prior to the Maturity Date.

LOAN PER ROOM:                       $106,383(1)

UP-FRONT RESERVES:                   Engineering Reserve:         $21,250
                                     Environmental Reserve:       $ 9,750(3)

ONGOING RESERVES:                    Tax and Insurance Reserve:   Yes
                                     FF&E Reserve:                Yes(4)

LOCKBOX:                             Springing

SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Hotel

PROPERTY SUB-TYPE:                   Full Service

LOCATION:                            Waukesha, WI

YEAR BUILT/RENOVATED:                2001/N/A

ROOMS:                               282

OCCUPANCY AT U/W:                    60%

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 CSM Lodging Services Incorporated

                         12/31/03     12/31/04     12/31/05        U/W
                         --------     --------     --------        ---
NET OPERATING INCOME:   $3,367,323   $3,876,915   $4,029,694   $3,632,510

U/W NET CASH FLOW:                   $3,196,534

DSCR:                                1.58x

APPRAISED VALUE:                     $40,000,000

APPRAISAL DATE:                      September 28, 2005

CUT-OFF DATE LTV RATIO(1):           75.0%

MATURITY/ARD LTV RATIO:              64.1%

(1)  Based on the June 2006 cut-off date principal balance.

(2)  The Marriott Milwaukee West Loan has 12 interest-only payments.

(3) The environmental reserve was established at closing in the amount of $9,750 for costs associated with a diesel above-ground storage tank.

(4) The borrower is required to deposit an amount equal to four percent 4% of gross revenues from the Property per month into a FF&E reserve to fund ongoing repairs and replacements, provided that the borrower will not be required to make any payments into a FF&E reserve if the balance of the reserve equals or exceeds $848,872.

          THE LOAN. The ninth largest loan was originated on November 21, 2005. The Marriott Milwaukee West Loan is secured by a first priority mortgage encumbering a hotel in Waukesha, Wisconsin.

          THE BORROWER. The borrower under the Marriott Milwaukee West Loan is CSM Pewaukee, L.L.C. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Marriott Milwaukee West Property. The sponsor, CSM Investors, Inc., and owns and manages 3,800 multifamily units, 1,400,000 SF of retail, 75,000 SF of office space and 4,300,000 SF of office/warehouse space properties in 10 states throughout the United States.

          THE MARRIOTT MILWAUKEE WEST PROPERTY. The Marriott Milwaukee West Property is a full service hotel located in Pewaukee, Wisconsin. The underwritten occupancy of the Marriott Milwaukee West Property was 60%.

          The Marriott Milwaukee West Property is a 282 room full service hotel.

          PROPERTY MANAGEMENT. The Marriott Milwaukee West Property is managed by CSM Lodging Services Incorporated. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the Marriott Milwaukee West Loan. The management of the Marriott Milwaukee West Property will be performed by either CSM Lodging Services Incorporated, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Marriott Milwaukee West Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Marriott Milwaukee West Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of

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default under the Marriott Milwaukee West Loan. CSM Lodging Services
Incorporated manages 37 hotel properties. CSM Lodging Services Incorporated is headquartered in Minneapolis, MN.

          PAYMENT TERMS; INTEREST RATE. The Marriott Milwaukee West Loan has 12 Interest-Only payments, and thereafter the borrower will be required to pay an amount of principal and interest on each monthly payment date. The interest rate with respect to the Marriott Milwaukee West Loan is calculated on an Actual/360 Basis and is equal to 5.4100%. The due date under the Marriott Milwaukee West Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Marriott Milwaukee West Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. Upon a cash management trigger, the borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. Absent a trigger, the borrower has full access to funds from the Marriott Milwaukee West Property. The trigger occurs upon an event of default under the loan documents or if the DSCR falls below 1.10:1. Upon such trigger, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Marriott Milwaukee West Loan will be made. Unless and until an event of default occurs under the Marriott Milwaukee West Loan, the borrower will have access to the remaining funds after all such required payments are made.

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                              MOORPARK MARKETPLACE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $25,500,000

CUT-OFF DATE PRINCIPAL BALANCE(1):   $25,500,000

FIRST PAYMENT DATE:                  July 11, 2006

INTEREST RATE:                       5.1500% per annum

AMORTIZATION TERM:                   360 months(2)

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       June 11, 2016

MATURITY BALANCE:                    $23,501,474

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the date that
                                     is two months prior to the Maturity Date.

LOAN PER UNIT/SQUARE FOOT:           $123(1)

UP-FRONT RESERVES:                   None

ONGOING RESERVES:                    Tax and Insurance Reserve:   Yes(3)
                                     TI/LC Reserve:               Yes(4)
                                     Replacement Reserve:         Yes(5)

LOCKBOX:                             Springing

SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Retail

PROPERTY SUB-TYPE:                   Anchored

LOCATION:                            Moorpark, CA

YEAR BUILT/RENOVATED:                2003/N/A

SQUARE FEET:                         207,300

OCCUPANCY AT U/W:                    100%(6)

OWNERSHIP INTEREST:                  Fee

MAJOR TENANTS        NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
-------------        ----    ---------------   ----------------
Kohl's Department
Stores, Inc.        87,011        42.0%           1/31/2024
Linens 'n Things    30,792        14.9%           1/31/2015
T.J. Maxx           30,667        14.8%           9/30/2013

PROPERTY MANAGEMENT:                 DSB Properties, Inc.

                12/31/2003   12/31/2004    4/30/2006      U/W
                ----------   ----------    ---------      ---
NET OPERATING
INCOME:             N/A         N/A       $2,193,457   $2,187,283

U/W NET CASH FLOW:                   $2,062,120

DSCR:                                1.23x

APPRAISED VALUE:                     $42,500,000

APPRAISAL DATE:                      March 14, 2006

CUT-OFF DATE LTV RATIO:              60.0%

MATURITY/ARD LTV RATIO:              55.3%

(1)  Based on the June 2006 cut-off date principal balance.

(2)  The Moorpark Marketplace Loan has 58 interest-only payments.

(3) The borrower will establish a tax and insurance impound account or provide a letter of credit if (a) DSB Properties is no longer manager, (b) borrower fails to meet the tax and insurance requirements in the mortgage or (c) an event of default occurs.

(4) The borrower is required to establish a TI/LC reserve for the payment of tenant improvements and leasing commissions for the T.J. Maxx lease which expires in 2013, the Michael's lease which expires in 2014, and the Linens 'n Things lease which expires in 2015. The borrower is required to make three (3) deposits into the TI/LC reserve: one six (6) months prior to the expiration of the T.J. Maxx lease, one six (6) months prior to the expiration of the Michael's lease and one six (6) months prior to the expiration of the Linens 'n Things lease. Each deposit is to be in an amount equal to $10.00 per square foot of the applicable premises which is not subject to either an existing lease which has been extended or renewed, or a new lease.

(5) If DSB Properties, Inc. no longer serves as the property manager of the Moorpark Marketplace Property, and if a licensed architect and/or engineer determines that repairs are required, the borrower is required to deposit an amount equal to $0.15 per rentable square foot month into a replacement reserve to fund such repairs, provided that the borrower will not be required to make any payments into the replacement reserve if the balance of the reserve equals or exceeds $93,200. In lieu of establishing the replacement reserve, the borrower may elect to deposit a letter of credit equal to $93,200.

(6)  Occupancy is based on the May 1, 2006 rent roll.

          THE LOAN. The tenth largest loan was originated on May 15, 2006. The Moorpark Marketplace Loan is secured by a first priority mortgage encumbering an anchored neighborhood retail center in Moorpark, California.

          THE BORROWER. The borrower under the Moorpark Marketplace Loan is Moorpark Marketplace, LLC. The borrower is a limited liability company organized under the laws of the State of California. The borrower is a special purpose entity, whose business is limited to owning and operating the Moorpark Marketplace Property. The sponsors are David Blatt and Meyer Nugit.

          THE MOORPARK MARKETPLACE PROPERTY. The Moorpark Marketplace Property is an anchored shopping center located in Moorpark, California. The Moorpark Marketplace Property is situated on approximately 18.60 acres and includes l,437 parking spaces. As of May 1, 2006, the overall occupancy of the Moorpark Marketplace Property was 100%.

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          The Moorpark Marketplace Property is primarily used for retail purposes and is anchored by Kohl's, Linens `n Things, T.J. Maxx and Michaels.

          PROPERTY MANAGEMENT. The Moorpark Marketplace Property is managed by DSB Properties, Inc. The management agreement generally provides for a property management fee of 4% of gross income per month, which is subordinated to the Moorpark Marketplace Loan. The management of the Moorpark Marketplace Property is required to be performed by either DSB Properties, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing a senior executive with at least 7 years' experience in managing properties in California and shall be the manager of at least five (5) projects similar in size, scope, use and value as the Moorpark Marketplace Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Moorpark Marketplace Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Moorpark Marketplace Loan. DSB Properties, Inc. manages 2.5 million square feet of retail space. DSB Properties, Inc. is headquartered in Westlake Village, California.

          PAYMENT TERMS; INTEREST RATE. The Moorpark Marketplace Loan has 58 Interest-Only payments, and thereafter the borrower will be required to pay an amount of principal and interest on each monthly payment date. The Interest Rate with respect to the Moorpark Marketplace Loan is calculated on an Actual/360 Basis and is equal to 5.1500%. The due date under the Moorpark Marketplace Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Moorpark Marketplace Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower under the Moorpark Marketplace Loan must cause the tenants of the Moorpark Marketplace Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default, the borrower will have access to those funds.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

          On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse (except as set forth in the mortgage loan purchase agreement to which it is a party), to the transferee.

          In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

          -    either--

               1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

               2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

          - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a true and correct copy of the instrument submitted for recording), with evidence of recording on the document or certified by the applicable recording office;

          - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a true and correct copy of the instrument submitted for recording), with evidence of recording on the document or certified by the applicable recording office;

          - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

          - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

          - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

          - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

          - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company;

          - copies of letters of credit, if any, and amendments thereto which entitle the issuing entity to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer; and

          - in those cases where applicable, the original or a copy of the related ground lease.

          The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2006-C3 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face

(handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the issuing entity. None of the trustee, nor any master servicer, special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

          If--

          - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

          - that omission or defect materially and adversely affects the value of, or the interests of any series 2006-C3 certificateholders in, the subject mortgage loan or the value of the related mortgaged real property, then the omission or defect will constitute a material document defect as to which the series 2006-C3 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

          Within a specified period of time following the later of--

          - the date on which the offered certificates are initially issued, and

          - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the issuing entity are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

          As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the issuing entity, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include--

          - The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in June 2006. That information will include select items of information included on Exhibit A-1 to this prospectus supplement, including--

               1. the street address, including city, state and zip code, of the related mortgaged real property,

               2. the original principal balance and cut-off date principal balance of the mortgage loan,

               3. the amount of the monthly debt service payment due on the related due date in June 2006,

               4. the mortgage interest rate as of the related due date in June 2006, and

               5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

          - Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

          - The related mortgage instrument is, subject to the exceptions and limitations on enforceability set forth in the next bullet, a valid and enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances. Those Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

          - The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the executing party (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

          - As of origination, there was no proceeding pending, and subsequent to such date, the mortgage loan seller has not received actual notice of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

          - There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a PRO FORMA policy or a marked up title insurance commitment, on which the required premium has been paid, insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances.

          - The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

          - If the related mortgage instrument is a deed of trust, then a trustee, duly qualified under applicable law, has been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

          - Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, after inquiry of its servicer, which servicer may be an affiliate of the mortgage loan seller, the related mortgaged real property is in good repair, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

          - If the mortgaged real property is covered by a secured creditor impairment environmental insurance policy, then the subject mortgage loan seller has:

               1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy all "pollution conditions," as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the subject mortgage loan seller's possession or are otherwise known to the subject mortgage loan seller; or

               2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

          The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

          - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

          - that breach materially and adversely affects the value of, or the interests of any series 2006-C3 certificateholders in, the subject mortgage loan or the value of the related mortgaged real property, then that breach will be a material breach of the representation and warranty. The rights of the series 2006-C3 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

          If there exists a material breach of any of the representations and warranties made by any mortgage loan seller with respect to any of the mortgage loans that it sold to us for inclusion in the issuing entity, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of the mortgage loans that it sold to us for inclusion in the issuing entity, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

          - cure the material breach or the material document defect in all material respects; or

          - repurchase the affected mortgage loan at a price generally equal to the sum of--

               1. the unpaid principal balance of the mortgage loan at the time of purchase, plus

               2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan to, but not including, the due date in the collection period of purchase, plus

               3. all unreimbursed servicing advances relating to that mortgage loan, plus

               4. any unpaid interest on any and all advances with respect to that mortgage loan at the reimbursement rate then owing to the party or parties to the pooling and servicing agreement that made those advances, plus

               5. all special servicing fees and, to the extent not otherwise reflected in the immediately preceding clause 4. or the immediately succeeding clause 6., other Additional Issuing Entity Expenses related to that mortgage loan, whether paid or then owing, plus

               6. any costs incurred by the master servicer, the special servicer or the trustee in enforcing the repurchase obligation including any expense arising out of the enforcement of the repurchase option, plus

               7. if the repurchase occurs after the applicable cure period referred to in the second following paragraph (as it may be extended), any applicable liquidation fee payable from the purchase price; or

          - prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Moody's or S&P to the series 2006-C3 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

               1. has comparable payment terms to those of the mortgage loan that is being replaced in accordance with criteria set forth in the pooling and servicing agreement, and

               2. is acceptable to the series 2006-C3 controlling class representative in its sole discretion.

          If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the issuing entity the amount, if any, by which--

          - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

          - the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the issuing entity.

          The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days or less following the earlier of its discovery and receipt of notice of the material breach or material document defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

          Notwithstanding the discussion above, on or after a specified date in December 2007, if--

          - any mortgage loan seller receives notice of a material document defect with respect to any of its mortgage loans that was sold to us for inclusion in the issuing entity, and

          - that material document defect results from the trustee's not being in possession of the original or a copy of any mortgage instrument, any assignment of leases and rents or any assignment of either of those documents required to be delivered to the custodian with respect to the subject mortgage loan as described under "--Assignment of the Underlying Mortgage Loans" above and as more fully described in the pooling and servicing agreement, with recording information indicated thereon, because that document (1) was not delivered by or on behalf of that mortgage loan seller either as a recorded document or in proper form for recording or (2) was returned unrecorded by the applicable recording office as a result of an actual or purported defect in it, then that mortgage loan seller may, with the consent of the series 2006-C3 controlling class representative and a written ratings confirmation from each of the applicable rating agencies, in lieu of repurchasing or replacing the subject mortgage loan, deliver to the master servicer either a cash deposit or a letter of credit in an amount equal to 25% of the unpaid principal balance of the subject mortgage loan. The master servicer will be authorized to apply that cash deposit or draw on that letter of credit to cover expenses and/or losses resulting from that material document defect, with any funds so applied to be considered as liquidation proceeds for all purposes under the pooling and servicing agreement other than the calculation of liquidation fees payable to the special servicer. The master servicer will return the unused portion of that cash deposit or letter of credit to the applicable mortgage loan seller at such time as that material document defect is cured in all material respects or the subject mortgage loan is removed from the issuing entity.

          Furthermore, if and to the extent that a mortgage loan seller makes any representations and warranties regarding whether a borrower under one of its mortgage loans is obligated to cover the costs and expenses of any particular transaction with respect to such mortgage loan, such as an assumption or a defeasance, and any such representation or warranty is breached, then the mortgage loan seller will be considered to have cured that breach in all material respects by paying to the trust the amount that such mortgage loan seller erroneously represented was required to be covered by the subject borrower. Such reimbursement obligation is in lieu of any repurchase obligation, although if such costs and expenses exceed $10,000, the mortgage loan seller may elect to repurchase the subject mortgage loan instead of making the reimbursement.

          The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section, will, in the absence of a default under those obligations, constitute the sole remedies available to the series 2006-C3 certificateholders or the trustee on their behalf in connection with a material breach of any of the representations and warranties regarding the mortgage loans made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan sold by that mortgage loan seller to us for inclusion in the issuing entity. No other person will be obligated to perform those obligations in the event of a default on the part of any mortgage loan seller.

          Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that Column or PNC Bank, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

          If a material breach or a material document defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the issuing entity, and if the cross-collateralization can be actually terminated without any adverse tax consequence for the issuing entity or adverse rating event with respect to the series 2006-C3 certificates, then the related mortgage loan seller will be permitted, with the consent of the series 2006-C3 controlling class representative, to repurchase or replace only the affected mortgage loan if the debt service coverage ratio with respect to the unaffected mortgage loan or mortgage loans after the repurchase or replacement of the affected mortgage loan is not less than the debt service coverage ratio of the cross-collateralized mortgage loans, as a collective whole, immediately prior to such repurchase or replacement and if the loan-to-value ratio with respect to the unaffected mortgage loan or mortgage loans after the repurchase or replacement of the affected mortgage loan is not greater than the loan-to-value ratio of the cross-collateralized mortgage loans, as a collective whole, immediately prior to such repurchase or replacement. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of determining the materiality of the subject breach or document defect and for purposes of the application of the repurchase/substitution remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in June 2006. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

          A current report on Form 8-K will be available to purchasers of the offered certificates shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

          The series 2006-C3 certificates will be issued, on or about June _____, 2006, under a pooling and servicing agreement to be dated as of June 1, 2006, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

          -    the underlying mortgage loans;

          - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in June 2006, except that in the case of certain of the underlying mortgage loans that have their first due date in July 2006, any and all payments under and proceeds of those underlying mortgage loans had their first due date been in June 2006, in each case, exclusive of payments of principal, interest and other amounts due on or before that date;

          -    the loan documents for the underlying mortgage loans;

          -    our rights under each of the mortgage loan purchase agreements;

          - any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans; and

          - those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

          The series 2006-C3 certificates will include the following classes:

          - the A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D and E classes, which are the classes of series 2006-C3 certificates that are offered by this prospectus supplement; and

          - the A-X, A-SP, F, G, H, J, K, L, M, N, O, P, Q, R, LR and V classes, which are the classes of series 2006-C3 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

          Each class of series 2006-C3 certificates, other than the class A-X, A-SP, R, LR and V certificates, will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated issuing entity expenses. See "--Reductions of Certificate Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

          The class A-X, A-SP, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal.

          For purposes of calculating the accrual of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates.

          For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          1. during the period from the date of initial issuance of the series 2006-C3 certificates through and including the distribution date in ________, the sum of (a) the lesser of $___________ and the total principal balance of the class ________ certificates outstanding from time to time and (b) the total principal balance of the class ________, ________, ________, ________, ________,
               ________ and ________ certificates outstanding from time to time;

          2. during the period following the distribution date in ________ through and including the distribution date in ________, the sum of (a) the lesser of $________ and the total principal balance of the class ________ certificates outstanding from time to time and
               (b) the total principal balance of the class ________, ________, ________, ________, ________ and ________ certificates outstanding from time to time;

          3. during the period following the distribution date in ________ through and including the distribution date in ________, the sum of (a) the lesser of $________ and the total principal balance of the class ________ certificates outstanding from time to time and
               (b) the total principal balance of the class ________, ________, ________, ________, ________ and ________certificates outstanding from time to time;

          4. during the period following the distribution date in ________ through and including the distribution date in ________, the sum of (a) the lesser of $________ and the total principal balance of the class ________ certificates outstanding from time to time and
               (b) the total principal balance of the class ________, ________, ________, ________, ________ and ________ certificates outstanding from time to time;

          5. during the period following the distribution date in ________ through and including the distribution date in ________, the sum of (a) the lesser of $ ________ and the total principal balance of the class ________ certificates outstanding from time to time and (b) the total principal balance of the class ________, ________, ________, ________, ________ and ________ certificates outstanding from time to time;

          6. during the period following the distribution date in ________ through and including the distribution date in ________, the sum of (a) the lesser of $________ and the total principal balance of the class ________ certificates outstanding from time to time and
               (b) the total principal balance of the class ________, ________, ________, ________, ________ and ________ certificates outstanding from time to time;

          7. during the period following the distribution date in ________ through and including the distribution date in ________, the sum of (a) the lesser of $________ and the total principal balance of the class ________ certificates outstanding from time to time and
               (b) the total principal balance of the class ________, ________, ________, ________ and ________ certificates outstanding from time to time;

          8.   following the distribution date in ________, $0.

          In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2006-C3 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

          GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

          Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

          - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

          The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

          DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

          Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

          Because of time-zone differences--

          - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

          - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

          Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

          Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

          DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the beneficial owners of the certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

          DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

          The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

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          Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

          DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

          Neither we nor any of the master servicer, the certificate registrar, the underwriters, the sponsors, the mortgage loan sellers, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

          GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2006-C3 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

          DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

          - All payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2. payments and other collections received after the end of the related collection period;

               3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2006-C3 certificateholders, including--

                    (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, which include any applicable primary servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar fees and charges and, to the extent not otherwise applied to cover interest on advances or Additional Issuing Entity Expenses with respect to the related mortgage loan, Default Interest and late payment charges, or as indemnification,

                    (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                    (c) amounts payable with respect to other issuing entity expenses;

               4. amounts deposited in the master servicer's collection account in error;

               5. net investment income on the funds in the master servicer's collection account; and

               6.   any amounts payable to the holder of a Companion Loan.

          - Any advances of delinquent monthly debt service payments made with respect to that distribution date.

          - Any payments to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

          See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

          With respect to each distribution date that occurs during March, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.

          The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account that meets the requirements set forth in the pooling and servicing agreement.

          WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

          - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

          - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); provided that the trustee or the master servicer may choose in its sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool and second be made out of payments of interest on the mortgage pool;

          - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance or interest thereon;

          - to pay itself interest and other investment income earned on funds held in the distribution account;

          - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

          - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

          - to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

          - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year (unless such distribution date is the final distribution date), to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

          - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

          On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2006-C3 certificates.

          For any distribution date, the Total Available Funds will consist of three separate components:

          - the portion of those funds that represent Yield Maintenance Charges collected on the mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of the class A-X certificates, and in some cases the holders of the class A-SP certificates and/or any holders of class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G or H certificates entitled to distributions of the subject principal prepayment, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

          - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

          - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2006-C3 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

          In no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

          The trustee must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

          During January, except in a leap year, and February, of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

          During March of each calendar year, beginning in 2007 (or February if the related distribution date is the final distribution date), the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

          The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

          The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account that meets the requirements of the pooling and servicing agreement.

          Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

            TYPE/RECIPIENT                             AMOUNT                     FREQUENCY              SOURCE OF FUNDS
------------------------------------   --------------------------------------   ------------   ----------------------------------
Servicing Fee / Master Servicer        the Stated Principal Balance of each     monthly        interest payments on related loan.
                                       Mortgage Loan multiplied by the master                  If loan or REO property is
                                       servicing fee rate (such fee is                         liquidated, then out of general
                                       calculated using the same interest                      collections.
                                       accrual basis of such mortgage loan)

Additional Servicing Compensation      -    all late payment fees and net       time to time   the related fee
/ Master Servicer                           default interest (other than on
                                            specially serviced mortgage
                                            loans) not used to pay interest
                                            on Advances

                                       -    loan modification and extension     time to time   the related fee
                                            fees as set forth in the pooling
                                            and servicing agreement, 50% of
                                            assumption fees on non-specially
                                            serviced mortgage loans


                                       -    all investment income earned on     monthly        investment income
                                            amounts on deposit in the
                                            Collection Account and certain
                                            Reserve Accounts

                                       -    all prepayment interest excesses

Special Servicing Fee /Special         the Stated Principal Balance of each     monthly        general collections
Servicer                               specially serviced mortgage loan
                                       multiplied by the special servicing
                                       fee rate (such fee is calculated using
                                       the same interest accrual basis of
                                       such mortgage loan)

Workout Fee / Special Servicer         1.00% of each collection of principal    monthly        the related collections of
                                       and interest on each Corrected                          principal and interest
                                       Mortgage Loan

Liquidation Fee / Special Servicer     1.00% of each recovery of liquidation    upon receipt   the related liquidation proceeds
                                       proceeds, except as specified under      of
                                       "The Pooling and Servicing               liquidation
                                       Agreement--Servicing and Other           proceeds
                                       Compensation and Payment of Expenses

Additional Special Servicing           -    all late payment fees and net       from time to   the related fee/ investment income
Compensation / Special Servicer             default interest (on specially      time
                                            serviced mortgage loans) not used
                                            to pay interest on Advances

                                       -    loan modification and extension     from time to
                                            fees as set forth in the pooling    time
                                            and servicing agreement, 50% of
                                            assumption fees on non-specially
                                            serviced mortgage loans and 100%
                                            of such fees on specially
                                            serviced mortgage loans

                                       -    all investment income received on   from time to
                                            funds in any REO Account            time

            TYPE/RECIPIENT                             AMOUNT                     FREQUENCY              SOURCE OF FUNDS
------------------------------------   --------------------------------------   ------------   ----------------------------------
Trustee Fee / Trustee                  the trustee fee rate multiplied by the   monthly        general collections
                                       Stated Principal Balance of the
                                       Mortgage Loans (such fee is calculated
                                       using the same interest accrual basis
                                       of each mortgage loan)

EXPENSES

Servicing Advances / Master Servicer   to the extent of funds available, the    time to time   collections on the related loan,
and Trustee                            amount of any Servicing Advances                        or if not recoverable, from all
                                                                                               collections on all loans

Interest on Servicing Advances         at Prime Rate                            when Advance   first from default interest/late
/ Master Servicer and Trustee                                                   is             payment fees, then from general
                                                                                reimbursed     collections

P&I Advances / Master Servicer and     to the extent of funds available, the    time to time   collections on the related loan,
Trustee                                amount of any P&I Advances                              or if not recoverable, from all
                                                                                               collections on all loans

Interest on P&I Advances / Master      at Prime Rate                            when Advance   first from default interest/late
Servicer and Trustee                                                            is             payment fees, then from general
                                                                                reimbursed     collections

Indemnification Expenses / Trustee,    amounts for which the trustee, the                      general collections
Master Servicer and Special Servicer   master servicer and the special
                                       servicer are entitled to
                                       indemnification

DISTRIBUTIONS

          For purposes of allocating payments on the respective classes of the series 2006-C3 certificates, the underlying mortgage loans will be divided into:

          1. Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home parks, together with five (5) underlying mortgage loans that are secured by mixed use (with portions thereof multifamily) and mobile home park property types. Loan group no. 1 will consist of 127 mortgage loans, with an initial loan group no. 1 balance of $1,608,786,232, representing approximately 80.5% of the initial mortgage pool balance.

          2. Loan group no. 2, which will consist of 34 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types, with an initial loan group no. 2 balance of $389,761,079, representing approximately 19.5% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

          On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2006-C3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

          In order for a series 2006-C3 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

          Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

          Distributions made to a class of series 2006-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

          INTEREST DISTRIBUTIONS. All of the classes of the series 2006-C3 certificates will bear interest, except for the R, LR and V classes.

          With respect to each interest-bearing class of the series 2006-C3 certificates, that interest will accrue during each interest accrual period based upon:

          - the pass-through rate for that class and the related distribution date;

          - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

          -    the assumption that each year consists of twelve 30-day months;

provided that no interest will accrue with respect to the class A-SP certificates following the ___________ interest accrual period.

          On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Distributions--Priority of Distributions" below, the holders of each interest-bearing class of the series 2006-C3 certificates will be entitled to receive--

          - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

          - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C3 certificates.

          If the holders of any interest-bearing class of the series 2006-C3 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to available funds for those future distribution dates and the distribution priorities described below.

          The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of series 2006-C3 certificates will equal:

          - in the case of the each interest-bearing class of series 2006-C3 certificates, the product of--

               - the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

               - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2006-C3 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

          CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2006-C3 certificates for the initial interest accrual period is shown on page S-6.

          The pass-through rates applicable to the class _______ and _________ certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-6.

          The pass-through rates applicable to the class ______, ________, ________ and _________ certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

          The pass-through rates applicable to the class _____, _____, _____, _____, _____, _____, _____, _____, _____, _____, _____, _____, _____, _____,
_____, and ___ certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

          - the pass-through rate applicable to the particular class of series 2006-C3 certificates for the initial interest accrual period shown on page S-6, or in the case of the class _____ certificates,___%, and

          - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

          The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C3 principal balance certificates. In general, the total principal balance of each class of series 2006-C3 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2006-C3 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the _____ interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          - if such particular component consists of the entire total principal balance of any class of series 2006-C3 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D hereto with respect to the related distribution date;

          - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2006-C3 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D hereto with respect to the related distribution date;

          - if such particular component consists of the entire total principal balance of any class of series 2006-C3 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2006-C3 principal balance certificates; and

          - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2006-C3 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2006-C3 principal balance certificates.

          For purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the _____ interest accrual period, the total principal balance of each class of series 2006-C3 principal balance certificates will constitute one separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C3 principal balance certificates whose principal balance makes up such component.

          The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the _____ interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relatives sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of any class series of 2006-C3 principal balance certificates. If the entire total principal balance of any class of series 2006-C3 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2006-C3 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2006-C3 principal balance certificates will represent one separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the _____ interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          - the lesser of (a) the reference rate specified on Exhibit D hereto with respect to the related distribution date and (b) the Weighted Average Net Mortgage Rate for the related distribution date, over

          - the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C3 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

          Following the ____________ interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have 0% pass-through rate for the _____________ interest accrual period and for each interest accrual period thereafter.

          The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

          The class R, LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

          PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2006-C3 certificates, other than the class A-X, A-SP, R, LR and V certificates, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

          In general, the portion of the Total Principal Distribution Amount that will be allocated to the class A-1, A-2, A-AB, A-3 and A-1-A certificates on each distribution date will equal:

          - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

          - in the case of the class A-AB certificates, an amount up to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet) until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto;

          - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

          - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

          - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the third preceding bullet) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets); and

          - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets).

          In addition, if the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-AB and/or A-3 certificates to zero).

          Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-AB, A-3 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-AB, A-3 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

          While the class A-1, A-2, A-AB, A-3 and A-1-A certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2006-C3 certificates.

          Following the retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2006-C3 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

          - the portion of that Total Principal Distribution Amount that remains unallocated, and

          - the total principal balance of the particular class immediately prior to that distribution date.

ORDER OF ALLOCATION   CLASS
-------------------   -----
        1st            A-M
        2nd            A-J
        3rd             B
        4th             C
        5th             D
        6th             E
        7th             F
        8th             G
        9th             H
       10th             J
       11th             K
       12th             L
       13th             M
       14th             N
       15th             O
       16th             P
       17th             Q

          In no event will the holders of any class of series 2006-C3 certificates listed in the foregoing table be entitled to receive any distribution of principal until the total principal balance of all other classes of series 2006-C3 certificates, if any, listed above it in the foregoing table is reduced to zero.

          If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2006-C3 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-C3 certificates.

          Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the issuing entity remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (or interest thereon), as described in the preceding paragraph, prior to any distributions of principal on the series 2006-C3 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

          In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

          CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit E to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the class A-AB Certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the class A-AB Certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the class A-1-A, class A-1 and class A-2 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the class A-AB Certificates until the total principal balance of the class A-AB Certificates is reduced to zero, and once the total principal balances of the class A-1 and class A-2 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the class A-AB Certificates until the total principal balance of the class A-AB Certificates is reduced to zero. If the mortgage loans perform in accordance with the Modeling Assumptions, it is anticipated that on or prior to the distribution date in May 2011 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), the principal balance of the class A-1 and class A-2 certificates will have been reduced to zero.

          LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below, the total principal balance of any class of series 2006-C3 certificates, other than the class A-X, A-SP, R, LR and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2006-C3 certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described under "--Distributions--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

          PRIORITY OF DISTRIBUTIONS. The portion of the Available P&I Funds allocable to distributions of principal and interest on the series 2006-C3 certificates on any distribution date will be applied on that distribution date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of those funds:

  ORDER OF            RECIPIENT
DISTRIBUTION       CLASS OR CLASSES                                    TYPE AND AMOUNT OF DISTRIBUTION
------------   -----------------------   -------------------------------------------------------------------------------------------
    1st             A-1, A-2, A-AB       From the portion of the Available P&I Funds attributable to the underlying mortgage loans
                       and A-3*          in loan group no. 1, interest up to the total interest distributable on those classes, PRO
                                         RATA based on the respective interest entitlements of those classes

                        A-1-A*           From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                    A-X and A-SP*        From the entire Available P&I Funds, interest up to the total interest distributable on those classes, without regard to loan groups

    2nd             A-1, A-2, A-AB       Principal up to the portion of the Total Principal Distribution Amount that is attributable
                       and A-3**         to loan group no. 1 (and, if the class A-1-A certificates are retired, any portion of the
                                         Total Principal Distribution Amount that is attributable to loan group no. 2), to class
                                         A-AB until the balance thereof has been reduced to the targeted principal balance set forth for the subject distribution date on Exhibit E hereto and then to class A-1, A-2, A-AB and
                                         A-3 certificates in that order, in each case until the total principal balance of that class has been reduced to zero

                       A-1-A**           Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-1, A-2, A-AB and A-3 certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group no.
                                         1), until the total principal balance of that class has been reduced to zero

    3rd        A-1, A-2, A-AB, A-3 and   Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA based on the
                        A-1-A            respective loss reimbursement amounts for those classes

    4th                  A-M             Interest up to the total interest distributable on that class

    5th                  A-M             Principal up to the total principal distributable on that class

    6th                  A-M             Reimbursement up to the loss reimbursement amount for that class

    7th                  A-J             Interest up to the total interest distributable on that class

    8th                  A-J             Principal up to the total principal distributable on that class

    9th                  A-J             Reimbursement up to the loss reimbursement amount for that class

    10th                  B              Interest up to the total interest distributable on that class

    11th                  B              Principal up to the total principal distributable on that class

    12th                  B              Reimbursement up to the loss reimbursement amount for that class

    13th                  C              Interest up to the total interest distributable on that class

    14th                  C              Principal up to the total principal distributable on that class

    15th                  C              Reimbursement up to the loss reimbursement amount for that class

    16th                  D              Interest up to the total interest distributable on that class

    17th                  D              Principal up to the total principal distributable on that class

    18th                  D              Reimbursement up to the loss reimbursement amount for that class

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-AB, A-3, A-1-A, A-X and A-SP classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlements.

** Priority of principal distributions among the class A-1, A-2, A-AB, A-3 and A-1-A certificates are described above under "Distributions--Principal Distributions."

  ORDER OF            RECIPIENT
DISTRIBUTION       CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
------------   -----------------------   -------------------------------------------------------------------------------------------
    19th                  E              Interest up to the total interest distributable on that class

    20th                  E              Principal up to the total principal distributable on that class

    21st                  E              Reimbursement up to the loss reimbursement amount for that class

    22nd                  F              Interest up to the total interest distributable on that class

    23rd                  F              Principal up to the total principal distributable on that class

    24th                  F              Reimbursement up to the loss reimbursement amount for that class

    25th                  G              Interest up to the total interest distributable on that class

    26th                  G              Principal up to the total principal distributable on that class

    27th                  G              Reimbursement up to the loss reimbursement amount for that class

    28th                  H              Interest up to the total interest distributable on that class

    29th                  H              Principal up to the total principal distributable on that class

    30th                  H              Reimbursement up to the loss reimbursement amount for that class

    31st                  J              Interest up to the total interest distributable on that class

    32nd                  J              Principal up to the total principal distributable on that class

    33rd                  J              Reimbursement up to the loss reimbursement amount for that class

    34th                  K              Interest up to the total interest distributable on that class

    35th                  K              Principal up to the total principal distributable on that class

    36th                  K              Reimbursement up to the loss reimbursement amount for that class

    37th                  L              Interest up to the total interest distributable on that class

    38th                  L              Principal up to the total principal distributable on that class

    39th                  L              Reimbursement up to the loss reimbursement amount for that class

    40th                  M              Interest up to the total interest distributable on that class

    41st                  M              Principal up to the total principal distributable on that class

    42nd                  M              Reimbursement up to the loss reimbursement amount for that class

    43rd                  N              Interest up to the total interest distributable on that class

    44th                  N              Principal up to the total principal distributable on that class

    45th                  N              Reimbursement up to the loss reimbursement amount for that class

    46th                  O              Interest up to the total interest distributable on that class

    47th                  O              Principal up to the total principal distributable on that class

    48th                  O              Reimbursement up to the loss reimbursement amount for that class

    49th                  P              Interest up to the total interest distributable on that class

    50th                  P              Principal up to the total principal distributable on that class

    51st                  P              Reimbursement up to the loss reimbursement amount for that class

    52nd                  Q              Interest up to the total interest distributable on that class

    53rd                  Q              Principal up to the total principal distributable on that class

    54th                  Q              Reimbursement up to the loss reimbursement amount for that class

    55th                  R              Any remaining portion of the funds in REMIC II being distributed

    56th                  LR             Any remaining portion of the funds in REMIC I being distributed

          References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2006-C3 certificates identified in the foregoing table, other than the class A-X and A-SP certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

          SUBORDINATION. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation, except that class A-J is subordinate to class A-M. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of class designation, except that class A-J is subordinate to class A-M, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class Q Certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and additional issuing entity expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses." No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the trust evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

          Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of class designation, except that class A-J is subordinate to class A-M, in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations.

          DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any mortgage loan, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

          - the holders of any class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

               1.   the amount of that Yield Maintenance Charge, multiplied by

               2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2006-C3 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2006-C3 certificates on that distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for that distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

          - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

               1. for each of the first distribution dates, if the class A-SP certificates are then outstanding, % of such amount to the holders of the class A-SP certificates and % of such amount to the holders of the class A-X certificates; and

               2. otherwise, entirely to the holders of the class A-X certificates.

          For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

          After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2006-C3 certificates.

          Neither we nor the sponsors, the mortgage loan sellers or any of the underwriters makes any representation as to--

          o the enforceability of any provision of the mortgage loans requiring the payment of any prepayment consideration, or

          o    the collectability of that prepayment consideration.

          See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

          In no event will the holders of the offered certificates receive any Yield Maintenance Charge or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

          DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity and applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or workout fees payable to the special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

          Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          -    distributions on the series 2006-C3 certificates,

          - allocations of Realized Losses and Additional Issuing entity Expenses to the series 2006-C3 certificates, and

          - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

          In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Rate and the Total Principal Distribution Amount for each distribution date.

          Operating revenues and other proceeds from an REO Property will be applied--

          - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

          - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

          To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL ISSUING ENTITY EXPENSES

          As a result of Realized Losses and Additional Issuing Entity Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2006-C3 principal balance certificates. If this occurs following the distributions made to the 2006-C3 certificateholders on any distribution date, then: the respective total principal balances of the following classes of the series 2006-C3 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2006-C3 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
         1st                         Q
         2nd                         P
         3rd                         O
         4th                         N
         5th                         M
         6th                         L
         7th                         K
         8th                         J
         9th                         H
        10th                         G
        11th                         F
        12th                         E
        13th                         D
        14th                         C
        15th                         B
        16th                        A-J
        17th                        A-M
        18th          A-1, A-2, A-AB, A-3 and A-1-A*

----------
* PRO RATA based on the respective total outstanding principal balances of the subject classes.

          The above-described reductions in the total principal balances of the respective classes of the series 2006-C3 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Issuing Entity Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2006-C3 certificates.

          The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

          (a) the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          (b) all related unreimbursed servicing advances and unpaid liquidation expenses, over

          (c) the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

          If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post ARD Additional Interest, also will be treated as a Realized Loss.

          The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Issuing Entity Expenses:

          (a) any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

          (b) any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

          (c) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

          (d) any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

               (1) any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

               (2) any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

               (3) any federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax
                    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

          - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller; and

          - any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Issuing Entity Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Issuing Entity Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

          The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments (other than balloon payments, Post-ARD Additional Interest and Default Interest) and assumed monthly debt service payments, in each case net of master servicing fees, including primary servicing fees, that--

          - were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period, and

          - were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period or received prior to the remittance date as provided in the pooling and servicing agreement.

          Neither the master servicer nor the trustee will be required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

          Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

          -    a fraction--

               1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

               2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

          With respect to any distribution date, the master servicer will be required to make any monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in that master servicer's collection account that are not required to be paid on the series 2006-C3 certificates on that distribution date.

          If the master servicer fails to make a required monthly debt service advance, and the trustee is aware of that failure, the trustee will be obligated to make that advance.

          The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related underlying mortgage loan and shall not make any monthly debt service advance that the special servicer determines would not be ultimately recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2006-C3 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the master servicer regarding the nonrecoverability of any monthly debt service advance, and the trustee and the master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any monthly debt service advance.

          Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 6 months without the consent of the Series 2006-C3 controlling class representative or 12 months in any event), with interest continuing to accrue thereon at the prime rate as described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2006-C3 certificateholders to the detriment of other classes of 2006-C3 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2006-C3 certificateholders.

          In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (or interest thereon), prior to any distributions of principal on the series 2006-C3 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

          The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

          A monthly debt service payment will be assumed to be due with respect to:

          - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

          The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

          TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2006-C3 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2006-C3 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

          (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

               (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

               (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Yield Maintenance Charges;

               (iii) the number of outstanding underlying mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

               (iv) the number and aggregate scheduled principal balance of underlying mortgage loans:

                    (A)  delinquent 30 to 59 days,

                    (B)  delinquent 60 to 89 days,

                    (C)  delinquent 90 days or more,

                    (D) as to which foreclosure proceedings have been commenced, or

                    (E)  as to which bankruptcy proceedings have been commenced;

               (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

               (vi) as of the related determination date:

                    (A) as to any REO Property sold during the related collection period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the collection account, and

                    (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related collection period and credited to the collection account, in each case identifying such REO Property by the loan number of the related underlying mortgage loan;

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               (vii) the aggregate certificate balance or notional amount of each class of certificates before and after giving effect to the distribution made on such distribution date;

               (viii) the aggregate amount of principal prepayments made during the related collection period;

               (ix) the pass-through rate applicable to each class of
                    certificates for such distribution date;

               (x) the aggregate amount of servicing fees paid to the master servicer, any primary servicer and the special servicer and the holders of the rights to excess servicing fees;

               (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

               (xii) the aggregate amount of advances outstanding, separately stated, that have been made by the master servicer, the special servicer and the trustee and the aggregate amount of advances made by the master servicer in respect of the non-specially serviced mortgage loans;

               (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

               (xiv) the amount on deposit in certain accounts established pursuant to the pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

               (xv) the record date for such distribution date;

               (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

               (xvii) material breaches of mortgage loan representations and warranties of which the trustee, master servicer or the special servicer has received written notice;

               (xviii) material breaches of any covenants under the pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice; and

               (xix) such other information and in such form as will be
                    specified in the pooling and servicing agreement.

          (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

          The master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis, but due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file before the distribution date in August 2006; provided, that neither the master servicer nor the special servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first business day after the third Determination Date following the closing date, and the trustee shall not be obligated to deliver any such report until provided by the master servicer.

          BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is

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not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2006-C3 certificateholders only those persons in whose names the series 2006-C3 certificates are registered on the books and records of the certificate registrar.

          INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

          The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

          The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

          OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee (or in the case of the items listed in the fifth, sixth and seventh bullet points below, the master servicer or the special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

          - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

          - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C3 certificateholders since the date of initial issuance of the offered certificates;

          - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer or the special servicer as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

          - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicer or the special servicer;

          - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

          - the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

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          Copies of any and all of the foregoing items will be available from the trustee, the master servicer or the special servicer, as applicable, upon request. However, the trustee, master servicer or special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

          In connection with providing access to or copies of the items described above, to registered holders, beneficial owners and prospective purchasers (or licensed or registered investment adviser acting on their behalf) of series 2006-C3 certificates, the trustee, the master servicer or the special servicer, as applicable, may require:

          - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

          - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

          In addition, the master servicer and the special servicer shall promptly provide to the series 2006-C3 controlling class representative, during normal business hours at the offices of such master servicer or special servicer, as applicable, and upon reasonable advance written request, for review by the series 2006-C3 controlling class representative, reasonable access to any additional information regarding the mortgage loans in its possession that such series 2006-C3 controlling class representative may reasonably request.

VOTING RIGHTS

          The voting rights for the series 2006-C3 certificates will be allocated as follows:

          - 99.0% of the voting rights will be allocated to the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
               N, O, P and Q certificates, in proportion to the respective total principal balances of those classes;

          - 1.0% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective total notional amounts of those classes; and

          - 0% of the voting rights will be allocated to the holders of the class R, LR and V certificates.

          Voting rights allocated to a class of series 2006-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

          GENERAL. The yield on any offered certificate will depend on--

          - the price at which the certificate is purchased by an investor, and

          -    the rate, timing and amount of distributions on the certificate.

          The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

          -    the pass-through rate for the certificate,

          - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

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          -    the rate, timing and severity of Realized Losses and Additional
               Issuing Entity Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

          - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

          PASS-THROUGH RATES. The pass-through rates on the class ___, ___, ___, ___, ___, ___, ___, and _____certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

          RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the issuing entity.

          Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

          As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Net Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-AB and A-3 certificates in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-1, A-2, A-AB and A-3 certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes entitled to principal, sequentially in the following order: class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates, in each such case until the related certificate balance is reduced to zero. With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1 and A-2 certificates remain outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1 and A-2 certificates remain outstanding with respect to principal attributable to loan group no. 2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 and/or the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero.

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As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2 and A-1-A certificates were outstanding.

          The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

          DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

          -    the amount of distributions on your offered certificates,

          -    the yield to maturity of your offered certificates,

          - the rate of principal distributions on your offered certificates, and

          -    the weighted average life of your offered certificates.

          Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

          If--

          - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the rate of default and amount of losses actually experienced, and

          - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

          The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

          Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

          In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2006-C3 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-C3 certificates.

          In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of
- payments and

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other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2006-C3 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2006-C3 certificates, the holders of the class A-1, A-2, A-AB and A-3 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

          RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

          -    prevailing interest rates;

          -    the terms of the mortgage loans, including--

               1.   provisions that impose prepayment lock-out periods,

               2. provisions that require the payment of yield maintenance charges, and

               3.   amortization terms that require balloon payments;

          - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

          - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

          -    the quality of management of the mortgaged real properties;

          -    the servicing of the mortgage loans;

          -    possible changes in tax laws; and

          -    other opportunities for investment.

          See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

          The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before

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its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

          In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

          A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan. We make no representation or warranty regarding:

          - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

          -    the relative importance of those factors;

          - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          - the overall rate of prepayment or default on the underlying mortgage loans.

          DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of June, 2006 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

          - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

          -    summing the results; and

          - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

          As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable FIRST to make distributions of principal from loans in loan group no. 1 to the holders of the class A-AB certificates (until the principal balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement) and to make distributions of principal from loans in loan group no. 2 to the holders of the class A-1-A certificates, THEN to the class A-1, A-2, A-AB, A-3 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus

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supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-AB, A-3, and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2006-C3 certificates with principal balances.

          The tables set forth in Exhibit C show with respect to each class of offered certificates--

          -    the weighted average life of that class, and

          - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

          The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D and E certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

          We make no representation that--

          - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

          - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

          - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed or prepayable with a Yield Maintenance Charge, will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

          The series 2006-C3 certificates will be issued, the issuing entity will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of June 1, 2006, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

          Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER AND THE SPECIAL SERVICER

          Midland Loan Services, Inc. ("Midland") will be the master servicer and in this capacity will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland will also be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the pooling and servicing agreement.

          Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association, one of the mortgage loan sellers. Midland is an affiliate of a company that is the external manager of an entity that may be the initial controlling class representative under the pooling and servicing agreement. Midland is also an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

          Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

          Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary ENTERPRISE!(R) Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

          Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

          No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

          From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

          Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

          As of March 31, 2006, Midland was servicing approximately 17,578 commercial and multifamily mortgage loans with a principal balance of approximately $140.2 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,300 of such loans, with a total principal balance of approximately $109.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March 31, 2005, Midland was named the special servicer in approximately 118 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $79.4 billion. With respect to such transactions as of such date, Midland was administering approximately 73 assets with an outstanding principal balance of approximately $594.3 million.

          Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

PORTFOLIO GROWTH -         CALENDAR YEAR END
  MASTER/PRIMARY     (APPROXIMATE AMOUNTS IN BILLIONS)
------------------   ---------------------------------
                             2003   2004   2005
                             ----   ----   ----
        CMBS                  $60    $70   $104
       Other                  $23    $28   $ 32
       Total                  $83    $98   $136

          Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2003 to 2005.

  PORTFOLIO GROWTH -            CALENDAR YEAR END
CMBS SPECIAL SERVICING   (APPROXIMATE AMOUNTS IN BILLIONS)
----------------------   ---------------------------------
                                 2003   2004   2005
                                 ----   ----   ----
         Total                    $40    $49    $65

          Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, National Association, prior to their inclusion in the trust.

LIABILITY OF THE SERVICERS

          The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicer or the special servicer. In addition, the master servicer and the special servicer will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that the master servicer and the special servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicer and the special servicer will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement, the underlying mortgage loans or the certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement, by reason of negligent disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. The master servicer also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the pooling and servicing agreement.

REMOVAL, RESIGNATION AND REPLACEMENT OF SERVICERS; TRANSFER OF SERVICING DUTIES

          If an event of default occurs and remains unremedied with respect to the master servicer or the special servicer under the pooling and servicing agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee, will be authorized to, and at the written direction of certificateholders entitled to not less than 25% of the voting rights, shall, terminate all of the obligations and rights of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2006-C3 certificateholder, or (b) accrued prior to such termination in respect of any unpaid servicing compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

          - succeed to all of the responsibilities, duties and liabilities of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement; or

          - appoint an established mortgage loan servicing institution to act as successor to the master servicer or the special servicer, as applicable, under the pooling and servicing agreement.

          If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or is not approved by each rating agency, it may (or, at the written request of certificateholders entitled to not less than 51% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such master servicer or such special servicer, as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates by such rating agency.

          In connection with such appointment and assumption of a successor to the master servicer or the special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement. If no successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Issuing Entity Expenses. The trustee, the master servicer, the special servicer and such successor are required to take such action, consistent with the pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under the pooling and servicing agreement will be required to be borne by the predecessor master servicer or special servicer.

          If the master servicer or special servicer, as the case may be, is terminated pursuant to the terms of the pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume the master servicer's or special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of the master servicer's or special servicer's, as the case may be, responsibilities and rights under the pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by the master servicer to the collection account or any other account held by it on account of the underlying mortgage loans or credited by the special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property

THE TRUSTEE

          Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as the trustee to the Credit Suisse Commercial Mortgage Trust Series 2006-C3 pursuant to the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

          Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgaged-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2006, Wells Fargo Bank was acting as trustee on more than 260 series of commercial mortgage-backed securities with an aggregate principal balance of over $230 billion.

          In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

          Wells Fargo Bank is acting as custodian of the mortgage loans files pursuant to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2006, Wells Fargo Bank was acting as custodian of more than 25,000 commercial mortgage loan files.

          Under the terms of the pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 325 series of commercial mortgage-backed securities, and, as of March 31, 2006, was acting as securities administrator with respect to more than $260 billion of outstanding commercial mortgage-backed securities.

          There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

          In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

ASSIGNMENT OF THE MORTGAGE LOANS

          On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2006-C3 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

          The master servicer and special servicer must service and administer the mortgage loans and any REO Properties owned by the issuing entity for which it is responsible, directly or through sub-servicers, in accordance with--

          -    any and all applicable laws,

          -    the express terms of the pooling and servicing agreement,

          - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

          -    to the extent consistent with the foregoing, the Servicing
               Standard.

          In general, the master servicer will be responsible for the servicing and administration of--

          - all mortgage loans in the issuing entity as to which no Servicing Transfer Event has occurred, and

          - all worked-out mortgage loans in the issuing entity as to which no new Servicing Transfer Event has occurred.

          In the event that a Servicing Transfer Event occurs with respect to any mortgage loan, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

          In general, subject to specified requirements and certain consents and approvals of the series 2006-C3 controlling class representatives contained in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of each mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the issuing entity.

          Despite the foregoing, the pooling and servicing agreement will require the master servicer:

          - to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

          - otherwise, to render other incidental services with respect to any specially serviced assets.

          The master servicer will transfer servicing of a mortgage loan in the issuing entity to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

          In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

          CBA B-NOTE COMPANION LOAN. The CBA B-Note Companion Loan will not be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loan. the CBA B-Note Companion Loan will, however, be serviced under the pooling and servicing agreement by the master servicer or special servicer, as applicable, if an A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

          The master servicing fee:

          - will be earned with respect to each and every underlying mortgage loan, including--

               1.   each specially serviced mortgage loan, if any,

               2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

               3.   each mortgage loan as to which defeasance has occurred; and

          -    in the case of each mortgage loan, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

               2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.02% per annum to 0.11% per annum (inclusive of any primary servicing fee),

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

               4. be payable to the master servicer monthly from amounts received with respect to interest on that mortgage loan (or if not so paid will remain outstanding).

          As of the date of initial issuance of the series 2006-C3 certificates, the weighted average master servicing fee for the mortgage pool will be 0.029% per annum. For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

          In the event that the master servicer resigns or is terminated as a master servicer, such master servicer will be entitled to retain the Excess Servicing Strip, equal to a portion of the master servicing fee payable to such master servicer (accrued at a rate in excess of 0.005% (0.50 basis points) per annum) and the per annum rate applicable to any related primary servicing fee payable to certain sub-servicers, except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of such master servicer under the pooling and servicing agreement.

          Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), the Excess Servicing Strip. If the master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the Excess Servicing Strip and will be paid that Excess Servicing Strip (except to the extent that any portion of that Excess Servicing Strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of the master servicer, (a) any holder of the Excess Servicing Strip would dispute the trustee's determination that any portion of the Excess Servicing Strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the Excess Servicing Strip or any portion of that strip from any holder of the Excess Servicing Strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

          PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to mortgage loans serviced by the master servicer during any collection period (other than Prepayment Interest Shortfalls (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order or (v) at the request of or with the consent of the series 2006-C3 controlling class representative), the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

          -    the excess, if any, of --

               1. the total amount of those Prepayment Interest Shortfalls, over

               2. the total amount of Prepayment Interest Excesses collected with respect to the mortgage loans serviced by such master servicer during the subject collection period; and

          - an amount equal to that portion of the master servicing fee collected during that collection period by such master servicer that is calculated at 0.005% per annum, provided, however, that subject to certain exceptions set forth in the pooling and servicing agreement, if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments, then, such amount shall be an amount equal to 100% of the master servicing fee collected during that collection period by such master servicer.

          No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

          Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage loans serviced by a master servicer during any collection period exceeds the sum of--

          - any Prepayment Interest Excesses collected with respect to the mortgage loans serviced by such master servicer during that collection period, and

          - any payments made by such master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2006-C3 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

          PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

          -    the corresponding special servicing fees,

          -    the corresponding workout fees, and

          -    the corresponding liquidation fees.

          Special Servicing Fee. The special servicing fee:

          -    will be earned with respect to--

               1.   each specially serviced mortgage loan, if any, and

               2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

          - in the case of each mortgage loan described in the foregoing bullet, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

               2. accrue at a special servicing fee rate of 0.25% (25 basis points) per annum, and

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          - will be payable to the special servicer monthly from general collections on all the mortgage loans and any REO Properties that are on deposit in the master servicer's collection account from time to time.

          Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% (100 basis points) to, each payment of interest, other than Default Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

          If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to underlying mortgage loans that were worked out--or, in some cases, about to be worked out--during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

          Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-C3 certificateholders.

          Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the issuing entity as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as it may be extended). As to each specially serviced mortgage loan and REO Property in the issuing entity, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% (100 basis points) to, the related payment

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or proceeds, exclusive of liquidation expenses and exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and late payment charges.

          Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

          - the repurchase or replacement of any underlying mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

          - the purchase of any Defaulted Loan by the special servicer or the series 2006-C3 series 2006-C3 controlling class representative, or any of their affiliates (unless the purchase option has been assigned without consideration to an unaffiliated third party), as described under "--Fair Value Purchase Option" below;

          - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Companion Loan, pursuant to the related A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that A Note Mortgage Loan becoming specially serviced;

          - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 90 days (or in the case of the 535-545 Fifth Avenue mortgage loan, 120 days, or with respect to any of the other loans, any shorter time frame as set forth in the related intercreditor agreement) of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the pooling and servicing agreement;

          - the purchase of all of the mortgage loans and REO Properties in the issuing entity by a master servicer, a special servicer or any single certificateholder or group of certificateholders of the series 2006-C3 controlling class in connection with the termination of the issuing entity, as described under "--Termination" below; or

          - following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2006-C3 certificates for all the remaining mortgage loans and REO Properties in the issuing entity, as described under "--Termination" below.

          Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C3 certificateholders.

          ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of--

          - the amount of all Prepayment Interest Excesses collected with respect to those mortgage loans for which it acted as master servicer during any collection period, over

          - the amount of certain Prepayment Interest Shortfalls incurred with respect to those mortgage loans for which it acted as master servicer during that collection period.

          In addition, the following items collected on the mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

          - any late payment charges and Default Interest actually collected on a mortgage loan and that are not otherwise applied--

               1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property;


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               2.   to reimburse the issuing entity for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

               3. to pay, or to reimburse the issuing entity for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Issuing entity Expense; and

          - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

          The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

          - will generally be entitled to retain any interest or other income earned on those funds, and

          - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

          The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

          - will be entitled to retain any interest or other income earned on those funds, and

          - will be required to cover any losses of principal from its own funds.

          Generally, no master servicer or special servicer will be obligated, however, to cover any losses with respect to any such investment of funds resulting from the bankruptcy or insolvency of any depository institution or trust company holding the applicable related account, provided that the master servicer or special servicer may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

          SERVICING ADVANCES. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the pooling and servicing agreement with respect to the related mortgaged real property.

          Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or the special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

          The special servicer will request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis), which request is required to be in writing, in a timely manner that does not adversely affect the interests of any series 2006-C3 certificateholders. The master servicer must make the requested servicing advance within a specified number of days following such master servicer's receipt of the request. The special servicer will be required to provide the master servicer


                                     S-150

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any information in its possession as the master servicer may reasonably request to enable such master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

          If the master servicer or special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so when the servicing advance is required to be made, then the trustee will be required:

          - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

          - if the failure continues for three (3) more business days, to make the servicing advance.

          Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in such party's judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, special servicer or the trustee makes a servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee will conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. The master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2006-C3 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein.

          Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the issuing entity, and to the extent that principal collections are insufficient to fully reimburse the aggregate amount of such Nonrecoverable Servicing Advances, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2006-C3 certificateholders to the detriment of other classes of series 2006-C3 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a violation of any fiduciary duty owed by any party to the series 2006-C3 certificateholders.

          In addition, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (or interest thereon) (thereby reducing the amount of principal otherwise distributable on the series 2006-C3 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest, subject to the master servicer's or trustee's election to obtain reimbursement over time as described in the previous paragraph.

          In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes


                                     S-151

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the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

          The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses, directly out of general collections on the mortgage loans on deposit in the master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

          The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

          - FIRST, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

          - THEN, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

THE SERIES 2006-C3 CONTROLLING CLASS REPRESENTATIVE

          ELECTION OF THE SERIES 2006-C3 CONTROLLING CLASS REPRESENTATIVE. The holders of series 2006-C3 certificates representing more than 50% of the total principal balance of the series 2006-C3 controlling class, will be entitled to--

          - select a representative having the rights and powers described under "--Rights and Powers of a Series 2006-C3 Controlling Class Representative" below, or

          - replace an existing series 2006-C3 controlling class representative.

          The trustee will be required to notify promptly all the certificateholders of the series 2006-C3 controlling class that they may select a series 2006-C3 controlling class representative upon:

          - the receipt by the trustee of written requests for the selection of a series 2006-C3 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2006-C3 controlling class;

          - the resignation or removal of the person acting as series 2006-C3 controlling class representative; or

          - a determination by the trustee that the controlling class of series 2006-C3 certificateholders has changed.

          The notice will explain the process for selecting a series 2006-C3 controlling class representative. The appointment of any person as a series 2006-C3 controlling class representative will not be effective until:

          - the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2006-C3 controlling class representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2006-C3 controlling class; and

          -    that person provides the trustee with--

               1.   written confirmation of its acceptance of its appointment,

               2. written confirmation of its agreement to keep confidential all information received by it with respect to the issuing entity,

               3. an address and telecopy number for the delivery of notices and other correspondence, and


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               4.   a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

          RESIGNATION AND REMOVAL OF A SERIES 2006-C3 CONTROLLING CLASS REPRESENTATIVE. The series 2006-C3 controlling class representative may at any time resign by giving written notice to the trustee, the master servicer, the special servicer and each series 2006-C3 certificateholder of the series 2006-C3 controlling class. The holders of series 2006-C3 certificates representing more than 50% of the total principal balance of the series 2006-C3 controlling class will be entitled to remove any existing series 2006-C3 controlling class representative by giving written notice to the trustee, the special servicer and that existing series 2006-C3 controlling class representative.

          RIGHTS AND POWERS OF A SERIES 2006-C3 CONTROLLING CLASS REPRESENTATIVE. The series 2006-C3 controlling class representative will be entitled to advise the master servicer and special servicer with respect to the applicable party taking any of the actions identified in clauses 1. through 10. of the following sentence. In addition, except as otherwise indicated below in this "--Rights and Powers of a Series 2006-C3 Controlling Class Representative" subsection, the special servicer may not take (or consent to the master servicer's taking of) any of the actions identified in clauses 1. to 10. below as to which the series 2006-C3 controlling class representative has objected in writing within five (5) business days of having received a recommendation in writing regarding the particular action and having been provided with all reasonably requested information with respect to the particular action:

          1. any proposed foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the issuing entity as come into and continue in default;

          2. any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 9. below) of a mortgage loan in the issuing entity;

          3. any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the issuing entity;

          4. any proposed sale of an REO Property out of the issuing entity for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Post-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the issuing entity as described under "--Termination" below;

          5. any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

          6. any release of material collateral for a mortgage loan in the issuing entity, other than in accordance with the specific terms which do not provide for lender discretion of, or upon satisfaction of, that mortgage loan;

          7. any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the issuing entity, other than in accordance with the specific terms of that mortgage loan;

          8. any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the issuing entity;

          9. any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the issuing entity except as contemplated in the last sentence under "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions" below (in which event, the series 2006-C3 controlling class representative shall have no right to object thereto); and

          10. any consent to a change in franchise with respect to a mortgage loan secured by a hospitality property or a change in the property manager for a property with a stated principal balance in excess of $5,000,000.

provided that, if a special servicer or master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2006-C3 certificateholders, as a whole, that special servicer may take any such action without waiting for the response of the series 2006-C3 controlling class representative.


                                     S-153

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          Furthermore, except as otherwise indicated below in this "--Rights and
Powers of a Series 2006-C3 Controlling Class Representative" subsection, the series 2006-C3 controlling class representative may direct a special servicer to take, or to refrain from taking, such actions as that series 2006-C3 controlling class representative may deem advisable or as to which provision is otherwise made in the pooling and servicing agreement.

          Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2006-C3 controlling class representative, as contemplated by the preceding paragraph, may:

          - require or cause a master servicer or special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including the master servicer's or special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard;

          -    result in an adverse tax consequence for the issuing entity;

          - expose the issuing entity, us, a master servicer, a special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

          - expand the scope of a master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

The master servicer and special servicer are required to disregard any advice, direction or objection given or made by the series 2006-C3 controlling class representative that would have any of the effects described in the immediately preceding four bullets.

          When reviewing the rest of this section, "The Pooling and Servicing Agreement," it is important that you consider the effects that the rights and powers of the series 2006-C3 controlling class representative discussed above could have on the actions of the master servicer and the special servicer.

          LIABILITY TO BORROWERS. In general, any and all expenses of the series 2006-C3 controlling class representative are to be borne by the holders of the series 2006-C3 controlling class in proportion to their respective percentage interests in that class, and not by the issuing entity. However, if a claim is made against the series 2006-C3 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, that series 2006-C3 controlling class representative is to notify immediately the trustee, the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the master servicer or the special servicer (depending on whether or not the related loan is a specially serviced mortgage loan) will assume the defense of the claim on behalf of and at the expense of the issuing entity against that series 2006-C3 controlling class representative, but only if--

          - a special servicer, a master servicer, the trustee or the issuing entity are also named parties to the same action, and

          - in the reasonable judgment of the master servicer or the special servicer (depending on whether or not the related loan is a specially serviced mortgage loan),

               1. that series 2006-C3 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

               2. there is no reasonable likelihood that the issuing entity will be an adverse party in the action as regards that series 2006-C3 controlling class representative.

          LIABILITY TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS. The series 2006-C3 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2006-C3 controlling class representative does not have any duties to the holders of any class of series 2006-C3 certificates other than the controlling class. It may act solely in the interests of the certificateholders of the series 2006-C3 controlling class and will have no liability to any other series 2006-C3 certificateholders for having done so. No series 2006-C3 certificateholder may take any action against the series 2006-C3 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2006-C3 controlling class.


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          BENEFICIAL OWNERS OF A CONTROLLING CLASS. If the controlling class of series 2006-C3 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

          - to receive all notices described above under this "--The Series 2006-C3 Controlling Class Representative" section, and

          - to exercise directly all rights described above under this "--The Series 2006-C3 Controlling Class Representative" section,

that it otherwise would if it were the registered holder of certificates of that series 2006-C3 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

          The series 2006-C3 controlling class representative may, upon not less than 10 days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2006-C3 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

          1. written confirmation from each of Moody's and S&P, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-C3 certificates, and

          2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

          In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

          - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation (including any workout fees and liquidation fees);

          - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest;

          - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

          - continued rights to some or all workout fees and liquidation fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

          Subject to the discussion under "--The Series 2006-C3 Controlling Class Representative" above, the special servicer, with respect to the specially serviced mortgage loans in the issuing entity, and the master servicer, with respect to the other mortgage loans, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise or waive any right the lender may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, if the subject mortgage loan has, or is part of a cross-collateralized group that has, a cut-off date principal balance or outstanding principal balance, as the case may be, in excess of any minimum threshold imposed by the applicable rating agencies, then (subject to the related loan documents and applicable law) no master servicer or special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or due-on-sale clause unless it has received written confirmation from each of Moody's and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2006-C3


                                      S-155

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certificates. Furthermore, the master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

          The special servicer, with respect to the specially serviced mortgage loans in the issuing entity, and the master servicer, with respect to the other mortgage loans, each may, consistent with the Servicing Standard, agree to:

          -    modify, waive or amend any term of any mortgage loan;

          -    extend the maturity of any mortgage loan;

          - defer or forgive the payment of interest on and principal of any mortgage loan;

          - defer or forgive the payment of late payment charges and Yield Maintenance Charges on any mortgage loan;

          - permit the release, addition or substitution of collateral securing any mortgage loan; or

          - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

          The ability of a special servicer or master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2006-C3 Controlling Class Representative," and "--Enforcement of
Due-on-Encumbrance and Due-on-Sale Provisions" above, and further, to each of the following limitations, conditions and restrictions:

          - With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the master servicer or special servicer, as the case may be, in its discretion) or minor covenant defaults, releases of non-material parcels of a mortgaged property, grants of easements that do not materially affect the use or value of the mortgaged property and, as described below in this "--Modifications, Waivers, Amendments and Consents" section, the waiver of Post-ARD Additional Interest with respect to non-specially serviced mortgage loans, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the issuing entity, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or affect the security for that mortgage loan, unless the master servicer has obtained the consent of the special servicer.

          - With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the master servicer or special servicer, as the case may be, in its discretion), the special servicer may not agree to or consent to the master servicer's agreeing to modify, waive or amend any term of, and may not take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the issuing entity, if doing so would--

               1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

               2. in the judgment of the special servicer, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2006-C3 certificateholders, as a collective whole, on a present value basis than would liquidation.

          - The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the issuing entity to a date beyond the earliest of--

               1. the fifth anniversary of the mortgage loan's original stated maturity date,

               2.   three (3) years prior to the rated final distribution date,


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               3.   if the mortgage loan is secured by a lien solely or
                    primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten (10) years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

               4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two
                    (2) years prior to the expiration of the term of that policy, unless the special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

          - No master servicer or special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the issuing entity, if doing so would--

               1. cause any REMIC created under the pooling and servicing agreement, to fail to qualify as a REMIC under the Code,

               2. result in the imposition of any tax under the Code on prohibited transactions of or contributions, after the applicable startup date to any REMIC created under the pooling and servicing agreement, or

               3. adversely affect the status of any portion of the issuing entity that is intended to be a grantor trust under the Code.

          - A special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the issuing entity other than in accordance with the terms of the subject mortgage loan, unless that special servicer has first--

               1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                    (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                    (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

               2. received, at the expense of the related borrower, confirmation from each of Moody's and S&P, as applicable, that the addition or substitution of collateral will not, in and of itself, result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2006-C3 certificates.

          - With limited exception generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, a special servicer may not release or consent to a master servicer's releasing any material collateral securing an outstanding mortgage loan in the issuing entity other than in accordance with the specific terms of, or upon satisfaction of, the mortgage loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the issuing entity. Also, no master servicer or special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment,


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opposition would not ultimately prevent the confirmation of the plan or a substantially similar plan, despite the discussion above.

          Notwithstanding the foregoing, the master servicer will be permitted, with the consent of the series 2006-C3 controlling class representative, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

          - the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

          - the master servicer determines that waiving the issuing entity's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

The master servicer will not have any liability to the issuing entity, the series 2006-C3 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest. No master servicer or special servicer may waive any Default Interest or late payment charge without the consent of the series 2006-C3 controlling class representative, to the extent that such Default Interest or late payment charges would otherwise be available to offset outstanding interest on advances or other outstanding Additional Issuing entity Expenses with respect to the related mortgage loan.

          All modifications, amendments and material waivers entered into with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer, as applicable, must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, amendment or material waiver agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

          Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless--

          - an appraisal had previously been obtained within the prior twelve months, and

          - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

          Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer will, unless the series 2006-C3 controlling class representative permits or requires otherwise, perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

          As a result of any appraisal or other valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          If an Appraisal Trigger Event occurs with respect to any mortgage loan in the issuing entity, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

          - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above, and

          - no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.


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          The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to such master servicer as a servicing advance.

          Notwithstanding the foregoing, the series 2006-C3 controlling class representative will have the right at any time within six months of the date of any appraisal to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the certificateholders of the series 2006-C3 controlling class. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNT

          GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans for which it acts as master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for the segregation of the amounts received with respect to the Companion Loans.

          The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

          DEPOSITS. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the underlying mortgage loans subsequent to the date of initial issuance of the offered certificates with respect to the mortgage loans as to which it acts as master servicer (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in June 2006 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

          - all principal payments collected, including principal prepayments;

          - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

          -    any Yield Maintenance Charges and late payment charges collected;

          - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

          - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

          - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

          - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the issuing entity as contemplated under "--Termination" below;

          - any amounts paid by the holder of a CBA B-Note Companion Loan or a mezzanine lender in connection with any purchase option exercised pursuant to the terms of the related intercreditor agreement;

          - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;


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          -    all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

          - any amount transferred by the special servicer from its REO account; and

          -    any amounts transferred from any debt service reserve accounts.

          Upon receipt of any of the amounts described in the first six bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

          Also, notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the master servicer, which may be a subaccount of the collection account, solely with respect to that CBA A/B Loan Pair and thereafter amounts allocable to the related CBA A-Note Mortgage Loan will be transferred to the collection account.

          WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

          1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

               (b) payments and other collections received by or on behalf of the issuing entity after the end of the related collection period, and

               (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2006-C3 certificateholders in accordance with any of clauses 2. through 18. below;

          2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

          3. to pay itself, any primary servicer or the trustee earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the issuing entity, with that payment to be made out of collections on that mortgage loan that are allocable as interest, or if such mortgage loan or REO Property has been liquidated with payment to be made out of general collections;

          4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity that is either--

               (a)  a specially serviced mortgage loan, or

               (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

          5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for any unreimbursed advance made by that


                                      S-160

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               party as described under "--Servicing and Other Compensation and
               Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above and to reimburse itself, the special servicer or the trustee, as applicable, out of amounts on deposit that represent principal collections, for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status;

          7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular mortgage loan in the issuing entity as to which, or that relates to the mortgaged real property as to which, that advance was made;

          8. to pay Additional Issuing Entity Expenses--other than interest on advances, which is covered by clause 7. above--incurred with respect to any mortgage loan in the issuing entity, with that payment to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to that mortgage loan;

          9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity (but for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status, only out of general collections that represent collections of principal), any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

          10. to pay the master servicer or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity;

          12. to pay, out of general collections on the mortgage loans and any REO Properties, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

          13. to pay, out of general collections on the mortgage loans and any REO Properties, for costs and expenses incurred by the issuing entity in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the issuing entity;

          14. to pay the master servicer, the special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

          15. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for (a) the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the issuing entity, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or master servicer and (c) the fees of the master servicer and/or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

          16. to reimburse itself, the special servicer, the depositor or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

          17. to pay for the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the issuing entity and the cost of obtaining any extensions from the Internal Revenue Service for the sale of any REO Property;


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          18.  to pay for--

               (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the issuing entity; and

               (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

          19. to pay any other items described in this prospectus supplement as being payable from the collection account;

          20. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in June 2006 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the issuing entity;

          21. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

          22. to pay any amount, in addition to normal remittances, allocable to the holder of a Companion Loan pursuant to the related intercreditor, co-lender or similar agreement; and

          23. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

          In no event will any amounts allocable to the CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A Note Mortgage Loan. In addition, any amounts allocable to the CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

          The pooling and servicing agreement grants the controlling class representative and the special servicer, in that order, an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The Purchase Option held or assigned by a controlling class representative (if not earlier exercised or declined) will expire at such time as the related class of series 2006-C3 certificates is no longer the series 2006-C3 controlling class.

          Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the controlling class representative of such determination.

          Within 30 days following the date the special servicer receives an appraisal after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any Defaulted Loan in the issuing entity, including as the controlling class representative or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of that mortgage loan is no less than the amount that the master servicer considers to be the fair value of that mortgage loan. In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the

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master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the master servicer's collection account a fee, as specified in the pooling and servicing agreement, for each such confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan that is made by the master servicer or the trustee, as the case may be.

          Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the issuing entity at a price (the "Option Price") equal to--

          - if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale and a liquidation fee if the Purchase Option has been assigned without consideration to an unaffiliated third party and such third party is exercising the Purchase Option, or

          - if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer and a liquidation fee if the Purchase Option has been assigned without consideration to an unaffiliated third party and such third party is exercising the Purchase Option.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

          Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

          If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

          - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

          - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

          In the event that a default on any underlying mortgage loan has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

          -    institute foreclosure proceedings;

          -    exercise any power of sale contained in the related mortgage;

          -    obtain a deed in lieu of foreclosure; or

          - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise.

          provided that the pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD Loan.

          The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2006-C3 certificates (or, in the case of the CBA A/B Loan Pair, the holders of the series 2006-C3 certificates and the holder of the related Companion Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

          - the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity, and

          -    either:

               1.   the report indicates that--

                    (a) the particular real property is in compliance with applicable environmental laws and regulations, and

                    (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

               2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2006-C3 certificates (or, in the case of the CBA A/B Loan Pair, the holders of the series 2006-C3 certificates and the holder of the related Companion Loan as a collective whole), on a present value basis, than not taking those actions.

          If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the issuing entity, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

          A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan in the issuing entity, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2006-C3 certificates and, in the case of the CBA A/B Loan Pairs, the holder of the related Companion Loans, may vary considerably depending on the particular mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

          If liquidation proceeds collected with respect to any defaulted mortgage loan in the issuing entity are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the master servicer, the special servicer and/or any other party in connection with the defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2006-C3 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2006-C3 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

          If title to any mortgaged real property is acquired by the special servicer on behalf of the issuing entity (or, in the case of a CBA A/B Loan Pair, on behalf of the issuing entity and the holder(s) of the related Companion Loan(s)), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

          -    the IRS grants an extension of time to sell any REO Property, or

          - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the pooling and servicing agreement, to fail to qualify as a REMIC under the Code.

          The special servicer will be required to use reasonable efforts to solicit cash offers for any applicable REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the issuing entity, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

          In general, the special servicer, directly or through a wholly-owned limited liability company established to own the subject REO Property, or an independent contractor employed by that special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that:

          - maintains its status as foreclosure property under the REMIC provisions of the Code; and

          - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

          The special servicer must review the operation of each REO Property held by the issuing entity and, in connection with that review, may consult with the trustee to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Code.

          This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the issuing entity receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%

          The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2006-C3 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

          The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two (2) business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

          The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the issuing entity during that collection period, net of--

          - any withdrawals made out of those amounts, as described in the preceding sentence, and

          - any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to any CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicer's collection account. The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

          The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the issuing entity, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

          The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

          The special servicer will be required, at the expense of the issuing entity, to inspect or cause an inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2007, the master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,000,000, once every two (2) years, if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

          - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

          - any change in the property's condition or occupancy of which the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware and that it considers to be material, or

          - any waste committed on the property of which the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware and that it considers to be material.

          The master servicer and special servicer will be required to deliver to the trustee and the series 2006-C3 controlling class representative a copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following the request or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the master servicer or special servicer, as applicable, or receipt of the related inspection report if the inspection is prepared by a third party.

          Commencing with respect to the calendar quarter ended September 30, 2006, the special servicer, in the case of each specially serviced mortgage loan in the issuing entity, and the master servicer, in the case of each other mortgage loan in the issuing entity, will each be required to use reasonable efforts to collect from the related borrower and review the following items, whether or not those items are required to be delivered under the related loan documents:

          - the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

          -    the quarterly and annual financial statements of the borrower.

          The special servicer will be required to forward to the master servicer copies, in hard copy or electronic format, of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. The master servicer will be required to forward to the trustee and the series 2006-C3 controlling class representative copies, in hard copy or electronic format, of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the special servicer.

          The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the issuing entity. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, and no master servicer or special servicer is likely to have any practical means of compelling delivery.

          Within 30 days of its receipt from the special servicer, in the case of each specially serviced mortgage loan in the issuing entity, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the issuing entity, of any annual or quarterly operating statements or rent rolls as contemplated above, the master servicer will be required, based upon those operating statements or rent rolls, to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology dictated by the CMSA.

          The master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the issuing entity. The master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee and the special servicer an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

          -    the series 2006-C3 controlling class representative,

          -    any series 2006-C3 certificateholder, or

          - any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

          On or prior to March 15th of each year, commencing with March 15, 2007, each of the master servicer, the special servicer and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant's Attestation Report, in each case, as described in the prospectus under "Description of the Governing Documents--Evidence as to Compliance." You may obtain copies of these statements and reports without charge upon written request to the depositor at the address provided in this prospectus supplement.

EVENTS OF DEFAULT

          Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

          - a master servicer or a special servicer fails to deposit, or to remit to the appropriate party for deposit, into such master servicer's collection account or such special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for two (2) business days following the date on which the deposit or remittance was required to be made;

          - a master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond 11:00 A.M. on the related distribution date;

          - a master servicer or a special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three (3) business days following the date on which notice has been given to such master servicer or such special servicer, as the case may be, by any party to the pooling and servicing agreement;

          - a master servicer or a special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days--or, if such master servicer or special servicer, as the case may be, is diligently attempting to remedy the failure, for 60 days--after written notice of it has been given to such master servicer or such special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2006-C3 controlling class representative or by certificateholders entitled to not less than 25% of the series 2006-C3 voting rights;

          - it is determined that there is a breach by a master servicer or a special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C3 certificateholders, and that breach continues unremedied for 30 days--or, if such master servicer or special servicer, as the case may be, is diligently attempting to remedy the breach, for 60 days--after written notice of it has been given to such master servicer or such special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2006-C3 controlling class representative or by certificateholders entitled to not less than 25% of the series 2006-C3 voting rights;

          - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against a master servicer or a special servicer and the decree or order remains in force for a period of 60 days;

          - a master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

          - a master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

          - Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2006-C3 certificates, or (b) placed any class of series 2006-C3 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action; or

          - such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days.

          - The Master Servicer (or the special servicer, subject to certain cure periods as set forth in the pooling and servicing agreement) shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under the pooling and servicing agreement (other than the items required to be delivered by a loan seller sub-servicer) by the time required under the pooling and servicing agreement after any applicable notice or cure period (and with respect to any primary servicer, sub-servicer or Servicing Function Participant (such entity, the "Sub-Servicing Entity") retained by such Master Servicer (but excluding any loan seller sub-servicer) the Master Servicer will be in default if such Sub-Servicing Entity defaults (beyond the applicable grace period) in accordance with the provision of this clause.

          The pooling and servicing agreement may provide for additional events of default. When a single entity acts as master servicer and special servicer, an event of default in one capacity, other than an event of default described in one of the last three bullets of the prior paragraph, will automatically be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

          If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2006-C3 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have as a series 2006-C3 certificateholder, or, in respect of any unpaid master servicing or special servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special servicer" above, the trustee must either:

          - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

          - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

          Certificateholders entitled to a majority of the series 2006-C3 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

          In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2006-C3 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last three bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2006-C3 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

          No series 2006-C3 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

          - that holder previously has given to the trustee written notice of default;

          - except in the case of a default by the trustee, series 2006-C3 certificateholders entitled to not less than 25% of the series 2006-C3 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

          - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2006-C3 certificateholders, unless in the trustee's opinion, those series 2006-C3 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

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MATTERS REGARDING THE TRUSTEE

          The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

          -    be authorized under those laws to exercise trust powers,

          -    meet certain rating agency requirements,

          -    have a combined capital and surplus of at least $50,000,000, and

          - be subject to supervision or examination by federal or state authority.

          If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2006-C3 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

          The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00105% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the issuing entity.

          The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

          - entitled to retain any interest or other income earned on those funds, and

          - required to cover any losses of principal of those investments from its own funds.

          The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement.

          See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

          We, the trustee, the master servicer, each special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the pooling and servicing agreement and the series 2006-C3 certificates. In addition, the trustee, the master servicer, the special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

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TERMINATION

          The obligations created by the pooling and servicing agreement will terminate following the earlier of--

          1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the issuing entity,

          2. the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of the series 2006-C3 controlling class, the master servicer and/or the special servicer, in that order of preference, and

          3. if the total principal balance of the offered certificates has been reduced to zero, the acquisition of all of the mortgage loans and REO Properties remaining in the issuing entity by the remaining series 2006-C3 certificateholders in exchange for all the remaining series 2006-C3 certificates.

          Written notice of termination of the pooling and servicing agreement will be given to each series 2006-C3 certificateholder. The final distribution with respect to each series 2006-C3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C3 certificate registrar or at any other location specified in the notice of termination.

          The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

          - any single holder or group of holders of the controlling class of series 2006-C3 certificates;

          -    the master servicer; and

          -    the special servicer.

          Any purchase by any single certificateholder or group of certificateholders of the series 2006-C3 controlling class, a master servicer or special servicer of all the mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

          -    the sum of--

               1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                    - all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, on those mortgage loans through their respective due dates in the related collection period, and

                    - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

               2. the appraised value of all REO properties then included in the issuing entity, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

                    - solely in the case of a purchase by a master servicer or special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

          The purchase will result in early retirement of the then outstanding series 2006-C3 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2006-C3 controlling class, of the master servicer or of the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C3 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

          Following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2006-C3 certificates may exchange those certificates for all mortgage loans and foreclosure properties remaining in the issuing entity at the time of the exchange.

AMENDMENT

          In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of--

          - the holders of the series 2006-C3 certificates entitled to not less than 51% of the series 2006-C3 voting rights, not taking into account series 2006-C3 certificates held by us or any of our affiliates or agents, and

          - all of the series 2006-C3 certificateholders that will be adversely affected by the amendment in any material respect.

          Additionally, absent a material adverse effect on any certificateholder, the pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for the mortgage loan seller and its affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

          Furthermore, no amendment of the pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

          The master servicer and the special servicer will be permitted to purchase any class of series 2006-C3 certificates. Such a purchase by any of the master servicer or the special servicer could cause a conflict relating to such party's duties pursuant to the pooling and servicing agreement and such party's interest as a holder of the series 2006-C3 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer and the special servicer is required to administer the applicable mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by such party or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                    MORTGAGED PROPERTIES LOCATED IN NEW YORK

          The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in New York, which mortgage loans represent 29.8% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

NEW YORK

          Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created under the pooling and servicing agreement (REMIC I and REMIC II) will qualify as a REMIC under the Code and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

          The assets of REMIC I will generally include--

          -    the mortgage loans,

          - the issuing entity's interest in any REO Properties acquired on behalf of the series 2006-C3 certificateholders with respect to the mortgage loans,

          -    the master servicer's collection account,

          -    the special servicer's REO account, and

          -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

          For federal income tax purposes,

          - the REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-X, A-SP, A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates as "regular interests." The class R and LR certificates will evidence the residual interest in REMIC I and REMIC II, respectively, for federal income tax purposes, and

          - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

          For federal income tax reporting purposes, it is anticipated that the class __, __, __, __, __, __, __ and certificates will be issued at a premium, that the class __, __, __ and __ certificates will be issued with a DE MINIMIS amount of original issue discount, and that the class certificates will be issued with original issue discount. The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

          Whether any holder of the classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

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          When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

          - the ARD Loans in the issuing entity will be paid in full on their respective anticipated repayment dates,

          - no mortgage loan in the issuing entity will otherwise be prepaid prior to maturity, and

          - there will be no extension of maturity for any mortgage loan in the issuing entity.

          However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

          Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

          Most of the mortgage loans to be included in the issuing entity are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code.

          To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

          - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

          - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

          - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

          In addition, most of the mortgage loans that we intend to include in the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          1. the borrower pledges substitute collateral that consist solely of certain government securities,

          2.   the mortgage loan documents allow that substitution,

          3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

          4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan

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would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

YIELD MAINTENANCE CHARGES

          It is not entirely clear under the Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If the projected Yield Maintenance Charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charges had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

          See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

          If you are--

          -    a fiduciary of a Plan, or

          -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

          If a Plan acquires an offered certificate, the assets of the issuing entity will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2006-C3 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C3 certificates.

          If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the issuing entity. If the issuing entity or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

          The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse Securities (USA) LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

          - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

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          -    the purchase, sale and holding of mortgage pass-through
               certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

          The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

          - FIRST, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S & P;

          - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group other than the underwriter;

          -    FOURTH, the following must be true--

               1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

               2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the issuing entity must represent not more than the fair market value of the obligations, and

               3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

          - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

          It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

          The Underwriter Exemption also requires that the issuing entity meet the following requirements:

          - the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

          - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

          - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

          We believe that these requirements have been satisfied as of the date of this prospectus supplement.

          If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

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          -    the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

          - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

          -    the continued holding of offered certificates by a Plan.

          However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

          - on behalf of a Plan sponsored by any member of the Restricted Group, and

          - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

          Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

          - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

               1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

               2.   an affiliate of that borrower,

          - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

          -    the continued holding of offered certificates by a Plan.

          Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the issuing entity.

          Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

          -    providing services to the Plan, or

          -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

          Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

          A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the

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foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

          Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

          The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

          - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

          - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

          The class A-1, class A-2, class A-AB, class A-3, class A-1-A, class A-M, class A-J, class B and class C certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another nationally recognized statistical rating organization. None of the other offered certificates will constitute "mortgage related securities" for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          Except as to the status of certain classes of Offered Certificates, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

          See "Legal Investment" in the accompanying prospectus.

                                  LEGAL MATTERS

          Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

          It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS   MOODY'S   S&P
-----   -------   ---
 A-1      Aaa     AAA
 A-2      Aaa     AAA
A-AB      Aaa     AAA
 A-3      Aaa     AAA
A-1-A     Aaa     AAA
 A-M      Aaa     AAA
 A-J      Aaa     AAA
  B       Aa2      AA
  C       Aa3     AA-
  D        A2      A
  E        A3      A-

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          The ratings on the offered certificates address the likelihood of--

          - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

          - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

          The ratings on the offered certificates take into consideration--

          -    the credit quality of the mortgage pool,

          - structural and legal aspects associated with the offered certificates, and

          - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

          The ratings on the respective classes of offered certificates do not represent any assessment of--

          - the tax attributes of the offered certificates or of the issuing entity,

          - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

          - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

          - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

          - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

          - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

          Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

          The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

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                                    GLOSSARY

          The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

          "0.0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

          "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

          "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

          "Additional Collateral Loan" means any underlying mortgage loan in the issuing entity having the characteristics described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

          "Additional Issuing Entity Expense" means an expense of the issuing entity that--

          - arises out of a default on a mortgage loan or an otherwise unanticipated event,

          -    is not included in the calculation of a Realized Loss,

          - is not covered by a servicing advance or a corresponding collection from the related borrower and

          - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

          We provide some examples of Additional Issuing entity Expenses under "Description of the Offered Certificates-- Reductions of Certificate Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

          "Administrative Fee" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

          "Appraisal Reduction Amount" means, for any mortgage loan in the issuing entity as to which an Appraisal Trigger Event has occurred, an amount that:

          -    will be determined on each distribution date; and

          -    will generally equal the excess, if any, of "x" over "y" where--

               1.   "x" is equal to the sum of:

                    (a)  the Stated Principal Balance of the mortgage loan;

                    (b) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

                    (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

                    (d) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with all interest on those advances payable to the party or parties that made the advances;

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                    (e)  all currently due and unpaid real estate taxes and
                         assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or any related REO Property; and

               2.   "y" is equal to the sum of:

                    (a) the excess, if any, of 90% of the resulting appraised or estimated value (subject to such downward adjustment as the special servicer deems appropriate in accordance with the Servicing Standard, without implying any obligation to do so) of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

                    (b) various escrow payments, other reserves and letters of credit held by the master servicer or the special servicer with respect to the mortgage loan, the related mortgaged real property or any related REO Property, other than any such items that were taken into account in determining the appraised or estimated value referred to in the prior bullet.

          If, however--

          - the appraisal or other valuation referred to above in this definition is not obtained or performed by the 60th day after an Appraisal Trigger Event (or in the case of an Appraisal Trigger Event related to a failure to make a balloon payment, by the 30th day after such Appraisal Trigger Event), and

          -    either--

               1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

               2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

          Notwithstanding the foregoing:

          - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject CBA A-Note Mortgage Loan.

          "Appraisal Trigger Event" means, with respect to any mortgage loan in the issuing entity, any of the following events--

          - the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

               1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan and extending the maturity date for the mortgage loan for less than six months,

               2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

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               3.   in the judgment of the special servicer, otherwise
                    materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

          - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues uncured for 60 days beyond the date on which that monthly debt service payment was due or, with respect to a balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period (not to exceed 150 days beyond the date on which that balloon payment was due) during which the refinancing would occur;

          - the passage of 60 days after the special servicer receives notice that a receiver or similar official has been appointed with respect to the related mortgaged property, provided that such receiver or similar official continues in that capacity at the end of such 60-day period;

          - the passage of 60 days after the special servicer receives notice that the related borrower has become the subject of bankruptcy, insolvency or similar proceedings, which proceedings remain undischarged and undismissed at the end of such 60-day period; and

          - the mortgaged real property securing the mortgage loan becomes an REO Property.

          "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

          "ARD Loan" means any mortgage loan in the issuing entity having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

          "ASTM" means the American Society for Testing and Materials.

          "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

          -    Yield Maintenance Charges, or

          -    Post-ARD Additional Interest.

          The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2006-C3 certificates on that date.

          "CBA" means CBA Mezzanine Capital Finance, LLC.

          "CBA A/B Intercreditor Agreement" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by Column, as applicable, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

          "CBA A/B Loan Pair" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

          "CBA A/B Material Default" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

          "CBA A-Note Mortgage Loan" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as River Commons, Plaza de Campana, Attache Apartments and 3131 South Bascom Office Building, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

          "CBA B-Note Companion Loan" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan

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to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii)
is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

          "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

          "Clearstream, Luxembourg" means Clearstream Banking, Luxembourg.

          "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Column" means Column Financial, Inc.

          "Companion Loans" means the CBA B-Note Companion Loans, individually or collectively as the context may require.

          "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

          "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

          - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the cut-off-date principal balance of the subject mortgage loan (provided that with respect to some of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

          - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

               1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

               2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

          "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.


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          "Default Interest" means any interest that--

          - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

          - is in excess of all interest at the regular mortgage interest rate for the mortgage loan, other than any Post-ARD Additional Interest accrued on the mortgage loan.

          "Defaulted Loan" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or 90 days delinquent in respect of its balloon payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur), if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

          "DTC" means The Depository Trust Company.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

          "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing a mortgage loan in the issuing entity, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

          For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

          - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

               1. from operating statements relating to a complete fiscal year of the borrower ended in 2003, 2004 or 2005 or a trailing 12-month period ended in 2004, 2005 or 2006,

               2. by annualizing the amount of expenses for partial 2004, 2005 or 2006 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

               3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

               4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

          - the "expense modifications" made to the historical annual operating expenses for that property include--

               1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

               2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

               3.   the underwritten recurring replacement reserve amounts,

               4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

               5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

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               6.   in the case of hospitality properties and some multifamily and commercial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

               7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

          The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan in the issuing entity is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

          By way of example, Estimated Annual Operating Expenses generally include--

          -    salaries and wages,

          -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   replacement reserves,

               4.   marketing,

               5.   insurance,

               6.   management,

               7.   landscaping,

               8.   security, if provided at the property, and

          - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

          Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

          Estimated Annual Operating Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan seller, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers,

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or the adequacy of any procedures used by the mortgage loan seller in determining the Estimated Annual Operating Expenses.

          "Estimated Annual Revenues" means, for each of the mortgaged real properties securing a mortgage loan in the issuing entity, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

          For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the issuing entity:

          - the "base estimated annual revenues" for that property were generally assumed to equal--

               1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

               2. in the case of a hospitality property, the estimated average room sales, and

               3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

          - the "revenue modifications" made to the base estimated annual revenues for that property include--

               1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy, or in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

               2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

               3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

               4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

               5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

          By way of example, Estimated Annual Revenues generally include:

          - for multifamily rental properties and manufactured housing communities, rental and other revenues,

          - for hospitality properties, room, food and beverage, telephone and other revenues, and

          - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

          In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

          - determined on the assumption that the property was net leased to a single tenant at market rents, and

          - derived from rental rate and vacancy information for the surrounding real estate market.

          Estimated Annual Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the

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mortgage loan seller, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan seller in determining the Estimated Annual Revenue.

          "Euroclear" means The Euroclear System.

          "Excess Servicing Strip" means a portion of the master servicing fee payable to Midland (equal to fees accrued at a rate in excess of 0.005% (0.50 basis points) per annum) and the per annum rate applicable to any related primary servicing fee payable to certain sub-servicers.

          "Exemption-Favored Party" means any of the following--

          -    Credit Suisse Securities (USA) LLC,

          - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, and

          - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

          "Fair Value" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the pooling and servicing agreement, is the fair value of a Defaulted Loan.

          "FF&E" means furniture, fixtures and equipment.

          "Fitch" means Fitch, Inc.

          "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

          "GAAP" means generally accepted accounting principles.

          "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or the direct capitalization method. The discounted cash flow method is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

          "IRS" means the Internal Revenue Service.

          "Leasable Square Footage," "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "Lock/W" means, with respect to any of the underlying mortgage loans, a duration of W payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

          "Major Tenant" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

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          "Maturity/ARD Balance" means with respect to any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

          "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

          - with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.   the Maturity/ARD Balance of the mortgage loan, to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

          - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

               2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

          "Midland" means Midland Loan Services, Inc.

          "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2006-C3 certificates and the mortgage loans in the issuing entity:

          - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,998,547,310;

          - the total initial principal balance or notional amount, as the case may be, of each class of series 2006-C3 certificates is as described in this prospectus supplement;

          - the pass-through rate for each interest-bearing class of series 2006-C3 certificates is as described in this prospectus supplement;

          - there are no delinquencies or losses with respect to the mortgage loans;

          - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

          - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

          - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

          - each of the underlying mortgage loans provides monthly debt service payments to be due on the first, eighth or eleventh day of each month, regardless of whether the subject date is a business day or not;

          - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

          - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or Yield Maintenance Period;

          -    each ARD Loan is paid in full on its anticipated repayment date;

          - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;


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          -    all prepayments on the underlying mortgage loans are assumed to be--

               (1)  accompanied by a full month's interest, and

               (2)  received on the applicable due date of the relevant month;

          - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

          - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

          - the only issuing entity expenses are the trustee fee and the master servicing fees;

          -    there are no Additional Issuing Entity Expenses;

          - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

          - payments on the offered certificates are made on the 15th day of each month, commencing in July 2006; and

          - the offered certificates are settled on an assumed settlement date of June ________, 2006.

          "Moody's" means Moody's Investors Service, Inc.

          "Most Recent Appraised Value" means, for any mortgaged real property securing an underlying mortgage loan in the issuing entity, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

               -    the "as is" value set forth in the related appraisal, plus

               - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

In some cases, where the related mortgaged real property is still in the lease-up phase, an "as stabilized" value has been used.

In general, the amount of costs assumed by the appraiser for these purposes is based on--

          -    an estimate by the individual appraiser,

          -    an estimate by the related borrower,

          - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

          -    a combination of these estimates.

          "Most Recent Debt Service Coverage Ratio" means:

          - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1. the Most Recent Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in May 2006; and


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          -    with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1.   the total Most Recent Net Cash Flow for those properties, to

               2. twelve times the monthly debt service payment(s) for that underlying mortgage loan due on the related due date in May 2006.

          - with respect to certain mortgage loans with holdback amounts or letters of credit, the ratio of --

               (1) the Most Recent Net Cash Flow for the related mortgaged real property, to

               (2) twelve times the monthly debt service payment for the subject mortgage loan due on its due date in May 2006, based upon a principal balance that is net of applicable letters of credit and/or holdback amounts;

provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in May 2006 through and including the due date in April 2007 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and provided, further, that with respect to certain of the mortgage loans (in addition to those listed in the third bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2. of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period

          "Most Recent Expenses" means, for any mortgaged real property that secures an underlying mortgage loan in the issuing entity, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

          Expenses generally consist of all expenses incurred for the property, including--

          -    salaries and wages,

          -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   marketing,

               4.   insurance,

               5.   management,

               6.   landscaping,

               7.   security, if provided at the property, and

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          -    the amount of--

               1.   real estate taxes,

               2.   general and administrative expenses,

               3.   ground lease payments, and

               4.   other costs.

          For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

          In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan seller, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan seller in determining the Most Recent Expenses.

          "Most Recent Net Cash Flow" or "Most Recent NCF" means, with respect to each mortgaged real property that secures an underlying mortgage loan in the issuing entity, the Most Recent Net Operating Income, less

               (1)  underwritten replacement reserve amounts; and

               (2) in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements

          "Most Recent Net Operating Income" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the issuing entity, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

          "Most Recent Operating Statement Date" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

          "Most Recent Revenues" means, for any mortgaged real property that secures an underlying mortgage loan in the issuing entity, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

          - for a multifamily rental property or a manufactured housing community, rental and other revenues;

          - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

          - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

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          In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

          Most Recent Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan seller, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan seller in determining the Most Recent Revenues.

          "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

          - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

          -    the sum of--

               1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

               2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

          "Net Mortgage Interest Rate" means with respect to any mortgage loan in the issuing entity the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, as calculated.

          "Net Mortgage Pass-Through Rate" means, with respect to any mortgage loan in the issuing entity for any distribution date, an annual rate generally equal to:

          - in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

          - in the case of a mortgage loan that accrues interest on an Actual/360 Basis, a rate per annum equal to twelve times a fraction, expressed as a percentage--

               1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as the date of initial issuance of the offered certificates, and

               2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

          Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February (except when such distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March (except when such distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause
1. of the second bullet of the second preceding sentence will be increased to reflect any interest

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reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

          "Nonrecoverable Advance" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

          "Nonrecoverable P&I Advance" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          "Nonrecoverable Servicing Advance" has the meaning assigned to that term under "The Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

          "NRSF" means net rentable square footage.

          "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the issuing entity or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

          "Option Period" means the period during which the Purchase Option for any Specially Designated Defaulted Mortgage Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "Option Price" means the cash price at which any Specially Designated Defaulted Mortgage Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

          "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, any and all of the following--

          - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

          - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

          - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

          -    other matters to which like properties are commonly subject,

          - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

          - if the related mortgage loan is cross-collateralized with any other mortgage loan in the issuing entity, the lien of the mortgage instrument for that other mortgage loan,

          - if the related mortgage loan is the A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan, and

          - if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

          "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

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          "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

          "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

          "PNC Bank" means PNC Bank, National Association.

          "PNC Financial" means The PNC Financial Services Group, Inc., a Pennsylvania corporation.

          "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

          "Prepayment Consideration Period" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such form of prepayment consideration.

          "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

          "Prepayment Interest Shortfall" means, with respect to any voluntary full or partial voluntary prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

          "Prime Rate" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

          "Principal Distribution Adjustment Amount" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding Distribution Date.

          "PTE" means prohibited transaction exemption.

          "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "Realized Losses" means losses on or with respect to the mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

          "REMIC" means a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

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          "REMIC I" means the REMIC identified as such, as described under,
"Summary of Prospectus Supplement-Federal Income Tax Consequences" in this prospectus supplement.

          "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement-Federal Income Tax Consequences" in this prospectus supplement.

          "REO Property" means any mortgaged real property that is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

          "Restricted Group" means, collectively, the following persons and entities--

          -    the trustee,

          -    the Exemption-Favored Parties,

          -    us,

          -    a master servicer,

          -    a special servicer,

          -    any sub-servicers,

          -    each of the mortgage loan sellers,

          - each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

          -    any and all affiliates of any of the aforementioned persons.

          "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

          "SEC" means the Securities and Exchange Commission.

          "Senior Certificates" means the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-X and Class A-SP Certificates.

          "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

          (a) the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

          (b)  the lesser of--

               (1) the Total Principal Distribution Amount for that distribution date, and

               (2) the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-1, A-2, A-AB, A-3 and A-1-A certificates have been made on that distribution date.

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          "Servicing Function Participant": means any person, other than the master servicer, the special servicer and the trustee, that is, within the meaning of Item 1122 of Regulation AB, performing activities that address the servicing criteria, unless such person's activities relate only to 5% or less of the mortgage loans (calculated by Stated Principal Balance).

          "Servicing Standard" means, with respect to any master servicer or special servicer, to service and administer the mortgage loans and any REO Properties owned by the issuing entity for which that party is responsible:

          - with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO Properties that are comparable to those mortgage loans and REO Properties for which it is responsible under the pooling and servicing agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the mortgage loans;

          -    with a view to--

               1. the timely collection of all scheduled payments of principal and interest under those mortgage loans and any related B Loan,

               2. the full collection of all Yield Maintenance Charges that may become payable under those mortgage loans, and

               3. in the case of the special servicer, if a mortgage loan or any CBA B-Note Companion Loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, the maximization of the recovery on that defaulted mortgage loan to the series 2006-C3 certificateholders (and, in the case of the CBA A/B Loan Pairs, the holder of the CBA B-Note Companion Loan, taking into account the subordination of the CBA B-Note Companion Loan), as a collective whole, on a present value basis; and

          -    without regard to--

               1. any relationship that a master servicer or special servicer, as the case may be, or any of their affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

               2. the ownership of any series 2006-C3 certificate by a master servicer or special servicer, as the case may be, or by any of its affiliates,

               3.   the obligation of the master servicer to make advances,

               4. the obligation of the special servicer to make, or to direct the master servicer to make, servicing advances,

               5. the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

               6. any obligation that the master servicer or special servicer, as the case may be, or any of their affiliates, may have to cure a breach of a representation or warranty or a document defect or to repurchase or substitute a mortgage loan,

               7. the ownership, servicing and/or management by the master servicer or the special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property, and

               8. the ownership by the master servicer or the special servicer, as the case may be, or any of its affiliates, of any other debt owed by, or secured by ownership interests in, any of the underlying borrowers.

          "Servicing Transfer Event" means, with respect to any mortgage loan in the issuing entity, any of the following events, among others:

          1. the related borrower fails to make when due any scheduled payment of principal or interest, including a balloon payment, or any other payment required under the related mortgage loan documents (including, in the case of any CBA A/B Loan Pair, any scheduled payment of principal or interest on any CBA B-Note Companion
               Loan) and either the failure actually continues, or the master servicer believes it will continue, unremedied--

               - except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

               - solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

          2. the master servicer determines in its reasonable judgment that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is likely to occur within 30 days and either--

               - the default is likely to remain unremedied for at least the time period contemplated by clause 1. of this definition, or

               - the related borrower has requested a material modification of the payment terms of related mortgage loan;

          3. the master servicer or the special servicer (with the consent of the controlling class representative in the case of a determination by the special servicer) determines in its reasonable judgment that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days; provided, that the failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts (other than such amounts as are specifically allowed by the related loan agreement) will not apply with respect to this clause if the master servicer has determined (which determination shall be subject to the approval of the controlling class representative; provided that the controlling class representative's failure to respond to a request for such approval within five (5) business days of such request will be deemed approval) in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located or (b) such insurance is not available at any rate;

          4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

          A Servicing Transfer Event will cease to exist, if and when:

          - with respect to the circumstances described in clause 1. of this definition, the related borrower makes three (3) consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

          - with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer;

          - with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

          - with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

          "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

          "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "Stated Principal Balance" means, for each mortgage loan in the issuing entity, an amount that:

          - will initially equal its unpaid principal balance as of its due date in June 2006 or, in the case of a replacement mortgage loan, as of the date it is added to the issuing entity, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

          - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

               1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

               2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

          However, the "Stated Principal Balance" of any mortgage loan in the issuing entity will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

          "Subordinate Certificates" means the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates

          "TI/LC" means tenant improvements and leasing commissions.

          "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2006-C3 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

          "Total Principal Distribution Amount" means:

          - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

               1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in June 2006 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

               2. all monthly payments of principal received by or on behalf of the issuing entity with respect to the mortgage loans prior to, but that are due during, the related collection period,

               3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage in June 2006, and

               4. all advances of principal made with respect to the mortgage loans for that distribution date; and

          - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

          Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees or liquidation fees payable in connection therewith.

          In no event will any payments or other collections of principal allocable to the Companion Loans be included in the calculation of the Total Principal Distribution Amount.

          "Underwriter Exemption" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

          "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

          (a) with respect to any underlying mortgage loan, other than an underlying mortgage loan secured by multiple mortgaged real properties, the ratio of--

               (1) the Underwritten Net Cash Flow for the related mortgaged real property, to

               (2) twelve times the monthly debt service payment for that mortgage loan due on the related due date in June 2006; and

          (b) with respect to any underlying mortgage loan that is secured by multiple mortgaged real properties, the ratio of--

               (1) the total Underwritten Net Cash Flow for those properties, to

               (2) twelve times the monthly debt service payment(s) for that mortgage loan due on the related due date in June 2006;

                    provided that, if the subject mortgage loan or group of
               mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in June 2006 through and including the due date in May 2007 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and provided further that with respect to certain of the mortgage loans (in addition to those listed in the first bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto D Loan, prior to the anticipated repayment date), on the first due date after amortization begins.

          "Underwritten Effective Gross Income" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, the Estimated Annual Revenues for that property.

          "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the issuing entity, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

          - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

          -    is equal to the excess of--

               1.   the Estimated Annual Revenues for the property, over

               2.   the Estimated Annual Operating Expenses for the property.

          The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

          Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

          "Underwritten Net Operating Income" means, with respect to each of the mortgaged real properties securing a mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

          -    underwritten recurring replacement reserve amounts;

          -    capital improvements, including recurring capital improvements;

          - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

          "United States Person" means--

          -    a citizen or resident of the United States,

          -    a domestic partnership,

          -    a domestic corporation,

          - any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Code, and

          -    any trust if--

               1. a court within the United States is able to exercise primary supervision over the administration of the issuing entity, and

               2. one or more United States Persons have the authority to control all substantial decisions of the issuing entity.

          "Units" means--

          - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

          - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

          "U/W" means underwritten.

          "Weighted Average Net Mortgage Rate" means, as to any distribution date, the average, as of such distribution date, of the Net Mortgage Pass-Through Rates of the mortgage loans weighted by the Stated Principal Balance thereof; provided that such rate shall not take into account any modification of the Net Mortgage Interest Rate after the closing date or any modification of the Net Mortgage Interest Rate in connection with a bankruptcy, insolvency or similar proceeding involving the related borrower.

          "Wells Fargo Bank" means Wells Fargo Bank, N.A.

          "Year Built" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "Year Renovated" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid or any additional specified percentage of the amount prepaid that reflects the lost interest.

          "Yield Maintenance Period" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

          "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

          "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

                                  EXHIBIT A-1

                       CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                      SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                 Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

            Historical Performance of the Mortgaged Real Properties

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                       Recurring Reserve Cap Information


                                     A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                CUT-OFF DATE
              LOAN                                               PRINCIPAL
 #   CROSSED  GROUP  PROPERTY NAME                               BALANCE (1)  ADDRESS
 -   -------  -----  -------------                               -----------  -------
 1              1    770 Broadway                               $353,000,000  770 Broadway
2a              2    Seven Gables                                 50,885,110  11 North Laburnam Avenue
2b              2    Knollwood I and II                           25,432,961  5370 Knoll Creek Drive
2c              2    Rollingwood                                  13,114,275  6300 Pewter Avenue
2d              2    Commerce Park                                12,072,005  15330 Ella Boulevard
2e              2    Audubon Park                                 11,000,337  5800 Northwest Drive
2f              2    Falls on Clearwood                           10,546,965  613 Clearwood Drive
2g              2    Foxcroft                                     10,282,006  8702 North Dale Mabry Highway
2h              2    Cambridge Place                              10,090,497  10901 Meadowglen Lane
2i              2    Hilltop                                       9,617,917  6424 Industrial Park Boulevard
2j              2    Hidden Oaks                                   6,777,151  333 South Mock Road
2k              2    Twin Rivers                                   6,176,782  600 Winston Churchill Drive
2l              2    Autumn Ridge                                  6,109,093  199 Wind Road
2m              2    Windsor Harbor                                5,821,077  3217 Shamrock Drive
2n              2    Timbercreek VA                                5,749,790  2200 Chateau Drive
2o              2    Cambridge Court                               5,525,106  6500 South Gessner Drive
2p              2    Forest Creek                                  5,429,173  13500 Rodgers Avenue
2q              2    Brookhaven                                    3,969,339  4860 Brookhaven Road
 3              1    535 and 545 Fifth Avenue                    177,000,000  535 and 545 Fifth Avenue
 4              1    Norden Park                                  76,800,000  10 Norden Place
 5              1    1900 Market Street                           63,120,000  1900 Market Street
 6              1    Towne Center at Cedar Lodge                  57,000,000  7275-7539 Corporate Boulevard & 7150, 7350 & 7450
                                                                                 Jefferson Highway
 7              1    Poinsettia Plaza                             36,975,000  4250-4360 E. Main Street & 4687-4731 Telephone Road
 8              1    CheckFree Corporation                        30,000,000  4411 East Jones Bridge Road
 9              1    Marriott Milwaukee West                      30,000,000  West 231 North 1600 Corporate Court
10              1    Moorpark Marketplace                         25,500,000  800-888 New Los Angeles Avenue
11              1    Capital Center                               25,000,000  5050 W. Tennessee Street
12              1    UA Sheepshead Bay 14                         21,981,136  3907 Shore Parkway
13              1    Novant - Presbyterian Medical Tower          21,257,095  1718 East 4th Street
14a             1    Spectra Retail - Shawnee, OK                  3,920,000  4903 North Union Avenue
14b             1    Spectra Retail - Durant, OK                   3,573,434  519 University Place
14c             1    Spectra Retail - Zachary, LA                  3,360,000  5647 Main Street
14d             1    Spectra Retail - Boaz, AL                     3,104,032  2196-2210 Highway 431
14e             1    Spectra Retail - West Burlington, IA          2,912,000  411 West Agency Road
14f             1    Spectra Retail - Shelbyville, IN              2,000,391  114 Lee Boulevard
14g             1    Spectra Retail - Perry, FL                    1,930,717  1850-1864 South Jefferson Street
15a             1    Spectra Retail - Plainview, TX                4,407,509  1601 Kermit Street
15b             1    Spectra Retail - Belton, TX                   3,760,000  201-223 Sparta Road
15c             1    Spectra Retail - Minden, LA                   3,120,000  123-161 Minden Shopping Drive
15d             1    Spectra Retail - Pulaski, TN                  2,543,728  1653 West College Street
15e             1    Spectra Retail - Newton, IA                   2,080,000  301-335 East 31st Street South
15f             1    Spectra Retail - Oskaloosa, IA                1,872,043  209 Cornerstone Drive
15g             1    Spectra Retail - Wauseon, OH                  1,603,065  470-482 East Airport Highway
16              2    Bexley at Matthews Apartments                17,750,000  12825 Vinings Creek Drive
17              1    Johnstown Mall and Shopping Center           16,300,000  North Comrie Avenue
18              1    Novant - Huntersville/Physicians Plaza       16,024,164  10030 Gilead Road
19              1    Residence Inn Chesapeake Greenbrier          14,600,000  1500 Crossways Boulevard
20              1    Hilton Garden Inn Houston                    14,067,000  15400 John F. Kennedy Boulevard
21              1    Tempe Square Shopping Center                 14,000,000  6404-6454 South McClintock Drive and 1701-1715 East
                                                                                 Guadalupe Road
22              2    Old Farm Shores Apartments                   13,650,000  2141 Sandy Shore Drive Southeast
23              1    Novant - Metroview Professional Building     13,577,550  1900 Randolph Road
24              1    Novant - Matthews Medical Office Building    13,564,177  1700 Matthews Township Parkway
25              1    Town Center Office Building                  13,550,000  1760 Reston Parkway
26      A       1    Porter Square Galleria                        8,143,578  One Porter Square



 #   CITY                  COUNTY                   STATE    ZIP CODE
 -   ----                  ------                   -----    --------
 1   New York              New York                   NY      10003
2a   Richmond              Henrico                    VA      23223
2b   Hazelwood             Saint Louis                MO      63042
2c   Richmond              Chesterfield               VA      23224
2d   Houston               Harris                     TX      77090
2e   Mesquite              Dallas                     TX      75150
2f   Richardson            Dallas                     TX      75081
2g   Tampa                 Hillsborough               FL      33614
2h   Houston               Harris                     TX      77042
2i   North Richland Hills  Tarrant                    TX      76180
2j   Albany                Dougherty                  GA      31705
2k   Hopewell              Hopewell City              VA      23860
2l   Greensboro            Guilford                   NC      27405
2m   Charlotte             Mecklenburg                NC      28215
2n   Richmond              Richmond City              VA      23224
2o   Houston               Harris                     TX      77036
2p   Largo                 Pinellas                   FL      33771
2q   Macon                 Bibb                       GA      31206
 3   New York              New York                   NY      10017
 4   Norwalk               Fairfield                  CT      06850
 5   Philadelphia          Philadelphia               PA      19103
 6   Baton Rouge           East Baton Rouge Parish    LA   70809, 70806

 7   Ventura               Ventura                    CA      93003
 8   Norcross              Gwinnett                   GA      30092
 9   Waukesha              Waukesha                   WI      53186
10   Moorpark              Ventura                    CA      93021
11   Tallahassee           Leon                       FL      32304
12   Brooklyn              Kings                      NY      11235
13   Charlotte             Mecklenburg                NC      28204
14a  Shawnee               Pottawatomie               OK      74804
14b  Durant                Bryan                      OK      74701
14c  Zachary               East Baton Rouge           LA      70791
14d  Boaz                  Marshall                   AL      35957
14e  West Burlington       Des Moines                 IA      52655
14f  Shelbyville           Shelby                     IN      46176
14g  Perry                 Taylor                     FL      32348
15a  Plainview             Hale                       TX      79072
15b  Belton                Bell                       TX      76513
15c  Minden                Webster                    LA      71055
15d  Pulaski               Giles                      TN      38478
15e  Newton                Jasper                     IA      50208
15f  Oskaloosa             Mahaska                    IA      52577
15g  Wauseon               Fulton                     OH      43567
16   Matthews              Mecklenburg                NC      28105
17   Johnstown             Fulton                     NY      12095
18   Huntersville          Mecklenburg                NC      28078
19   Chesapeake            Chesapeake City            VA      23320
20   Houston               Harris                     TX      77032
21   Tempe                 Maricopa                   AZ      85283

22   Kentwood              Kent                       MI      49508
23   Charlotte             Mecklenburg                NC      28207
24   Matthews              Mecklenburg                NC      28105
25   Reston                Fairfax                    VA      20190
26   Cambridge             Middlesex                  MA      02140

                                                                 CUT-OFF DATE
              LOAN                                                PRINCIPAL
 #   CROSSED  GROUP  PROPERTY NAME                               BALANCE (1)   ADDRESS
 -   -------  -----  -------------                               -----------   -------
27      A       1    Pier One at Porter Square Galleria           $ 4,346,573  One Porter Square
28              1    Camarillo Plaza                               12,485,000  1701-1877 East Daily Drive
29              1    Sandalfoot Square                             12,300,000  23100 Sandalfoot Plaza Drive
30              2    Crystal Lake Apartments                       12,112,000  7680 Highway 98 West
31              1    Nassau Plaza                                  12,000,000  7577 Lake Worth Road
32              1    T-Mobile - Springfield                        12,000,000  2645 North Airport Plaza Avenue
33              2    Forum Apartments                              11,600,000  717 Martin Luther King Drive
34              1    Home Depot Call Center                        11,600,000  16675 Addison Road
35              1    Cory Lake Isle Professional Center            11,300,000  10311 Cross Creek Boulevard
36              1    Hennepin Business Center                      11,200,000  950-984 and 1007-1049 10th Avenue Southeast
37              1    Best Western Movieland                        11,066,000  6233 International Drive
38              1    Best Western Convention Center                11,000,000  522 West 38th Street
39              1    Arlington Town Square                         10,838,877  15-89 West Golf Road and 1910-1918 South Arlington
                                                                                  Heights Road
40              1    Bradhurst Court                               10,000,000  300 West 145th Street
41              2    Amesbury at Deerfield                          9,800,000  1955 Larkspur Street
42              2    Long Meadows Apartments                        9,800,000  1 Richland Lane
43              1    Midwest Plaza Center & Midwest Plaza North     9,791,466  2001 Midwest Road & 2115 Butterfield Road
44              1    Independence Village of Grand Ledge            9,206,135  4775 Village Drive
45              1    Tech Center VI                                 9,200,000  5575 Tech Center Drive
46              1    4901, 4931 and 4961 Telsa Drive                9,082,711  4901, 4931 and 4961 Telsa Drive
47              2    Ambassador Apartments                          9,000,000  2400 Timberline Drive
48              1    Best Western - Orange County Airport           9,000,000  2700 Hotel Terrace Drive
49              1    Nellis Bonanza                                 8,983,164  5067-5079 East Bonanza Road and 601-725 North
                                                                                  Nellis Boulevard
50              1    Brighter                                       8,670,259  5301 Plaza Drive
51              1    Port Warwick I Medical Office Building         8,500,000  11803 Jefferson Avenue
52              1    Willowbrook Shopping Center I and II           8,443,000  17685, 17695, 17731-17747 State Highway 249 and
                                                                                  8015 West FM 1960
53              2    Clifton Colony                                 8,400,000  714 Clifton Colony Drive
54              1    3030 Matlock Office Center                     8,165,000  3030 Matlock Road
55              1    Southwest Corporate Center - Tempe             8,120,000  1600 West Broadway Road
56              1    Best Western Orlando                           8,053,074  4018 West Vine Street
57              1    Four Points Sheraton                           7,967,581  10220 North Metro Parkway East
58              1    River Commons                                  7,925,000  4021 Behrman Place
59              1    Noble Creek Shops                              7,540,000  2200-2268 Pleasant Street
60              1    Alma Park                                      7,500,000  2050 North Alma School Road
61              2    Lakeview Apartments                            7,500,000  8801 Emmett F. Lowry Expressway
62              1    Medical Pavillion of Treasure Coast Square     7,500,000  3496 - 3498 N.W. Federal Highway
63              2    Briar Club Apartments                          7,400,000  6355 Briar Patch Lane
64              1    MacArthur Plaza I and II                       7,100,000  6500 Seven Locks Road
65              2    Biltmore Park                                  6,900,000  1111 Vista Valet
66              2    Riverbend Apartments                           6,900,000  2121 East 83rd Avenue
67              1    Westfield Marketplace                          6,900,000  17417-17445 Carey Road
68              1    Los Alisos Village                             6,875,000  22900-22942 Los Alisos Boulevard
69              1    Palms to Pines                                 6,716,359  72755-72795 Highway 111 and 72740-72780 El Paseo
                                                                                  Drive
70              1    Aerospace Place Retail Center                  6,287,952  9900 Greenbelt Road
71              1    University Square Shopping Center              6,000,000  3136 East Tenth Street
72              1    Milford Stop and Shop Shopping Center          5,991,717  599 Nashua Street
73              2    Yacht Club Apartments                          5,950,000  5051 South Toledo Avenue
74              1    Plaza de Campana                               5,700,000  229 West Grand Avenue
75              1    Springfield Broad Office Park                  5,700,000  3951 and 39630 Stillman Parkway
76              1    Comfort Suites Visalia                         5,500,000  210 East Acequia Avenue
77              2    Eagle Creek Apartments                         5,500,000  4280 South Lee Street
78              1    Harbour Bay Plaza                              5,500,000  3766 SE Ocean Boulevard
79              1    723 Main                                       5,486,824  723 Main Street
80              1    Manatee Village                                5,450,000  955 South Pinellas Avenue



 #   CITY               COUNTY             STATE  ZIP CODE
 -   ----               ------             -----  --------
27   Cambridge          Middlesex            MA     02140
28   Camarillo          Ventura              CA     93010
29   Boca Raton         Palm Beach           FL     33428
30   Pensacola          Escambia             FL     32506
31   Lake Worth         Palm Beach           FL     33467
32   Springfield        Greene               MO     65803
33   Clifton            Hamilton             OH     45220
34   Addison            Dallas               TX     75001
35   Tampa              Hillsborough         FL     33647
36   Minneapolis        Hennepin             MN     55414
37   Orlando            Orange               FL     32819
38   New York           New York             NY     10018
39   Arlington Heights  Cook                 IL     60005

40   New York City      New York             NY     10039
41   San Antonio        Bexar                TX     78213
42   Camp Hill          Cumberland           PA     17011
43   Oak Brook          Dupage               IL     60523
44   Grand Ledge        Eaton                MI     48837
45   Colorado Springs   El Paso              CO     80919
46   Bowie              Prince Georges       MD     20715
47   Grapevine          Tarrant              TX     76051
48   Santa Ana          Orange               CA     92705
49   Las Vegas          Clark                NV     89110

50   Hopewell           Hopewell City        VA     23860
51   Newport News       Newport News City    VA     23606
52   Houston            Harris               TX     77064

53   Cincinnati         Hamilton             OH     45220
54   Arlington          Tarrant              TX     76015
55   Tempe              Maricopa             AZ     85282
56   Kissimmee          Osceola              FL     32714
57   Phoenix            Maricopa             AZ     85051
58   New Orleans        Orleans              LA     70114
59   Noblesville        Hamilton             IN     46060
60   Chandler           Maricopa             AZ     85224
61   Texas City         Galveston            TX     77591
62   Stuart             Martin               FL     34957
63   Memphis            Shelby               TN     38115
64   Cabin John         Montgomery           MD     20818
65   San Antonio        Bexar                TX     78216
66   Tulsa              Tulsa                OK     74137
67   Westfield          Hamilton             IN     46074
68   Mission Viejo      Orange               CA     92691
69   Palm Desert        Riverside            CA     92260

70   Lanham             Prince Georges       MD     20706
71   Greenville         Pitt                 NC     27858
72   Milford            Hillsborough         NH     03055
73   Tulsa              Tulsa                OK     74135
74   Bensenville        Dupage               IL     60106
75   Glen Allen         Henrico              VA     23060
76   Visalia            Tulare               CA     93291
77   Buford             Gwinnett             GA     30519
78   Stuart             Martin               FL     34996
79   Houston            Harris               TX     77002
80   Tarpon Springs     Pinellas             FL     34689

                                                         CUT-OFF DATE
              LOAN                                        PRINCIPAL
 #   CROSSED  GROUP  PROPERTY NAME                        BALANCE (1)  ADDRESS
 -   -------  -----  -------------                        -----------  -------
81              1    Redwood and Tuolomne                 $5,410,938   1744-1796 Tuolumne Street
82              1    350 Queen Street                      5,391,143   350 Queen Street
83              2    Oxon Terrace Apartments               5,230,000   2525 Southern Avenue
84              1    482 Payne Rd                          5,200,000   482 Payne Road
85              2    Monaco Park Apartments                5,200,000   5031 South 72nd East Avenue
86              1    Block Y Retail Condo                  5,150,000   1301 West Madison Street
87              1    Lincoln Business Center               4,990,374   268 North Lincoln Avenue and 271 Ott Street
88              2    Twin Oaks Mobile Home Park            4,979,068   6780 Mableton Parkway
89              2    Waterford Place Apartments            4,750,000   502 Slide Road
90              2    The Lakes Apartments                  4,610,875   9800 Hollock Street
91              1    Las Palmas Professional Center        4,386,806   4602, 4610 and 4626 East Southcross
92              1    Bellevue Plaza                        4,350,000   2770 and 2780 Stony Point Road
93              1    Hampton Inn Sterling Heights          4,350,000   36400 Van Dyke Avenue
94              1    Roosevelt Center                      4,300,000   2800-2820 Roosevelt Street
95              1    Marina Shores Shoppes                 4,250,000   2865 Lynnhaven Drive
96              2    Apple Creek of Temple Texas           4,200,000   4802 South 31st Street
97              2    Oxon Park Apartments                  4,120,000   2607 Southern Avenue
98              2    Westwinds Mobile Home Park            4,100,000   505 Williams Street
99              1    Comfort Suites Arena                  3,989,667   1200 Hurricane Alley Way
100             1    Creekstone Village Shopping Center    3,961,705   70380 Highway 21
101             1    Crestwood Village Mobile Home Park    3,593,574   2154 North Oregon Street
102             1    Pecos Trail Office (Phase II)         3,500,000   1800 and 1850 Old Pecos Trail
103             1    University                            3,493,000   7301 University Avenue
104             1    Fairfield Inn Columbia                3,375,121   320 Columbiana Drive
105             1    4165 Beverly Boulevard                3,320,000   4165 Beverly Boulevard
106             1    Cottonwood Medical Center             3,300,000   6095 Fashion Boulevard
107             1    Fountain Valley Self Storage          3,250,000   11345 Slater Avenue
108             2    Casa Espana/Casa Royale               3,200,000   1701 North Park Avenue and 1701 North Tyndall Avenue
109             1    505 Lawrenceville Square              3,197,717   505 Lawrence Square Boulevard South
110             1    Wolf Creek Office                     3,197,348   12 Wolf Creek Drive
111             1    325 South Highland Avenue             3,183,417   325 South Highland Avenue
112             1    Pasadena Self Storage                 3,150,000   1885 Locust Street
113             1    Sweetwater Crossing                   3,144,301   2159-2219 Highway 83
114             1    Weatherstone Promenade                3,125,000   300 Village Center Drive
115             1    Village at Hamilton Mill              3,114,254   3465 Braselton Highway
116             1    Hampton Inn Havelock                  3,077,496   105 Tourist Center Drive
117             1    Village Commons I and II              3,047,855   862 South State Road 135 and 3113 West Smith Valley Road
118             1    International Shops                   3,000,000   1237 Prospect Street
119             1    Sunnymead Shopping Center             2,994,524   24541-24565 and 24641-24661 Alessandro Boulevard
120             2    Hampton House Villas                  2,899,586   1910 North Villa Court
121             1    12650 Riverside Drive                 2,796,000   12650 Riverside Drive
122             1    San Juan Capistrano Self Storage      2,750,000   26411 Via De Anza
123             1    Hartford Self Storage                 2,680,678   1409 Park Street
124             1    401 East Ontario                      2,500,000   401 East Ontario Street
125             1    Airport Discount Storage              2,495,985   1004 North Hoagland Boulevard
126             2    Royal Arms Apartments                 2,495,365   3001 North Thatcher Avenue
127             1    Gothard and Heil Business Park        2,445,284   16392 and 16402 Gothard Street
128             1    Portland Shopping Center              2,425,000   2030 US Highway 181
129             2    Attache Apartments                    2,400,000   17525-17535 Madison Avenue
130             1    Village Square Shopping Center        2,400,000   19325-19371 South Dixie Highway
131             1    2074 Park Street                      2,388,023   2074-2100 Park Street
132             2    Hilltop Manor Apartments              2,339,728   5300 Annapolis Road
133             1    79 Shops                              2,300,000   4701 Northwest 79 Avenue
134             2    Brookhollow Apartments                2,300,000   965 Biloxi Drive



 #   CITY                 COUNTY           STATE  ZIP CODE
 -   ----                 ------           -----  --------
81   Vallejo              Solano             CA     94589
82   Southington          Hartford           CT     06489
83   Temple Hills         Prince Georges     MD     20748
84   Scarborough          Cumberland         ME     04074
85   Tulsa                Tulsa              OK     74145
86   Chicago              Cook               IL     60607
87   Corona               Riverside          CA     92882
88   Mableton             Cobb               GA     30126
89   Lubbock              Lubbock            TX     79416
90   Houston              Harris             TX     77075
91   San Antonio          Bexar              TX     78222
92   Santa Rosa           Sonoma             CA     95407
93   Sterling Heights     Macomb             MI     48312
94   Carlsbad             San Diego          CA     92008
95   Virginia Beach       Virginia Beach     VA     23451
96   Temple               Bell               TX     76502
97   Temple Hills         Prince Georges     MD     20748
98   Cheyenne             Laramie            WY     82007
99   Raleigh              Wake               NC     27607
100  Covington            St. Tammany        LA     70433
101  St. Helens           Columbia           OR     97051
102  Santa Fe             Santa Fe           NM     87505
103  Lubbock              Lubbock            TX     79423
104  Columbia             Lexington          SC     29212
105  Los Angeles          Los Angeles        CA     90004
106  Murray               Salt Lake          UT     84107
107  Fountain Valley      Orange             CA     92708
108  Tucson               Pima               AZ     85719
109  Lawrenceville        Mercer             NJ     08648
110  Swansea              Saint Clair        IL     62226
111  Briarcliff Manor     Westchester        NY     10510
112  Pasadena             Los Angeles        CA     91107
113  Round Lake Beach     Lake               IL     60073
114  Woodstock            Cherokee           GA     30188
115  Dacula               Gwinnett           GA     30019
116  Havelock             Craven             NC     28532
117  Greenwood            Johnson            IN     46142
118  La Jolla             San Diego          CA     92037
119  Moreno Valley        Riverside          CA     92553
120  Essexville           Bay                MI     48732
121  Valley Village       Los Angeles        CA     91607
122  San Juan Capistrano  Orange             CA     92675
123  Hartford             Hartford           CT     06106
124  Chicago              Cook               IL     60611
125  Kissimmee            Osceola            FL     34741
126  River Grove          Cook               IL     60171
127  Huntington Beach     Orange             CA     92647
128  Portland             San Patricio       TX     78374
129  Lakewood             Cuyahoga           OH     44107
130  Miami                Miami-Dade         FL     33157
131  Hartford             Hartford           CT     06106
132  Bladensburg          Prince George's    MD     20710
133  Miami                Miami-Dade         FL     33166
134  Norman               Cleveland          OK     73071

                                                                CUT-OFF DATE
              LOAN                                                PRINCIPAL
 #   CROSSED  GROUP  PROPERTY NAME                               BALANCE (1)   ADDRESS
 -   -------  -----  -------------                               -----------   -------
135             1    Desert Bloom Plaza                        $    2,300,000  8540 South Maryland Parkway
136             1    153 West 18th Street                           2,248,200  153 West 18th Street
137             1    Windswept Plaza Shopping Center                2,160,000  2307-2345 Highway 35 North
138             1    Midland Retail                                 2,100,000  444 17th Street
139             1    Basehor Town Square                            2,000,000  15510 State Avenue
140             1    Vietnamese Center                              1,893,102  4646 Buford Highway
141             1    Jefferson Highway Retail                       1,819,561  5250 Jefferson Highway
142             1    Slide Retail                                   1,800,000  10101 Slide Road
143             1    Madison Marketplace                            1,763,965  25341 Madison Avenue
144             1    Scatterfield Shoppes                           1,696,862  4219-4223 Scatterfield Road
145             1    Bluffton Towne Center                          1,597,314  27 Dr. Mellichamp Drive
146             1    Poway Garden Self Storage                      1,589,420  14260 Garden Road
147             1    Markham Square Shopping Center                 1,575,000  9801 West Markham Street
148             1    Edinger Center                                 1,550,000  1340-1382 East Edinger Avenue
149             2    Gardens at Duncan Apartments                   1,400,000  419 South 27th Street
150             2    Covered Oaks Mobile Home Park                  1,360,000  1225 Stoneybrook Drive
151             1    3131 South Bascom Avenue Office Building       1,258,110  3131 South Bascom Avenue
152             1    Hopewell Medical Building                      1,250,000  5303 Plaza Drive
153             2    Laurel Lane Mobile Home Park                   1,247,863  2508 96th Street South
154             1    Lockfield Shoppes Retail                       1,199,149  803 West 10th Street
155             1    West Little York                               1,197,374  18035 and 18037 West Little York Road
156             1    Martinview Mobile Home Park                    1,114,193  2007 Betz Road
157             1    Big Bear Navajo Building                       1,074,265  40794 Village Drive
158             2    The Cedars Apartments                          1,072,000  214 Bull Run
159             1    Merritt Island Village                           998,892  327 Silver Oaks Avenue
160             2    Keoway Village Apartments                        995,010  50 Keoway Drive
161             1    West Seattle Retail                              987,302  4521-4533 California Avenue Southwest
                                                               --------------
TOTAL/WEIGHTED AVERAGE:                                        $1,998,547,310
                                                               ==============



 #   CITY            COUNTY          STATE  ZIP CODE
 -   ----            ------          -----  --------
135  Las Vegas       Clark            NV     89123
136  New York        New York         NY     10011
137  Rockport        Aransas          TX     78382
138  Denver          Denver           CO     80202
139  Basehor         Leavenworth      KS     66007
140  Chamblee        Dekalb           GA     30341
141  New Orleans     Jefferson        LA     70123
142  Lubbock         Lubbock          TX     79424
143  Murrieta        Riverside        CA     92562
144  Anderson        Madison          IN     46013
145  Bluffton        Beaufort         SC     29910
146  Poway           San Diego        CA     92064
147  Little Rock     Pulaski          AR     72205
148  Santa Ana       Orange           CA     92705
149  Duncan          Stephens         OK     73533
150  Conway          Horry            SC     29526
151  Campbell        Santa Clara      CA     95008
152  Hopewell        Hopewell City    VA     23860
153  Tacoma          Pierce           WA     98444
154  Indianapolis    Marion           IN     46202
155  Katy            Harris           TX     77449
156  Bellevue        Sarpy            NE     68005
157  Big Bear Lake   San Bernardino   CA     92315
158  Norman          Tulsa            OK     73071
159  Merritt Island  Brevard          FL     32952
160  Seneca          Oconee           SC     29672
161  Seattle         King             WA     98116

TOTAL/WEIGHTED AVERAGE:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY PORTER SQUARE GALLERIA AND PIER ONE AT PORTER SQUARE GALLERIA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                CUT-OFF DATE
               LOAN                                              PRINCIPAL    PROPERTY             PROPERTY
 #   CROSSED  GROUP  PROPERTY NAME                              BALANCE (1)   TYPE                 SUB-TYPE
 -   -------  -----  -------------                              -----------   ----                 --------
 1              1    770 Broadway                               $353,000,000  Office       Central Business District
 2a             2    Seven Gables                                 50,885,110  Multifamily        Conventional
 2b             2    Knollwood I and II                           25,432,961  Multifamily        Conventional
 2c             2    Rollingwood                                  13,114,275  Multifamily        Conventional
 2d             2    Commerce Park                                12,072,005  Multifamily        Conventional
 2e             2    Audubon Park                                 11,000,337  Multifamily        Conventional
 2f             2    Falls on Clearwood                           10,546,965  Multifamily        Conventional
 2g             2    Foxcroft                                     10,282,006  Multifamily        Conventional
 2h             2    Cambridge Place                              10,090,497  Multifamily        Conventional
 2i             2    Hilltop                                       9,617,917  Multifamily        Conventional
 2j             2    Hidden Oaks                                   6,777,151  Multifamily        Conventional
 2k             2    Twin Rivers                                   6,176,782  Multifamily        Conventional
 2l             2    Autumn Ridge                                  6,109,093  Multifamily        Conventional
 2m             2    Windsor Harbor                                5,821,077  Multifamily        Conventional
 2n             2    Timbercreek VA                                5,749,790  Multifamily        Conventional
 2o             2    Cambridge Court                               5,525,106  Multifamily        Conventional
 2p             2    Forest Creek                                  5,429,173  Multifamily        Conventional
 2q             2    Brookhaven                                    3,969,339  Multifamily        Conventional
 3              1    535 and 545 Fifth Avenue                    177,000,000  Office       Central Business District
 4              1    Norden Park                                  76,800,000  Office               Suburban
 5              1    1900 Market Street                           63,120,000  Office       Central Business District
 6              1    Towne Center at Cedar Lodge                  57,000,000  Retail               Anchored
 7              1    Poinsettia Plaza                             36,975,000  Retail               Anchored
 8              1    CheckFree Corporation                        30,000,000  Office               Suburban
 9              1    Marriott Milwaukee West                      30,000,000  Hotel              Full Service
 10             1    Moorpark Marketplace                         25,500,000  Retail               Anchored
 11             1    Capital Center                               25,000,000  Office               Suburban
 12             1    UA Sheepshead Bay 14                         21,981,136  Retail               Anchored
 13             1    Novant - Presbyterian Medical Tower          21,257,095  Office               Suburban
14a             1    Spectra Retail - Shawnee, OK                  3,920,000  Retail              Unanchored
14b             1    Spectra Retail - Durant, OK                   3,573,434  Retail              Unanchored
14c             1    Spectra Retail - Zachary, LA                  3,360,000  Retail              Unanchored
14d             1    Spectra Retail - Boaz, AL                     3,104,032  Retail              Unanchored
14e             1    Spectra Retail - West Burlington, IA          2,912,000  Retail              Unanchored
14f             1    Spectra Retail - Shelbyville, IN              2,000,391  Retail              Unanchored
14g             1    Spectra Retail - Perry, FL                    1,930,717  Retail              Unanchored
15a             1    Spectra Retail - Plainview, TX                4,407,509  Retail              Unanchored
15b             1    Spectra Retail - Belton, TX                   3,760,000  Retail              Unanchored
15c             1    Spectra Retail - Minden, LA                   3,120,000  Retail              Unanchored
15d             1    Spectra Retail - Pulaski, TN                  2,543,728  Retail              Unanchored
15e             1    Spectra Retail - Newton, IA                   2,080,000  Retail              Unanchored
15f             1    Spectra Retail - Oskaloosa, IA                1,872,043  Retail              Unanchored
15g             1    Spectra Retail - Wauseon, OH                  1,603,065  Retail              Unanchored
 16             2    Bexley at Matthews Apartments                17,750,000  Multifamily        Conventional
 17             1    Johnstown Mall and Shopping Center           16,300,000  Retail               Anchored
 18             1    Novant - Huntersville/Physicians Plaza       16,024,164  Office               Suburban
 19             1    Residence Inn Chesapeake Greenbrier          14,600,000  Hotel             Limited Service
 20             1    Hilton Garden Inn Houston                    14,067,000  Hotel              Full Service
 21             1    Tempe Square Shopping Center                 14,000,000  Retail               Anchored
 22             2    Old Farm Shores Apartments                   13,650,000  Multifamily        Conventional
 23             1    Novant - Metroview Professional Building     13,577,550  Office               Suburban
 24             1    Novant - Matthews Medical Office Building    13,564,177  Office               Suburban
 25             1    Town Center Office Building                  13,550,000  Office               Suburban
 26     A       1    Porter Square Galleria                        8,143,578  Retail              Unanchored
 27     A       1    Pier One at Porter Square Galleria            4,346,573  Retail              Unanchored
 28             1    Camarillo Plaza                              12,485,000  Retail              Unanchored
 29             1    Sandalfoot Square                            12,300,000  Retail               Anchored
 30             2    Crystal Lake Apartments                      12,112,000  Multifamily        Conventional
 31             1    Nassau Plaza                                 12,000,000  Retail               Anchored
 32             1    T-Mobile - Springfield                       12,000,000  Office               Suburban
 33             2    Forum Apartments                             11,600,000  Multifamily        Conventional

       UNITS/
       SQ.FT.        FEE/                   YEAR     OCCUPANCY      DATE OF
 #     ROOMS      LEASEHOLD  YEAR BUILT  RENOVATED  RATE AT U/W  OCCUPANCY RATE  APPRAISED VALUE
 -     -----      ---------  ----------  ---------  -----------  --------------  ---------------
 1   1,046,634       Fee        1905        2001        100%        11/1/2005       $570,000,000
 2a      1,184       Fee        1965        2006         89%        1/23/2006         62,400,000
 2b        608       Fee        1980        2006         81%        1/23/2006         33,100,000
 2c        278       Fee        1976        2006         92%        1/23/2006         17,900,000
 2d        354       Fee        1981        2006         97%        1/23/2006         14,200,000
 2e        260       Fee        1983        2006         84%        1/23/2006         13,700,000
 2f        236       Fee        1970        2006         94%        1/23/2006         12,800,000
 2g        192       Fee        1972        2006         97%        1/23/2006         12,400,000
 2h        336       Fee        1980        2006         89%        1/23/2006         13,700,000
 2i        238       Fee        1984        2006         93%        1/23/2006         11,500,000
 2j        240       Fee        1980        2006         92%        1/23/2006          7,600,000
 2k        149       Fee        1976        2006         93%        1/23/2006          7,700,000
 2l        276       Fee        1985        2006         97%        1/23/2006          7,600,000
 2m        200       Fee        1971        2006         90%        1/23/2006          7,400,000
 2n        160       Fee        1968        2006         94%        1/23/2006          8,200,000
 2o        226       Fee        1978        2006         92%        1/23/2006          8,200,000
 2p        104       Fee        1984        2006        100%        1/23/2006          6,600,000
 2q        104       Fee        1983        2006         94%        1/23/2006          4,600,000
 3     498,769       Fee        1927        2005         94%         2/1/2006        276,900,000
 4     620,642       Fee        1962        2004         83%        2/14/2006         97,000,000
 5     456,922       Fee        1981        1995         94%         2/3/2006         84,000,000
 6     276,874       Fee        2005        N/A          84%        5/23/2006         80,240,000
 7     153,205       Fee        1975        2004         98%        5/10/2006         50,000,000
 8     220,675       Fee        1975        2000        100%        3/31/2006         60,000,000
 9         282       Fee        2001        N/A         N/A           N/A             40,000,000
 10    207,300       Fee        2003        N/A         100%         5/1/2006         42,500,000
 11    295,225       Fee        1983        2005        100%         3/9/2006         33,250,000
 12     78,324       Fee        1987        2002        100%        4/25/2006         28,800,000
 13    140,341    Leasehold     1989        N/A          94%         1/1/2006         28,500,000
14a     35,640       Fee        2004        N/A         100%        12/27/2005         4,900,000
14b     32,200       Fee        2002        N/A          83%        12/27/2005         4,400,000
14c     29,600       Fee        2002        N/A         100%        12/27/2005         4,200,000
14d     27,900       Fee        2003        N/A          94%        12/27/2005         3,750,000
14e     26,100       Fee        2004        N/A         100%        12/27/2005         3,640,000
14f     14,150       Fee        2005        N/A          77%        12/27/2005         3,000,000
14g     14,900       Fee        2004        N/A          84%        12/27/2005         2,500,000
15a     31,720       Fee        2005        N/A          87%        12/27/2005         5,830,000
15b     28,060       Fee        2005        N/A         100%        12/27/2005         4,700,000
15c     27,300       Fee        2003        N/A         100%        12/27/2005         3,900,000
15d     28,100    Leasehold     2003        N/A          88%        12/27/2005         3,700,000
15e     20,300       Fee        2004        N/A         100%        12/27/2005         2,600,000
15f     20,700       Fee        2004        N/A          88%        12/27/2005         2,430,000
15g     13,100       Fee        2005        N/A          73%        12/27/2005         2,270,000
 16        240       Fee        2000        N/A         100%         3/9/2006         23,080,000
 17    225,160       Fee        1963        2006        100%        4/19/2006         21,700,000
 18    101,525    Leasehold     2004        N/A         100%         1/1/2006         21,500,000
 19        121       Fee        2005        N/A          N/A           N/A            20,000,000
 20        182       Fee        2000        N/A          N/A           N/A            19,300,000
 21    105,180       Fee        1976        2005        100%         5/8/2006         18,500,000
 22        344       Fee        1979        2005         92%         5/1/2006         17,200,000
 23     87,092    Leasehold     1971        1998         95%         1/1/2006         17,750,000
 24     97,205    Leasehold     1994        N/A          94%         1/1/2006         19,800,000
 25     55,283       Fee        1979        2006         92%        3/31/2006         17,800,000
 26     28,510       Fee        1988        N/A         100%         2/1/2006         13,377,000
 27      9,175       Fee        1988        N/A         100%         2/1/2006          6,600,000
 28     74,026       Fee        1988        N/A         100%        5/12/2006         22,000,000
 29    161,755       Fee        1985        N/A          79%        11/10/2005        19,800,000
 30        224       Fee        1997        2004         96%         3/6/2006         15,800,000
 31    165,747       Fee        1984        2005        100%         3/9/2006         17,000,000
 32     78,421       Fee        2006        N/A         100%        11/1/2005         16,350,000
 33        394(2)    Fee        1966        2005         87%         5/8/2006         15,000,000

                                                                 CUT-OFF DATE
               LOAN                                               PRINCIPAL    PROPERTY              PROPERTY
 #   CROSSED  GROUP  PROPERTY NAME                               BALANCE (1)   TYPE                  SUB-TYPE
 -   -------  -----  -------------                               -----------   ----                  --------
 34             1    Home Depot Call Center                       $11,600,000  Office                Suburban
 35             1    Cory Lake Isle Professional Center            11,300,000  Mixed Use           Office/Retail
 36             1    Hennepin Business Center                      11,200,000  Office                Suburban
 37             1    Best Western Movieland                        11,066,000  Hotel               Full Service
 38             1    Best Western Convention Center                11,000,000  Hotel              Limited Service
 39             1    Arlington Town Square                         10,838,877  Retail               Unanchored
 40             1    Bradhurst Court                               10,000,000  Retail                Anchored
 41             2    Amesbury at Deerfield                          9,800,000  Multifamily         Conventional
 42             2    Long Meadows Apartments                        9,800,000  Multifamily         Conventional
 43             1    Midwest Plaza Center & Midwest Plaza North     9,791,466  Office                Suburban
 44             1    Independence Village of Grand Ledge            9,206,135  Healthcare       Independent Living
 45             1    Tech Center VI                                 9,200,000  Office                Suburban
 46             1    4901, 4931 and 4961 Telsa Drive                9,082,711  Industrial               N/A
 47             2    Ambassador Apartments                          9,000,000  Multifamily         Conventional
 48             1    Best Western - Orange County Airport           9,000,000  Hotel              Limited Service
 49             1    Nellis Bonanza                                 8,983,164  Retail               Unanchored
 50             1    Brighter                                       8,670,259  Healthcare   Independent/Assisted Living
 51             1    Port Warwick I Medical Office Building         8,500,000  Office                Suburban
 52             1    Willowbrook Shopping Center I and II           8,443,000  Retail               Unanchored
 53             2    Clifton Colony                                 8,400,000  Multifamily         Conventional
 54             1    3030 Matlock Office Center                     8,165,000  Office                Suburban
 55             1    Southwest Corporate Center - Tempe             8,120,000  Office                Suburban
 56             1    Best Western Orlando                           8,053,074  Hotel              Limited Service
 57             1    Four Points Sheraton                           7,967,581  Hotel               Full Service
 58             1    River Commons                                  7,925,000  Retail               Unanchored
 59             1    Noble Creek Shops                              7,540,000  Mixed Use        Retail/Self Storage
 60             1    Alma Park                                      7,500,000  Retail               Unanchored
 61             2    Lakeview Apartments                            7,500,000  Multifamily         Conventional
 62             1    Medical Pavillion of Treasure Coast Square     7,500,000  Office                Suburban
 63             2    Briar Club Apartments                          7,400,000  Multifamily         Conventional
 64             1    MacArthur Plaza I and II                       7,100,000  Mixed Use           Office/Retail
 65             2    Biltmore Park                                  6,900,000  Multifamily         Conventional
 66             2    Riverbend Apartments                           6,900,000  Multifamily         Conventional
 67             1    Westfield Marketplace                          6,900,000  Retail               Unanchored
 68             1    Los Alisos Village                             6,875,000  Retail               Unanchored
 69             1    Palms to Pines                                 6,716,359  Retail               Unanchored
 70             1    Aerospace Place Retail Center                  6,287,952  Retail               Unanchored
 71             1    University Square Shopping Center              6,000,000  Retail                Anchored
 72             1    Milford Stop and Shop Shopping Center          5,991,717  Retail                Anchored
 73             2    Yacht Club Apartments                          5,950,000  Multifamily         Conventional
 74             1    Plaza de Campana                               5,700,000  Retail               Unanchored
 75             1    Springfield Broad Office Park                  5,700,000  Office                Suburban
 76             1    Comfort Suites Visalia                         5,500,000  Hotel              Limited Service
 77             2    Eagle Creek Apartments                         5,500,000  Multifamily         Conventional
 78             1    Harbour Bay Plaza                              5,500,000  Retail               Unanchored
 79             1    723 Main                                       5,486,824  Office        Central Business District
 80             1    Manatee Village                                5,450,000  Retail                Anchored
 81             1    Redwood and Tuolomne                           5,410,938  Retail               Unanchored
 82             1    350 Queen Street                               5,391,143  Retail                Anchored
 83             2    Oxon Terrace Apartments                        5,230,000  Multifamily         Conventional
 84             1    482 Payne Rd                                   5,200,000  Office                Suburban
 85             2    Monaco Park Apartments                         5,200,000  Multifamily         Conventional
 86             1    Block Y Retail Condo                           5,150,000  Retail               Unanchored
 87             1    Lincoln Business Center                        4,990,374  Mixed Use         Office/Industrial
 88             2    Twin Oaks Mobile Home Park                     4,979,068  Multifamily     Manufactured Housing
 89             2    Waterford Place Apartments                     4,750,000  Multifamily         Conventional
 90             2    The Lakes Apartments                           4,610,875  Multifamily         Conventional
 91             1    Las Palmas Professional Center                 4,386,806  Office                Suburban
 92             1    Bellevue Plaza                                 4,350,000  Mixed Use        Retail/Multifamily
 93             1    Hampton Inn Sterling Heights                   4,350,000  Hotel              Limited Service
 94             1    Roosevelt Center                               4,300,000  Mixed Use           Office/Retail

     UNITS/
     SQ.FT.        FEE/                   YEAR     OCCUPANCY      DATE OF
 #    ROOMS     LEASEHOLD  YEAR BUILT  RENOVATED  RATE AT U/W  OCCUPANCY RATE  APPRAISED VALUE
 -    -----     ---------  ----------  ---------  -----------  --------------  ---------------
 34  137,992       Fee        1996        2006        100%        11/1/2005        $25,000,000
 35   79,770       Fee        2003         N/A         86%         4/1/2006         14,400,000
 36  140,063       Fee        1984         N/A         96%        4/25/2006         14,100,000
 37      261       Fee        1974        2001         N/A           N/A            15,700,000
 38       83       Fee        2002         N/A         N/A           N/A            22,000,000
 39   90,826       Fee        1987        2000         94%         5/1/2006         14,500,000
 40   84,442       Fee        2004         N/A        100%        5/18/2006         14,700,000
 41      284       Fee        1983        2004         90%        3/21/2006         13,350,000
 42      286       Fee        1964         N/A         96%         4/4/2006         14,700,000
 43   95,413       Fee        1980        2005         91%         4/7/2006         12,500,000
 44      126       Fee        1999         N/A         92%        8/31/2005         13,580,000
 45  104,439       Fee        1985        2005         81%        3/31/2006         11,500,000
 46   83,680       Fee        2003         N/A         98%        3/24/2006         11,500,000
 47      376       Fee        1978        2005         86%        4/26/2006         15,200,000
 48      148       Fee        1985        2002         N/A           N/A            15,450,000
 49   80,963       Fee        1980        2006        100%         4/1/2006         13,300,000
 50       94       Fee        2000        2003         86%        8/31/2005         14,400,000
 51   71,503       Fee        2002         N/A         97%         4/1/2006         13,300,000
 52   36,804       Fee        2000         N/A        100%         3/1/2006         11,500,000
 53      294       Fee        1965        2004         89%         4/3/2006         10,600,000
 54   59,981       Fee        2001         N/A         96%         2/1/2006         10,550,000
 55   74,731       Fee        1984         N/A        100%        3/20/2006         11,700,000
 56      223       Fee        1988        2005         N/A           N/A            11,375,000
 57      284    Leasehold     1982        2005         N/A           N/A            17,000,000
 58   59,235       Fee        2003         N/A         97%        4/20/2006         10,000,000
 59   82,966       Fee        1985        2005         96%        4/17/2006          9,700,000(3)
 60   69,198       Fee        1985         N/A        100%        4/30/2006         10,030,000
 61      304       Fee        1984        1999         91%        3/28/2006          9,500,000
 62   56,100       Fee        1990        1999        100%         4/1/2006         11,200,000
 63      272       Fee        1987        2005         95%        3/27/2006          9,700,000
 64   43,114       Fee        1980        1992         95%         6/1/2006         12,600,000
 65      264       Fee        1984        2005         97%         3/1/2006          9,770,000
 66      284       Fee        1983         N/A         90%        4/17/2006         10,500,000
 67   40,600       Fee        2005         N/A        100%        4/28/2006          9,100,000
 68   31,401       Fee        1982         N/A         94%        3/19/2006         10,000,000
 69   44,099       Fee        1975        2005        100%        5/16/2006          8,800,000
 70   24,332       Fee        2001         N/A        100%        3/31/2006          8,100,000
 71   67,766       Fee        1987        1997        100%        12/31/2005         7,500,000
 72   77,830(4)    Fee        2006         N/A         96%         4/1/2006          8,500,000
 73      376       Fee        1971         N/A         94%        4/17/2006          9,100,000
 74   37,775       Fee        1980        2003        100%         5/6/2006          7,650,000
 75   46,077       Fee        1987        2004         97%         4/3/2006          7,185,000
 76       72       Fee        2002         N/A         N/A           N/A             7,900,000
 77      114       Fee        1965        2003         98%         4/1/2006          7,200,000
 78   61,804       Fee        1979         N/A         94%         3/1/2006         11,100,000
 79   92,277       Fee        1914        2003         87%         4/1/2006          8,775,000
 80  103,738       Fee        1989        1996         77%        2/28/2006          9,900,000
 81   23,334       Fee        2005         N/A         94%         5/3/2006          9,230,000
 82   68,295       Fee        1952        2005        100%        12/31/2005         7,000,000
 83      228       Fee        1949        2004         96%        4/27/2006         10,100,000
 84   38,784       Fee        1989         N/A        100%         3/1/2006          6,500,000
 85      180       Fee        1970         N/A         91%        4/13/2006          7,480,000
 86   27,187       Fee        2000         N/A        100%         4/7/2006          7,600,000
 87   57,078       Fee        1982         N/A        100%        3/24/2006          7,950,000
 88      146       Fee        1970        2004         96%        3/23/2006          6,930,000
 89      228       Fee        1971        2004         87%         5/1/2006          7,300,000
 90      162       Fee        1983         N/A         87%        12/20/2005         6,080,000
 91   29,080       Fee        2002        2004         91%         3/1/2006          5,915,000
 92   21,230       Fee        2003         N/A         96%        3/13/2006          6,650,000
 93       76       Fee        2003         N/A         N/A           N/A             6,800,000
 94   38,488       Fee        1955        2002        100%         4/1/2006         10,500,000

                                                               CUT-OFF DATE
               LOAN                                             PRINCIPAL                              PROPERTY
 #   CROSSED  GROUP  PROPERTY NAME                             BALANCE (1)   PROPERTY TYPE             SUB-TYPE
 -   -------  -----  -------------                             -----------   -------------             --------
 95             1    Marina Shores Shoppes                       $4,250,000  Retail                   Unanchored
 96             2    Apple Creek of Temple Texas                  4,200,000  Multifamily             Conventional
 97             2    Oxon Park Apartments                         4,120,000  Multifamily             Conventional
 98             2    Westwinds Mobile Home Park                   4,100,000  Multifamily         Manufactured Housing
 99             1    Comfort Suites Arena                         3,989,667  Hotel                  Limited Service
100             1    Creekstone Village Shopping Center           3,961,705  Retail                   Unanchored
101             1    Crestwood Village Mobile Home Park           3,593,574  Multifamily         Manufactured Housing
102             1    Pecos Trail Office (Phase II)                3,500,000  Office                    Suburban
103             1    University                                   3,493,000  Retail                   Unanchored
104             1    Fairfield Inn Columbia                       3,375,121  Hotel                  Limited Service
105             1    4165 Beverly Boulevard                       3,320,000  Retail                   Unanchored
106             1    Cottonwood Medical Center                    3,300,000  Office                    Suburban
107             1    Fountain Valley Self Storage                 3,250,000  Self Storage                 N/A
108             2    Casa Espana/Casa Royale                      3,200,000  Multifamily             Conventional
109             1    505 Lawrenceville Square                     3,197,717  Office                    Suburban
110             1    Wolf Creek Office                            3,197,348  Office                    Suburban
111             1    325 South Highland Avenue                    3,183,417  Office                    Suburban
112             1    Pasadena Self Storage                        3,150,000  Self Storage                 N/A
113             1    Sweetwater Crossing                          3,144,301  Retail                   Unanchored
114             1    Weatherstone Promenade                       3,125,000  Retail                   Unanchored
115             1    Village at Hamilton Mill                     3,114,254  Retail                   Unanchored
116             1    Hampton Inn Havelock                         3,077,496  Hotel                  Limited Service
117             1    Village Commons I and II                     3,047,855  Retail                   Unanchored
118             1    International Shops                          3,000,000  Retail                   Unanchored
119             1    Sunnymead Shopping Center                    2,994,524  Retail                   Unanchored
120             2    Hampton House Villas                         2,899,586  Multifamily             Conventional
121             1    12650 Riverside Drive                        2,796,000  Office                    Suburban
122             1    San Juan Capistrano Self Storage             2,750,000  Self Storage                 N/A
123             1    Hartford Self Storage                        2,680,678  Self Storage                 N/A
124             1    401 East Ontario                             2,500,000  Retail                   Unanchored
125             1    Airport Discount Storage                     2,495,985  Self Storage                 N/A
126             2    Royal Arms Apartments                        2,495,365  Multifamily             Conventional
127             1    Gothard and Heil Business Park               2,445,284  Industrial                   N/A
128             1    Portland Shopping Center                     2,425,000  Retail                   Unanchored
129             2    Attache Apartments                           2,400,000  Multifamily             Conventional
130             1    Village Square Shopping Center               2,400,000  Retail                   Unanchored
131             1    2074 Park Street                             2,388,023  Mixed Use               Office/Retail
132             2    Hilltop Manor Apartments                     2,339,728  Multifamily             Conventional
133             1    79 Shops                                     2,300,000  Retail                   Unanchored
134             2    Brookhollow Apartments                       2,300,000  Multifamily             Conventional
135             1    Desert Bloom Plaza                           2,300,000  Retail                   Unanchored
136             1    153 West 18th Street                         2,248,200  Mixed Use            Retail/Multifamily
137             1    Windswept Plaza Shopping Center              2,160,000  Retail                   Unanchored
138             1    Midland Retail                               2,100,000  Retail                   Unanchored
139             1    Basehor Town Square                          2,000,000  Retail                   Unanchored
140             1    Vietnamese Center                            1,893,102  Retail                   Unanchored
141             1    Jefferson Highway Retail                     1,819,561  Retail                   Unanchored
142             1    Slide Retail                                 1,800,000  Retail                   Unanchored
143             1    Madison Marketplace                          1,763,965  Retail                   Unanchored
144             1    Scatterfield Shoppes                         1,696,862  Retail                   Unanchored
145             1    Bluffton Towne Center                        1,597,314  Retail                   Unanchored
146             1    Poway Garden Self Storage                    1,589,420  Self Storage                 N/A
147             1    Markham Square Shopping Center               1,575,000  Retail                   Unanchored
148             1    Edinger Center                               1,550,000  Mixed Use      Industrial/Office/Self Storage
149             2    Gardens at Duncan Apartments                 1,400,000  Multifamily             Conventional
150             2    Covered Oaks Mobile Home Park                1,360,000  Multifamily         Manufactured Housing
151             1    3131 South Bascom Avenue Office Building     1,258,110  Office                    Suburban
152             1    Hopewell Medical Building                    1,250,000  Office                    Suburban
153             2    Laurel Lane Mobile Home Park                 1,247,863  Multifamily         Manufactured Housing
154             1    Lockfield Shoppes Retail                     1,199,149  Retail                   Unanchored
155             1    West Little York                             1,197,374  Industrial                   N/A

     UNITS/
     SQ.FT.       FEE/                   YEAR     OCCUPANCY      DATE OF
 #    ROOMS    LEASEHOLD  YEAR BUILT  RENOVATED  RATE AT U/W  OCCUPANCY RATE  APPRAISED VALUE
 -    -----    ---------  ----------  ---------  -----------  --------------  ---------------
 95  30,000       Fee        1990        2004        100%         2/1/2006        $ 5,700,000
 96     176       Fee        1984        N/A          82%       2/21/2006           5,400,000
 97     162       Fee        1948        2004         94%        3/1/2006           7,700,000
 98     295       Fee        1973        2005         98%       3/20/2006           8,200,000
 99      82       Fee        2002        N/A          N/A          N/A              5,775,000
100  19,963       Fee        2005        N/A         100%        5/3/2006           5,070,000
101     132       Fee        1994        1997         89%        4/1/2006           4,500,000
102  32,354       Fee        1989        2005         98%        4/4/2006           6,200,000
103  32,000       Fee        2005        N/A          96%        3/2/2006           4,450,000
104      84       Fee        1997        N/A          N/A          N/A              5,200,000
105   8,056       Fee        1924        1989        100%       1/24/2006           4,575,000
106  30,401       Fee        1989        2002         96%       3/31/2006           4,900,000
107  89,653       Fee        1978        N/A          94%       1/31/2006          11,000,000
108     223       Fee        1971        1998         98%       3/16/2006           5,500,000
109  18,000       Fee        1999        2005        100%        2/1/2005           4,200,000
110  19,638       Fee        2002        N/A         100%        5/1/2006           4,650,000
111  23,300       Fee        1974        1998        100%       12/1/2005           4,000,000
112  62,732       Fee        1976        N/A          88%       1/31/2006           8,800,000
113  28,655       Fee        2000        N/A         100%       3/17/2006           4,400,000
114  17,254       Fee        2005        N/A         100%        2/1/2006           4,200,000
115  11,649       Fee        2005        N/A         100%        3/1/2006           3,900,000
116      60       Fee        2001        N/A          N/A          N/A              4,600,000
117  22,632       Fee        2002        N/A         100%       5/23/2006           4,110,000
118   7,213       Fee        1962        2003        100%       2/28/2006           6,200,000
119  28,703       Fee        1982        2001        100%       3/27/2006           4,250,000
120     150       Fee        1974        2002         89%       4/10/2006           3,670,000
121  17,168       Fee        1972        2005        100%        1/1/2006           3,900,000
122  58,523       Fee        1979        1987         91%       1/30/2006           8,400,000
123  42,052       Fee        1900        2002        100%       7/20/2005           4,000,000
124   7,102       Fee        1990        N/A         100%       12/31/2005          3,300,000
125  80,053       Fee        1981        2003         92%       5/22/2006           4,000,000
126      60       Fee        1968        2004        100%        4/7/2006           4,000,000
127  34,320       Fee        1972        2005        100%       3/24/2006           4,100,000
128  12,024       Fee        2005        N/A         100%       12/1/2005           3,300,000
129      72       Fee        1963        2005         96%       3/28/2006           3,000,000
130  25,475       Fee        1977        2002        100%       3/22/2006           4,000,000
131  41,815       Fee        1920        2005        100%       10/1/2005           3,250,000
132     149       Fee        1942        2005         83%       3/31/2006           7,100,000
133  24,977       Fee        1984        2003         94%       4/21/2006           4,100,000
134     121       Fee        1972        2000         98%       4/20/2006           3,500,000
135  12,152       Fee        2005        N/A          70%        5/1/2006           4,660,000
136   7,000       Fee        1877        2005        100%        1/1/2006           3,200,000
137  12,600       Fee        2005        N/A          90%       1/12/2006           2,750,000
138   8,730       Fee        1925        2000        100%        4/4/2006           3,000,000
139  22,762       Fee        1977        2003        100%        5/1/2006           2,650,000
140  14,600       Fee        1993        N/A         100%        3/1/2006           2,375,000
141  27,750(5)    Fee        2002        2004        100%        2/1/2006           2,300,000
142  24,800       Fee        2004        N/A          95%        3/2/2006           2,525,000
143   5,295       Fee        2005        N/A         100%        2/3/2006           2,900,000
144   9,000       Fee        2005        N/A         100%       11/6/2005           2,600,000
145  14,763       Fee        1998        N/A         100%       3/15/2006           2,200,000
146  51,693       Fee        1979        N/A          94%       1/29/2006           5,500,000
147  31,263       Fee        1963        1999        100%       2/15/2006           2,100,000
148  52,422       Fee        1977        2005         97%        3/1/2006           5,100,000
149      90       Fee        2003        N/A          86%       4/25/2006           2,130,000
150      51       Fee        2001        N/A          94%        3/7/2006           1,700,000
151   9,747       Fee        1984        2003         88%       3/22/2006           2,300,000
152  12,550       Fee        2001        N/A         100%       4/30/2006           1,600,000
153      37       Fee        1958        2004        100%       12/5/2005           1,770,000
154   6,240       Fee        1994        2004        100%        5/9/2006           1,610,000
155  42,300       Fee        1997        2005         86%        2/1/2006           1,990,000

                                                   CUT-OFF DATE                                        UNITS/
               LOAN                                  PRINCIPAL                         PROPERTY        SQ.FT.
 #   CROSSED  GROUP  PROPERTY NAME                  BALANCE (1)   PROPERTY TYPE        SUB-TYPE        ROOMS
 -   -------  -----  -------------                  -----------   -------------        --------        ------
156             1    Martinview Mobile Home Park  $    1,114,193  Multifamily    Manufactured Housing     112
157             1    Big Bear Navajo Building          1,074,265  Retail              Unanchored        9,100
158             2    The Cedars Apartments             1,072,000  Multifamily        Conventional          96
159             1    Merritt Island Village              998,892  Multifamily    Manufactured Housing     106
160             2    Keoway Village Apartments           995,010  Multifamily        Conventional          80
161             1    West Seattle Retail                 987,302  Retail              Unanchored        8,150
                                                  --------------
TOTAL/WEIGHTED AVERAGE:                           $1,998,547,310
                                                  ==============
MAXIMUM:                                          $  353,000,000
MINIMUM:                                          $      987,302


                            FEE/                   YEAR     OCCUPANCY     DATE OF
 #                       LEASEHOLD  YEAR BUILT  RENOVATED  RATE AT U/W  CCUPANCY RATE  APPRAISED VALUE
 -                       ---------  ----------  ---------  -----------  -------------  ---------------
156                         Fee        1950        N/A          85%       3/20/2006     $    1,780,000
157                         Fee        1927        1993        100%       2/1/2006           1,700,000
158                         Fee        1981        N/A          99%       4/20/2006          1,850,000
159                         Fee        1964        2001         77%      12/31/2005          3,140,000
160                         Fee        1971        2004         99%       4/21/2006          1,420,000
161                         Fee        1924        1946        100%       3/1/2006           1,450,000
                                       ----        ----        ---                      --------------
TOTAL/WEIGHTED AVERAGE:                1965        2003         95%                     $2,946,317,000
                                       ====        ====        ===                      ==============
MAXIMUM:                               2006        2006        100%                      $ 570,000,000
MINIMUM:                               1877        1946         70%                      $   1,420,000

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY PORTER SQUARE GALLERIA AND PIER ONE AT PORTER SQUARE GALLERIA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) IN ADDITION TO 394 APARTMENT UNITS, THE FORUM APARTMENTS PROPERTY INCLUDES 10 OFFICE SUITES THAT RANGE IN SIZE FROM 100 TO 1,200 SQUARE FEET (3,837 SQUARE FEET TOTAL) AND A 6,135 SQUARE-FOOT RESTAURANT.

(3) APPRAISED VALUE INCLUDES $700,000 ALLOCATED TO 114 CLIMATE-CONTROLLED SELF STORAGE UNITS THAT ARE CURRENTLY UNDER CONSTRUCTION AT THE PROPERTY AND THAT WILL SERVE AS PART OF THE COLLATERAL FOR THE NOBLE CREEK SHOPS LOAN.

(4) INCLUDES 65,430 SQUARE FEET OF LAND THAT IS OCCUPIED BY A STOP & SHOP SUPERMARKET, PURSUANT TO A GROUND LEASE.

(5) INCLUDES 22,390 SQUARE FEET OF LAND THAT IS OCCUPIED BY A RALLY'S DRIVE-IN, PURSUANT TO A GROUND LEASE.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                             PERCENTAGE OF
                                                                    ORIGINAL   CUT-OFF DATE   INITIAL NET
               LOAN                                                PRINCIPAL     PRINCIPAL      MORTGAGE       LOAN
 #   CROSSED  GROUP  LOAN NAME                                      BALANCE     BALANCE (1)   POOL BALANCE   PURPOSE
 -   -------  -----  ---------                                      -------    ------------   ------------   -------
  1             1    770 Broadway                                $353,000,000  $353,000,000       17.7%      Refinance
  2             2    Babcock & Brown FX 2                         198,599,584   198,599,584        9.9%      Refinance
  3             1    535 and 545 Fifth Avenue                     177,000,000   177,000,000        8.9%     Acquisition
  4             1    Norden Park                                   76,800,000    76,800,000        3.8%     Acquisition
  5             1    1900 Market Street                            63,120,000    63,120,000        3.2%     Acquisition
  6             1    Towne Center at Cedar Lodge                   57,000,000    57,000,000        2.9%      Refinance
  7             1    Poinsettia Plaza                              36,975,000    36,975,000        1.9%      Refinance
  8             1    CheckFree Corporation                         30,000,000    30,000,000        1.5%      Refinance
  9             1    Marriott Milwaukee West                       30,000,000    30,000,000        1.5%     Acquisition
 10             1    Moorpark Marketplace                          25,500,000    25,500,000        1.3%      Refinance
 11             1    Capital Center                                25,000,000    25,000,000        1.3%      Refinance
 12             1    UA Sheepshead Bay 14                          22,000,000    21,981,136        1.1%      Refinance
 13             1    Novant - Presbyterian Medical Tower           21,257,095    21,257,095        1.1%     Acquisition
 14             1    Spectra - Pool 2                              20,800,574    20,800,574        1.0%     Acquisition
 15             1    Spectra - Pool 3                              19,386,345    19,386,345        1.0%     Acquisition
 16             2    Bexley at Matthews Apartments                 17,750,000    17,750,000        0.9%     Acquisition
 17             1    Johnstown Mall and Shopping Center            16,300,000    16,300,000        0.8%      Refinance
 18             1    Novant - Huntersville/Physicians Plaza        16,024,164    16,024,164        0.8%     Acquisition
 19             1    Residence Inn Chesapeake Greenbrier           14,600,000    14,600,000        0.7%      Refinance
 20             1    Hilton Garden Inn Houston                     14,067,000    14,067,000        0.7%     Acquisition
 21             1    Tempe Square Shopping Center                  14,000,000    14,000,000        0.7%      Refinance
 22             2    Old Farm Shores Apartments                    13,650,000    13,650,000        0.7%     Acquisition
 23             1    Novant - Metroview Professional Building      13,577,550    13,577,550        0.7%     Acquisition
 24             1    Novant - Matthews Medical Office Building     13,564,177    13,564,177        0.7%     Acquisition
 25             1    Town Center Office Building                   13,550,000    13,550,000        0.7%      Refinance
 26     A       1    Porter Square Galleria                         8,150,000     8,143,578        0.4%      Refinance
 27     A       1    Pier One at Porter Square Galleria             4,350,000     4,346,573        0.2%      Refinance
 28             1    Camarillo Plaza                               12,485,000    12,485,000        0.6%      Refinance
 29             1    Sandalfoot Square                             12,300,000    12,300,000        0.6%      Refinance
 30             2    Crystal Lake Apartments                       12,112,000    12,112,000        0.6%      Refinance
 31             1    Nassau Plaza                                  12,000,000    12,000,000        0.6%      Refinance
 32             1    T-Mobile - Springfield                        12,000,000    12,000,000        0.6%     Acquisition
 33             2    Forum Apartments                              11,600,000    11,600,000        0.6%      Refinance
 34             1    Home Depot Call Center                        11,600,000    11,600,000        0.6%     Acquisition
 35             1    Cory Lake Isle Professional Center            11,300,000    11,300,000        0.6%      Refinance
 36             1    Hennepin Business Center                      11,200,000    11,200,000        0.6%     Acquisition
 37             1    Best Western Movieland                        11,066,000    11,066,000        0.6%     Acquisition
 38             1    Best Western Convention Center                11,000,000    11,000,000        0.6%      Refinance
 39             1    Arlington Town Square                         10,900,000    10,838,877        0.5%     Acquisition
 40             1    Bradhurst Court                               10,000,000    10,000,000        0.5%      Refinance
 41             2    Amesbury at Deerfield                          9,800,000     9,800,000        0.5%      Refinance
 42             2    Long Meadows Apartments                        9,800,000     9,800,000        0.5%      Refinance
 43             1    Midwest Plaza Center & Midwest Plaza North     9,800,000     9,791,466        0.5%      Refinance
 44             1    Independence Village of Grand Ledge            9,250,000     9,206,135        0.5%      Refinance
 45             1    Tech Center VI                                 9,200,000     9,200,000        0.5%     Acquisition
 46             1    4901, 4931 and 4961 Telsa Drive                9,100,000     9,082,711        0.5%      Refinance
 47             2    Ambassador Apartments                          9,000,000     9,000,000        0.5%     Acquisition
 48             1    Best Western - Orange County Airport           9,000,000     9,000,000        0.5%      Refinance
 49             1    Nellis Bonanza                                 9,000,000     8,983,164        0.4%      Refinance
 50             1    Brighter                                       8,700,000     8,670,259        0.4%      Refinance
 51             1    Port Warwick I Medical Office Building         8,500,000     8,500,000        0.4%      Refinance
 52             1    Willowbrook Shopping Center I and II           8,443,000     8,443,000        0.4%     Acquisition
 53             2    Clifton Colony                                 8,400,000     8,400,000        0.4%      Refinance
 54             1    3030 Matlock Office Center                     8,165,000     8,165,000        0.4%      Refinance
 55             1    Southwest Corporate Center - Tempe             8,120,000     8,120,000        0.4%     Acquisition
 56             1    Best Western Orlando                           8,100,000     8,053,074        0.4%     Acquisition
 57             1    Four Points Sheraton                           8,000,000     7,967,581        0.4%      Refinance
 58             1    River Commons                                  7,925,000     7,925,000        0.4%     Acquisition
 59             1    Noble Creek Shops                              7,540,000     7,540,000        0.4%      Refinance
 60             1    Alma Park                                      7,500,000     7,500,000        0.4%      Refinance
 61             2    Lakeview Apartments                            7,500,000     7,500,000        0.4%      Refinance
 62             1    Medical Pavillion of Treasure Coast Square     7,500,000     7,500,000        0.4%      Refinance
 63             2    Briar Club Apartments                          7,400,000     7,400,000        0.4%     Acquisition
 64             1    MacArthur Plaza I and II                       7,100,000     7,100,000        0.4%      Refinance
 65             2    Biltmore Park                                  6,900,000     6,900,000        0.3%      Refinance
 66             2    Riverbend Apartments                           6,900,000     6,900,000        0.3%      Refinance
 67             1    Westfield Marketplace                          6,900,000     6,900,000        0.3%      Refinance
 68             1    Los Alisos Village                             6,875,000     6,875,000        0.3%      Refinance
 69             1    Palms to Pines                                 6,800,000     6,716,359        0.3%      Refinance
 70             1    Aerospace Place Retail Center                  6,300,000     6,287,952        0.3%     Acquisition
 71             1    University Square Shopping Center              6,000,000     6,000,000        0.3%      Refinance
 72             1    Milford Stop and Shop Shopping Center          6,000,000     5,991,717        0.3%      Refinance
 73             2    Yacht Club Apartments                          5,950,000     5,950,000        0.3%      Refinance
 74             1    Plaza de Campana                               5,700,000     5,700,000        0.3%     Acquisition
 75             1    Springfield Broad Office Park                  5,700,000     5,700,000        0.3%      Refinance
 76             1    Comfort Suites Visalia                         5,500,000     5,500,000        0.3%      Refinance
 77             2    Eagle Creek Apartments                         5,500,000     5,500,000        0.3%      Refinance
 78             1    Harbour Bay Plaza                              5,500,000     5,500,000        0.3%      Refinance
 79             1    723 Main                                       5,491,000     5,486,824        0.3%      Refinance
 80             1    Manatee Village                                5,450,000     5,450,000        0.3%      Refinance
 81             1    Redwood and Tuolomne                           5,415,000     5,410,938        0.3%      Refinance
 82             1    350 Queen Street                               5,400,000     5,391,143        0.3%      Refinance
 83             2    Oxon Terrace Apartments                        5,230,000     5,230,000        0.3%     Acquisition
 84             1    482 Payne Rd                                   5,200,000     5,200,000        0.3%      Refinance
 85             2    Monaco Park Apartments                         5,200,000     5,200,000        0.3%      Refinance
 86             1    Block Y Retail Condo                           5,150,000     5,150,000        0.3%     Acquisition
 87             1    Lincoln Business Center                        5,000,000     4,990,374        0.2%      Refinance
 88             2    Twin Oaks Mobile Home Park                     5,000,000     4,979,068        0.2%      Refinance
 89             2    Waterford Place Apartments                     4,750,000     4,750,000        0.2%      Refinance
 90             2    The Lakes Apartments                           4,700,000     4,610,875        0.2%      Refinance
 91             1    Las Palmas Professional Center                 4,390,000     4,386,806        0.2%      Refinance
 92             1    Bellevue Plaza                                 4,350,000     4,350,000        0.2%     Acquisition
 93             1    Hampton Inn Sterling Heights                   4,350,000     4,350,000        0.2%      Refinance
 94             1    Roosevelt Center                               4,300,000     4,300,000        0.2%      Refinance
 95             1    Marina Shores Shoppes                          4,250,000     4,250,000        0.2%      Refinance
 96             2    Apple Creek of Temple Texas                    4,200,000     4,200,000        0.2%     Acquisition
 97             2    Oxon Park Apartments                           4,120,000     4,120,000        0.2%     Acquisition
 98             2    Westwinds Mobile Home Park                     4,100,000     4,100,000        0.2%      Refinance
 99             1    Comfort Suites Arena                           4,000,000     3,989,667        0.2%      Refinance
100             1    Creekstone Village Shopping Center             3,965,000     3,961,705        0.2%      Refinance
101             1    Crestwood Village Mobile Home Park             3,600,000     3,593,574        0.2%     Acquisition
102             1    Pecos Trail Office (Phase II)                  3,500,000     3,500,000        0.2%      Refinance

                                                                             INITIAL
       ORIGINAL      REMAINING       ORIGINAL            REMAINING          INTEREST
     AMORTIZATION   AMORTIZATION     TERM TO              TERM TO             ONLY         MORTGAGE                 FIRST
         TERM           TERM         MATURITY             MATURITY           PERIOD        INTEREST   MONTHLY      PAYMENT
 #     (MONTHS)     (MONTHS) (1)   (MONTHS) (2)       (MONTHS) (1, 2)       (MONTHS)         RATE     PAYMENT       DATE
 -     --------     ------------   ------------       ---------------       --------         ----     -------       ----
  1  Interest Only  Interest Only       120                  117              120           5.6475%  $1,684,380    4/8/2006
  2       364            364            120                  115               84           5.5546%   1,130,076   2/11/2006
  3  Interest Only  Interest Only       122                  119              122           5.7684%     862,652   4/11/2006
  4       360            360            120                  115               60           5.5100%     436,544   2/11/2006
  5       360            360            120                  120               60           6.3300%     391,931   7/11/2006
  6       360            360            120                  115               12           5.8500%     336,266    2/1/2006
  7       360            360            121      (6)         121       (6)     61     (6)   6.1100%     224,305    7/1/2006  (6)
  8       360            360            120                  120               24           6.1800%     183,352    7/1/2006
  9       360            360            120                  114               12           5.4100%     168,647   1/11/2006
 10       360            360            120                  120               58           5.1500%     139,237   7/11/2006
 11       360            360            120                  120                            6.3500%     155,559    7/1/2006
 12       360            359            121                  120                            5.8700%     130,068   6/11/2006
 13       360            360            120                  120               60           6.2600%     131,022   7/11/2006
 14       360            360            120                  117               60           5.8600%     122,844   4/11/2006
 15       360            360            120                  117               60           5.8600%     114,492   4/11/2006
 16       360            360            120                  118               48           5.7400%     103,471   5/11/2006
 17       360            360            120                  115               36           5.4300%      91,835   2/11/2006
 18       360            360            120                  120               60           6.2600%      98,768   7/11/2006
 19       360            360            120                  120                            5.9900%      87,441   7/11/2006
 20       360            360            120                  119               60           6.5500%      89,376   6/11/2006
 21       360            360            120                  119               36           6.0900%      84,749   6/11/2006
 22       360            360            121                  120               60           6.0900%      82,630   6/11/2006
 23       360            360            120                  120               60           6.2600%      83,688   7/11/2006
 24       360            360            120                  120               60           6.2600%      83,605   7/11/2006
 25       360            360            120                  120               72           6.0800%      81,937   7/11/2006
 26       360            359             60                   59                            6.1900%      49,863    6/1/2006
 27       360            359             60                   59                            6.1900%      26,614    6/1/2006
 28       360            360            120                  119               24           6.2400%      76,791   6/11/2006
 29       360            360            121                  119               24           5.9800%      73,587   5/11/2006
 30       360            360            120                  118               36           5.9000%      71,841   5/11/2006
 31       360            360            121                  119               24           5.9800%      71,792   5/11/2006
 32       360            360            121      (6)         121       (6)     25     (6)   6.0800%      72,564    7/1/2006  (6)
 33       360            360            120                  120               24           5.7900%      67,990   7/11/2006
 34       360            360            120                  120               60           6.1800%      70,896   7/11/2006
 35       360            360            120                  119               24           6.0700%      68,259   6/11/2006
 36  Interest Only  Interest Only       122                  121              122           6.3600%      60,184   6/11/2006
 37       300            300            120                  120               36           6.4200%      74,166   7/11/2006
 38       300            300             60                   59               36           6.3700%      73,382   6/11/2006
 39       360            355            121                  116                            5.2800%      60,393   2/11/2006
 40  Interest Only  Interest Only       120                  118              120           6.0450%      51,075   5/11/2006
 41       360            360            120                  119               60           5.9500%      58,441   6/11/2006
 42       360            360            120                  120                            6.0300%      58,945    7/1/2006
 43       360            359            120                  119                            5.8100%      57,564    6/1/2006
 44       300            296            120                  116                            7.3200%      67,277   3/11/2006
 45  Interest Only  Interest Only        60                   50               60           5.2900%      41,120   9/11/2005
 46       360            358            120                  118                            5.8300%      53,569   5/11/2006
 47       360            360             84                   79               24           5.9200%      53,498   2/11/2006
 48       300            300            120                  120                            6.7600%      62,239    7/1/2006
 49       360            358            122                  120                            5.9000%      53,382   5/11/2006
 50       300            297            120                  117                            6.8700%      60,770   4/11/2006
 51       360            360            121      (6)         121       (6)      1     (6)   5.7600%      49,658    7/1/2006  (6)
 52       360            360            122                  120               24           6.0800%      51,055   5/11/2006
 53       360            360            120                  120               24           5.7900%      49,234   7/11/2006
 54       360            360            120                  120               24           6.2700%      50,380   7/11/2006
 55       360            360            120                  118               36           5.5200%      46,206    5/1/2006
 56       300            296            120                  116                            6.0300%      52,337   3/11/2006
 57       300            297            119                  116                            5.9500%      51,300   4/11/2006
 58       360            360            122                  121               36           6.2300%      48,693   6/11/2006
 59       360            360            120                  119               18           5.9200%      44,819   6/11/2006
 60       360            360            120                  120               60           6.2400%      46,130    7/1/2006
 61       360            360            121                  119               61           5.8500%      44,246   5/11/2006
 62       360            360            121      (6)         121       (6)      1     (6)   6.1800%      45,838   7/1/2006   (6)
 63       360            360            120                  118               48           5.9400%      44,082   5/11/2006
 64       360            360            120                  120               36           6.1300%      43,163   7/11/2006
 65       360            360            120                  118               36           5.8900%      40,882   5/11/2006
 66       360            360            121      (6)         121       (6)      1     (6)   5.9500%      41,147    7/1/2006  (6)
 67       300            300            120                  119               12           5.9200%      44,120   6/11/2006
 68       360            360            120                  120               60           6.1600%      41,929    7/1/2006
 69       360            348            121                  109                            5.6500%      39,252   7/11/2005
 70       360            358            120                  118                            5.8000%      36,965   5/11/2006
 71       360            360            120                  118               36           5.7500%      35,014   5/11/2006
 72       300            299            119                  118                            5.5925%      37,177   6/11/2006
 73       360            360            121      (6)         121       (6)      1     (6)   5.9500%      35,482    7/1/2006  (6)
 74       360            360            120                  119               36           5.9600%      34,028   6/11/2006
 75       360            360            120                  114               60           5.6200%      32,794   1/11/2006
 76       300            300            120                  120                            6.5800%      37,412   7/11/2006
 77       360            360            120                  119               24           6.2800%      33,972   6/11/2006
 78       360            360            121      (6)         121       (6)      1     (6)   6.1800%      33,614    7/1/2006  (6)
 79       360            359            120                  119                            6.3200%      34,059   6/11/2006
 80       360            360            120                  119               36           6.5400%      34,591   6/11/2006
 81       360            359            120                  119                            6.3700%      33,765   6/11/2006
 82       360            358             60                   58                            6.4800%      34,061   5/11/2006
 83       360            360            121                  121                            6.1900%      31,998   7/11/2006
 84       360            360            120                  120                            6.4600%      32,731    7/1/2006
 85       360            360            121      (6)         121       (6)      1     (6)   5.9500%      31,010    7/1/2006  (6)
 86       360            360            120                  119               24           6.2400%      31,676   6/11/2006
 87       360            358            120                  118                            5.7700%      29,242   5/11/2006
 88       360            356            120                  116                            5.7800%      29,274   3/11/2006
 89       360            360            121                  120               60           5.8700%      28,083   6/11/2006
 90       360            343            121                  104                            5.3400%      26,216   2/11/2005
 91       360            359            120                  119                            6.4800%      27,690   6/11/2006
 92       360            360            120                  119               36           5.9900%      26,052   6/11/2006
 93       300            300            120                  120                            6.2500%      28,696   7/11/2006
 94       360            360            120                  119               60           5.5700%      24,604   6/11/2006
 95       360            360            122                  121               36           6.1400%      25,865   6/11/2006
 96       360            360            120                  112               36           5.4900%      23,821  11/11/2005
 97       360            360            121                  121                            6.1900%      25,207   7/11/2006
 98       360            360             84                   84                            6.3400%      25,485   7/11/2006
 99       300            298            120                  118                            6.3100%      26,535   5/11/2006
100       360            359            120                  119                            5.9900%      23,747   6/11/2006
101       360            358            120                  118                            6.1100%      21,839   5/11/2006
102       360            360            120                  119               24           5.6700%      20,248   6/11/2006




      MATURITY              PREPAYMENT PROVISION        DEFEASANCE
 #      DATE      ARD (3)   AS OF ORIGINATION (4)       OPTION (5)
 -      ----      -------   ---------------------       ----------
  1    3/8/2016     N/A     Lock/115_0.0%/5                 Yes
  2   1/11/2016     N/A     Lock/113_0.0%/7                 Yes
  3   5/11/2016     N/A     Lock/118_0.0%/4                 Yes
  4   1/11/2016     N/A     Lock/116_0.0%/4                 Yes
  5   6/11/2016     N/A     Lock/116_0.0%/4                 Yes
  6    1/1/2016     N/A     Lock/116_0.0%/4                 Yes
  7    7/1/2016     N/A     Lock/118_0.0%/3        (6)      Yes
  8    6/1/2016     N/A     Lock/117_0.0%/3                 Yes
  9  12/11/2015     N/A     Lock/114_0.0%/6                 Yes
 10   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 11    6/1/2016     N/A     Lock/117_0.0%/3                 Yes
 12   6/11/2016     N/A     Lock/120_0.0%/1                 Yes
 13   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 14   3/11/2016     N/A     Lock/117_0.0%/3                 Yes
 15   3/11/2016     N/A     Lock/117_0.0%/3                 Yes
 16   4/11/2016     N/A     Lock/114_0.0%/6                 Yes
 17   1/11/2016     N/A     Lock/117_0.0%/3                 Yes
 18   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 19   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 20   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 21   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 22   6/11/2016     N/A     Lock/115_0.0%/6                 Yes
 23   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 24   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 25   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 26    5/1/2011     N/A     Lock/56_0.0%/4                  Yes
 27    5/1/2011     N/A     YM1/25_Def/31_0.0%/4   (7)      Yes
 28   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 29   5/11/2016     N/A     Lock/118_0.0%/3                 Yes
 30   4/11/2016     N/A     Lock/117_0.0%/3                 Yes
 31   5/11/2016     N/A     Lock/118_0.0%/3                 Yes
 32    7/1/2016     N/A     Lock/118_0.0%/3        (6)      Yes
 33   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 34   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 35   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 36   7/11/2016     N/A     Lock/119_0.0%/3                 Yes
 37   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 38   5/11/2011     N/A     Lock/57_0.0%/3                  Yes
 39   2/11/2016     N/A     Lock/118_0.0%/3                 Yes
 40   4/11/2016     N/A     Lock/116_0.0%/4                 Yes
 41   5/11/2016     N/A     Lock/107_0.0%/13                Yes
 42    6/1/2016     N/A     Lock/117_0.0%/3                 Yes
 43    5/1/2016     N/A     Lock/116_0.0%/4                 Yes
 44   2/11/2016     N/A     Lock/114_0.0%/6                 Yes
 45   8/11/2010     N/A     Lock/57_0.0%/3                  Yes
 46   4/11/2016     N/A     Lock/38_YM1/79_0.0%/3  (8)      Yes     (8)
 47   1/11/2013     N/A     Lock/60_0.0%/24                 Yes
 48    6/1/2016     N/A     Lock/116_0.0%/4                 Yes
 49   6/11/2016     N/A     Lock/119_0.0%/3                 Yes
 50   3/11/2016     N/A     Lock/114_0.0%/6                 Yes
 51    7/1/2016     N/A     Lock/118_0.0%/3        (6)      Yes
 52   6/11/2016     N/A     Lock/119_0.0%/3                 Yes
 53   6/11/2016     N/A     Lock/36_YM1/80_0.0%/4           No
 54   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 55    4/1/2016     N/A     Lock/116_0.0%/4                 Yes
 56   2/11/2031  2/11/2016  Lock/117_0.0%/3                 Yes
 57   2/11/2016     N/A     Lock/116_0.0%/3                 Yes
 58   7/11/2016     N/A     Lock/119_0.0%/3                 Yes
 59   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 60    6/1/2016     N/A     Lock/59_YM1/58_0.0%/3           No
 61   5/11/2016     N/A     Lock/118_0.0%/3                 Yes
 62    7/1/2016     N/A     Lock/118_0.0%/3        (6)      Yes
 63   4/11/2016     N/A     Lock/38_YM1/78_0.0%/4           No
 64   6/11/2036  6/11/2016  Lock/116_0.0%/4                 Yes
 65   4/11/2016     N/A     Lock/117_0.0%/3                 Yes
 66    7/1/2016     N/A     Lock/60_YM1/58_0.0%/3  (6)      No
 67   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 68    6/1/2016     N/A     Lock/117_0.0%/3                 Yes
 69   7/11/2015     N/A     Lock/47_YM1/71_0.0%/3           No
 70   4/11/2016     N/A     Lock/117_0.0%/3                 Yes
 71   4/11/2016     N/A     Lock/117_0.0%/3                 Yes
 72   4/11/2016     N/A     Lock/116_0.0%/3                 Yes
 73    7/1/2016     N/A     Lock/60_YM1/58_0.0%/3  (6)      No
 74   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 75  12/11/2015     N/A     Lock/114_0.0%/6                 Yes
 76   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 77   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 78    7/1/2016     N/A     Lock/117_0.0%/4        (6)      Yes
 79   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 80   5/11/2016     N/A     Lock/114_0.0%/6                 Yes
 81   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 82   4/11/2011     N/A     Lock/57_0.0%/3                  Yes
 83   7/11/2016     N/A     Lock/36_YM1/82_0.0%/3           No
 84    6/1/2016     N/A     Lock/117_0.0%/3                 Yes
 85    7/1/2016     N/A     Lock/60_YM1/58_0.0%/3  (6)      No
 86   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 87   4/11/2016     N/A     Lock/117_0.0%/3                 Yes
 88   2/11/2016     N/A     Lock/117_0.0%/3                 Yes
 89   6/11/2016     N/A     Lock/118_0.0%/3                 Yes
 90   2/11/2015     N/A     Lock/115_0.0%/6                 Yes
 91   5/11/2036  5/11/2016  Lock/114_0.0%/6                 Yes
 92   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 93   6/11/2016     N/A     Lock/117_0.0%/3                 Yes
 94   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
 95   7/11/2016     N/A     Lock/119_0.0%/3                 Yes
 96  10/11/2015     N/A     Lock/117_0.0%/3                 Yes
 97   7/11/2016     N/A     Lock/36_YM1/82_0.0%/3           No
 98   6/11/2013     N/A     Lock/78_0.0%/6                  Yes
 99   4/11/2016     N/A     Lock/117_0.0%/3                 Yes
100   5/11/2016     N/A     Lock/117_0.0%/3                 Yes
101   4/11/2016     N/A     Lock/114_0.0%/6                 Yes
102   5/11/2016     N/A     Lock/117_0.0%/3                 Yes

                                                                                               PERCENTAGE OF
                                                                   ORIGINAL     CUT-OFF DATE    INITIAL NET
              LOAN                                                PRINCIPAL       PRINCIPAL      MORTGAGE        LOAN
 #   CROSSED  GROUP  LOAN NAME                                     BALANCE       BALANCE (1)   POOL BALANCE     PURPOSE
 -   -------  -----  ---------                                     -------       -----------   ------------     -------
103             1    University                                $    3,493,000  $    3,493,000      0.2%        Refinance
104             1    Fairfield Inn Columbia                         3,400,000       3,375,121      0.2%        Refinance
105             1    4165 Beverly Boulevard                         3,320,000       3,320,000      0.2%        Refinance
106             1    Cottonwood Medical Center                      3,300,000       3,300,000      0.2%       Acquisition
107             1    Fountain Valley Self Storage                   3,250,000       3,250,000      0.2%        Refinance
108             2    Casa Espana/Casa Royale                        3,200,000       3,200,000      0.2%        Refinance
109             1    505 Lawrenceville Square                       3,200,000       3,197,717      0.2%        Refinance
110             1    Wolf Creek Office                              3,200,000       3,197,348      0.2%       Acquisition
111             1    325 South Highland Avenue                      3,200,000       3,183,417      0.2%        Refinance
112             1    Pasadena Self Storage                          3,150,000       3,150,000      0.2%        Refinance
113             1    Sweetwater Crossing                            3,150,000       3,144,301      0.2%        Refinance
114             1    Weatherstone Promenade                         3,125,000       3,125,000      0.2%       Acquisition
115             1    Village at Hamilton Mill                       3,120,000       3,114,254      0.2%       Acquisition
116             1    Hampton Inn Havelock                           3,100,000       3,077,496      0.2%        Refinance
117             1    Village Commons I and II                       3,050,000       3,047,855      0.2%        Refinance
118             1    International Shops                            3,000,000       3,000,000      0.2%       Acquisition
119             1    Sunnymead Shopping Center                      3,000,000       2,994,524      0.1%        Refinance
120             2    Hampton House Villas                           2,936,000       2,899,586      0.1%        Refinance
121             1    12650 Riverside Drive                          2,796,000       2,796,000      0.1%        Refinance
122             1    San Juan Capistrano Self Storage               2,750,000       2,750,000      0.1%        Refinance
123             1    Hartford Self Storage                          2,700,000       2,680,678      0.1%        Refinance
124             1    401 East Ontario                               2,500,000       2,500,000      0.1%        Refinance
125             1    Airport Discount Storage                       2,500,000       2,495,985      0.1%        Refinance
126             2    Royal Arms Apartments                          2,500,000       2,495,365      0.1%        Refinance
127             1    Gothard and Heil Business Park                 2,450,000       2,445,284      0.1%        Refinance
128             1    Portland Shopping Center                       2,425,000       2,425,000      0.1%        Refinance
129             2    Attache Apartments                             2,400,000       2,400,000      0.1%        Refinance
130             1    Village Square Shopping Center                 2,400,000       2,400,000      0.1%        Refinance
131             1    2074 Park Street                               2,400,000       2,388,023      0.1%        Refinance
132             2    Hilltop Manor Apartments                       2,350,000       2,339,728      0.1%        Refinance
133             1    79 Shops                                       2,300,000       2,300,000      0.1%        Refinance
134             2    Brookhollow Apartments                         2,300,000       2,300,000      0.1%        Refinance
135             1    Desert Bloom Plaza                             2,300,000       2,300,000      0.1%        Refinance
136             1    153 West 18th Street                           2,275,000       2,248,200      0.1%        Refinance
137             1    Windswept Plaza Shopping Center                2,160,000       2,160,000      0.1%        Refinance
138             1    Midland Retail                                 2,100,000       2,100,000      0.1%       Acquisition
139             1    Basehor Town Square                            2,000,000       2,000,000      0.1%        Refinance
140             1    Vietnamese Center                              1,896,000       1,893,102      0.1%        Refinance
141             1    Jefferson Highway Retail                       1,840,000       1,819,561      0.1%       Acquisition
142             1    Slide Retail                                   1,800,000       1,800,000      0.1%        Refinance
143             1    Madison Marketplace                            1,767,000       1,763,965      0.1%        Refinance
144             1    Scatterfield Shoppes                           1,700,000       1,696,862      0.1%        Refinance
145             1    Bluffton Towne Center                          1,600,000       1,597,314      0.1%       Acquisition
146             1    Poway Garden Self Storage                      1,600,000       1,589,420      0.1%        Refinance
147             1    Markham Square Shopping Center                 1,575,000       1,575,000      0.1%        Refinance
148             1    Edinger Center                                 1,550,000       1,550,000      0.1%        Refinance
149             2    Gardens at Duncan Apartments                   1,400,000       1,400,000      0.1%        Refinance
150             2    Covered Oaks Mobile Home Park                  1,360,000       1,360,000      0.1%        Refinance
151             1    3131 South Bascom Avenue Office Building       1,259,000       1,258,110      0.1%       Acquisition
152             1    Hopewell Medical Building                      1,250,000       1,250,000      0.1%        Refinance
153             2    Laurel Lane Mobile Home Park                   1,250,000       1,247,863      0.1%        Refinance
154             1    Lockfield Shoppes Retail                       1,200,000       1,199,149      0.1%        Refinance
155             1    West Little York                               1,200,000       1,197,374      0.1%       Acquisition
156             1    Martinview Mobile Home Park                    1,115,000       1,114,193      0.1%        Refinance
157             1    Big Bear Navajo Building                       1,075,000       1,074,265      0.1%        Refinance
158             2    The Cedars Apartments                          1,072,000       1,072,000      0.1%        Refinance
159             1    Merritt Island Village                         1,000,000         998,892      0.0%        Refinance
160             2    Keoway Village Apartments                      1,000,000         995,010      0.0%        Refinance
161             1    West Seattle Retail                              989,000         987,302      0.0%        Refinance
                                                               --------------  --------------     -----
TOTAL/WEIGHTED AVERAGE:                                        $1,999,361,489  $1,998,547,310     100.0%
                                                               ==============  ==============     =====
MAXIMUM:                                                       $  353,000,000  $  353,000,000      17.7%
MINIMUM:                                                       $      989,000  $      987,302      0.05%

                                                                                               INITIAL
                           ORIGINAL     REMAINING      ORIGINAL            REMAINING          INTEREST
                         AMORTIZATION  AMORTIZATION    TERM TO              TERM TO             ONLY         MORTGAGE
                             TERM          TERM        MATURITY             MATURITY           PERIOD        INTEREST    MONTHLY
 #                         (MONTHS)    (MONTHS) (1)  (MONTHS) (2)       (MONTHS) (1, 2)       (MONTHS)         RATE      PAYMENT
 -                         --------    ------------  ------------       ---------------       --------         ----      -------
103                           360          360           120                  120                             6.5400%  $    22,170
104                           300          295           120                  115                             5.8300%       21,554
105                           360          360           121                  119                24           6.0200%       19,948
106                           360          360           120                  115                48           5.7200%       19,195
107                           360          360           120                  119                60           5.5600%       18,576
108                           360          360           121                  119                48           5.6800%       18,532
109                           360          359           120                  119                             6.5500%       20,332
110                           360          359           120                  119                             6.0000%       19,186
111                           360          355           121                  116                             5.6810%       18,534
112                           360          360           120                  119                60           5.5600%       18,004
113                           360          358           120                  118                             6.0500%       18,987
114                           360          360           120                  119                24           6.5200%       19,793
115                           360          358           122                  120                             5.9700%       18,646
116                           300          295           120                  115                             5.8800%       19,747
117                           360          359           120                  119                             6.6000%       19,479
118                           360          360           121                  119                84           6.0000%       17,987
119                           360          358           120                  118                             6.0100%       18,006
120                           360          349           120                  109                             5.1500%       16,031
121                           360          360           120                  120                48           6.3400%       17,379
122                           360          360           120                  119                60           5.5600%       15,718
123                           300          295           120                  115                             5.9700%       17,347
124                           360          360           120                  118                36           6.0500%       15,069
125                           360          358           120                  118                             6.5700%       15,917
126                           360          358           120                  118                             5.9400%       14,892
127                           360          358           120                  118                             5.7700%       14,329
128                           360          360           120                  120                             6.3900%       15,153
129                           360          360           120                  118                12           6.1200%       14,575
130                           360          360           120                  120                24           6.2400%       14,762
131                           360          355           120                  115                             5.8700%       14,189
132                           360          356           121                  117                             5.5500%       13,417
133                           360          360           122                  121                24           6.2800%       14,206
134                           360          360           121       (6)        121        (6)     1      (6)   5.9500%       13,716
135                           360          360           121                  120                36           6.0300%       13,834
136                           360          349           120                  109                             5.4000%       12,775
137                           360          360           120                  116                24           5.7200%       12,564
138                           360          360           120                  118                24           5.9800%       12,564
139                           360          360           121       (6)        121        (6)      1     (6)   6.3800%       12,484
140                           360          358            60                   58                             6.7800%       12,335
141                           360          349           120                  109                             5.6800%       10,656
142                           360          360           120                  120                             6.5400%       11,425
143                           360          358           122                  120                             6.2800%       10,914
144                           360          358           120                  118                             5.9600%       10,149
145                           360          358           122                  120                             6.3800%        9,987
146                           180          178           180                  178                             6.1900%       13,667
147                           324          324           120                  119                24           6.3500%       10,175
148                           360          360           120                  119                60           5.5600%        8,859
149                           360          360           180                  180                             6.9000%        9,220
150                           360          360           120                  119                36           6.4200%        8,525
151                           360          359           120                  119                             6.5800%        8,024
152                           360          360           120                  120                             6.4300%        7,843
153                           360          358           120                  118                             6.3000%        7,737
154                           360          359           120                  119                             6.5700%        7,640
155                           324          322           120                  118                             6.3000%        7,714
156                           360          359            84                   83                             6.5000%        7,048
157                           360          359           120                  119                             6.7000%        6,937
158                           360          360           121       (6)        121        (6)      1     (6)   5.9500%        6,393
159                           300          299           120                  119                             6.7000%        6,878
160                           360          355           120                  115                             5.8700%        5,912
161                           360          358           120                  118                             6.2800%        6,109
                              ---          ---           ---                  ---                             ------   -----------
TOTAL/WEIGHTED AVERAGE:       356          355           119                  116                             5.8710%  $11,316,241
                              ===          ===           ===                  ===                             ======   ===========
MAXIMUM:                      364          364           180                  180                             7.3200%  $ 1,684,380
MINIMUM:                      180          178            60                   50                             5.1500%  $     5,912



                            FIRST
                            PAYMENT         MATURITY             PREPAYMENT PROVISION        DEFEASANCE
 #                           DATE             DATE     ARD (3)   AS OF ORIGINATION (4)       OPTION (5)
 -                           ----             ----     -------   ---------------------       ----------
103                        7/11/2006       6/11/2016     N/A     Lock/114_0.0%/6                 Yes
104                        2/11/2006       1/11/2016     N/A     Lock/117_0.0%/3                 Yes
105                        5/11/2006       5/11/2016     N/A     Lock/115_0.0%/6                 Yes
106                        2/11/2006       1/11/2036  1/11/2016  Lock/114_0.0%/6                 Yes
107                        6/11/2006       5/11/2016     N/A     Lock/117_0.0%/3                 Yes
108                        5/11/2006       5/11/2016     N/A     Lock/118_0.0%/3                 Yes
109                        6/11/2006       5/11/2016     N/A     Lock/114_0.0%/6                 Yes
110                        6/11/2006       5/11/2016     N/A     Lock/114_0.0%/6                 Yes
111                        2/11/2006       2/11/2016     N/A     Lock/115_0.0%/6                 Yes
112                        6/11/2006       5/11/2016     N/A     Lock/117_0.0%/3                 Yes
113                        5/11/2006       4/11/2016     N/A     Lock/117_0.0%/3                 Yes
114                        6/11/2006       5/11/2016     N/A     Lock/117_0.0%/3                 Yes
115                        5/11/2006       6/11/2016     N/A     Lock/116_0.0%/6                 Yes
116                        2/11/2006       1/11/2016     N/A     Lock/117_0.0%/3                 Yes
117                        6/11/2006       5/11/2016     N/A     Lock/114_0.0%/6                 Yes
118                        5/11/2006       5/11/2016     N/A     Lock/118_0.0%/3                 Yes
119                        5/11/2006       4/11/2016     N/A     Lock/114_0.0%/6                 Yes
120                        8/11/2005       7/11/2015     N/A     Lock/117_0.0%/3                 Yes
121                        7/11/2006       6/11/2016     N/A     Lock/114_0.0%/6                 Yes
122                        6/11/2006       5/11/2016     N/A     Lock/117_0.0%/3                 Yes
123                        2/11/2006       1/11/2016     N/A     Lock/114_0.0%/6                 Yes
124                        5/11/2006       4/11/2016     N/A     Lock/117_0.0%/3                 Yes
125                        5/11/2006       4/11/2016     N/A     Lock/114_0.0%/6                 Yes
126                        5/11/2006       4/11/2016     N/A     Lock/117_0.0%/3                 Yes
127                        5/11/2006       4/11/2016     N/A     Lock/117_0.0%/3                 Yes
128                        7/11/2006       6/11/2016     N/A     Lock/114_0.0%/6                 Yes
129                        5/11/2006       4/11/2016     N/A     Lock/117_0.0%/3                 Yes
130                        7/11/2006       6/11/2016     N/A     Lock/117_0.0%/3                 Yes
131                        2/11/2006       1/11/2016     N/A     Lock/114_0.0%/6                 Yes
132                        3/11/2006       3/11/2016     N/A     Lock/118_0.0%/3                 Yes
133                        6/11/2006       7/11/2016     N/A     Lock/119_0.0%/3                 Yes
134                         7/1/2006  (6)   7/1/2016     N/A     Lock/60_YM1/58_0.0%/3  (6)      No
135                        6/11/2006       6/11/2016     N/A     Lock/115_0.0%/6                 Yes
136                        8/11/2005       7/11/2015     N/A     Lock/114_0.0%/6                 Yes
137                        3/11/2006       2/11/2016     N/A     Lock/117_0.0%/3                 Yes
138                        5/11/2006       4/11/2016     N/A     Lock/117_0.0%/3                 Yes
139                         7/1/2006  (6)   7/1/2016     N/A     Lock/118_0.0%/3        (6)      Yes
140                        5/11/2006       4/11/2011     N/A     Lock/54_0.0%/6                  Yes
141                        8/11/2005       7/11/2015     N/A     Lock/114_0.0%/6                 Yes
142                        7/11/2006       6/11/2016     N/A     Lock/114_0.0%/6                 Yes
143                        5/11/2006       6/11/2016     N/A     Lock/38_YM1/81_0.0%/3           No
144                        5/11/2006       4/11/2016     N/A     Lock/114_0.0%/6                 Yes
145                        5/11/2006       6/11/2016     N/A     Lock/116_0.0%/6                 Yes
146                        5/11/2006       4/11/2021     N/A     Lock/174_0.0%/6                 Yes
147                        6/11/2006       5/11/2016     N/A     Lock/117_0.0%/3                 Yes
148                        6/11/2006       5/11/2016     N/A     Lock/117_0.0%/3                 Yes
149                         7/1/2006        6/1/2021     N/A     Lock/59_YM1/118_0.0%/3          No
150                        6/11/2006       5/11/2016     N/A     Lock/114_0.0%/6                 Yes
151                        6/11/2006       5/11/2016     N/A     Lock/117_0.0%/3                 Yes
152                        7/11/2006       6/11/2016     N/A     Lock/114_0.0%/6                 Yes
153                        5/11/2006       4/11/2016     N/A     Lock/114_0.0%/6                 Yes
154                        6/11/2006       5/11/2016     N/A     Lock/114_0.0%/6                 Yes
155                        5/11/2006       4/11/2016     N/A     Lock/114_0.0%/6                 Yes
156                        6/11/2006       5/11/2013     N/A     Lock/78_0.0%/6                  Yes
157                        6/11/2006       5/11/2016     N/A     Lock/114_0.0%/6                 Yes
158                         7/1/2006  (6)   7/1/2016     N/A     Lock/60_YM1/58_0.0%/3  (6)      No
159                        6/11/2006       5/11/2016     N/A     Lock/114_0.0%/6                 Yes
160                        2/11/2006       1/11/2016     N/A     Lock/114_0.0%/6                 Yes
161                        5/11/2006       4/11/2016     N/A     Lock/117_0.0%/3                 Yes
                           ---------       ---------
TOTAL/WEIGHTED AVERAGE:    4/23/2006        5/7/2016
                           =========       =========
MAXIMUM:                   7/11/2006       6/11/2036
MINIMUM:                   2/11/2005       8/11/2010

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY PORTER SQUARE GALLERIA AND PIER ONE AT PORTER SQUARE GALLERIA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3)  ANTICIPATED REPAYMENT DATE.

(4)  PREPAYMENT PROVISION AS OF ORIGINATION:

     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS

     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y) PAYMENTS

     A%/(Y) = A% PREPAYMENT FOR (Y) PAYMENTS

     0.0%/(Z) = PREPAYABLE AT PAR FOR (Z) PAYMENTS

(5)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.

(6) THE FIRST ACTUAL PAYMENT AS REQUIRED UNDER THE LOAN DOCUMENTS IS DUE ON 8/1/2006. THE LOAN SELLER WILL DEPOSIT ONE MONTH OF INTEREST, ACCRUED AT THE INTEREST RATE, INTO THE TRUST ON 6/30/2006. THE INITIAL INTEREST ONLY TERM, ORIGINAL AND REMAINING TERMS TO MATURITY, FIRST PAYMENT DATE, SEASONING, PREPAYMENT PROVISION AS OF ORIGINATION, ORIGINAL LOCKOUT PERIOD AND ORIGINAL YIELD MAINTENANCE PERIOD HAVE EACH BEEN MODIFIED TO REFLECT THIS ADDITIONAL, INTEREST-ONLY PAYMENT.

(7) BORROWER MAY ELECT TO RELEASE THE PIER ONE AT PORTER SQUARE GALLERIA FROM THE CROSS-COLLATERALIZATION AND CROSS-DEFAULT PROVISIONS OF THE LOAN DOCUMENTS PRIOR TO THE DATE THAT IS TWO YEARS AFTER SECURITIZATION. SUCH RELEASE MUST BE ACCOMPANIED BY THE PAYMENT OF A YIELD MAINTENANCE PREMIUM. IF BORROWER ELECTS TO RELEASE THE PROPERTY ON OR AFTER THE DATE THAT IS TWO YEARS AFTER SECURITIZATION, SUCH RELEASE MUST BE ACCOMPLISHED THROUGH DEFEASANCE.

(8) BEGINNING ON THE 39TH PAYMENT DATE THE BORROWER WILL HAVE THE OPTION TO PREPAY THE LOAN WITH THE PAYMENT OF A YIELD MAINTENANCE PREMIUM. NOTWITHSTANDING THE FOREGOING, THE BORROWER WILL ALSO HAVE THE OPTION TO DEFEASE THE LOAN BEGINNING ON THE 27TH PAYMENT DATE. THE LOAN WILL BE OPEN TO PREPAYMENT WITHOUT PENALTY AT ANY TIME AFTER BUT NOT INCLUDING THE DATE THAT IS THREE MONTHS PRIOR TO THE MATURITY DATE.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                 CUT-OFF DATE
               LOAN                                                PRINCIPAL     APPRAISED      CUT-OFF DATE    MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                                    BALANCE (1)      VALUE     LTV RATIO (1) (2)   BALANCE (3)
 -   -------  -----  ---------                                    -----------      -----     -----------------   -----------
  1             1    770 Broadway                                $353,000,000  $570,000,000        61.9%        $353,000,000
  2             2    Babcock & Brown FX 2                         198,599,584   249,600,000        79.6%         190,847,662
  3             1    535 and 545 Fifth Avenue                     177,000,000   276,900,000        63.9%         177,000,000
  4             1    Norden Park                                   76,800,000    97,000,000        79.2%          71,356,578
  5             1    1900 Market Street                            63,120,000    84,000,000        75.1%          59,313,602
  6             1    Towne Center at Cedar Lodge                   57,000,000    80,240,000        71.0%          49,261,086
  7             1    Poinsettia Plaza                              36,975,000    50,000,000        74.0%          34,647,195
  8             1    CheckFree Corporation                         30,000,000    60,000,000        50.0%          26,694,623
  9             1    Marriott Milwaukee West                       30,000,000    40,000,000        75.0%          25,622,534
 10             1    Moorpark Marketplace                          25,500,000    42,500,000        60.0%          23,501,474
 11             1    Capital Center                                25,000,000    33,250,000        75.2%          21,421,225
 12             1    UA Sheepshead Bay 14                          21,981,136    28,800,000        76.3%          18,554,569
 13             1    Novant - Presbyterian Medical Tower           21,257,095    28,500,000        74.6%          19,957,204
 14             1    Spectra - Pool 2                              20,800,574    26,390,000        78.8%          19,426,072
 15             1    Spectra - Pool 3                              19,386,345    25,430,000        76.2%          18,105,296
 16             2    Bexley at Matthews Apartments                 17,750,000    23,080,000        76.9%          16,262,693
 17             1    Johnstown Mall and Shopping Center            16,300,000    21,700,000        75.1%          14,558,953
 18             1    Novant - Huntersville/Physicians Plaza        16,024,164    21,500,000        74.5%          15,044,271
 19             1    Residence Inn Chesapeake Greenbrier           14,600,000    20,000,000        73.0%          12,380,214
 20             1    Hilton Garden Inn Houston                     14,067,000    19,300,000        72.9%          13,256,143
 21             1    Tempe Square Shopping Center                  14,000,000    18,500,000        75.7%          12,674,897
 22             2    Old Farm Shores Apartments                    13,650,000    17,200,000        79.4%          12,771,790
 23             1    Novant - Metroview Professional Building      13,577,550    17,750,000        76.5%          12,747,270
 24             1    Novant - Matthews Medical Office Building     13,564,177    19,800,000        68.5%          12,734,715
 25             1    Town Center Office Building                   13,550,000    17,800,000        76.1%          12,883,152
 26     A       1    Porter Square Galleria                         8,143,578    13,377,000        62.5%           7,643,528
 27     A       1    Pier One at Porter Square Galleria             4,346,573     6,600,000        62.5%           4,079,675
 28             1    Camarillo Plaza                               12,485,000    22,000,000        56.8%          11,125,075
 29             1    Sandalfoot Square                             12,300,000    19,800,000        62.1%          10,876,722
 30             2    Crystal Lake Apartments                       12,112,000    15,800,000        76.7%          10,924,594
 31             1    Nassau Plaza                                  12,000,000    17,000,000        70.6%          10,611,435
 32             1    T-Mobile - Springfield                        12,000,000    16,350,000        73.4%          10,654,734
 33             2    Forum Apartments                              11,600,000    15,000,000        77.3%          10,231,071
 34             1    Home Depot Call Center                        11,600,000    25,000,000        46.4%          10,879,325
 35             1    Cory Lake Isle Professional Center            11,300,000    14,400,000        78.5%          10,031,131
 36             1    Hennepin Business Center                      11,200,000    14,100,000        79.4%          11,200,000
 37             1    Best Western Movieland                        11,066,000    15,700,000        70.5%           9,571,008
 38             1    Best Western Convention Center                11,000,000    22,000,000        50.0%          10,638,071
 39             1    Arlington Town Square                         10,838,877    14,500,000        74.8%           9,021,599
 40             1    Bradhurst Court                               10,000,000    14,700,000        68.0%          10,000,000
 41             2    Amesbury at Deerfield                          9,800,000    13,350,000        73.4%           9,163,523
 42             2    Long Meadows Apartments                        9,800,000    14,700,000        66.7%           8,319,804
 43             1    Midwest Plaza Center & Midwest Plaza North     9,791,466    12,500,000        78.3%           8,266,396
 44             1    Independence Village of Grand Ledge            9,206,135    13,580,000        67.8%           7,468,415
 45             1    Tech Center VI                                 9,200,000    11,500,000        80.0%           9,200,000
 46             1    4901, 4931 and 4961 Telsa Drive                9,082,711    11,500,000        79.0%           7,679,932
 47             2    Ambassador Apartments                          9,000,000    15,200,000        59.2%           8,411,216
 48             1    Best Western - Orange County Airport           9,000,000    15,450,000        58.3%           7,146,561
 49             1    Nellis Bonanza                                 8,983,164    13,300,000        67.5%           7,580,704
 50             1    Brighter                                       8,670,259    14,400,000        60.2%           6,933,790
 51             1    Port Warwick I Medical Office Building         8,500,000    13,300,000        63.9%           7,158,874
 52             1    Willowbrook Shopping Center I and II           8,443,000    11,500,000        73.4%           7,471,206
 53             2    Clifton Colony                                 8,400,000    10,600,000        79.2%           7,408,706

       MATURITY/                                             TOTAL
        ARD LTV         U/W          U/W         U/W    ADMINISTRATIVE
 #   RATIO (2) (3)      NOI        NCF (4)    DSCR (5)     FEES (6)
 -   -------------      ---        -------    --------     --------
  1      61.9%      $28,364,917  $28,155,591    1.39x      0.02105%
  2      76.5%       17,562,381   17,047,881    1.26x      0.02105%
  3      63.9%       13,630,380   13,530,626    1.31x      0.02105%
  4      73.6%        6,763,756    6,482,107    1.24x      0.02105%
  5      70.6%        6,343,225    5,896,216    1.25x      0.02105%
  6      61.4%        5,163,738    4,930,102    1.22x      0.04105%
  7      69.3%        3,318,670    3,230,995    1.20x      0.04105%
  8      44.5%        4,368,844    4,096,852    1.86x      0.05105%
  9      64.1%        3,632,510    3,196,534    1.58x      0.02105%
 10      55.3%        2,187,283    2,062,120    1.23x      0.02105%
 11      64.4%        2,546,585    2,354,859    1.26x      0.07105%
 12      64.4%        2,401,473    2,331,898    1.49x      0.02105%
 13      70.0%        2,061,668    1,921,327    1.22x      0.02105%
 14      73.6%        1,898,781    1,786,370    1.21x      0.08105%
 15      71.2%        1,768,028    1,662,362    1.21x      0.08105%
 16      70.5%        1,531,983    1,483,983    1.20x      0.02105%
 17      67.1%        1,543,423    1,439,470    1.31x      0.02105%
 18      70.0%        1,544,713    1,456,561    1.23x      0.02105%
 19      61.9%        1,687,934    1,536,379    1.46x      0.02105%
 20      68.7%        1,810,789    1,589,765    1.48x      0.02105%
 21      68.5%        1,296,315    1,219,785    1.20x      0.02105%
 22      74.3%        1,384,996    1,298,996    1.31x      0.02105%
 23      71.8%        1,325,516    1,283,867    1.28x      0.02105%
 24      64.3%        1,348,167    1,255,326    1.25x      0.02105%
 25      72.4%        1,249,340    1,180,053    1.20x      0.02105%
 26      58.7%          763,435      733,254    1.22x      0.07105%
 27      58.7%          403,027      387,627    1.22x      0.07105%
 28      50.6%        1,213,727    1,122,674    1.22x      0.02105%
 29      54.9%        1,492,327    1,353,383    1.53x      0.07105%
 30      69.1%        1,095,179    1,050,379    1.22x      0.02105%
 31      62.4%        1,224,334    1,106,576    1.28x      0.07105%
 32      65.2%        1,146,448    1,076,539    1.24x      0.07105%
 33      68.2%        1,115,299    1,014,049    1.24x      0.02105%
 34      43.5%        1,502,423    1,295,781    1.52x      0.02105%
 35      69.7%        1,118,925    1,034,771    1.26x      0.02105%
 36      79.4%        1,145,018    1,007,295    1.39x      0.03105%
 37      61.0%        1,408,389    1,246,073    1.40x      0.02105%
 38      48.4%        1,706,831    1,557,304    1.77x      0.02105%
 39      62.2%          938,947      867,194    1.20x      0.02105%
 40      68.0%          872,607      820,700    1.34x      0.02105%
 41      68.6%          932,072      861,072    1.23x      0.02105%
 42      56.6%        1,060,693      989,193    1.40x      0.04105%
 43      66.1%          926,041      831,719    1.20x      0.09105%
 44      55.0%        1,169,429    1,131,629    1.40x      0.02105%
 45      80.0%          906,397      794,754    1.61x      0.02105%
 46      66.8%          902,371      825,048    1.28x      0.08105%
 47      55.3%        1,053,442      959,442    1.49x      0.02105%
 48      46.3%        1,260,728    1,137,329    1.52x      0.05105%
 49      57.0%          935,457      841,691    1.31x      0.02105%
 50      48.2%        1,107,788    1,079,588    1.48x      0.02105%
 51      53.8%          848,323      778,195    1.31x      0.04105%
 52      65.0%          787,022      749,916    1.22x      0.02105%
 53      69.9%          807,849      734,349    1.24x      0.02105%

                                                                 CUT-OFF DATE
               LOAN                                                PRINCIPAL    APPRAISED           CUT-OFF DATE
 #   CROSSED  GROUP  LOAN NAME                                    BALANCE (1)     VALUE          LTV RATIO (1) (2)
 -   -------  -----  ---------                                    -----------     -----          -----------------
 54             1    3030 Matlock Office Center                   $8,165,000   $10,550,000             77.4%
 55             1    Southwest Corporate Center - Tempe            8,120,000    11,700,000             69.4%
 56             1    Best Western Orlando                          8,053,074    11,375,000             70.8%
 57             1    Four Points Sheraton                          7,967,581    17,000,000             46.9%
 58             1    River Commons                                 7,925,000    10,000,000             79.3%
 59             1    Noble Creek Shops                             7,540,000     9,700,000 (7)         77.7% (7)
 60             1    Alma Park                                     7,500,000    10,030,000             74.8%
 61             2    Lakeview Apartments                           7,500,000     9,500,000             78.9%
 62             1    Medical Pavillion of Treasure Coast Square    7,500,000    11,200,000             67.0%
 63             2    Briar Club Apartments                         7,400,000     9,700,000             76.3%
 64             1    MacArthur Plaza I and II                      7,100,000    12,600,000             56.3%
 65             2    Biltmore Park                                 6,900,000     9,770,000             70.6%
 66             2    Riverbend Apartments                          6,900,000    10,500,000             65.7%
 67             1    Westfield Marketplace                         6,900,000     9,100,000             75.8%
 68             1    Los Alisos Village                            6,875,000    10,000,000             68.8%
 69             1    Palms to Pines                                6,716,359     8,800,000             76.3%
 70             1    Aerospace Place Retail Center                 6,287,952     8,100,000             77.6%
 71             1    University Square Shopping Center             6,000,000     7,500,000             80.0%
 72             1    Milford Stop and Shop Shopping Center         5,991,717     8,500,000             70.5%
 73             2    Yacht Club Apartments                         5,950,000     9,100,000             65.4%
 74             1    Plaza de Campana                              5,700,000     7,650,000             74.5%
 75             1    Springfield Broad Office Park                 5,700,000     7,185,000             79.3%
 76             1    Comfort Suites Visalia                        5,500,000     7,900,000             69.6%
 77             2    Eagle Creek Apartments                        5,500,000     7,200,000             76.4%
 78             1    Harbour Bay Plaza                             5,500,000    11,100,000             49.5%
 79             1    723 Main                                      5,486,824     8,775,000             62.5%
 80             1    Manatee Village                               5,450,000     9,900,000             55.1%
 81             1    Redwood and Tuolomne                          5,410,938     9,230,000             58.6%
 82             1    350 Queen Street                              5,391,143     7,000,000             77.0%
 83             2    Oxon Terrace Apartments                       5,230,000    10,100,000             51.8%
 84             1    482 Payne Rd                                  5,200,000     6,500,000             80.0%
 85             2    Monaco Park Apartments                        5,200,000     7,480,000             69.5%
 86             1    Block Y Retail Condo                          5,150,000     7,600,000             67.8%
 87             1    Lincoln Business Center                       4,990,374     7,950,000             62.8%
 88             2    Twin Oaks Mobile Home Park                    4,979,068     6,930,000             71.8%
 89             2    Waterford Place Apartments                    4,750,000     7,300,000             65.1%
 90             2    The Lakes Apartments                          4,610,875     6,080,000             75.8%
 91             1    Las Palmas Professional Center                4,386,806     5,915,000             74.2%
 92             1    Bellevue Plaza                                4,350,000     6,650,000             65.4%
 93             1    Hampton Inn Sterling Heights                  4,350,000     6,800,000             64.0%
 94             1    Roosevelt Center                              4,300,000    10,500,000             41.0%
 95             1    Marina Shores Shoppes                         4,250,000     5,700,000             74.6%
 96             2    Apple Creek of Temple Texas                   4,200,000     5,400,000             77.8%
 97             2    Oxon Park Apartments                          4,120,000     7,700,000             53.5%
 98             2    Westwinds Mobile Home Park                    4,100,000     8,200,000             50.0%
 99             1    Comfort Suites Arena                          3,989,667     5,775,000             69.1%
100             1    Creekstone Village Shopping Center            3,961,705     5,070,000             78.1%
101             1    Crestwood Village Mobile Home Park            3,593,574     4,500,000             79.9%
102             1    Pecos Trail Office (Phase II)                 3,500,000     6,200,000             56.5%
103             1    University                                    3,493,000     4,450,000             78.5%
104             1    Fairfield Inn Columbia                        3,375,121     5,200,000             64.9%
105             1    4165 Beverly Boulevard                        3,320,000     4,575,000             72.6%
106             1    Cottonwood Medical Center                     3,300,000     4,900,000             67.3%

                     MATURITY/                                                  TOTAL
     MATURITY/ARD     ARD LTV              U/W          U/W         U/W    ADMINISTRATIVE
 #    BALANCE (3)  RATIO (2) (3)           NOI        NCF (4)    DSCR (5)     FEES (6)
 -    -----------  -------------           ---        -------    --------     --------
 54  $7,279,821        69.0%           $  818,855   $  744,298     1.23x      0.02105%
 55   7,268,197        62.1%              799,536      703,010     1.27x      0.06105%
 56   6,276,373        55.2%            1,188,605    1,053,872     1.68x      0.02105%
 57   6,208,167        36.5%            1,186,597      948,957     1.54x      0.02105%
 58   7,172,593        71.7%              738,139      699,779     1.20x      0.02105%
 59   6,599,910        68.0% (7)          734,719      671,697     1.25x      0.02105%
 60   7,039,544        70.2%              736,863      690,765     1.25x      0.09105%
 61   7,003,398        73.7%              716,534      640,534     1.21x      0.02105%
 62   6,395,691        57.1%              756,637      692,198     1.26x      0.04105%
 63   6,802,584        70.1%              772,190      704,190     1.33x      0.03105%
 64   6,432,490        51.1%              916,387      865,287     1.67x      0.02105%
 65   6,222,330        63.7%              667,826      601,826     1.23x      0.02105%
 66   5,844,498        55.7%              839,934      768,934     1.56x      0.06105%
 67   5,533,494        60.8%              684,130      644,949     1.22x      0.02105%
 68   6,446,188        64.5%              650,130      618,234     1.23x      0.07105%
 69   5,694,012        64.7%              644,978      598,414     1.27x      0.07105%
 70   5,312,082        65.6%              596,702      577,224     1.30x      0.02105%
 71   5,395,707        71.9%              530,684      508,864     1.21x      0.02105%
 72   4,598,856        54.1%              547,429      538,143     1.21x      0.02105%
 73   5,039,821        55.4%              782,435      688,436     1.62x      0.06105%
 74   5,147,504        67.3%              527,115      498,881     1.22x      0.03105%
 75   5,304,406        73.8%              564,212      519,319     1.32x      0.02105%
 76   4,342,227        55.0%              694,038      628,427     1.40x      0.02105%
 77   4,905,226        68.1%              543,956      515,456     1.26x      0.02105%
 78   4,690,173        42.3%              788,028      741,479     1.84x      0.07105%
 79   4,701,498        53.6%              691,150      596,270     1.46x      0.02105%
 80   4,975,922        50.3%              580,373      513,153     1.24x      0.11105%
 81   4,643,030        50.3%              553,754      526,531     1.30x      0.02105%
 82   5,083,057        72.6%              530,264      490,683     1.20x      0.02105%
 83   4,451,827        44.1%              551,700      494,700     1.29x      0.02105%
 84   4,469,487        68.8%              575,775      536,612     1.37x      0.04105%
 85   4,404,549        58.9%              585,364      532,095     1.43x      0.06105%
 86   4,589,038        60.4%              507,474      490,049     1.29x      0.06105%
 87   4,212,125        53.0%              546,160      493,616     1.41x      0.02105%
 88   4,211,287        60.8%              495,175      487,875     1.39x      0.11105%
 89   4,431,037        60.7%              531,435      474,435     1.41x      0.11105%
 90   3,897,378        64.1%              445,186      400,150     1.27x      0.02105%
 91   3,775,865        63.8%              448,844      415,448     1.25x      0.02105%
 92   3,930,657        59.1%              404,990      388,064     1.24x      0.02105%
 93   3,397,455        50.0%              662,460      583,979     1.70x      0.02105%
 94   3,999,697        38.1%              674,309      625,737     2.12x      0.07105%
 95   3,839,741        67.4%              403,536      379,249     1.22x      0.02105%
 96   3,756,303        69.6%              432,623      388,623     1.36x      0.02105%
 97   3,506,985        45.5%              448,615      408,115     1.35x      0.02105%
 98   3,729,431        45.5%              577,979      549,364     1.80x      0.02105%
 99   3,130,384        54.2%              563,784      504,848     1.59x      0.02105%
100   3,362,522        66.3%              363,043      343,943     1.21x      0.02105%
101   3,063,489        68.1%              342,674      336,274     1.28x      0.02105%
102   3,078,547        49.7%              449,044      414,191     1.70x      0.02105%
103   3,009,020        67.6%              353,536      319,308     1.20x      0.02105%
104   2,617,093        50.3%              480,589      420,539     1.63x      0.02105%
105   2,938,520        64.2%              307,006      295,403     1.23x      0.02105%
106   3,021,643        61.7%              360,777      315,423     1.37x      0.02105%

                                                               CUT-OFF DATE
               LOAN                                              PRINCIPAL    APPRAISED      CUT-OFF DATE    MATURITY/ARD
 #   CROSSED  GROUP  LOAN NAME                                  BALANCE (1)     VALUE     LTV RATIO (1) (2)   BALANCE (3)
 -   -------  -----  ---------                                  -----------     -----     -----------------   -----------
107             1    Fountain Valley Self Storage               $3,250,000   $11,000,000        29.5%         $3,022,600
108             2    Casa Espana/Casa Royale                     3,200,000     5,500,000        58.2%          2,924,218
109             1    505 Lawrenceville Square                    3,197,717     4,200,000        76.1%          2,757,732
110             1    Wolf Creek Office                           3,197,348     4,650,000        68.8%          2,714,564
111             1    325 South Highland Avenue                   3,183,417     4,000,000        79.6%          2,682,059
112             1    Pasadena Self Storage                       3,150,000     8,800,000        35.8%          2,929,597
113             1    Sweetwater Crossing                         3,144,301     4,400,000        71.5%          2,675,853
114             1    Weatherstone Promenade                      3,125,000     4,200,000        74.4%          2,801,570
115             1    Village at Hamilton Mill                    3,114,254     3,900,000        79.9%          2,633,557
116             1    Hampton Inn Havelock                        3,077,496     4,600,000        66.9%          2,390,239
117             1    Village Commons I and II                    3,047,855     4,110,000        74.2%          2,632,121
118             1    International Shops                         3,000,000     6,200,000        48.4%          2,887,587
119             1    Sunnymead Shopping Center                   2,994,524     4,250,000        70.5%          2,545,436
120             2    Hampton House Villas                        2,899,586     3,670,000        79.0%          2,425,658
121             1    12650 Riverside Drive                       2,796,000     3,900,000        71.7%          2,586,818
122             1    San Juan Capistrano Self Storage            2,750,000     8,400,000        32.7%          2,557,584
123             1    Hartford Self Storage                       2,680,678     4,000,000        67.0%          2,088,176
124             1    401 East Ontario                            2,500,000     3,300,000        75.8%          2,261,513
125             1    Airport Discount Storage                    2,495,985     4,000,000        62.4%          2,155,461
126             2    Royal Arms Apartments                       2,495,365     4,000,000        62.4%          2,116,811
127             1    Gothard and Heil Business Park              2,445,284     4,100,000        59.6%          2,063,941
128             1    Portland Shopping Center                    2,425,000     3,300,000        73.5%          2,080,218
129             2    Attache Apartments                          2,400,000     3,000,000        80.0%          2,089,578
130             1    Village Square Shopping Center              2,400,000     4,000,000        60.0%          2,138,402
131             1    2074 Park Street                            2,388,023     3,250,000        73.5%          2,027,080
132             2    Hilltop Manor Apartments                    2,339,728     7,100,000        33.0%          1,960,878
133             1    79 Shops                                    2,300,000     4,100,000        56.1%          2,044,676
134             2    Brookhollow Apartments                      2,300,000     3,500,000        65.7%          1,948,167
135             1    Desert Bloom Plaza                          2,300,000     4,660,000        49.4%          2,076,860
136             1    153 West 18th Street                        2,248,200     3,200,000        70.3%          1,894,545
137             1    Windswept Plaza Shopping Center             2,160,000     2,750,000        78.5%          1,901,813
138             1    Midland Retail                              2,100,000     3,000,000        70.0%          1,860,295
139             1    Basehor Town Square                         2,000,000     2,650,000        75.5%          1,715,322
140             1    Vietnamese Center                           1,893,102     2,375,000        79.7%          1,791,317
141             1    Jefferson Highway Retail                    1,819,561     2,300,000        79.1%          1,545,615
142             1    Slide Retail                                1,800,000     2,525,000        71.3%          1,550,597
143             1    Madison Marketplace                         1,763,965     2,900,000        60.8%          1,505,303
144             1    Scatterfield Shoppes                        1,696,862     2,600,000        65.3%          1,440,285
145             1    Bluffton Towne Center                       1,597,314     2,200,000        72.6%          1,367,004
146             1    Poway Garden Self Storage                   1,589,420     5,500,000        28.9%             23,762
147             1    Markham Square Shopping Center              1,575,000     2,100,000        75.0%          1,359,963
148             1    Edinger Center                              1,550,000     5,100,000        30.4%          1,441,547
149             2    Gardens at Duncan Apartments                1,400,000     2,130,000        65.7%          1,066,463
150             2    Covered Oaks Mobile Home Park               1,360,000     1,700,000        80.0%          1,238,965
151             1    3131 South Bascom Avenue Office Building    1,258,110     2,300,000        54.7%          1,085,902
152             1    Hopewell Medical Building                   1,250,000     1,600,000        78.1%          1,073,490
153             2    Laurel Lane Mobile Home Park                1,247,863     1,770,000        70.5%          1,069,562
154             1    Lockfield Shoppes Retail                    1,199,149     1,610,000        74.5%          1,034,726
155             1    West Little York                            1,197,374     1,990,000        60.2%            978,826
156             1    Martinview Mobile Home Park                 1,114,193     1,780,000        62.6%          1,017,302
157             1    Big Bear Navajo Building                    1,074,265     1,700,000        63.2%            930,276
158             2    The Cedars Apartments                       1,072,000     1,850,000        57.9%            908,015
159             1    Merritt Island Village                        998,892     3,140,000        31.8%            792,667

       MATURITY/                                       TOTAL
        ARD LTV        U/W       U/W       U/W    ADMINISTRATIVE
 #   RATIO (2) (3)     NOI     NCF (4)  DSCR (5)     FEES (6)
 -   -------------     ---     -------  --------     --------
107      27.5%      $857,846  $849,949    3.81x      0.07105%
108      53.2%       375,870   353,347    1.59x      0.03105%
109      65.7%       325,434   304,734    1.25x      0.02105%
110      58.4%       327,352   300,929    1.31x      0.02105%
111      67.1%       337,932   309,506    1.39x      0.02105%
112      33.3%       646,287   636,877    2.95x      0.07105%
113      60.8%       326,569   304,182    1.34x      0.06105%
114      66.7%       304,481   284,562    1.20x      0.02105%
115      67.5%       285,091   271,695    1.21x      0.02105%
116      52.0%       413,276   363,648    1.53x      0.02105%
117      64.0%       310,267   284,240    1.22x      0.02105%
118      46.6%       296,141   284,012    1.32x      0.02105%
119      59.9%       299,354   276,169    1.28x      0.02105%
120      66.1%       295,445   257,945    1.34x      0.02105%
121      66.3%       280,798   261,055    1.25x      0.02105%
122      30.4%       634,405   628,553    3.33x      0.07105%
123      52.2%       279,505   273,197    1.31x      0.02105%
124      68.5%       230,413   220,825    1.22x      0.03105%
125      53.9%       327,882   313,157    1.64x      0.02105%
126      52.9%       237,471   222,471    1.24x      0.02105%
127      50.3%       263,841   243,957    1.42x      0.02105%
128      63.0%       252,921   237,062    1.30x      0.02105%
129      69.7%       227,279   209,279    1.20x      0.02105%
130      53.5%       266,333   241,975    1.37x      0.06105%
131      62.4%       323,522   296,342    1.74x      0.02105%
132      27.6%       257,078   219,828    1.37x      0.02105%
133      49.9%       274,251   247,897    1.45x      0.06105%
134      55.7%       296,237   261,389    1.59x      0.06105%
135      44.6%       309,791   299,743    1.81x      0.04105%
136      59.2%       209,566   205,016    1.34x      0.02105%
137      69.2%       207,429   192,939    1.28x      0.02105%
138      62.0%       209,155   195,884    1.30x      0.06105%
139      64.7%       218,508   199,379    1.33x      0.04105%
140      75.4%       202,048   185,077    1.25x      0.11105%
141      67.2%       168,038   160,117    1.25x      0.02105%
142      61.4%       204,980   180,272    1.31x      0.02105%
143      51.9%       163,302   157,213    1.20x      0.02105%
144      55.4%       179,723   169,373    1.39x      0.02105%
145      62.1%       181,905   167,691    1.40x      0.02105%
146       0.4%       350,007   342,253    2.09x      0.02105%
147      64.8%       183,338   159,248    1.30x      0.02105%
148      28.3%       361,694   332,470    3.13x      0.07105%
149      50.1%       160,605   138,105    1.25x      0.09105%
150      72.9%       138,479   135,929    1.33x      0.02105%
151      47.2%       128,808   117,599    1.22x      0.02105%
152      67.1%       137,048   124,555    1.32x      0.02105%
153      60.4%       119,442   117,592    1.27x      0.02105%
154      64.3%       122,889   114,777    1.25x      0.02105%
155      49.2%       148,251   135,906    1.47x      0.02105%
156      57.2%       126,704   115,168    1.36x      0.02105%
157      54.7%       107,995    99,926    1.20x      0.02105%
158      49.1%       164,619   140,619    1.83x      0.06105%
159      25.2%       147,585   147,585    1.79x      0.02105%

                                                 CUT-OFF DATE                                                        MATURITY/
               LOAN                                PRINCIPAL       APPRAISED       CUT-OFF DATE    MATURITY/ARD       ARD LTV
 #   CROSSED  GROUP  LOAN NAME                    BALANCE (1)        VALUE      LTV RATIO (1) (2)   BALANCE (3)    RATIO (2) (3)
 -   -------  -----  ---------                    -----------        -----      -----------------   -----------    -------------
160             2    Keoway Village Apartments  $      995,010  $    1,420,000        70.1%        $      844,617      59.5%
161             1    West Seattle Retail               987,302       1,450,000        68.1%               845,754      58.3%
                                                --------------  --------------        ----         --------------      ----
TOTAL/WEIGHTED AVERAGE:                         $1,998,547,310  $2,946,317,000        69.3%        $1,853,406,074      64.2%
                                                ==============  ==============        ====         ==============      ====
                     MAXIMUM:                   $  353,000,000  $  570,000,000        80.0%        $  353,000,000      80.0%
                     MINIMUM:                   $      987,302  $    1,420,000        28.9%        $      792,667      25.2%

                                                                    TOTAL
                              U/W           U/W         U/W    ADMINISTRATIVE
 #                            NOI         NCF (4)    DSCR (5)     FEES (6)
 -                            ---         -------    --------     --------
160                      $    129,803  $    107,163    1.51x      0.11105%
161                            97,270        87,750    1.20x      0.02105%
                         ------------  ------------    ----
TOTAL/WEIGHTED AVERAGE:  $193,306,484  $182,893,530    1.35X
                         ============  ============    ====
                         $ 28,364,917  $ 28,155,591    3.81X
                         $     97,270  $     87,750    1.20X

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY PORTER SQUARE GALLERIA AND PIER ONE AT PORTER SQUARE GALLERIA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(4) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI'S AND UNDERWRITTEN FF&E.

(5) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(6) TOTAL ADMINISTRATIVE FEES INCLUDES MASTER, PRIMARY AND SUBSERVICING FEES AS WELL AS THE TRUSTEE FEE.

(7) APPRAISED VALUE INCLUDES $700,000 ALLOCATED TO 114 CLIMATE-CONTROLLED SELF STORAGE UNITS THAT ARE CURRENTLY UNDER CONSTRUCTION AT THE PROPERTY AND THAT WILL SERVE AS PART OF THE COLLATERAL FOR THE NOBLE CREEK SHOPS LOAN.

            HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                 CUT-OFF DATE      MOST         MOST         MOST          MOST
               LOAN                                                PRINCIPAL      RECENT       RECENT       RECENT        RECENT
 #   CROSSED  GROUP  PROPERTY NAME                                BALANCE (1)    EGI (2)      EXPENSES       NOI      PERIOD ENDING
--   -------  -----  -------------                                -----------    -------      ---------      ---      -------------
 1              1    770 Broadway                                $353,000,000  $39,102,305  $13,599,054  $25,503,251    10/31/2005
2a              2    Seven Gables                                  50,885,110    6,082,244    2,616,883    3,465,361     3/31/2006
2b              2    Knollwood I and II                            25,432,961    3,530,229    1,434,063    2,096,166     3/31/2006
2c              2    Rollingwood                                   13,114,275    1,774,131      781,610      992,521     3/31/2006
2d              2    Commerce Park                                 12,072,005    2,057,222    1,099,972      957,250     3/31/2006
2e              2    Audubon Park                                  11,000,337    1,666,175      899,632      766,543     3/31/2006
2f              2    Falls on Clearwood                            10,546,965    1,760,850    1,000,534      760,316     3/31/2006
2g              2    Foxcroft                                      10,282,006    1,487,028      694,602      792,426     3/31/2006
2h              2    Cambridge Place                               10,090,497    1,811,917      970,474      841,443     3/31/2006
2i              2    Hilltop                                        9,617,917    1,605,764      760,679      845,085     3/31/2006
2j              2    Hidden Oaks                                    6,777,151    1,221,402      595,772      625,630     3/31/2006
2k              2    Twin Rivers                                    6,176,782      852,444      387,493      464,951     3/31/2006
2l              2    Autumn Ridge                                   6,109,093    1,304,085      824,172      479,913     3/31/2006
2m              2    Windsor Harbor                                 5,821,077    1,147,154      631,640      515,514     3/31/2006
2n              2    Timbercreek VA                                 5,749,790      968,425      581,266      387,159     3/31/2006
2o              2    Cambridge Court                                5,525,106    1,222,664      825,908      396,756     3/31/2006
2p              2    Forest Creek                                   5,429,173      771,340      371,551      399,789     3/31/2006
2q              2    Brookhaven                                     3,969,339      594,170      260,912      333,258     3/31/2006
 3              1    535 and 545 Fifth Avenue                     177,000,000   20,390,419   11,930,520    8,459,899    12/31/2005
 4              1    Norden Park                                   76,800,000          N/A          N/A          N/A           N/A
 5              1    1900 Market Street                            63,120,000   11,903,374    5,726,381    6,176,993    12/31/2005
 6              1    Towne Center at Cedar Lodge                   57,000,000    3,960,730    1,409,131    2,551,599     3/31/2006
 7              1    Poinsettia Plaza                              36,975,000    3,881,487      691,123    3,190,363     4/30/2006
 8              1    CheckFree Corporation                         30,000,000    4,603,535        4,750    4,598,785     3/31/2006
 9              1    Marriott Milwaukee West                       30,000,000   11,067,667    7,037,973    4,029,694     3/31/2006
10              1    Moorpark Marketplace                          25,500,000    3,474,120    1,280,663    2,193,457     4/30/2006
11              1    Capital Center                                25,000,000    3,919,710      938,129    2,981,581     3/31/2006
12              1    UA Sheepshead Bay 14                          21,981,136    2,524,245           --    2,524,245    12/31/2005
13              1    Novant - Presbyterian Medical Tower           21,257,095    2,835,926      847,398    1,988,528    12/31/2005
14a             1    Spectra Retail - Shawnee, OK                   3,920,000      443,904       68,147      375,757    12/31/2005
14b             1    Spectra Retail - Durant, OK                    3,573,434      335,804       39,733      296,071    12/31/2005
14c             1    Spectra Retail - Zachary, LA                   3,360,000      414,594       69,222      345,372    12/31/2005
14d             1    Spectra Retail - Boaz, AL                      3,104,032      331,251       48,550      282,701    12/31/2005
14e             1    Spectra Retail - West Burlington, IA           2,912,000      319,171       38,166      281,005    12/31/2005
14f             1    Spectra Retail - Shelbyville, IN               2,000,391      214,620       44,108      170,512    12/31/2005
14g             1    Spectra Retail - Perry, FL                     1,930,717      200,885       48,535      152,350    12/31/2005
15a             1    Spectra Retail - Plainview, TX                 4,407,509          N/A          N/A          N/A           N/A
15b             1    Spectra Retail - Belton, TX                    3,760,000      422,777       60,823      361,954    12/31/2005
15c             1    Spectra Retail - Minden, LA                    3,120,000      342,536       53,954      288,582    12/31/2005
15d             1    Spectra Retail - Pulaski, TN                   2,543,728      324,735       94,536      230,199    12/31/2005
15e             1    Spectra Retail - Newton, IA                    2,080,000      253,980       51,202      202,778    12/31/2005
15f             1    Spectra Retail - Oskaloosa, IA                 1,872,043      213,205       35,564      177,641    12/31/2005
15g             1    Spectra Retail - Wauseon, OH                   1,603,065          N/A          N/A          N/A           N/A
16              2    Bexley at Matthews Apartments                 17,750,000    2,122,663      886,616    1,236,047    12/31/2005
17              1    Johnstown Mall and Shopping Center            16,300,000          N/A          N/A          N/A           N/A
18              1    Novant - Huntersville/Physicians Plaza        16,024,164    1,399,119      319,481    1,079,638    12/31/2005
19              1    Residence Inn Chesapeake Greenbrier           14,600,000          N/A          N/A          N/A           N/A
20              1    Hilton Garden Inn Houston                     14,067,000    5,650,357    3,716,300    1,934,057     1/31/2006
21              1    Tempe Square Shopping Center                  14,000,000    1,682,659      409,368    1,273,291    12/31/2005
22              2    Old Farm Shores Apartments                    13,650,000    2,407,628    1,208,392    1,199,236    12/31/2005
23              1    Novant - Metroview Professional Building      13,577,550    1,930,615      470,576    1,460,039    12/31/2005
24              1    Novant - Matthews Medical Office Building     13,564,177    1,855,302      529,869    1,325,433    12/31/2005
25              1    Town Center Office Building                   13,550,000    1,305,113      382,421      922,692     2/28/2006
26      A       1    Porter Square Galleria                         8,143,578          N/A          N/A          N/A           N/A
27      A       1    Pier One at Porter Square Galleria             4,346,573          N/A          N/A          N/A           N/A
28              1    Camarillo Plaza                               12,485,000    1,490,330      438,391    1,051,939    12/31/2005
29              1    Sandalfoot Square                             12,300,000    1,743,610      519,586    1,224,024    12/31/2005
30              2    Crystal Lake Apartments                       12,112,000    1,867,698      735,595    1,132,103     2/28/2006
31              1    Nassau Plaza                                  12,000,000    1,501,363      491,715    1,009,648    12/31/2005
32              1    T-Mobile - Springfield                        12,000,000          N/A          N/A          N/A           N/A
33              2    Forum Apartments                              11,600,000    2,716,249    1,596,827    1,119,422    12/31/2005
34              1    Home Depot Call Center                        11,600,000          N/A          N/A          N/A           N/A
35              1    Cory Lake Isle Professional Center            11,300,000          N/A          N/A          N/A           N/A
36              1    Hennepin Business Center                      11,200,000    1,505,885      448,546    1,057,339    12/31/2005
37              1    Best Western Movieland                        11,066,000    4,057,890    2,650,957    1,406,933     1/31/2006
38              1    Best Western Convention Center                11,000,000    3,738,185    1,900,741    1,837,444     1/31/2006
39              1    Arlington Town Square                         10,838,877    1,586,617      526,496    1,060,121    11/30/2005
40              1    Bradhurst Court                               10,000,000          N/A          N/A          N/A           N/A
41              2    Amesbury at Deerfield                          9,800,000          N/A          N/A          N/A           N/A
42              2    Long Meadows Apartments                        9,800,000    2,092,121    1,050,334    1,041,787     3/31/2006
43              1    Midwest Plaza Center & Midwest Plaza North     9,791,466    1,538,490      586,009      952,481    12/31/2005
44              1    Independence Village of Grand Ledge            9,206,135    3,090,506    1,947,649    1,142,857     8/31/2005
45              1    Tech Center VI                                 9,200,000    1,461,335      707,162      754,173     3/31/2006
46              1    4901, 4931 and 4961 Telsa Drive                9,082,711          N/A          N/A          N/A           N/A
47              2    Ambassador Apartments                          9,000,000    2,149,812      928,351    1,221,461     3/31/2006
48              1    Best Western - Orange County Airport           9,000,000    3,084,984    1,611,550    1,473,433    12/31/2005
49              1    Nellis Bonanza                                 8,983,164      656,281      207,022      449,259    12/31/2005
50              1    Brighter                                       8,670,259    2,614,828    1,338,406    1,276,422     8/31/2005
51              1    Port Warwick I Medical Office Building         8,500,000    1,293,416      519,389      774,027    12/31/2005
52              1    Willowbrook Shopping Center I and II           8,443,000      977,281      179,061      798,220    12/31/2005
53              2    Clifton Colony                                 8,400,000    1,821,642      999,315      822,327    12/31/2005
54              1    3030 Matlock Office Center                     8,165,000    1,170,464      392,820      777,644     1/31/2006
55              1    Southwest Corporate Center - Tempe             8,120,000    1,438,380      600,045      838,335    12/31/2005
56              1    Best Western Orlando                           8,053,074    3,368,323    2,599,599      768,724    12/31/2005
57              1    Four Points Sheraton                           7,967,581    5,811,373    4,561,099    1,250,274    11/30/2005
58              1    River Commons                                  7,925,000          N/A          N/A          N/A           N/A
59              1    Noble Creek Shops                              7,540,000          N/A          N/A          N/A           N/A
60              1    Alma Park                                      7,500,000    1,048,916      311,981      736,935    12/31/2005
61              2    Lakeview Apartments                            7,500,000    1,682,149      959,400      722,749     1/31/2006
62              1    Medical Pavillion of Treasure Coast Square     7,500,000    1,070,186      284,092      786,093    12/31/2005
63              2    Briar Club Apartments                          7,400,000    1,623,634      886,376      737,258     1/31/2006
64              1    MacArthur Plaza I and II                       7,100,000    1,270,664      429,653      841,011    12/31/2005
65              2    Biltmore Park                                  6,900,000    1,695,231    1,056,066      639,165     1/31/2006

       2ND MOST     2ND MOST     2ND MOST      2ND MOST      3RD MOST     3RD MOST     3RD MOST      3RD MOST
        RECENT       RECENT       RECENT        RECENT        RECENT       RECENT       RECENT        RECENT
 #      EGI (2)     EXPENSES       NOI      PERIOD ENDING    EGI (2)      EXPENSES       NOI      PERIOD ENDING  U/W EGI (3)
--      -------     --------       ---      -------------    -------      --------       ---      -------------  -----------
 1   $37,076,057  $12,490,490  $24,585,567    12/31/2004   $36,555,112  $11,954,675  $24,600,437    12/31/2003   $42,445,751
2a     5,809,384    2,482,475    3,326,909    12/31/2004     6,105,655    2,417,805    3,687,850    12/31/2003     6,607,434
2b     3,463,482    1,516,361    1,947,121    12/31/2004     3,590,970    1,457,402    2,133,568    12/31/2003     3,736,987
2c     1,726,484      741,870      984,614    12/31/2004     1,803,305      721,090    1,082,215    12/31/2003     1,936,101
2d     2,121,992    1,139,205      982,787    12/31/2004     2,201,291    1,180,162    1,021,129    12/31/2003     2,104,773
2e     1,674,805      880,426      794,379    12/31/2004     1,782,207      890,854      891,353    12/31/2003     1,787,260
2f     1,655,904      982,204      673,700    12/31/2004     1,791,182      943,336      847,846    12/31/2003     1,836,325
2g     1,393,814      741,171      652,643    12/31/2004     1,435,167      648,297      786,870    12/31/2003     1,577,961
2h     1,943,990    1,087,197      856,793    12/31/2004     2,188,498    1,144,932    1,043,566    12/31/2003     2,091,892
2i     1,416,164      773,033      643,131    12/31/2004     1,581,647      781,255      800,392    12/31/2003     1,643,599
2j     1,140,003      603,803      536,200    12/31/2004     1,087,346      597,345      490,001    12/31/2003     1,282,162
2k       843,428      437,593      405,835    12/31/2004       815,553      448,596      366,957    12/31/2003       935,401
2l     1,205,435      755,346      450,089    12/31/2004     1,135,719      625,190      510,529    12/31/2003     1,395,036
2m     1,070,328      626,203      444,125    12/31/2004     1,098,344      664,374      433,970    12/31/2003     1,281,304
2n       840,343      536,392      303,951    12/31/2004       882,898      546,735      336,163    12/31/2003     1,059,969
2o     1,211,366      824,439      386,927    12/31/2004     1,436,128      797,739      638,389    12/31/2003     1,479,478
2p       696,900      339,196      357,704    12/31/2004       674,124      324,003      350,121    12/31/2003       822,639
2q       588,415      266,527      321,888    12/31/2004       586,189      273,469      312,720    12/31/2003       635,992
 3    19,395,251   10,586,005    8,809,246    12/31/2004    19,374,061   10,198,778    9,175,283    12/31/2003    23,786,063
 4           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A    11,129,303
 5    12,654,235    5,787,809    6,866,426    12/31/2004    12,566,130    5,809,501    6,756,629    12/31/2003    12,036,179
 6           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     6,813,629
 7     3,368,503      773,698    2,594,805    12/31/2005     2,815,784      638,938    2,176,846    12/31/2004     4,057,920
 8     4,494,296        6,179    4,488,117    12/31/2005     4,360,720        2,719    4,358,001    12/31/2004     4,464,308
 9    10,574,182    6,697,267    3,876,915    12/31/2005     9,624,564    6,257,241    3,367,323    12/31/2004    10,899,406
10           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     3,538,916
11     3,540,824      961,975    2,578,849    12/31/2005     3,260,343    1,029,255    2,231,087    12/31/2004     3,663,731
12     2,421,185           --    2,421,185    12/31/2004           N/A          N/A          N/A           N/A     3,406,996
13     2,580,231      773,600    1,806,631    12/31/2004     2,386,462      732,424    1,654,038    12/31/2003     3,073,453
14a          N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       450,335
14b      392,383       63,416      328,967    12/31/2004           N/A          N/A          N/A           N/A       398,853
14c      382,789       68,513      314,276    12/31/2004       334,757       61,761      272,996    12/31/2003       375,998
14d      322,236       36,661      285,575    12/31/2004           N/A          N/A          N/A           N/A       342,564
14e          N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       335,153
14f          N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       286,573
14g          N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       226,548
15a          N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       540,083
15b          N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       463,741
15c          N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       345,433
15d      322,767       92,477      230,290    12/31/2004           N/A          N/A          N/A           N/A       337,090
15e          N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       247,130
15f          N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       236,323
15g          N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       204,243
16     2,032,959      879,377    1,153,582    12/31/2004     2,036,483      876,842    1,159,641    12/31/2003     2,432,075
17           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     2,577,816
18           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     2,320,835
19           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     3,788,883
20     5,594,495    3,690,654    1,903,841    12/31/2005     5,050,706    3,433,195    1,617,511    12/31/2004     5,525,610
21     1,630,252      378,712    1,251,540    12/31/2004     1,542,567      391,020    1,151,547    12/31/2003     1,710,366
22           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     2,501,396
23     1,492,086      507,991      984,095    12/31/2004     1,640,190      462,397    1,177,793    12/31/2003     1,997,763
24     1,733,762      736,450      997,312    12/31/2004           N/A          N/A          N/A           N/A     2,036,220
25     1,317,826      348,557      969,269    12/31/2005           N/A          N/A          N/A           N/A     1,642,635
26           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     1,139,818
27           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       535,753
28           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     1,674,377
29     1,927,238      519,415    1,407,823    12/31/2004     1,792,926      561,345    1,231,581    12/31/2003     2,150,749
30     1,834,425      754,473    1,079,952    12/31/2005     2,042,571      934,601    1,107,970    12/31/2004     1,866,053
31     1,469,432      456,943    1,012,489    12/31/2004     1,525,861      425,283    1,100,578    12/31/2003     1,799,804
32           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     1,175,844
33     2,605,654    1,520,231    1,085,423    12/31/2004     2,619,379    1,661,689      957,690    12/31/2003     2,778,303
34           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     2,785,039
35           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     1,573,851
36     1,444,964      483,749      961,215    12/31/2004     1,370,620      473,728      896,892    12/31/2003     1,621,532
37     3,554,386    2,247,546    1,306,840    12/31/2004     3,260,268    2,090,547    1,169,721    12/31/2003     4,057,902
38           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     3,738,172
39           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     1,588,848
40           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     1,042,342
41           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     1,947,231
42     2,077,897    1,037,453    1,040,444    12/31/2005     1,893,991    1,070,672      823,319    12/31/2004     2,124,766
43     1,602,401      554,281    1,048,120    11/30/2004     1,329,076      675,340      653,736    12/31/2003     1,487,208
44     3,067,210    1,951,007    1,116,203    12/31/2004     2,793,904    1,933,328      860,576    12/31/2003     3,168,932
45     1,719,666      737,507      982,159    12/31/2004     1,240,094      767,498      472,596    12/31/2003     1,637,941
46           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     1,186,313
47           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     2,308,986
48     2,598,772    1,527,393    1,071,379    12/31/2004     2,128,803    1,357,303      771,500    12/31/2003     3,084,985
49       805,454      198,073      607,381    12/31/2004       829,985      199,333      630,652    12/31/2003     1,168,348
50     2,494,827    1,293,999    1,200,828    12/31/2004     2,137,562    1,212,839      924,723    12/31/2003     2,700,289
51     1,266,747      486,550      780,197    12/31/2004     1,159,968      456,880      703,088    12/31/2003     1,386,415
52       961,932      171,946      789,986    12/31/2004       955,036      180,948      774,088    12/31/2003       991,331
53     1,658,215      956,338      701,877    12/31/2004     1,641,383      961,495      679,888    12/31/2003     1,793,354
54     1,145,430      386,555      758,875    12/31/2005           N/A          N/A          N/A           N/A     1,242,448
55     1,330,622      560,443      770,179    12/31/2004           N/A          N/A          UAV           UAV     1,416,708
56           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     3,368,332
57           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     5,941,001
58           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A     1,057,547
59           N/A          N/A          N/A           N/A           N/A          N/A          N/A           N/A       980,156
60       974,583      290,794      683,789    12/31/2004       955,277      274,739      680,538    12/31/2003     1,029,134
61     1,680,653      948,066      732,587    12/31/2005     1,651,724    1,008,738      642,986    12/31/2004     1,689,225
62     1,012,886      264,020      748,865    12/31/2004       984,100      249,157      734,942    12/31/2003     1,038,862
63     1,597,956      897,900      700,056    12/31/2004     1,656,439      882,435      774,004    12/31/2003     1,687,660
64     1,305,575      440,189      865,386    12/31/2004     1,151,951      406,135      745,816    12/31/2003     1,348,061
65     1,670,994    1,050,797      620,197    12/31/2005     1,705,524    1,035,456      670,068    12/31/2004     1,707,084



 #   U/W EXPENSES    U/W NOI
--   ------------    -------
 1    $14,080,834  $28,364,917
2a      2,622,986    3,984,448
2b      1,362,848    2,374,139
2c        788,404    1,147,697
2d      1,141,008      963,765
2e        875,153      912,107
2f        941,690      894,635
2g        700,812      877,149
2h      1,029,606    1,062,286
2i        770,958      872,641
2j        590,983      691,179
2k        386,719      548,682
2l        824,875      570,161
2m        653,542      627,762
2n        580,295      479,674
2o        755,548      723,930
2p        366,753      455,886
2q        259,752      376,240
 3     10,155,683   13,630,380
 4      4,365,547    6,763,756
 5      5,692,954    6,343,225
 6      1,649,891    5,163,738
 7        739,250    3,318,670
 8         95,465    4,368,844
 9      7,266,896    3,632,510
10      1,351,633    2,187,283
11      1,117,146    2,546,585
12      1,005,523    2,401,473
13      1,011,785    2,061,668
14a        93,040      357,295
14b        65,839      333,014
14c        74,980      301,018
14d        62,539      280,025
14e        82,191      252,962
14f        86,773      199,800
14g        51,881      174,667
15a       131,292      408,791
15b       126,426      337,315
15c        70,989      274,444
15d       104,193      232,897
15e        56,762      190,368
15f        61,006      175,317
15g        55,347      148,896
16        900,092    1,531,983
17      1,034,393    1,543,423
18        776,122    1,544,713
19      2,100,949    1,687,934
20      3,714,821    1,810,789
21        414,051    1,296,315
22      1,116,400    1,384,996
23        672,247    1,325,516
24        688,053    1,348,167
25        393,295    1,249,340
26        376,383      763,435
27        132,725      403,027
28        460,650    1,213,727
29        658,422    1,492,327
30        770,874    1,095,179
31        575,470    1,224,334
32         29,396    1,146,448
33      1,663,004    1,115,299
34      1,282,616    1,502,423
35        454,926    1,118,925
36        476,514    1,145,018
37      2,649,513    1,408,389
38      2,031,341    1,706,831
39        649,901      938,947
40        169,735      872,607
41      1,015,159      932,072
42      1,064,074    1,060,693
43        561,168      926,041
44      1,999,503    1,169,429
45        731,544      906,397
46        283,942      902,371
47      1,255,544    1,053,442
48      1,824,257    1,260,728
49        232,891      935,457
50      1,592,501    1,107,788
51        538,091      848,323
52        204,309      787,022
53        985,505      807,849
54        423,593      818,855
55        617,171      799,536
56      2,179,727    1,188,605
57      4,754,404    1,186,597
58        319,408      738,139
59        245,437      734,719
60        292,271      736,863
61        972,691      716,534
62        282,226      756,637
63        915,470      772,190
64        431,674      916,387
65      1,039,258      667,826

                                                               CUT-OFF DATE     MOST        MOST       MOST         MOST
               LOAN                                              PRINCIPAL     RECENT      RECENT     RECENT       RECENT
 #   CROSSED  GROUP  PROPERTY NAME                              BALANCE (1)    EGI (2)    EXPENSES      NOI    PERIOD ENDING
--   -------  -----  -------------                              -----------    -------    --------      ---    -------------
 66             2    Riverbend Apartments                        6,900,000   $1,614,755  $  783,726  $831,029     2/28/2006
 67             1    Westfield Marketplace                       6,900,000          N/A         N/A       N/A           N/A
 68             1    Los Alisos Village                          6,875,000      805,048     173,718   631,330     4/30/2006
 69             1    Palms to Pines                              6,716,359      937,944     251,784   686,160     3/31/2006
 70             1    Aerospace Place Retail Center               6,287,952      767,089     198,910   568,179    12/31/2005
 71             1    University Square Shopping Center           6,000,000      654,839     103,495   551,344    12/31/2005
 72             1    Milford Stop and Shop Shopping Center       5,991,717          N/A         N/A       N/A           N/A
 73             2    Yacht Club Apartments                       5,950,000    1,676,121     912,003   764,118     3/31/2006
 74             1    Plaza de Campana                            5,700,000      642,690     105,255   537,435    12/31/2005
 75             1    Springfield Broad Office Park               5,700,000      803,884     245,596   558,288     3/31/2006
 76             1    Comfort Suites Visalia                      5,500,000    1,640,302     924,703   715,599     1/31/2006
 77             2    Eagle Creek Apartments                      5,500,000      853,453     300,713   552,740     3/31/2006
 78             1    Harbour Bay Plaza                           5,500,000    1,242,673     438,020   804,653    12/31/2005
 79             1    723 Main                                    5,486,824    1,092,733     614,813   477,920     4/30/2006
 80             1    Manatee Village                             5,450,000      863,133     270,558   592,575    12/31/2005
 81             1    Redwood and Tuolomne                        5,410,938          N/A         N/A       N/A           N/A
 82             1    350 Queen Street                            5,391,143      721,446     154,608   566,838    12/31/2005
 83             2    Oxon Terrace Apartments                     5,230,000    1,643,217   1,128,521   514,696    12/31/2005
 84             1    482 Payne Rd                                5,200,000      794,742     219,327   575,415     3/31/2006
 85             2    Monaco Park Apartments                      5,200,000    1,108,722     544,074   564,648     3/31/2006
 86             1    Block Y Retail Condo                        5,150,000          N/A         N/A       N/A           N/A
 87             1    Lincoln Business Center                     4,990,374      675,229     164,034   511,195    12/31/2005
 88             2    Twin Oaks Mobile Home Park                  4,979,068      669,744     176,762   492,982    12/31/2005
 89             2    Waterford Place Apartments                  4,750,000    1,172,816     713,458   459,358     3/30/2006
 90             2    The Lakes Apartments                        4,610,875    1,039,270     676,975   362,295    12/31/2005
 91             1    Las Palmas Professional Center              4,386,806      693,910     131,800   562,110    12/31/2005
 92             1    Bellevue Plaza                              4,350,000      601,485     184,697   416,788    12/31/2005
 93             1    Hampton Inn Sterling Heights                4,350,000    1,962,048   1,215,454   746,594    11/30/2005
 94             1    Roosevelt Center                            4,300,000      947,092     206,360   740,732    12/31/2005
 95             1    Marina Shores Shoppes                       4,250,000      451,588      98,771   352,817    12/31/2005
 96             2    Apple Creek of Temple Texas                 4,200,000    1,019,606     473,035   546,571     3/31/2006
 97             2    Oxon Park Apartments                        4,120,000    1,293,922     863,391   430,531    12/31/2005
 98             2    Westwinds Mobile Home Park                  4,100,000    1,006,612     432,730   573,882    12/31/2005
 99             1    Comfort Suites Arena                        3,989,667    1,478,512     852,627   625,885    12/31/2005
100             1    Creekstone Village Shopping Center          3,961,705          N/A         N/A       N/A           N/A
101             1    Crestwood Village Mobile Home Park          3,593,574      424,376     132,931   291,445    12/31/2005
102             1    Pecos Trail Office (Phase II)               3,500,000      458,641     109,162   349,479    12/31/2005
103             1    University                                  3,493,000      163,448      37,226   126,222    12/31/2005
104             1    Fairfield Inn Columbia                      3,375,121    1,566,681   1,037,782   528,899     3/31/2006
105             1    4165 Beverly Boulevard                      3,320,000      328,617      18,802   309,815     9/30/2005
106             1    Cottonwood Medical Center                   3,300,000      578,490     171,957   406,533    10/31/2005
107             1    Fountain Valley Self Storage                3,250,000    1,227,521     369,345   858,176    12/31/2005
108             2    Casa Espana/Casa Royale                     3,200,000      718,886     416,007   302,879     1/31/2006
109             1    505 Lawrenceville Square                    3,197,717      429,834      99,003   330,831    12/31/2005
110             1    Wolf Creek Office                           3,197,348      486,765     123,967   362,798    12/31/2005
111             1    325 South Highland Avenue                   3,183,417      463,420     207,904   255,516     9/30/2005
112             1    Pasadena Self Storage                       3,150,000    1,025,530     384,153   641,377    12/31/2005
113             1    Sweetwater Crossing                         3,144,301      471,510     134,280   337,230    11/30/2005
114             1    Weatherstone Promenade                      3,125,000          N/A         N/A       N/A           N/A
115             1    Village at Hamilton Mill                    3,114,254      271,315      44,104   227,211    12/31/2005
116             1    Hampton Inn Havelock                        3,077,496    1,305,634     855,027   450,607     3/31/2006
117             1    Village Commons I and II                    3,047,855      399,189      78,929   320,260    12/31/2005
118             1    International Shops                         3,000,000      392,564      83,002   309,562    12/31/2005
119             1    Sunnymead Shopping Center                   2,994,524      405,000      56,975   348,025    12/31/2005
120             2    Hampton House Villas                        2,899,586      713,332     429,201   284,131    12/31/2005
121             1    12650 Riverside Drive                       2,796,000      405,105     156,122   248,983    12/31/2005
122             1    San Juan Capistrano Self Storage            2,750,000      991,494     358,551   632,943    12/31/2005
123             1    Hartford Self Storage                       2,680,678      434,136     159,195   274,941    10/31/2005
124             1    401 East Ontario                            2,500,000      337,654     116,275   221,379    12/31/2005
125             1    Airport Discount Storage                    2,495,985      514,141     169,912   344,229    12/31/2005
126             2    Royal Arms Apartments                       2,495,365      494,133     251,091   243,042     3/31/2006
127             1    Gothard and Heil Business Park              2,445,284      354,849      86,174   268,675    12/31/2005
128             1    Portland Shopping Center                    2,425,000          N/A         N/A       N/A           N/A
129             2    Attache Apartments                          2,400,000      409,052     180,864   228,188    12/31/2005
130             1    Village Square Shopping Center              2,400,000      399,093     158,085   241,008    12/31/2005
131             1    2074 Park Street                            2,388,023      365,126      83,906   281,220    11/30/2005
132             2    Hilltop Manor Apartments                    2,339,728    1,038,617     807,888   230,729    12/31/2005
133             1    79 Shops                                    2,300,000      458,844     167,333   291,511    12/31/2005
134             2    Brookhollow Apartments                      2,300,000      632,347     352,748   279,599     3/31/2006
135             1    Desert Bloom Plaza                          2,300,000          N/A         N/A       N/A           N/A
136             1    153 West 18th Street                        2,248,200      267,870      19,087   248,783    12/31/2005
137             1    Windswept Plaza Shopping Center             2,160,000          N/A         N/A       N/A           N/A
138             1    Midland Retail                              2,100,000          N/A         N/A       N/A           N/A
139             1    Basehor Town Square                         2,000,000      273,991      73,918   200,072    12/31/2005
140             1    Vietnamese Center                           1,893,102      329,883      60,748   269,135    12/31/2005
141             1    Jefferson Highway Retail                    1,819,561      175,799      15,084   160,715     2/28/2006
142             1    Slide Retail                                1,800,000      133,220      29,050   104,170    12/31/2005
143             1    Madison Marketplace                         1,763,965          N/A         N/A       N/A           N/A
144             1    Scatterfield Shoppes                        1,696,862      117,414      15,890   101,524    11/30/2005
145             1    Bluffton Towne Center                       1,597,314      198,007      28,222   169,785    12/31/2005
146             1    Poway Garden Self Storage                   1,589,420      680,320     272,342   407,978    12/31/2005
147             1    Markham Square Shopping Center              1,575,000      177,927      46,114   131,813    12/31/2005
148             1    Edinger Center                              1,550,000      514,753     166,595   348,158    12/31/2005
149             2    Gardens at Duncan Apartments                1,400,000      343,997     225,164   118,832     3/31/2006
150             2    Covered Oaks Mobile Home Park               1,360,000      202,952      27,526   175,426     2/28/2006
151             1    3131 South Bascom Avenue Office Building    1,258,110      222,251      87,268   134,983    12/31/2005
152             1    Hopewell Medical Building                   1,250,000      194,613      35,085   159,528     3/31/2006
153             2    Laurel Lane Mobile Home Park                1,247,863      202,694      78,639   124,055    12/31/2005
154             1    Lockfield Shoppes Retail                    1,199,149      164,784      37,749   127,035    12/31/2005
155             1    West Little York                            1,197,374      212,250      28,066   184,184    12/31/2005
156             1    Martinview Mobile Home Park                 1,114,193      274,080     162,328   111,752    12/31/2005
157             1    Big Bear Navajo Building                    1,074,265      150,940      32,945   117,995    12/31/2005
158             2    The Cedars Apartments                       1,072,000      328,950     171,036   157,914     3/31/2006

      2ND MOST    2ND MOST   2ND MOST     2ND MOST      3RD MOST    3RD MOST   3RD MOST    3RD MOST
       RECENT      RECENT     RECENT       RECENT        RECENT      RECENT     RECENT      RECENT
 #     EGI (2)    EXPENSES      NOI    PERIOD ENDING     EGI (2)    EXPENSES      NOI    PERIOD ENDING  U/W EGI (3)  U/W EXPENSES
--     -------    --------      ---    --------------    -------    --------      ---    -------------  -----------  ------------
 66  $1,592,364  $  791,317  $801,047    12/31/2005    $1,527,981  $  789,288  $738,693    12/31/2004    $1,604,880   $  764,946
 67         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       845,560      161,430
 68     825,114     190,601   634,514    12/31/2005       836,278     175,797   660,482    12/31/2004       831,935      181,805
 69     823,062     219,454   603,608    12/31/2005           N/A         N/A       N/A           N/A       939,142      294,164
 70     755,429     156,976   598,453    12/31/2004       716,688     199,878   516,810    12/31/2003       809,099      212,397
 71     655,309     105,800   549,509    12/31/2004       632,872     105,461   527,411    12/31/2003       652,192      121,508
 72         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       900,427      352,998
 73   1,656,510     917,062   739,448    12/31/2005     1,617,383     898,816   718,567    12/31/2004     1,677,245      894,810
 74         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       688,920      161,805
 75     807,231     234,963   572,268    12/31/2004       833,358     236,657   596,701    12/31/2003       806,561      242,349
 76   1,638,913     943,936   694,977    12/31/2005     1,561,256     909,905   651,351    12/31/2004     1,640,286      946,248
 77     842,627     309,029   533,598    12/31/2005       832,685     314,320   518,365    12/31/2004       849,357      305,401
 78   1,126,860     424,716   702,144    12/31/2004     1,095,271     453,202   642,069    12/31/2003     1,230,601      442,573
 79         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A     1,326,802      635,652
 80     835,628     254,692   580,936    12/31/2004           N/A         N/A       N/A           N/A       862,635      282,262
 81         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       734,174      180,420
 82         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       693,334      163,070
 83   1,577,145     954,143   623,002    12/31/2004     1,506,941   1,005,418   501,523    12/31/2003     1,678,824    1,127,124
 84     701,537     250,658   450,880    12/31/2005       620,409     235,986   384,423    12/31/2004       822,270      246,494
 85   1,104,414     534,267   561,147    12/31/2005     1,105,491     535,446   570,045    12/31/2004     1,118,456      533,092
 86         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       816,482      309,008
 87     662,382     129,213   533,169    12/31/2004       582,148     133,406   448,742    12/31/2003       708,595      162,435
 88     566,510     157,574   408,936    12/31/2004       571,313     150,448   420,865    12/31/2003       673,424      178,249
 89   1,125,127     696,214   428,913    12/31/2005     1,224,114     682,681   541,433    12/31/2004     1,243,070      711,635
 90     997,989     616,889   381,100    12/31/2004     1,111,347     655,366   455,981    12/31/2003     1,120,368      675,182
 91         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       647,428      198,584
 92         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       587,712      182,722
 93   1,895,683   1,258,458   637,225    12/31/2004           N/A         N/A       N/A           N/A     1,962,028    1,299,568
 94     911,578     229,935   681,643    12/31/2004       854,735     233,121   621,614    12/31/2003       899,486      225,177
 95     419,824     116,096   303,728    12/31/2004           N/A         N/A       N/A           N/A       498,494       94,958
 96         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       913,492      480,869
 97   1,308,687     780,092   528,595    12/31/2004     1,171,972     745,189   426,783    12/31/2003     1,298,427      849,812
 98     913,868     378,653   535,215    12/31/2004       918,534     372,983   545,551    12/31/2003     1,005,360      427,381
 99   1,397,163     829,005   568,158    12/31/2004           N/A         N/A       N/A           N/A     1,473,412      909,628
100         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       458,638       95,595
101     396,871     138,355   258,516    12/31/2004       387,903     138,333   249,570    12/31/2003       437,586       94,912
102     594,566     121,034   473,532    12/31/2004       577,097     128,287   448,810    12/31/2003       558,710      109,666
103         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       465,518      111,982
104   1,254,729     835,910   418,819    12/31/2004     1,128,921     811,676   317,245    12/31/2003     1,501,249    1,020,660
105         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       374,591       67,585
106     555,305     168,168   387,137    12/31/2004       524,652     161,477   363,175    12/31/2003       535,663      174,886
107   1,145,177     360,262   784,915    12/31/2004     1,110,980     341,843   769,137    12/31/2003     1,226,232      368,386
108     696,961     387,987   308,974    12/31/2004       788,983     394,443   394,540    12/31/2003       794,934      419,064
109     280,744     165,739   115,005    12/31/2004       253,607     131,811   121,796    12/31/2003       440,766      115,332
110     167,491      64,694   102,797    12/31/2004           N/A         N/A       N/A           N/A       470,629      143,277
111     464,310     191,131   273,179    12/31/2004       434,706     162,592   272,114    12/31/2003       512,322      174,390
112     984,158     365,796   618,362    12/31/2004       972,156     360,227   611,929    12/31/2003     1,028,634      382,347
113         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       490,102      163,533
114         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       409,673      105,192
115         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       343,177       58,086
116   1,147,056     774,462   372,594    12/31/2004     1,091,980     721,571   370,409    12/31/2003     1,240,698      827,422
117     279,712      35,227   244,485    12/31/2004           N/A         N/A       N/A           N/A       377,803       67,536
118     380,057      81,303   298,754    12/31/2004       355,810      78,994   276,816    12/31/2003       418,461      122,320
119     379,232      48,779   330,453    12/31/2004           N/A         N/A       N/A           N/A       373,228       73,874
120     702,949     406,535   296,414    12/31/2004       717,058     417,977   299,081    12/31/2003       725,836      430,391
121     351,279     154,006   197,273    12/31/2004       413,503     176,004   237,499    12/31/2003       432,719      151,921
122     920,491     343,345   577,146    12/31/2004       875,102     347,763   527,339    12/31/2003       994,844      360,439
123     331,525     123,074   208,451    12/31/2004       336,464     124,477   211,987    12/31/2003       442,084      162,579
124     267,833     119,369   148,464    12/31/2004       313,770     109,942   203,828    12/31/2003       348,633      118,220
125     442,278     161,719   280,559    12/31/2004           N/A         N/A       N/A           N/A       515,017      187,135
126     493,677     245,386   248,291    12/31/2005       495,015     259,667   235,348    12/31/2004       484,454      246,983
127     339,368      76,394   262,974    12/31/2004       342,626      72,234   270,392    12/31/2003       353,040       89,199
128         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       318,595       65,674
129         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       417,489      190,210
130     402,033     144,971   257,062    12/31/2004       397,085     137,873   259,212    12/31/2003       416,074      149,741
131     275,575      87,317   188,258    12/31/2004       260,587      84,431   176,156    12/31/2003       430,123      106,601
132   1,065,957     784,360   281,597    12/31/2004     1,015,774     784,429   231,345    12/31/2003     1,066,064      808,986
133     469,371     153,467   315,904    12/31/2004       430,664     159,750   270,914    12/31/2003       448,414      174,163
134     617,928     353,781   264,147    12/31/2005       664,291     363,666   300,625    12/31/2004       643,222      346,985
135         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       382,578       72,787
136     251,940      42,590   209,350    12/31/2004       200,494      33,250   167,244    12/31/2003       266,190       56,624
137         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       255,493       48,064
138         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       255,951       46,796
139     239,877      93,295   146,582    12/31/2004           N/A         N/A       N/A           N/A       312,158       93,650
140     285,680      70,029   215,651    12/31/2004       271,790      97,003   174,787    12/31/2003       269,235       67,187
141         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       218,151       50,113
142         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       285,183       80,203
143         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       219,742       56,440
144         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       232,871       53,148
145     156,731      33,134   123,597    12/31/2004           N/A         N/A       N/A           N/A       221,120       39,215
146     631,219     238,215   393,004    12/31/2004       568,695     201,530   367,165    12/31/2003       684,436      334,429
147     202,607      46,889   155,718    12/31/2004       219,014      41,524   177,490    12/31/2003       233,627       50,289
148     498,774     181,849   316,925    12/31/2004       493,402     157,114   336,288    12/31/2003       538,840      177,146
149     316,854     229,124    87,730    12/31/2005           N/A         N/A       N/A           N/A       384,060      223,455
150         N/A         N/A       N/A           N/A           N/A         N/A       N/A           N/A       172,951       34,472
151     221,203      88,251   132,952    12/31/2004           N/A         N/A       N/A           N/A       211,334       82,526
152     197,505      27,524   169,981    12/31/2005       186,384      28,333   158,051    12/31/2004       180,207       43,159
153     198,627      78,020   120,607    12/31/2004       185,807      74,268   111,539    12/31/2003       202,729       83,287
154      97,831      10,656    87,175    12/31/2004           N/A         N/A       N/A           N/A       155,258       32,369
155     160,375      27,376   132,999    12/31/2004       160,156      26,956   133,200    12/31/2003       216,480       68,229
156     280,107     127,908   152,199    12/31/2004           N/A         N/A       N/A           N/A       289,206      162,502
157     146,605      25,436   121,169    12/31/2004       143,352      17,952   125,400    12/31/2003       149,340       41,345
158     326,380     169,885   156,495    12/31/2005       353,261     170,536   182,725    12/31/2004       332,605      167,986



 #    U/W NOI
--    -------
 66  $839,934
 67   684,130
 68   650,130
 69   644,978
 70   596,702
 71   530,684
 72   547,429
 73   782,435
 74   527,115
 75   564,212
 76   694,038
 77   543,956
 78   788,028
 79   691,150
 80   580,373
 81   553,754
 82   530,264
 83   551,700
 84   575,775
 85   585,364
 86   507,474
 87   546,160
 88   495,175
 89   531,435
 90   445,186
 91   448,844
 92   404,990
 93   662,460
 94   674,309
 95   403,536
 96   432,623
 97   448,615
 98   577,979
 99   563,784
100   363,043
101   342,674
102   449,044
103   353,536
104   480,589
105   307,006
106   360,777
107   857,846
108   375,870
109   325,434
110   327,352
111   337,932
112   646,287
113   326,569
114   304,481
115   285,091
116   413,276
117   310,267
118   296,141
119   299,354
120   295,445
121   280,798
122   634,405
123   279,505
124   230,413
125   327,882
126   237,471
127   263,841
128   252,921
129   227,279
130   266,333
131   323,522
132   257,078
133   274,251
134   296,237
135   309,791
136   209,566
137   207,429
138   209,155
139   218,508
140   202,048
141   168,038
142   204,980
143   163,302
144   179,723
145   181,905
146   350,007
147   183,338
148   361,694
149   160,605
150   138,479
151   128,808
152   137,048
153   119,442
154   122,889
155   148,251
156   126,704
157   107,995
158   164,619

                                                 CUT-OFF DATE       MOST          MOST          MOST           MOST
               LOAN                                PRINCIPAL       RECENT        RECENT        RECENT         RECENT
 #   CROSSED  GROUP  PROPERTY NAME                BALANCE (1)      EGI (2)      EXPENSES         NOI      PERIOD ENDING
 -   -------  -----  -------------               ------------      -------      --------         ---      -------------
159             1    Merritt Island Village     $      998,892  $    356,703  $    156,079  $    200,624    12/31/2005
160             2    Keoway Village Apartments         995,010       397,795       200,309       197,486     4/30/2006
161             1    West Seattle Retail               987,302           N/A           N/A           N/A           N/A
                                                --------------  ------------  ------------  ------------
TOTAL/WEIGHTED AVERAGE:                         $1,998,547,310  $276,320,685  $121,609,144  $154,711,536
                                                ==============  ============  ============  ============
MAXIMUM:                                        $  353,000,000  $ 39,102,305  $ 13,599,054  $ 25,503,251
MINIMUM:                                        $      987,302  $    117,414  $         --  $    101,524

                           2ND MOST      2ND MOST     2ND MOST       2ND MOST       3RD MOST      3RD MOST     3RD MOST
                            RECENT        RECENT       RECENT         RECENT         RECENT        RECENT       RECENT
 #                          EGI (2)      EXPENSES        NOI      PERIOD ENDING      EGI (2)      EXPENSES        NOI
 -                          -------      --------        ---      --------------     -------      --------        ---
159                      $    186,501  $   126,121  $     60,380    12/31/2004             N/A          N/A           N/A
160                           337,129      224,267       112,862    12/31/2005         310,396      229,330        81,066
161                               N/A          N/A           N/A           N/A             N/A          N/A           N/A
                          -----------  -----------  ------------    ----------    ------------  -----------  ------------
TOTAL/WEIGHTED AVERAGE:  $227,220,007  $99,561,823  $127,649,185                  $204,872,805  $91,511,450  $113,361,354
                         ============  ===========  ============                  ============  ===========  ============
MAXIMUM:                 $ 37,076,057  $12,490,490  $ 24,585,567                  $ 36,555,112  $11,954,675  $ 24,600,437
MINIMUM:                 $     97,831  $        --  $     60,380                  $    143,352  $     2,719  $     81,066

                           3RD MOST
                            RECENT
 #                       PERIOD ENDING   U/W EGI (3)  U/W EXPENSES     U/W NOI
 -                       -------------   -----------  ------------     -------
159                               N/A   $    323,303  $    175,718  $    147,585
160                        12/31/2004        357,724       227,921       129,803
161                               N/A        135,816        38,546        97,270
                         ------------   ------------  ------------  ------------
TOTAL/WEIGHTED AVERAGE:                 $332,416,626  $139,110,142  $193,306,484
                                        ============  ============  ============
MAXIMUM:                                $ 42,445,751  $ 14,080,834  $ 28,364,917
MINIMUM:                                $    135,816  $     29,396  $     97,270

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY PORTER SQUARE GALLERIA AND PIER ONE AT PORTER SQUARE GALLERIA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  Based on a Cut-off date in June 2006.

(2)  EFFECTIVE GROSS INCOME

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                              CONTRACTUAL            U/W
                                                                ENGINEERING    RECURRING          RECURRING     LC & TI
              LOAN                                               RESERVE AT   REPLACEMENT        REPLACEMENT   RESERVE AT
 #  CROSSED  GROUP  LOAN NAME                                   ORIGINATION  RESERVE/FF&E       RESERVE/FF&E  ORIGINATION
 -  -------  -----  ---------                                   -----------  ------------       ------------  -----------
 1             1    770 Broadway                                    N/A           N/A             $209,327        N/A
 2             2    Babcock & Brown FX 2                          $967,285    $1,286,250          $514,500        N/A
 3             1    535 and 545 Fifth Avenue                        N/A       $   98,541   (1)    $ 99,755        N/A
 4             1    Norden Park                                     N/A       $   62,000          $ 93,096        N/A
 5             1    1900 Market Street                            $625,000    $   68,538          $ 68,538     $1,500,000
 6             1    Towne Center at Cedar Lodge                     N/A       $   42,269          $ 42,356        N/A
 7             1    Poinsettia Plaza                                N/A       $   22,981          $ 22,943        N/A
 8             1    CheckFree Corporation                           N/A           N/A             $ 55,335        N/A
 9             1    Marriott Milwaukee West                       $ 21,250           4.0%              4.0%       N/A
10             1    Moorpark Marketplace                            N/A           N/A             $ 31,067        N/A
11             1    Capital Center                                $ 92,650    $   59,045          $ 59,045        N/A
12             1    UA Sheepshead Bay 14                          $ 50,000    $    4,759          $ 11,749        N/A
13             1    Novant - Presbyterian Medical Tower             N/A       $   13,986          $ 21,051        N/A
14             1    Spectra - Pool 2                                N/A       $   27,134          $ 27,074        N/A
15             1    Spectra - Pool 3                                N/A       $   25,392          $ 25,392        N/A
16             2    Bexley at Matthews Apartments                   N/A       $   48,000          $ 48,000        N/A
17             1    Johnstown Mall and Shopping Center              N/A       $   33,702          $ 33,776        N/A
18             1    Novant - Huntersville/Physicians Plaza          N/A       $    4,061          $ 15,229        N/A
19             1    Residence Inn Chesapeake Greenbrier             N/A              4.0%  (3)         4.0%       N/A
20             1    Hilton Garden Inn Houston                       N/A              4.0%              4.0%       N/A
21             1    Tempe Square Shopping Center                  $ 17,625    $   15,777          $ 15,777        N/A
22             2    Old Farm Shores Apartments                      N/A       $   86,000          $ 86,000        N/A
23             1    Novant - Metroview Professional Building        N/A       $    7,838          $ 13,064        N/A
24             1    Novant - Matthews Medical Office Building       N/A       $    9,805          $ 14,659        N/A
25             1    Town Center Office Building                     N/A       $    8,292          $  8,293     $ 134,000
26     A       1    Porter Square Galleria                          N/A       $    3,694          $  4,289     $ 130,400
27     A       1    Pier One at Porter Square Galleria              N/A       $    1,971          $  1,376     $  69,600
28             1    Camarillo Plaza                               $  2,500    $   15,031          $ 14,805        N/A
29             1    Sandalfoot Square                             $101,250         N/A            $ 32,351     $ 108,000
30             2    Crystal Lake Apartments                         N/A       $   56,004          $ 44,800        N/A
31             1    Nassau Plaza                                  $ 50,000    $   31,667          $ 31,492     $ 144,000
32             1    T-Mobile - Springfield                          N/A           N/A             $ 15,684        N/A
33             2    Forum Apartments                                N/A       $   98,500          $101,250        N/A
34             1    Home Depot Call Center                          N/A       $   11,666          $ 20,699        N/A
35             1    Cory Lake Isle Professional Center              N/A       $    7,980          $ 11,966        N/A
36             1    Hennepin Business Center                        N/A       $   13,980          $ 25,211        N/A
37             1    Best Western Movieland                        $  5,500    $        0               4.0%       N/A
38             1    Best Western Convention Center                  N/A       $        0               4.0%       N/A
39             1    Arlington Town Square                         $ 29,282    $   16,344          $ 13,624     $ 100,000
40             1    Bradhurst Court                                 N/A       $   12,000          $  8,444     $   1,811
41             2    Amesbury at Deerfield                         $109,400    $   71,000          $ 71,000        N/A
42             2    Long Meadows Apartments                         N/A       $   71,195          $ 71,500        N/A
43             1    Midwest Plaza Center & Midwest Plaza North      N/A       $   19,095          $ 19,095        N/A
44             1    Independence Village of Grand Ledge             N/A       $   37,800          $ 37,800        N/A
45             1    Tech Center VI                                  N/A           N/A             $ 15,666        N/A
46             1    4901, 4931 and 4961 Telsa Drive                 N/A           N/A             $ 12,552        N/A
47             2    Ambassador Apartments                           N/A       $   94,000          $ 94,000        N/A
48             1    Best Western - Orange County Airport            N/A              4.0%              4.0%       N/A
49             1    Nellis Bonanza                                  N/A           N/A             $ 14,303        N/A

       ANNUAL
    CONTRACTUAL        ANNUAL     TAX &
     RECURRING           U/W    INSURANCE
 #    LC & TI          LC & TI   ESCROWS
 -    -------          -------   -------
 1      N/A              N/A       Both
 2      N/A              N/A       Both
 3    $499,992           N/A       Both
 4      N/A           $188,553     Both
 5    $455,756   (2)  $378,471     Both
 6    $100,000        $191,280     Both
 7      N/A           $ 64,731     Tax
 8      N/A           $216,657     None
 9      N/A              N/A       Both
10      N/A           $ 94,096     None
11    $250,000        $132,681     Both
12    $140,000        $ 57,826     Both
13    $ 49,980        $119,290     Both
14    $ 81,006        $ 85,337     Both
15    $ 75,807        $ 80,274     Both
16      N/A              N/A       Both
17    $ 30,000        $ 70,177     Both
18    $ 36,000        $ 72,923     Both
19      N/A              N/A       Tax
20      N/A              N/A       Both
21    $ 50,000        $ 60,753     Both
22      N/A              N/A       Both
23    $ 23,340        $ 28,585     Both
24    $ 25,200        $ 78,182     Both
25    $ 48,000        $ 60,994     Both
26    $ 65,200        $ 25,893     Both
27    $ 34,800        $ 14,025  Insurance
28    $ 72,000        $ 76,248     Both
29    $ 72,000        $106,593     Both
30      N/A              N/A       Both
31    $ 96,000        $ 86,266     Both
32      N/A           $ 54,226     Both
33      N/A              N/A       Both
34      N/A           $185,943  Insurance
35    $ 30,000        $ 72,188     Both
36    $ 69,600        $112,512     Both
37      N/A              N/A       Tax
38      N/A              N/A       Tax
39    $ 60,000        $ 58,129     Both
40    $ 21,732        $ 43,463     Both
41      N/A              N/A       Both
42      N/A              N/A       Both
43    $ 80,000        $ 75,227     Both
44      N/A              N/A       Both
45    $ 72,000        $ 95,977     Tax
46    $ 30,000        $ 64,771     Both
47      N/A              N/A       Both
48      N/A              N/A       Both
49      N/A           $ 79,463     Both

                                                                              CONTRACTUAL            U/W
                                                                ENGINEERING    RECURRING          RECURRING     LC & TI
              LOAN                                               RESERVE AT   REPLACEMENT        REPLACEMENT   RESERVE AT
 #  CROSSED  GROUP  LOAN NAME                                   ORIGINATION  RESERVE/FF&E       RESERVE/FF&E  ORIGINATION
 -  -------  -----  ---------                                   -----------  ------------       ------------  -----------
50             1    Brighter                                      $  8,812     $28,200            $28,200         N/A
51             1    Port Warwick I Medical Office Building          N/A        $13,087            $12,520         N/A
52             1    Willowbrook Shopping Center I and II            N/A        $ 5,520            $ 5,521         N/A
53             2    Clifton Colony                                  N/A        $88,500            $73,500         N/A
54             1    3030 Matlock Office Center                    $    938     $ 8,904            $ 8,997         N/A
55             1    Southwest Corporate Center - Tempe              N/A        $14,991            $14,991       $225,000
56             1    Best Western Orlando                            N/A            4.0%    (4)        4.0%        N/A
57             1    Four Points Sheraton                            N/A            4.0%    (5)        4.0%        N/A
58             1    River Commons                                 $104,925       N/A              $ 8,885         N/A
59             1    Noble Creek Shops                               N/A        $12,754            $12,745         N/A
60             1    Alma Park                                       N/A        $10,575            $10,576         N/A
61             2    Lakeview Apartments                             N/A        $76,000            $76,000         N/A
62             1    Medical Pavillion of Treasure Coast Square      N/A        $14,614            $14,614         N/A
63             2    Briar Club Apartments                         $ 12,500     $67,800            $68,000         N/A
64             1    MacArthur Plaza I and II                        N/A          N/A              $ 6,467         N/A
65             2    Biltmore Park                                 $  1,000     $66,000            $66,000         N/A
66             2    Riverbend Apartments                            N/A          N/A              $71,000         N/A
67             1    Westfield Marketplace                           N/A          N/A              $ 6,090         N/A
68             1    Los Alisos Village                            $ 32,938     $ 5,878            $ 5,878         N/A
69             1    Palms to Pines                                $ 30,937     $ 8,379            $ 8,820         N/A
70             1    Aerospace Place Retail Center                   N/A        $ 3,650            $ 3,650         N/A
71             1    University Square Shopping Center             $  8,012       N/A              $10,165         N/A
72             1    Milford Stop and Shop Shopping Center           N/A          N/A              $ 1,260         N/A
73             2    Yacht Club Apartments                           N/A          N/A              $94,000         N/A
74             1    Plaza de Campana                              $  1,875     $ 5,666            $ 5,666       $ 30,000
75             1    Springfield Broad Office Park                   N/A        $ 9,215            $ 9,215         N/A
76             1    Comfort Suites Visalia                          N/A            4.0%               4.0%        N/A
77             2    Eagle Creek Apartments                          N/A        $28,500            $28,500         N/A
78             1    Harbour Bay Plaza                               N/A          N/A              $ 9,271         N/A
79             1    723 Main                                      $ 58,750     $13,848            $13,848         N/A
80             1    Manatee Village                                 N/A        $15,560            $15,560         N/A
81             1    Redwood and Tuolomne                            N/A        $ 3,505            $ 3,500       $ 26,000
82             1    350 Queen Street                              $  6,250     $10,244            $10,244         N/A
83             2    Oxon Terrace Apartments                       $  8,750       N/A              $57,000         N/A
84             1    482 Payne Rd                                    N/A        $10,790            $ 7,757         N/A
85             2    Monaco Park Apartments                        $221,650       N/A              $53,268         N/A
86             1    Block Y Retail Condo                            N/A        $ 4,078            $ 4,078       $150,000
87             1    Lincoln Business Center                       $ 53,594       N/A              $ 8,562         N/A
88             2    Twin Oaks Mobile Home Park                    $ 59,670       N/A              $ 7,300         N/A
89             2    Waterford Place Apartments                    $  6,250       N/A              $57,000         N/A
90             2    The Lakes Apartments                          $ 53,750     $45,036            $45,036         N/A
91             1    Las Palmas Professional Center                  N/A          N/A              $ 4,356         N/A
92             1    Bellevue Plaza                                $  6,250       N/A              $ 3,400       $ 42,000
93             1    Hampton Inn Sterling Heights                    N/A            4.0%    (7)        4.0%        N/A
94             1    Roosevelt Center                                N/A          N/A              $ 6,529         N/A
95             1    Marina Shores Shoppes                           N/A          N/A              $ 4,500       $ 30,000
96             2    Apple Creek of Temple Texas                   $275,000     $44,000            $44,000         N/A
97             2    Oxon Park Apartments                          $  5,875       N/A              $40,500         N/A
98             2    Westwinds Mobile Home Park                    $ 42,331     $28,615            $28,615         N/A

       ANNUAL
    CONTRACTUAL        ANNUAL     TAX &
     RECURRING          U/W    INSURANCE
 #    LC & TI         LC & TI   ESCROWS
 -    -------         -------   -------
50      N/A             N/A       Both
51      N/A           $57,608     Both
52    $33,000         $31,585     Both
53      N/A             N/A       Both
54    $64,968         $65,560     Both
55       N/A          $81,536     Both
56      N/A             N/A       Both
57      N/A             N/A       Both
58    $40,000         $29,475     Both
59    $36,000         $50,277     Both
60    $35,000         $35,522     Both
61     N/A              N/A       Both
62     N/A            $49,824     Tax
63     N/A              N/A       Both
64      N/A           $44,633     Both
65     N/A              N/A       Both
66     N/A              N/A       Both
67    $18,000    (6)  $33,091     Both
68    $30,000         $26,018     Both
69      N/A           $37,744     Both
70    $21,899         $15,828     Both
71    $12,000         $11,655     Both
72      N/A           $ 8,026     None
73      N/A             N/A       Both
74    $30,000         $22,568     Both
75    $46,077         $35,678     Both
76      N/A             N/A       Both
77      N/A             N/A       Both
78      N/A           $37,278     Tax
79    $92,280         $81,032     Both
80      N/A           $51,660     Both
81    $23,000         $23,723     Both
82    $60,000         $29,337     Both
83      N/A             N/A       Both
84    $35,000         $31,407     Both
85      N/A             N/A       Both
86    $45,000         $13,347     Both
87      N/A           $43,982     Both
88      N/A             N/A       Both
89     N/A              N/A       Tax
90     N/A              N/A       Both
91    $70,000         $29,040     Both
92    $21,000         $13,526     None
93      N/A             N/A       Both
94      N/A           $42,043     None
95    $30,000         $19,787     Both
96      N/A             N/A       Both
97      N/A             N/A       Both
98      N/A             N/A       Both

                                                                       CONTRACTUAL       U/W
                                                         ENGINEERING    RECURRING     RECURRING     LC & TI
               LOAN                                       RESERVE AT   REPLACEMENT   REPLACEMENT   RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                           ORIGINATION  RESERVE/FF&E  RESERVE/FF&E  ORIGINATION
 -   -------  -----  ---------                           -----------  ------------  ------------  -----------
 99             1    Comfort Suites Arena                    N/A            4.0%          4.0%        N/A
100             1    Creekstone Village Shopping Center      N/A        $ 1,998       $ 3,002         N/A
101             1    Crestwood Village Mobile Home Park      N/A           N/A        $ 6,400         N/A
102             1    Pecos Trail Office (Phase II)         $ 5,625      $ 4,995       $ 4,853         N/A
103             1    University                            $ 3,000         N/A        $ 4,800         N/A
104             1    Fairfield Inn Columbia                $30,313          4.0%          4.0%        N/A
105             1    4165 Beverly Boulevard                $ 8,675         N/A        $ 1,208       $175,000
106             1    Cottonwood Medical Center               N/A        $ 6,080       $ 6,080       $100,000
107             1    Fountain Valley Self Storage            N/A           N/A        $ 7,897         N/A
108             2    Casa Espana/Casa Royale                 N/A        $22,500       $22,523         N/A
109             1    505 Lawrenceville Square                N/A           N/A        $ 2,700         N/A
110             1    Wolf Creek Office                       N/A           N/A        $ 4,910         N/A
111             1    325 South Highland Avenue             $ 5,000         N/A        $ 5,126         N/A
112             1    Pasadena Self Storage                   N/A           N/A        $ 9,410         N/A
113             1    Sweetwater Crossing                   $12,500         N/A        $ 4,298       $20,000
114             1    Weatherstone Promenade                  N/A           N/A        $ 2,588         N/A
115             1    Village at Hamilton Mill                N/A           N/A        $ 1,747         N/A
116             1    Hampton Inn Havelock                    N/A            4.0%          4.0%        N/A
117             1    Village Commons I and II              $   750         N/A        $ 3,395         N/A
118             1    International Shops                   $ 6,250         N/A        $ 1,082         N/A
119             1    Sunnymead Shopping Center             $ 4,850         N/A        $ 7,164       $25,000
120             2    Hampton House Villas                  $62,125      $37,500       $37,500         N/A
121             1    12650 Riverside Drive                   N/A           N/A        $ 4,292       $50,000
122             1    San Juan Capistrano Self Storage        N/A           N/A        $ 5,852         N/A
123             1    Hartford Self Storage                 $81,250         N/A        $ 6,308         N/A
124             1    401 East Ontario                        N/A        $   720       $   720         N/A
125             1    Airport Discount Storage              $ 2,070      $14,525       $14,725         N/A
126             2    Royal Arms Apartments                 $13,475      $15,000       $15,000         N/A
127             1    Gothard and Heil Business Park        $ 5,563         N/A        $ 3,432         N/A
128             1    Portland Shopping Center                N/A           N/A        $ 1,804         N/A
129             2    Attache Apartments                      N/A        $18,000       $18,000         N/A
130             1    Village Square Shopping Center        $ 9,375      $ 3,816       $ 3,821         N/A
131             1    2074 Park Street                      $85,156         N/A        $ 6,272       $50,000
132             2    Hilltop Manor Apartments              $29,905         N/A        $37,250         N/A
133             1    79 Shops                              $46,875      $ 3,744       $ 3,747         N/A
134             2    Brookhollow Apartments                  N/A        $34,848       $34,848         N/A
135             1    Desert Bloom Plaza                      N/A           N/A        $ 1,823       $25,000
136             1    153 West 18th Street                  $ 1,391         N/A        $ 1,050         N/A
137             1    Windswept Plaza Shopping Center         N/A        $ 1,890       $ 1,890         N/A
138             1    Midland Retail                          N/A        $ 1,310       $ 1,310         N/A
139             1    Basehor Town Square                     N/A        $ 3,414       $ 3,414         N/A
140             1    Vietnamese Center                     $27,313      $ 2,190       $ 2,190         N/A
141             1    Jefferson Highway Retail                N/A           N/A        $   804       $15,000
142             1    Slide Retail                          $ 2,844         N/A        $ 3,720       $50,000
143             1    Madison Marketplace                     N/A           N/A        $   794       $45,000
144             1    Scatterfield Shoppes                    N/A           N/A        $ 1,350         N/A
145             1    Bluffton Towne Center                 $ 2,500         N/A        $ 2,214       $12,500
146             1    Poway Garden Self Storage             $ 1,250         N/A        $ 7,754         N/A
147             1    Markham Square Shopping Center        $11,875         N/A        $ 4,689         N/A

        ANNUAL
     CONTRACTUAL  ANNUAL     TAX &
      RECURRING     U/W    INSURANCE
 #     LC & TI    LC & TI   ESCROWS
 -     -------    -------   -------
 99      N/A        N/A       Both
100    $11,978    $16,098     Both
101      N/A        N/A       Both
102    $16,656    $30,000     Both
103    $20,000    $29,428     Both
104      N/A        N/A       Both
105      N/A      $10,395     Both
106    $50,000    $39,274     Both
107      N/A        N/A       None
108      N/A        N/A       Both
109    $45,000    $18,000     Both
110      N/A      $21,513     Both
111    $28,700    $23,300     Both
112      N/A        N/A       None
113    $20,004    $18,089     Both
114    $12,000    $17,331     Both
115    $ 7,500    $11,649     Both
116      N/A        N/A       Both
117    $22,632    $22,632     Both
118      N/A      $11,047     Both
119    $ 8,000    $16,021     Both
120      N/A        N/A       Both
121    $17,250    $15,451     Both
122      N/A        N/A       None
123      N/A        N/A       Both
124    $18,000    $ 8,868     Both
125      N/A       N/A        Both
126      N/A       N/A        Both
127      N/A      $16,452     Both
128   $12,500     $14,055     None
129      N/A        N/A       Both
130   $12,504     $20,537     Both
131      N/A      $20,908     Both
132      N/A        N/A       None
133    $12,492    $22,607     Both
134      N/A        N/A       Both
135    $12,152    $ 8,225     Both
136    $ 7,200    $ 3,500     Both
137    $12,600    $12,600     Both
138    $12,000    $11,961     Both
139    $20,000    $15,715     Both
140    $11,680    $14,781     Both
141    $ 7,117    $ 7,117     Both
142    $20,000    $20,988     Both
143    $ 5,295    $ 5,295     Both
144    $ 9,000    $ 9,000     Both
145    $12,000    $12,000     Both
146      N/A        N/A       Both
147    $10,008    $19,401     Both

                                                                             CONTRACTUAL       U/W
                                                               ENGINEERING    RECURRING     RECURRING     LC & TI
               LOAN                                             RESERVE At   REPLACEMENT   REPLACEMENT   RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                 ORIGINATION  RESERVE/FF&E  RESERVE/FF&E  ORIGINATION
 -   -------  -----  ---------                                 -----------  ------------  ------------  -----------
148             1    Edinger Center                              $ 6,250         N/A         $ 7,863        N/A
149             2    Gardens at Duncan Apartments                  N/A        $22,500        $22,500        N/A
150             2    Covered Oaks Mobile Home Park                 N/A           N/A         $ 2,550        N/A
151             1    3131 South Bascom Avenue Office Building    $15,625      $ 1,944        $ 1,462      $17,820
152             1    Hopewell Medical Building                   $ 1,406         N/A         $ 1,883        N/A
153             2    Laurel Lane Mobile Home Park                $ 5,300      $ 1,850        $ 1,850        N/A
154             1    Lockfield Shoppes Retail                    $   375         N/A         $ 1,872        N/A
155             1    West Little York                            $ 8,125         N/A         $ 6,345        N/A
156             1    Martinview Mobile Home Park                 $32,125      $11,482        $11,536        N/A
157             1    Big Bear Navajo Building                      N/A           N/A         $ 1,810        N/A
158             2    The Cedars Apartments                         N/A        $14,400        $24,000        N/A
159             1    Merritt Island Village                        N/A           N/A           N/A          N/A
160             2    Keoway Village Apartments                     N/A        $22,640        $22,640        N/A
161             1    West Seattle Retail                         $11,887      $ 1,223        $ 1,235        N/A

        ANNUAL
     CONTRACTUAL   ANNUAL    TAX &
      RECURRING     U/W    INSURANCE
 #     LC & TI    LC & TI   ESCROWS
 -     -------    -------   -------
148    $26,211    $21,361     None
149      N/A        N/A       Both
150      N/A        N/A       Both
151    $ 9,747    $ 9,747     Both
152    $12,550    $10,610     Both
153      N/A        N/A       Both
154    $ 6,240    $ 6,240     Both
155    $ 6,000    $ 6,000     Both
156      N/A        N/A       Both
157    $12,000    $ 6,259     Both
158      N/A        N/A       Both
159      N/A        N/A       Both
160      N/A        N/A       Both
161    $10,187    $ 8,285     Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY PORTER SQUARE GALLERIA AND PIER ONE AT PORTER SQUARE GALLERIA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1) MONTHLY DEPOSITS INTO THE RECURRING TI/LC RESERVE WILL COMMENCE ON THE PAYMENT DATE OCCURRING IN MARCH 2007.

(2) BEGINNING ON THE NINTH PAYMENT DATE, THE BORROWER IS REQUIRED TO DEPOSIT A MONTHLY AMOUNT INTO A ROLLOVER RESERVE EQUAL TO A QUOTIENT: THE NUMERATOR OF WHICH IS THE DIFFERENCE BETWEEN $3,000,000 AND THE AMOUNT THEN ON DEPOSIT IN THE ROLLOVER RESERVE, AND THE DENOMINATOR OF WHICH SHALL BE THE NUMBER OF PAYMENT DATES REMAINING PRIOR TO DECEMBER 11, 2010. IF, AT ANY TIME AFTER MAY 31, 2011, (I) COZEN O'CONNOR HAS RENEWED ITS LEASE AND IT REMAINS IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THE LOAN DOCUMENTS AND
     (II) THE PHILADELPHIA STOCK EXCHANGE LEASE HAS NOT BEEN TERMINATED IN ACCORDANCE WITH THE LOAN DOCUMENTS, THE FUNDS IN THE ROLLOVER RESERVE IN EXCESS OF $1,000,000 WILL BE RELEASED TO THE BORROWER. IN ADDITION TO ALL OTHER AMOUNTS DEPOSITED IN THE ROLLOVER RESERVE, THE BORROWER IS REQUIRED TO DEPOSIT $37,980 PER MONTH INTO THE ROLLOVER RESERVE, PROVIDED THAT BORROWER WILL NOT BE REQUIRED TO MAKE ANY PAYMENTS INTO A ROLLOVER RESERVE IF THE BALANCE OF THE RESERVE EQUALS OR EXCEEDS $1,000,000.

(3) DEPOSITS INTO THE RECURRING FF&E RESERVE WILL EQUAL 1.5% OF GROSS REVENUES IN YEAR ONE, 3.0% IN YEARS TWO AND THREE AND 4.0% THEREAFTER.

(4) DEPOSITS INTO THE RECURRING FF&E RESERVE WILL EQUAL 2.0% OF GROSS REVENUES IN YEARS ONE AND TWO AND 4.0% THEREAFTER.

(5) DEPOSITS INTO THE RECURRING FF&E RESERVE WILL EQUAL 1.0% OF GROSS REVENUES IN YEAR ONE, 2.0% IN YEAR TWO, 3.0% IN YEAR THREE AND 4.0% THEREAFTER.

(6) MONTHLY DEPOSITS INTO THE RECURRING TI/LC RESERVE WILL COMMENCE ON THE PAYMENT DATE OCCURRING IN JANUARY 2008.

(7) DEPOSITS INTO THE RECURRING FF&E RESERVE WILL EQUAL 2.0% OF GROSS REVENUES IN YEARS ONE AND TWO AND 4.0% THEREAFTER.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                              CUT-OFF
                                                          DATE PRINCIPAL
 #   CROSSED  PROPERTY NAME                                 BALANCE (1)   PROPERTY TYPE   SQ. FT.
 -   -------  -------------                                 -----------   -------------   -------
 1            770 Broadway                                 $353,000,000       Office     1,046,634
 3            535 and 545 Fifth Avenue                      177,000,000       Office       498,769
 4            Norden Park                                    76,800,000       Office       620,642
 5            1900 Market Street                             63,120,000       Office       456,922
 6            Towne Center at Cedar Lodge                    57,000,000       Retail       276,874
 7            Poinsettia Plaza                               36,975,000       Retail       153,205
 8            CheckFree Corporation                          30,000,000       Office       220,675
10            Moorpark Marketplace                           25,500,000       Retail       207,300
11            Capital Center                                 25,000,000       Office       295,225
12            UA Sheepshead Bay 14                           21,981,136       Retail        78,324
13            Novant - Presbyterian Medical Tower            21,257,095       Office       140,341
14a           Spectra Retail - Shawnee, OK                    3,920,000       Retail        35,640
14b           Spectra Retail - Durant, OK                     3,573,434       Retail        32,200
14c           Spectra Retail - Zachary, LA                    3,360,000       Retail        29,600
14d           Spectra Retail - Boaz, AL                       3,104,032       Retail        27,900
14e           Spectra Retail - West Burlington, IA            2,912,000       Retail        26,100
14f           Spectra Retail - Shelbyville, IN                2,000,391       Retail        14,150
14g           Spectra Retail - Perry, FL                      1,930,717       Retail        14,900
15a           Spectra Retail - Plainview, TX                  4,407,509       Retail        31,720
15b           Spectra Retail - Belton, TX                     3,760,000       Retail        28,060
15c           Spectra Retail - Minden, LA                     3,120,000       Retail        27,300
15d           Spectra Retail - Pulaski, TN                    2,543,728       Retail        28,100
15e           Spectra Retail - Newton, IA                     2,080,000       Retail        20,300
15f           Spectra Retail - Oskaloosa, IA                  1,872,043       Retail        20,700
15g           Spectra Retail - Wauseon, OH                    1,603,065       Retail        13,100
17            Johnstown Mall and Shopping Center             16,300,000       Retail       225,160
18            Novant - Huntersville/Physicians Plaza         16,024,164       Office       101,525
21            Tempe Square Shopping Center                   14,000,000       Retail       105,180
23            Novant - Metroview Professional Building       13,577,550       Office        87,092
24            Novant - Matthews Medical Office Building      13,564,177       Office        97,205
25            Town Center Office Building                    13,550,000       Office        55,283
26      A     Porter Square Galleria                          8,143,578       Retail        28,510
27      A     Pier One at Porter Square Galleria              4,346,573       Retail         9,175
28            Camarillo Plaza                                12,485,000       Retail        74,026
29            Sandalfoot Square                              12,300,000       Retail       161,755
31            Nassau Plaza                                   12,000,000       Retail       165,747
32            T-Mobile - Springfield                         12,000,000       Office        78,421
34            Home Depot Call Center                         11,600,000       Office       137,992
35            Cory Lake Isle Professional Center             11,300,000     Mixed Use       79,770
36            Hennepin Business Center                       11,200,000       Office       140,063
39            Arlington Town Square                          10,838,877       Retail        90,826
40            Bradhurst Court                                10,000,000       Retail        84,442
43            Midwest Plaza Center & Midwest Plaza North      9,791,466       Office        95,413
45            Tech Center VI                                  9,200,000       Office       104,439
46            4901, 4931 and 4961 Telsa Drive                 9,082,711     Industrial      83,680
49            Nellis Bonanza                                  8,983,164       Retail        80,963
51            Port Warwick I Medical Office Building          8,500,000       Office        71,503
52            Willowbrook Shopping Center I and II            8,443,000       Retail        36,804
54            3030 Matlock Office Center                      8,165,000       Office        59,981
55            Southwest Corporate Center - Tempe              8,120,000       Office        74,731
58            River Commons                                   7,925,000       Retail        59,235
59            Noble Creek Shops                               7,540,000     Mixed Use       82,966
60            Alma Park                                       7,500,000       Retail        69,198
62            Medical Pavillion of Treasure Coast Square      7,500,000       Office        56,100
64            MacArthur Plaza I and II                        7,100,000     Mixed Use       43,114
67            Westfield Marketplace                           6,900,000       Retail        40,600
68            Los Alisos Village                              6,875,000       Retail        31,401
69            Palms to Pines                                  6,716,359       Retail        44,099
70            Aerospace Place Retail Center                   6,287,952       Retail        24,332
71            University Square Shopping Center               6,000,000       Retail        67,766
72            Milford Stop and Shop Shopping Center           5,991,717       Retail        77,830 (2)
74            Plaza de Campana                                5,700,000       Retail        37,775
75            Springfield Broad Office Park                   5,700,000       Office        46,077
78            Harbour Bay Plaza                               5,500,000       Retail        61,804
79            723 Main                                        5,486,824       Office        92,277
80            Manatee Village                                 5,450,000       Retail       103,738
81            Redwood and Tuolomne                            5,410,938       Retail        23,334
82            350 Queen Street                                5,391,143       Retail        68,295
84            482 Payne Rd                                    5,200,000       Office        38,784
86            Block Y Retail Condo                            5,150,000       Retail        27,187
87            Lincoln Business Center                         4,990,374     Mixed Use       57,078
91            Las Palmas Professional Center                  4,386,806       Office        29,080
92            Bellevue Plaza                                  4,350,000     Mixed Use       21,230
94            Roosevelt Center                                4,300,000     Mixed Use       38,488
95            Marina Shores Shoppes                           4,250,000       Retail        30,000
100           Creekstone Village Shopping Center              3,961,705       Retail        19,963
102           Pecos Trail Office (Phase II)                   3,500,000       Office        32,354
103           University                                      3,493,000       Retail        32,000
105           4165 Beverly Boulevard                          3,320,000       Retail         8,056
106           Cottonwood Medical Center                       3,300,000       Office        30,401
109           505 Lawrenceville Square                        3,197,717       Office        18,000
110           Wolf Creek Office                               3,197,348       Office        19,638
111           325 South Highland Avenue                       3,183,417       Office        23,300
113           Sweetwater Crossing                             3,144,301       Retail        28,655
114           Weatherstone Promenade                          3,125,000       Retail        17,254
115           Village at Hamilton Mill                        3,114,254       Retail        11,649
117           Village Commons I and II                        3,047,855       Retail        22,632
118           International Shops                             3,000,000       Retail         7,213
119           Sunnymead Shopping Center                       2,994,524       Retail        28,703
121           12650 Riverside Drive                           2,796,000       Office        17,168
124           401 East Ontario                                2,500,000       Retail         7,102
127           Gothard and Heil Business Park                  2,445,284     Industrial      34,320
128           Portland Shopping Center                        2,425,000       Retail        12,024

                           MAJOR                           MAJOR          MAJOR                        MAJOR
                         TENANT # 1                     TENANT # 1  TENANT # 1 LEASE                TENANT # 2
 #                          NAME                          SQ. FT.    EXPIRATION DATE                   NAME
 -                          ----                          -------    ---------------                   ----
 1                       VNU Inc.                         514,524       5/14/2015               J. Crew Group Inc.
 3   Ascent Media (Big Picture, Even Time, Int'l Pos.)     39,666       6/30/2012               Manhattan Transfer
 4             Northrop Grumman Corporation               320,230      12/31/2014        Katharine Gibbs School of Norwalk
 5                    Cozen O'Connor                      203,667      12/31/2010           Philadelphia Stock Exchange
 6            Regional President Whole Foods               46,326       1/31/2026                       Gap
 7                  Ross Dress for Less                    30,000       1/31/2011               Office Depot, Inc.
 8                 CheckFree Corporation                  220,675      12/31/2015                       N/A
10            Kohl's Department Stores, Inc.               87,011       1/31/2024                Linens 'n Things
11             Florida Department of Revenue              221,682       2/14/2013                    Harvey's
12           United Artists Theatre Group LLC              78,324       5/21/2012                       N/A
13          Presbyterian Healthcare Affiliates             46,028      12/31/2010          Mid Carolina Cardiology, P.A.
14a                     Dollar Tree                        16,940       7/31/2014                      Cato
14b                     Dollar Tree                         8,400       4/30/2008                    Shoe Show
14c                     Dollar Tree                         6,000       1/31/2008                    Shoe Show
14d                     Dollar Tree                        10,000       1/31/2009                    Hibbett's
14e                     Dollar Tree                        11,000       8/31/2009                      Cato
14f                      Maurice's                          4,500       9/30/2010                    Gamestop
14g                        Cato                             3,900       1/31/2009                  Payless Shoes
15a                      Shoe Show                          5,600       6/30/2010                      Cato
15b                     Dollar Tree                        10,080       6/30/2010                      Cato
15c                     Dollar Tree                        10,000       2/28/2009            Hibbett's Sporting Goods
15d                     Dollar Tree                         9,600       1/31/2009              La Fuenta Restaurant
15e                     Dollar Tree                        10,000       8/31/2009                      Cato
15f                     Dollar Tree                        10,000       8/31/2009                      Cato
15g                        Cato                             3,900       1/31/2011                  Mailbox Store
17                     Price Chopper                       59,550      12/31/2030            Peebles Department Store
18          Presbyterian Healthcare Affiliates             79,431      12/31/2007              Charlotte Orthopedic
21                   Stein Mart, Inc.                      41,093       5/31/2010                   Walgreen's
23          Presbyterian Healthcare Affiliates             50,554      11/30/2010       Mecklenburg Neurological Associates
24          Presbyterian Healthcare Affiliates             32,153      12/31/2010           Matthews Family Physicians
25                       Weichert                           8,704      12/31/2007                Arcom Publishing
26                  NCDR (Kool Smiles)                      6,240      11/30/2012                  Pizzeria Uno
27            Pier One Imports-Northern, Inc.               8,466       2/28/2008             Cambridge Travel, Inc.
28             Lazerstar (Camstar Partners)                13,282       3/31/2008        Sizzler American Grill Restaurant
29               99 Cent Stuff-Sandalfoot                  35,922       1/31/2011          Prada & Son Investment Corp.
31                   Brandon Furniture                     44,000       5/31/2011               Publix Supermarkets
32                  T-Mobile USA, Inc.                     78,421       5/31/2021                       N/A
34                Home Depot U.S.A., Inc.                 137,992        03/31/18                       N/A
35                   Executive Suites                       5,663      10/30/2017               Foundation Mortgage
36                      Wells Fargo                        95,573       5/31/2013             RJ Reynolds Tobacco Co.
39                       Walgreens                         13,000      10/31/2007                  Murray's Auto
40                       Pathmark                          43,463       1/31/2015            Parking (Lardon 575 LLC)
43                 Q-Tech Communications                   50,505      12/31/2015            Gulzar J & P Enterprizes
45                   Titan Corporation                     41,321       1/31/2009              Mountain View Medical
46               AT Systems Atlantic, Inc.                 10,000       2/28/2019          K Hovnanian Homes of Maryland
49                 Nevada State Welfare                    30,544      12/31/2015               Home USA Furniture
51               Sentara General Hospital                  32,993       4/30/2017              Sentara Medical Group
52                      Ethan Allen                        15,004       3/31/2011                  TX.C.C. Inc.
54                   The Seed Company                       9,991      10/31/2010                      USAF
55               Health Choice of Arizona                  40,414      10/31/2008       Health Management Association, Inc.
58                       Goodwill                           9,800       5/31/2009                  Family Dollar
59                       Goodwill                          15,300       4/30/2015                      Deals
60                     Ace Hardware                        12,800       8/31/2014               DVD Paradise, Inc.
62            Martin Memorial Health Systems               34,501       5/30/2009              Treasure Coast OB/GYN
64                    Bethesda Co-Op                        6,070       5/31/2011           The Market on the Boulevard
67                   Sherwin Williams                       5,000        03/31/16                     Cancun
68                   Cheif Auto Parts                       5,911       9/30/2009                  Carden School
69                      JPL Church                         12,023       7/31/2008             Palm Desert Nat'l Bank
70                    Merchant's Inc.                       7,223       4/30/2016                     Danny's
71                       Food Lion                         42,600       9/30/2018                       CVS
72        The Stop & Shop Supermarket Company LLC          65,430       4/30/2026                 St. Mary's Bank
74                 Med (Ausencio Nunez)                     4,480       6/30/2008              De Campana Restaurant
75                     Paychex, Inc.                       18,566       5/31/2008              Weinstein Management
78                      Majik Fish                          6,758      10/31/2010              Harbour Bay Furniture
79                  DAAL Entertainment                     10,417       9/30/2009                 Jason A. Powers
80                Winn Dixie Stores, Inc.                  46,422      10/20/2011           Pinellas Co. Tax Collector
81                 Placer Title Company                     3,900       8/31/2010           Travis Federal Credit Union
82                    TJX - Marshalls                      24,684       1/31/2011                 Planet Fitness
84                     Neill Gunter                        29,088       6/30/2015               Northeast Insurance
86                Washington Mutual Bank                   14,664      12/31/2013                Cardinal Fitness
87                 Calvary Church Corona                    8,658       9/30/2006               Ameristar Financial
91                 FMC Dialysis Services                   13,000       7/31/2011                Total Renal Care
92                Bellevue Market & Deli                    3,145       9/30/2013                    Joe Video
94                    Lambesis, Inc.                       15,083       9/30/2011        QualityCare Medical Center, Inc.
95                      West Marine                         9,000      10/31/2010                  Video Update
100                   Semolina Rest.                        3,600        6/1/2011                 World of Wings
102                   The Jones Firm                        8,970       2/28/2011            ACS State Healthcare, LLC
103                     Fast Eddies                         9,100       8/31/2015                 M & A May, Inc.
105                     Mega Dollar                         5,244      10/31/2010                 Western Dental
106                 University of Utah                      9,789       1/15/2007              Charles M. Rogers, MD
109                  Marshall & Swift                      18,000       2/28/2010                       N/A
110           Greensfelder, Hemker & Gale, PC              12,279       2/29/2012           Associated Physicians Group
111                 Accent on Learning                      8,801       2/28/2016     Michael Weintaub, MD and Allan Rothman
113                     Lovin Oven                          5,865       8/30/2010                   First Steps
114              Orginal Mattress Factory                   3,388       4/30/2010                   PJ's Coffee
115                Mama Fu's Asian House                    3,053       4/30/2015                  Tijuana Flats
117                    McNamara, LLC                        5,200       9/29/2007               Urban Euphoria LLC
118                   David K. Maltin                         877      11/19/2008                  Andre Lemaire
119                    99 Cent Store                        3,100       2/28/2008                 Fashion 4 Less
121                  Int. Myeloma Fd.                       4,919      12/31/2010                North Star Media
124                    Tutto Pronto                         2,688      12/19/2007                  Dunkin Donuts
127              Revolution Supply Company                  3,640       6/30/2006               Richard J. Lambden
128                    Electric Tan                         1,740      11/30/2010              Marble Slab Creamery

        MAJOR          MAJOR                         MAJOR                      MAJOR          MAJOR
     TENANT # 2  TENANT # 2 LEASE                 TENANT # 3                 TENANT # 3  TENANT # 3 LEASE
 #     SQ. FT.    EXPIRATION DATE                    NAME                      SQ. FT.    EXPIRATION DATE
 -     -------    ---------------                    ----                      -------    ---------------
 1     187,800      10/31/2012             Viacom International Inc.           147,484       5/31/2010
 3      33,000       6/30/2008                    LIM College                   30,160       3/31/2021
 4      64,545       7/31/2018                    Tauck, Inc.                   55,137        8/1/2016
 5     140,063      10/31/2021     Goldman Sachs Execution & Clearing, L.P.     29,660       1/31/2007
 6      14,324       8/31/2010                The Talbot's, Inc.                 9,402       1/31/2016
 7      22,000      11/30/2010            Petco Animal Supplies, Inc.           15,205      10/31/2014
 8         N/A          N/A                           N/A                          N/A          N/A
10      30,792       1/31/2015                      TJ Maxx                     30,667       9/30/2013
11      40,000      12/31/2008      Department of Environmental Protection      31,993      10/31/2006
12         N/A          N/A                           N/A                          N/A          N/A
13      32,833      12/31/2010                  Midtown OB/GYN                   8,088       7/31/2011
14a      3,900       1/31/2009                       Serta                       3,200       2/28/2010
14b      4,700       4/30/2008                       Cato                        3,900       1/31/2008
14c      5,000      10/31/2007                 De Angelo's Pizza                 5,000       1/31/2008
14d      5,000       1/31/2007                      Cato's                       3,900       1/31/2009
14e      3,900       1/31/2009                   Payless Shoes                   2,800       9/30/2009
14f      2,250      10/31/2010                    Check N Go                     1,600       9/30/2010
14g      2,800       6/30/2009                    Friedman's                     1,800       8/31/2007
15a      4,500       1/31/2010                   Rent A Center                   4,200       6/30/2010
15b      3,900       1/31/2011                    Radio Shack                    2,400       7/31/2010
15c      5,000       1/31/2007                       Cato                        3,900       1/31/2009
15d      4,800      12/31/2008                   Movie Gallery                   4,000      11/30/2008
15e      3,900       1/31/2009                    Radio Shack                    2,400       1/31/2010
15f      3,900       1/31/2009                 Midwest Wireless                  1,600       9/30/2009
15g      1,600       2/28/2011                   Say Cellular                    1,600       2/28/2011
17      29,788       1/31/2015             Johnstown Movieplex, Inc.            21,997       6/30/2013
18       7,030      12/31/2014                 Piedmont Oncology                 4,588      12/31/2010
21      13,905       7/31/2016             Changing Hands Bookstore             12,667       9/14/2008
23      13,774        09/30/08          Metrolina Urology Clinic, P.A.           3,486        03/31/07
24      15,013        07/31/09                Bradford Clinic, PA               10,544        10/31/10
25       6,904       7/31/2010                  Xpedite Systems                  4,229       5/31/2011
26       6,238       4/30/2013              Blockbuster Video, Inc.              4,759       8/31/2009
27         709       8/31/2009                        N/A                          N/A          N/A
28       6,518       9/30/2008                   Hobby People                    5,700      12/31/2009
29      10,985       2/28/2013                        CVS                       10,356      11/28/2009
31      39,795      10/31/2009             Lake Worth Medical Center            18,000      12/31/2007
32         N/A          N/A                           N/A                          N/A          N/A
34         N/A          N/A                           N/A                          N/A          N/A
35       4,680      10/30/2010                      Avatar                       4,350       8/30/2007
36      18,700       1/31/2009                 Teltronics, Inc.                  6,127       7/31/2008
39      11,258       5/31/2007               RCG Arlington Heights               9,578       3/31/2012
40      40,979       1/31/2020                        N/A                          N/A          N/A
43       5,558      11/30/2007             Wells Fargo Home Mortgage             3,520      10/31/2008
45      11,080       4/30/2008              Sun Microsystems, Inc.               8,573       5/31/2008
46       7,800       7/31/2010              Logic Tree Corporation               7,500       8/31/2010
49      18,760       5/31/2007                      Arby's                       3,108       10/1/2025
51      20,321       6/30/2012                        N/A                          N/A          N/A
52       7,325       9/30/2015             59 Willowbrook Diner Ltf              5,970      12/31/2010
54       9,467      11/30/2008                Commerce Land Title                6,358       1/31/2007
55      24,908       8/31/2007             Premier Engineering Corp.             5,263       9/30/2006
58       8,050       2/28/2009                     Shoe Show                     4,800       3/31/2009
59      15,000       2/28/2012                     MC Sports                    13,500      10/14/2015
60      11,868       8/31/2010               El Paso Imports, Inc.               8,600      12/31/2010
62      21,599      12/31/2008                        N/A                          N/A          N/A
64       3,830      10/31/2011                U.S. Postal Service                3,667       5/31/2016
67       4,500        08/22/12                   China Buffet                    4,000        11/04/15
68       4,978       7/31/2010                 Fast Check Market                 2,926       9/14/2014
69      10,380      10/31/2011                    McDonald's                     4,000       7/23/2011
70       4,156       1/31/2012                     7-Eleven                      3,027      11/30/2020
71      10,722      12/31/2017                  Dollar General                   7,500      11/30/2007
72       5,000        4/1/2021              McDonald's Corporation               4,000      12/17/2022
74       4,400       5/31/2014                     M-G, Inc.                     4,050       3/30/2011
75      10,814      12/31/2017                Artcraft Management                3,816      12/31/2006
78       4,958       3/31/2010               Mark, Fore, & Strike                3,961      12/31/2013
79       9,700       8/31/2010              Public Safety Services               4,917       3/31/2009
80       3,939       5/31/2007                  JSA Healthcare                   2,400       9/30/2012
81       3,000       7/10/2010               Wells Fargo Mortgage                2,567       2/11/2009
82      18,000       8/31/2009                  Goodwill Stores                 11,985      12/31/2015
84       9,696      12/31/2010                        N/A                          N/A          N/A
86       7,160       4/30/2014                     Athletico                     5,363       8/31/2014
87       6,149       2/28/2007                  Susan C. Beaver                  4,885       5/31/2007
91       8,040       5/31/2015          Healthcorp Management Co., Inc.          5,345       6/30/2011
92       1,814       9/30/2007                     Starbucks                     1,640       5/31/2013
94       6,368      12/31/2009           Carlsbad Dance Centre Romaine           5,590      12/31/2007
95       4,500       7/31/2007               O'leary's Irish Grill               3,000      11/30/2009
100      2,800        7/1/2010                  Coldwell Banker                  2,720        9/1/2010
102      4,770       9/30/2010                Butch Maki & Assoc.                2,744       2/14/2007
103      8,000       7/31/2015           Burgers, Fries, & Cherry Pies           2,000       4/30/2010
105      2,695       1/31/2009                  Taco Tacqueria                     117       2/22/2008
106      3,032       2/28/2014                Lombardo Prevention                2,659       9/30/2007
109        N/A          N/A                           N/A                          N/A          N/A
110      7,359       8/31/2014                        N/A                          N/A          N/A
111      2,366       4/30/2009         Braircliff Pediatric Association          2,361       3/31/2008
113      5,440      10/31/2010                    Optometrist                    3,600       5/31/2015
114      1,902       4/30/2015                First Covenent Bank                1,650       1/31/2011
115      2,571       3/31/2015                 Classy Nails/Tan                  2,410       4/30/2010
117      5,102       3/31/2009                    East Buffet                    4,200       2/28/2014
118        823      11/30/2008                   Abbas Serissi                     799       4/30/2008
119      2,348       6/30/2007                 Riverside School                  2,160       6/30/2006
121      2,150      10/14/2010                    Stu Zimring                    1,969       8/31/2008
124      1,941       9/30/2009                     Starbucks                     1,402       6/30/2010
127      2,860       7/31/2006                     CW Design                     2,080      10/31/2007
128      1,597      11/30/2010                     GameStop                      1,500      11/30/2010

                                                              CUT-OFF
                                                          DATE PRINCIPAL
 #   CROSSED  PROPERTY NAME                                 BALANCE (1)   PROPERTY TYPE   SQ. FT.
 -   -------  -------------                                 -----------   -------------   -------
130           Village Square Shopping Center                $2,400,000        Retail        25,475
131           2074 Park Street                               2,388,023      Mixed Use       41,815
133           79 Shops                                       2,300,000        Retail        24,977
135           Desert Bloom Plaza                             2,300,000        Retail        12,152
136           153 West 18th Street                           2,248,200      Mixed Use        7,000
137           Windswept Plaza Shopping Center                2,160,000        Retail        12,600
138           Midland Retail                                 2,100,000        Retail         8,730
139           Basehor Town Square                            2,000,000        Retail        22,762
140           Vietnamese Center                              1,893,102        Retail        14,600
141           Jefferson Highway Retail                       1,819,561        Retail         27,750 (3)
142           Slide Retail                                   1,800,000        Retail        24,800
143           Madison Marketplace                            1,763,965        Retail         5,295
144           Scatterfield Shoppes                           1,696,862        Retail         9,000
145           Bluffton Towne Center                          1,597,314        Retail        14,763
147           Markham Square Shopping Center                 1,575,000        Retail        31,263
148           Edinger Center                                 1,550,000      Mixed Use       52,422
151           3131 South Bascom Avenue Office Building       1,258,110        Office         9,747
152           Hopewell Medical Building                      1,250,000        Office        12,550
154           Lockfield Shoppes Retail                       1,199,149        Retail         6,240
155           West Little York                               1,197,374      Industrial      42,300
157           Big Bear Navajo Building                       1,074,265        Retail         9,100
161           West Seattle Retail                              987,302        Retail         8,150

                MAJOR                MAJOR          MAJOR                 MAJOR
              TENANT # 1          TENANT # 1  TENANT # 1 LEASE         TENANT # 2
 #               NAME               SQ. FT.    EXPIRATION DATE            NAME
 -               ----               -------    ---------------            ----
130           Hot Shots               3,628       3/31/2009          Your Wash Mart
131    Casa Lisboa Restaurant         5,888      12/31/2009        Tinker's Restaurant
133     La Terraza de Cojimar         5,240      10/31/2008             7 Eleven
135            Timbers                5,836       3/31/2016          Maple Cleaners
136       Fisch for the Hip           2,500       9/30/2009            RAMAC Corp.
137         Movie Gallery             4,200       2/28/2012        Rockport Properties
138         WestStar Bank             6,152       8/31/2009            Fusion Cafe
139      Simple Simons Pizza          3,650       4/30/2008      Shorty's Liquor & Party
140            Tan Tan                4,500        7/1/2009         #1 Blda-Billiard
141       Rally's Drive Inn          22,390       6/30/2013          Gamestop, Inc.
142  Neighborhood Academy, Inc.       7,749      12/31/2009              Lujans
143  Nellie's Exercise Equipment      1,800      11/11/2010        Shekinah Hair Salon
144       Household Finance           2,400       12/1/2010             Starbucks
145    Contemporary Furniture         3,163       8/31/2009       Mi Tierra Restaurant
147        Fine Tune, Inc.            7,063      12/31/2006       Fuller & Son Hardware
148     QTC Computer Systems          3,240      12/31/2006        Paint Ball Ace Inc.
151       Greentree Systems           2,402       7/31/2008       Walter G. Weber, DDS
152        Dr. Manu Gadani            4,500       3/31/2018     Sam English & Association
154      Union Federal Bank           2,162        8/1/2014             Quizno's
155          John Brown               3,900          MTM            ADK Environmental
157         Village Faire             4,550       2/28/2011         The Leather Depot
161       Capers Home, Inc.           3,660       5/31/2010            Wild Roses

        MAJOR          MAJOR                        MAJOR                     MAJOR          MAJOR
     TENANT # 2  TENANT # 2 LEASE                TENANT # 3                TENANT # 3  TENANT # 3 LEASE
 #     SQ. FT.    EXPIRATION DATE                   NAME                     SQ. FT.    EXPIRATION DATE
 -     -------    ---------------                   ----                     -------    ---------------
130      2,250       7/31/2009                   China Gate                   2,250        3/31/2011
131      3,800       7/31/2010             Shower Door and Window             3,400           MTM
133      2,678       8/31/2008           Advanced Therapeutic Choice          1,860        7/31/2007
135      1,560       2/28/2016                   Palm Nails                   1,163        1/31/2011
136      1,000      11/30/2009                       N/A                        N/A           N/A
137      2,700       2/28/2011                     Quiznos                    1,800        1/31/2015
138      2,578      10/31/2011                       N/A                        N/A           N/A
139      2,330      12/31/2010                   Star Realty                  1,830       12/31/2008
140      1,800       9/30/2010                     Dl Vang                    1,500        6/30/2009
141      1,340      10/31/2009                 Supercuts, Inc.                1,340       10/31/2009
142      7,500      11/14/2010              Hat Creek Trading Co.             3,983        9/30/2010
143      1,390      10/31/2010     Carlos Torres General Family Dentistry     1,200        1/31/2010
144      1,800       2/28/2015                    EB Games                    1,500           MTM
145      2,600       4/30/2010                 Vanessa's Salon                2,100        8/31/2006
147      6,236       8/31/2009              Markham Street Paint              5,490        7/31/2008
148      2,340       1/31/2007               Llanero Enterprises              1,910           MTM
151      1,993      12/31/2007                  Shibaura Tech                 1,290       12/31/2007
152      3,450       8/31/2011              Heart Care Associates             2,500        3/31/2018
154      2,071       5/15/2009           Pizza Magic of Indiana, LLC          2,007        4/18/2009
155      2,400          MTM                  Mattress Overstock               2,400        10/1/2006
157      3,200      12/31/2010                 Wild Wood Gifts                1,300        9/30/2006
161      1,710       1/31/2011                   Azuma Sushi                  1,400       12/31/2008

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY PORTER SQUARE GALLERIA AND PIER ONE AT PORTER SQUARE GALLERIA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) INCLUDES 65,430 SQUARE FEET OF LAND THAT IS OCCUPIED BY A STOP & SHOP SUPERMARKET, PURSUANT TO A GROUND LEASE.

(3) INCLUDES 22,390 SQUARE FEET OF LAND THAT IS OCCUPIED BY A RALLY'S DRIVE-IN, PURSUANT TO A GROUND LEASE.

                              MULTIFAMILY SCHEDULE

                                                                                UTILITIES                     SUBJECT   SUBJECT
                                                                                  TENANT               #       STUDIO    STUDIO
 #   CROSSED  PROPERTY NAME                         PROPERTY SUBTYPE               PAYS            ELEVATORS   UNITS   AVG. RENT
 -   -------  -------------                         ----------------               ----            ---------  -------  ---------
 2a           Seven Gables                            Conventional       Electric/Gas/Water/Sewer      0        N/A        N/A
 2b           Knollwood I and II                      Conventional         Electric/Water/Sewer        0        N/A        N/A
 2c           Rollingwood                             Conventional         Electric/Water/Sewer        0        N/A        N/A
 2d           Commerce Park                           Conventional         Electric/Water/Sewer        0        N/A        N/A
 2e           Audubon Park                            Conventional         Electric/Water/Sewer        0         52       $463
 2f           Falls on Clearwood                      Conventional         Electric/Water/Sewer        0        N/A        N/A
 2g           Foxcroft                                Conventional         Electric/Water/Sewer        0        N/A        N/A
 2h           Cambridge Place                         Conventional         Electric/Water/Sewer        0         36       $464
 2i           Hilltop                                 Conventional         Electric/Water/Sewer        0         22       $491
 2j           Hidden Oaks                             Conventional         Electric/Water/Sewer        0        N/A        N/A
 2k           Twin Rivers                             Conventional         Electric/Water/Sewer        0        N/A        N/A
 2l           Autumn Ridge                            Conventional               Electric              0        N/A        N/A
 2m           Windsor Harbor                          Conventional               Electric              0        N/A        N/A
 2n           Timbercreek VA                          Conventional      Electric/Gas/Water/Sewer       0        N/A        N/A
 2o           Cambridge Court                         Conventional         Electric/Water/Sewer        0        N/A        N/A
 2p           Forest Creek                            Conventional         Electric/Water/Sewer        0        N/A        N/A
 2q           Brookhaven                              Conventional         Electric/Water/Sewer        0        N/A        N/A
 16           Bexley at Matthews Apartments           Conventional               Electric              0        N/A        N/A
 22           Old Farm Shores Apartments              Conventional        Electric/Water/Sewer         0         48       $488
 30           Crystal Lake Apartments                 Conventional        Electric/Water/Sewer         0        N/A        N/A
 33           Forum Apartments                        Conventional               Electric              4         31       $438
 41           Amesbury at Deerfield                   Conventional               Electric              0        N/A        N/A
 42           Long Meadows Apartments                 Conventional               Electric              0        N/A        N/A
 47           Ambassador Apartments                   Conventional           Electric/Water            0        N/A        N/A
 53           Clifton Colony                          Conventional               Electric              1        N/A        N/A
 61           Lakeview Apartments                     Conventional      Electric/Gas/Water/Sewer       0        N/A        N/A
 63           Briar Club Apartments                   Conventional            Electric/Water           0        N/A        N/A
 65           Biltmore Park                           Conventional                Water                0        N/A        N/A
 66           Riverbend Apartments                    Conventional           Electric/Water            0         34       $385
 73           Yacht Club Apartments                   Conventional           Electric/Water            0         64       $309
 77           Eagle Creek Apartments                  Conventional               Electric              0        N/A        N/A
 83           Oxon Terrace Apartments                 Conventional                 none                0         2        $370
 85           Monaco Park Apartments                  Conventional            Electric/Water           0        N/A        N/A
 88           Twin Oaks Mobile Home Park          Manufactured Housing             N/A                N/A       N/A        N/A
 89           Waterford Place Apartments              Conventional         Electric/Gas/Water          0        N/A        N/A
 90           The Lakes Apartments                    Conventional                Water                0        N/A        N/A
 92           Bellevue Plaza                       Retail/Multifamily            Electric              0        N/A        N/A
 96           Apple Creek of Temple Texas             Conventional         Electric/Water/Sewer        0         48       $383
 97           Oxon Park Apartments                    Conventional                 none                0        N/A        N/A
 98           Westwinds Mobile Home Park          Manufactured Housing             N/A                N/A       N/A        N/A
101           Crestwood Village Mobile Home Park  Manufactured Housing             N/A                N/A       N/A        N/A
108           Casa Espana/Casa Royale                 Conventional                 None                0        N/A        N/A
120           Hampton House Villas                    Conventional               Electric              0        N/A        N/A
126           Royal Arms Apartments                   Conventional               Electric              2         12       $604
129           Attache Apartments                      Conventional               Electric              0        N/A        N/A
132           Hilltop Manor Apartments                Conventional                 None                0        N/A        N/A
134           Brookhollow Apartments                  Conventional               Electric              0         11       $399
136           153 West 18th Street                 Retail/Multifamily            Electric              0        N/A        N/A
149           Gardens at Duncan Apartments            Conventional               Electric              0        N/A        N/A
150           Covered Oaks Mobile Home Park       Manufactured Housing             N/A                N/A       N/A        N/A
153           Laurel Lane Mobile Home Park        Manufactured Housing             N/A                N/A       N/A        N/A
156           Martinview Mobile Home Park         Manufactured Housing             N/A                N/A       N/A        N/A
158           The Cedars Apartments                   Conventional               Electric              0        N/A        N/A
159           Merritt Island Village              Manufactured Housing             N/A                N/A       N/A        N/A
160           Keoway Village Apartments               Conventional               Electric              0        N/A        N/A

      SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
      STUDIO      1 BR      1 BR       1 BR      2 BR      2 BR       2 BR      3 BR      3 BR       3 BR      4 BR      4 BR
 #   MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
 -   ---------   -----   ---------  ---------   -----   ---------  ---------   -----   ---------  ---------   -----   ---------
 2a      N/A      N/A         N/A        N/A     1184      $485      $  555     N/A         N/A        N/A     N/A        N/A
 2b      N/A      346      $  517     $  750      262      $618      $  675     N/A         N/A        N/A     N/A        N/A
 2c      N/A       62      $  524     $  579      156      $590      $  649      60      $  708     $  775     N/A        N/A
 2d      N/A      320      $  489     $  670       34      $698      $  860     N/A         N/A        N/A     N/A        N/A
 2e     $525      156      $  554     $  680       52      $702      $  840     N/A         N/A        N/A     N/A        N/A
 2f      N/A      100      $  529     $  625      136      $718      $  975     N/A         N/A        N/A     N/A        N/A
 2g      N/A       64      $  529     $  585       96      $661      $  710      32      $  806     $  821     N/A        N/A
 2h     $510      220      $  529     $  665       80      $730      $  880     N/A         N/A        N/A     N/A        N/A
 2i     $525      128      $  489     $  565       88      $619      $  660     N/A         N/A        N/A     N/A        N/A
 2j      N/A       80      $  358     $  400       80      $423      $  470      80      $  482     $  515     N/A        N/A
 2k      N/A      N/A         N/A        N/A      149      $515      $  590     N/A         N/A        N/A     N/A        N/A
 2l      N/A      132      $  404     $  480      144      $473      $  570     N/A         N/A        N/A     N/A        N/A
 2m      N/A       41      $  547     $  570      118      $645      $  650      41      $  738     $  750     N/A        N/A
 2n      N/A      N/A         N/A        N/A      160      $550      $  617     N/A         N/A        N/A     N/A        N/A
 2o      N/A      132      $  504     $  540       94      $657      $  745     N/A         N/A        N/A     N/A        N/A
 2p      N/A       80      $  528     $  585       24      $743      $  795     N/A         N/A        N/A     N/A        N/A
 2q      N/A       40      $  452     $  495       64      $522      $  565     N/A         N/A        N/A     N/A        N/A
 16      N/A       84      $  738     $  790      120      $883      $1,170      36      $1,077     $1,143     N/A        N/A
 22     $640      144      $  593     $1,000      140      $722      $1,120      12      $  906     $  960     N/A        N/A
 30      N/A      N/A         N/A        N/A      224      $658      $  780     N/A         N/A        N/A     N/A        N/A
 33     $485      212      $  592     $  710      151      $708      $  850     N/A         N/A        N/A     N/A        N/A
 41      N/A       71      $  507     $  550      197      $650      $  740      16      $  901     $  925     N/A        N/A
 42      N/A      140      $  587     $  615      134      $668      $  695      12      $1,198     $1,198     N/A        N/A
 47      N/A      288      $  611     $  699       88      $774      $  869     N/A         N/A        N/A     N/A        N/A
 53      N/A      244      $  516     $  560       50      $669      $  735     N/A         N/A        N/A     N/A        N/A
 61      N/A      240      $  429     $  550       64      $619      $  675     N/A         N/A        N/A     N/A        N/A
 63      N/A      144      $  532     $  594      128      $649      $  684     N/A         N/A        N/A     N/A        N/A
 65      N/A       80      $  535     $  535       64      $645      $  645      80      $  685     $  685      40       $755
 66     $385      164      $  480     $  495       76      $600      $  650      10      $  750     $  750     N/A        N/A
 73     $309      264      $  354     $  365       48      $549      $  549     N/A         N/A        N/A     N/A        N/A
 77      N/A      N/A         N/A        N/A      114      $609      $  675     N/A         N/A        N/A     N/A        N/A
 83     $370      122      $  581     $  770      102      $699      $  770       2      $  640     $  655     N/A        N/A
 85      N/A       48      $  459     $  459      124      $572      $  579       8      $  699     $  699     N/A        N/A
 88      N/A      N/A         N/A        N/A      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
 89      N/A       48      $  412     $  720      150      $490      $  700      30      $  622     $  750     N/A        N/A
 90      N/A       40      $  523     $  555      122      $629      $  680     N/A         N/A        N/A     N/A        N/A
 92      N/A       4       $  894     $  900      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
 96     $424       32      $  475     $  524       96      $549      $  699     N/A         N/A        N/A     N/A        N/A
 97      N/A       83      $  651     $  765       74      $757      $  850       5      $  872     $  915     N/A        N/A
 98      N/A      N/A         N/A        N/A      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
101      N/A      N/A         N/A        N/A      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
108      N/A      223      $  327     $  650      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
120      N/A      150      $  497     $  515      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
126     $660       48      $  716     $  765      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
129      N/A       48      $  453     $  500       24      $549      $  585     N/A         N/A        N/A     N/A        N/A
132      N/A      120      $  701     $1,370       28      $841      $1,030       1      $1,100     $1,100     N/A        N/A
134     $399       52      $  474     $  479       46      $589      $  594      12      $  789     $  789     N/A        N/A
136      N/A       1       $2,900     $2,900      N/A       N/A         N/A       1      $6,650     $6,650     N/A        N/A
149      N/A       14      $  356     $  400       72      $391      $  400       4      $  520     $  520     N/A        N/A
150      N/A      N/A         N/A        N/A      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
153      N/A      N/A         N/A        N/A      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
156      N/A      N/A         N/A        N/A      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
158      N/A       88      $  367     $  399        8      $499      $  499     N/A         N/A        N/A     N/A        N/A
159      N/A      N/A         N/A        N/A      N/A       N/A         N/A     N/A         N/A        N/A     N/A        N/A
160      N/A       30      $  392     $  415       40      $424      $  450      10      $  431     $  505     N/A        N/A

      SUBJECT
        4 BR
 #   MAX. RENT
 -   ---------
 2a      N/A
 2b      N/A
 2c      N/A
 2d      N/A
 2e      N/A
 2f      N/A
 2g      N/A
 2h      N/A
 2i      N/A
 2j      N/A
 2k      N/A
 2l      N/A
 2m      N/A
 2n      N/A
 2o      N/A
 2p      N/A
 2q      N/A
 16      N/A
 22      N/A
 30      N/A
 33      N/A
 41      N/A
 42      N/A
 47      N/A
 53      N/A
 61      N/A
 63      N/A
 65     $755
 66      N/A
 73      N/A
 77      N/A
 83      N/A
 85      N/A
 88      N/A
 89      N/A
 90      N/A
 92      N/A
 96      N/A
 97      N/A
 98      N/A
101      N/A
108      N/A
120      N/A
126      N/A
129      N/A
132      N/A
134      N/A
136      N/A
149      N/A
150      N/A
153      N/A
156      N/A
158      N/A
159      N/A
160      N/A

                        RECURRING RESERVE CAP INFORMATION

                                                                               CONTRACTUAL       CONTRACTUAL  CONTRACTUAL
                                                                 CUT-OFF DATE   RECURRING         RECURRING    RECURRING
               LOAN                                                PRINCIPAL   REPLACEMENT       REPLACEMENT    LC & TI
 #   CROSSED  GROUP  LOAN NAME                                    BALANCE (1)    RESERVE         RESERVE CAP    RESERVE
 -   -------  -----  ---------                                    -----------    -------         -----------    -------
  3             1    535 and 545 Fifth Avenue                    $177,000,000    $98,541    (2)      N/A        $499,992
  5             1    1900 Market Street                            63,120,000    $68,538    (3)      N/A        $455,756
  6             1    Towne Center at Cedar Lodge                   57,000,000    $42,269             N/A        $100,000
  7             1    Poinsettia Plaza                              36,975,000    $22,981           $ 45,962     $      0
  9             1    Marriott Milwaukee West                       30,000,000        4.0%          $848,872     $      0
 11             1    Capital Center                                25,000,000    $59,045             N/A        $250,000
 14             1    Spectra - Pool 2                              20,800,574    $27,134           $ 81,402     $ 81,006
 15             1    Spectra - Pool 3                              19,386,345    $25,392           $ 76,176     $ 75,807
 16             2    Bexley at Matthews Apartments                 17,750,000    $48,000           $ 96,000     $      0
 17             1    Johnstown Mall and Shopping Center            16,300,000    $33,702             N/A        $ 30,000
 18             1    Novant - Huntersville/Physicians Plaza        16,024,164    $ 4,061             N/A        $ 36,000
 21             1    Tempe Square Shopping Center                  14,000,000    $15,777           $ 33,259     $ 50,000
 22             2    Old Farm Shores Apartments                    13,650,000    $86,000           $172,000     $      0
 23             1    Novant - Metroview Professional Building      13,577,550    $ 7,838             N/A        $ 23,340
 25             1    Town Center Office Building                   13,550,000    $ 8,292           $ 24,880     $ 48,000
 26     A       1    Porter Square Galleria                         8,143,578    $ 3,694           $ 11,082     $ 65,200
 27     A       1    Pier One at Porter Square Galleria             4,346,573    $ 1,971           $  5,913     $ 34,800
 28             1    Camarillo Plaza                               12,485,000    $15,031             N/A        $ 72,000
 29             1    Sandalfoot Square                             12,300,000    $     0             N/A        $ 72,000
 30             2    Crystal Lake Apartments                       12,112,000    $56,004           $112,000     $      0
 31             1    Nassau Plaza                                  12,000,000    $31,667             N/A        $ 96,000
 33             2    Forum Apartments                              11,600,000    $98,500           $236,400     $      0
 35             1    Cory Lake Isle Professional Center            11,300,000    $ 7,980             N/A        $ 30,000
 36             1    Hennepin Business Center                      11,200,000    $13,980           $ 41,000     $ 69,600
 39             1    Arlington Town Square                         10,838,877    $16,344           $ 49,000     $ 60,000
 43             1    Midwest Plaza Center & Midwest Plaza North     9,791,466    $19,095             N/A        $ 80,000
 45             1    Tech Center VI                                 9,200,000    $     0             N/A        $ 72,000
 46             1    4901, 4931 and 4961 Telsa Drive                9,082,711    $     0           $ 25,000     $ 30,000
 48             1    Best Western - Orange County Airport           9,000,000        4.0%          $      4     $      0
 51             1    Port Warwick I Medical Office Building         8,500,000    $13,087           $ 39,261     $      0
 52             1    Willowbrook Shopping Center I and II           8,443,000    $ 5,520           $ 11,040     $ 33,000
 53             2    Clifton Colony                                 8,400,000    $88,500           $177,000     $      0
 54             1    3030 Matlock Office Center                     8,165,000    $ 8,904             N/A        $ 64,968
 55             1    Southwest Corporate Center - Tempe             8,120,000    $14,991             N/A        $      0
 56             1    Best Western Orlando                           8,053,074        4.0%   (4)    $400,000     $      0
 58             1    River Commons                                  7,925,000    $     0             N/A        $ 40,000
 59             1    Noble Creek Shops                              7,540,000    $12,754           $ 20,018     $ 36,000
 60             1    Alma Park                                      7,500,000    $10,575           $ 31,728     $ 35,000
 62             1    Medical Pavillion of Treasure Coast Square     7,500,000    $14,614             N/A        $      0
 63             2    Briar Club Apartments                          7,400,000    $67,800           $203,000     $      0
 68             1    Los Alisos Village                             6,875,000    $ 5,878           $ 17,635     $ 30,000
 69             1    Palms to Pines                                 6,716,359    $ 8,379           $ 20,000     $      0
 70             1    Aerospace Place Retail Center                  6,287,952    $ 3,650             N/A        $ 21,899
 71             1    University Square Shopping Center              6,000,000    $     0             N/A        $ 12,000
 74             1    Plaza de Campana                               5,700,000    $ 5,666           $ 17,400     $ 30,000
 75             1    Springfield Broad Office Park                  5,700,000    $ 9,215           $ 18,430     $ 46,077
 79             1    723 Main                                       5,486,824    $13,848           $ 45,000     $ 92,280
 81             1    Redwood and Tuolomne                           5,410,938    $ 3,505           $ 10,515     $ 23,000
 82             1    350 Queen Street                               5,391,143    $10,244             N/A        $ 60,000
 84             1    482 Payne Rd                                   5,200,000    $10,790             N/A        $ 35,000
 86             1    Block Y Retail Condo                           5,150,000    $ 4,078           $  8,156     $ 45,000
 92             1    Bellevue Plaza                                 4,350,000    $     0             N/A        $ 21,000
 95             1    Marina Shores Shoppes                          4,250,000    $     0             N/A        $ 30,000

     CONTRACTUAL
      RECURRING                                      CONTRACTUAL                      CONTRACTUAL
       LC & TI     CONTRACTUAL                      OTHER RESERVE                    OTHER RESERVE
 #   RESERVE CAP  OTHER RESERVE                      DESCRIPTION                          CAP
 -   -----------  -------------                      -----------                          ---
  3   $2,000,000      $    0                             N/A                              N/A
  5   $1,000,000      $    0                             N/A                              N/A
  6   $  500,000      $    0                             N/A                              N/A
  7      N/A          $    0                             N/A                              N/A
  9      N/A          $    0                             N/A                              N/A
 11   $1,000,000      $    0                             N/A                              N/A
 14   $  243,018      $    0                             N/A                              N/A
 15   $  227,421      $    0                             N/A                              N/A
 16      N/A          $    0                             N/A                              N/A
 17   $   90,000      $    0                             N/A                              N/A
 18   $  125,000      $    0                             N/A                              N/A
 21   $  150,000      $    0                             N/A                              N/A
 22      N/A          $    0                             N/A                              N/A
 23   $   70,000      $    0                             N/A                              N/A
 25   $   75,000      $    0                             N/A                              N/A
 26   $  130,400      $    0                             N/A                              N/A
 27   $   69,600      $    0                             N/A                              N/A
 28   $  200,000      $    0                             N/A                              N/A
 29   $  108,000      $    0                             N/A                              N/A
 30      N/A          $    0                             N/A                              N/A
 31   $  144,000      $    0                             N/A                              N/A
 33      N/A          $    0                             N/A                              N/A
 35   $   60,000      $    0                             N/A                              N/A
 36      N/A          $    0                             N/A                              N/A
 39   $  250,000      $    0                             N/A                              N/A
 43   $  200,000      $    0                             N/A                              N/A
 45   $  240,000      $    0                             N/A                              N/A
 46   $   90,000      $    0                             N/A                              N/A
 48      N/A          $    0                             N/A                              N/A
 51      N/A          $    0                             N/A                              N/A
 52   $   66,000      $    0                             N/A                              N/A
 53      N/A          $    0                             N/A                              N/A
 54   $  300,000      $    0                             N/A                              N/A
 55   $  300,000      $    0                             N/A                              N/A
 56      N/A          $    0                             N/A                              N/A
 58   $  175,000      $    0                             N/A                              N/A
 59   $  108,000      $    0                             N/A                              N/A
 60   $  105,000      $    0                             N/A                              N/A
 62   $  120,000      $    0                             N/A                              N/A
 63      N/A          $    0                             N/A                              N/A
 68   $   60,000      $    0                             N/A                              N/A
 69      N/A          $    0                             N/A                              N/A
 70   $   65,667      $    0                             N/A                              N/A
 71   $   36,000      $    0                             N/A                              N/A
 74   $  180,000      $    0                             N/A                              N/A
 75   $  138,231      $    0                             N/A                              N/A
 79   $  185,000      $    0                             N/A                              N/A
 81   $   69,000      $    0                             N/A                              N/A
 82   $  240,000      $    0                             N/A                              N/A
 84   $  140,000      $    0                             N/A                              N/A
 86      N/A          $    0                             N/A                              N/A
 92   $   42,000      $1,000     Upon borrower failure to remedy the termite issue.       N/A
 95   $   30,000      $    0                             N/A                              N/A

                                                                               CONTRACTUAL  CONTRACTUAL  CONTRACTUAL
                                                                 CUT-OFF DATE   RECURRING    RECURRING    RECURRING
               LOAN                                                PRINCIPAL   REPLACEMENT  REPLACEMENT    LC & TI
 #   CROSSED  GROUP  LOAN NAME                                    BALANCE (1)    RESERVE    RESERVE CAP    RESERVE
 -   -------  -----  ---------                                    -----------    -------    -----------    -------
 98             2    Westwinds Mobile Home Park                    $4,100,000    $28,615      $143,075     $      0
100             1    Creekstone Village Shopping Center             3,961,705    $ 1,998         N/A       $ 11,978
102             1    Pecos Trail Office (Phase II)                  3,500,000    $ 4,995      $  9,990     $ 16,656
103             1    University                                     3,493,000    $     0         N/A       $ 20,000
105             1    4165 Beverly Boulevard                         3,320,000    $     0         N/A       $      0
106             1    Cottonwood Medical Center                      3,300,000    $ 6,080         N/A       $ 50,000
109             1    505 Lawrenceville Square                       3,197,717    $     0         N/A       $ 45,000
111             1    325 South Highland Avenue                      3,183,417    $     0         N/A       $ 28,700
113             1    Sweetwater Crossing                            3,144,301    $     0         N/A       $ 20,004
114             1    Weatherstone Promenade                         3,125,000    $     0         N/A       $ 12,000
115             1    Village at Hamilton Mill                       3,114,254    $     0         N/A       $  7,500
117             1    Village Commons I and II                       3,047,855    $     0         N/A       $ 22,632
119             1    Sunnymead Shopping Center                      2,994,524    $     0         N/A       $  8,000
121             1    12650 Riverside Drive                          2,796,000    $     0         N/A       $ 17,250
124             1    401 East Ontario                               2,500,000    $   720      $  2,150     $ 18,000
126             2    Royal Arms Apartments                          2,495,365    $15,000      $ 60,000     $      0
129             2    Attache Apartments                             2,400,000    $18,000      $ 90,000     $      0
130             1    Village Square Shopping Center                 2,400,000    $ 3,816         N/A       $ 12,504
133             1    79 Shops                                       2,300,000    $ 3,744         N/A       $ 12,492
134             2    Brookhollow Apartments                         2,300,000    $34,848      $ 69,696     $      0
135             1    Desert Bloom Plaza                             2,300,000    $     0         N/A       $ 12,152
136             1    153 West 18th Street                           2,248,200    $     0         N/A       $  7,200
137             1    Windswept Plaza Shopping Center                2,160,000    $ 1,890      $ 10,000     $ 12,600
140             1    Vietnamese Center                              1,893,102    $ 2,190         N/A       $ 11,680
141             1    Jefferson Highway Retail                       1,819,561    $     0         N/A       $  7,117
142             1    Slide Retail                                   1,800,000    $     0         N/A       $ 20,000
143             1    Madison Marketplace                            1,763,965    $     0         N/A       $  5,295
144             1    Scatterfield Shoppes                           1,696,862    $     0         N/A       $  9,000
145             1    Bluffton Towne Center                          1,597,314    $     0         N/A       $ 12,000
147             1    Markham Square Shopping Center                 1,575,000    $     0         N/A       $ 10,008
154             1    Lockfield Shoppes Retail                       1,199,149    $     0         N/A       $  6,240
156             1    Martinview Mobile Home Park                    1,114,193    $11,482      $ 57,410     $      0
157             1    Big Bear Navajo Building                       1,074,265    $     0        N/A        $ 12,000
158             2    The Cedars Apartments                          1,072,000    $14,400      $ 28,800     $      0

     CONTRACTUAL
      RECURRING                           CONTRACTUAL          CONTRACTUAL
       LC & TI     CONTRACTUAL           OTHER RESERVE        OTHER RESERVE
 #   RESERVE CAP  OTHER RESERVE           DESCRIPTION              CAP
 -   -----------  -------------           -----------              ---
 98       N/A         $  0                   N/A                   N/A
100    $ 35,934       $  0                   N/A                   N/A
102    $ 33,300       $  0                   N/A                   N/A
103    $100,000       $  0                   N/A                   N/A
105    $175,000       $  0                   N/A                   N/A
106    $150,000       $  0                   N/A                   N/A
109    $180,000       $  0                   N/A                   N/A
111    $ 86,100       $  0                   N/A                   N/A
113    $ 20,000       $  0                   N/A                   N/A
114    $ 24,000       $  0                   N/A                   N/A
115    $ 50,000       $  0                   N/A                   N/A
117    $ 67,896       $  0                   N/A                   N/A
119    $ 57,000       $694       Roofing Replacement Reserve     $50,000
121    $ 50,000       $  0                   N/A                   N/A
124    $ 25,000       $  0                   N/A                   N/A
126       N/A         $  0                   N/A                   N/A
129       N/A         $  0                   N/A                   N/A
130    $ 40,000       $  0                   N/A                   N/A
133    $ 50,000       $  0                   N/A                   N/A
134       N/A         $  0                   N/A                   N/A
135    $ 25,000       $  0                   N/A                   N/A
136    $ 30,000       $  0                   N/A                   N/A
137    $ 40,000       $  0                   N/A                   N/A
140    $ 35,040       $  0                   N/A                   N/A
141    $ 75,000       $  0                   N/A                   N/A
142    $110,000       $  0                   N/A                   N/A
143    $ 60,000       $  0                   N/A                   N/A
144    $ 38,000       $  0                   N/A                   N/A
145    $ 25,000       $  0                   N/A                   N/A
147    $ 30,000       $  0                   N/A                   N/A
154    $ 18,720       $  0                   N/A                   N/A
156       N/A         $  0                   N/A                   N/A
157    $ 60,000       $  0                   N/A                   N/A
158       N/A         $  0                   N/A                   N/A

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) MONTHLY DEPOSITS INTO THE RECURRING TI/LC RESERVE WILL COMMENCE ON THE PAYMENT DATE OCCURRING IN MARCH 2007.

(3) IN ADDITION TO A STABILIZED MONTHLY DEPOSIT OF $37,979.67 (WHICH PORTION IS CAPPED AT $1,000,000), AND BEGINNING ON 3/11/2007, THE BORROWER SHALL MAKE A MONTHLY DEPOSIT INTO THE TI/LC RESERVE. THE AMOUNT OF THIS DEPOSIT WILL EQUAL A QUOTIENT, THE NUMERATOR OF WHICH IS THE DIFFERENCE BETWEEN $3,000,000 AND THE AMOUNT THEN ON DEPOSIT IN THE TI/LC RESERVE (EXCLUDING AMOUNTS ATTRIBUTABLE TO THE STABILIZED MONTHLY DEPOSIT OF $37,979.67), AND THE DENOMINATOR OF WHICH SHALL BE THE NUMBER OF PAYMENT DATES REMAINING PRIOR TO DECEMBER 11, 2010. IF, AFTER 5/31/2011, THE COZEN RENEWAL LEASE SHALL BE IN FULL FORCE AND EFFECT AND A STOCK EXCHANGE TERMINATION EVENT SHALL NOT HAVE OCCURRED, THE LENDER SHALL DISBURSE TO BORROWER ALL FUNDS IN THE TI/LC RESERVE LESS $1,000,000, WHICH SHALL REMAIN IN THE TI/LC RESERVE TO BE USED FOR GENERAL ROLLOVER COSTS AT THE PROPERTY.

(4) DEPOSITS INTO THE RECURRING FF&E RESERVE WILL EQUAL 2.0% OF GROSS REVENUES IN YEARS ONE AND TWO AND 4.0% THEREAFTER.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                       Large Mortgage Loan Concentrations

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE: 1 The above referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, loan group no. 1 and loan group no. 2


                                      A-2-1

                            LARGE LOAN CONCENTRATIONS

                                                               WEIGHTED
                                                PERCENTAGE OF  AVERAGE               WEIGHTED
                                 CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   PRINCIPAL    MORTGAGE POOL  INTEREST  AVERAGE   CUT-OFF DATE
        CONCENTRATION               BALANCE        BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------
    Top 1                       $  353,000,000      17.7%       5.6475%    1.39x       61.9%
    Top 3                          728,599,584      36.5%       5.6516%    1.34        67.2%
    Top 5                          868,519,584      43.5%       5.6883%    1.32        68.8%
    Top 7                          962,494,584      48.2%       5.7141%    1.31        69.2%
   Top 10                        1,047,994,584      52.4%       5.7050%    1.33        68.6%
                                --------------     -----        ------     ----        ----
ENTIRE POOL                     $1,998,547,310     100.0%       5.8710%    1.35X       69.3%
                                ==============     =====        ======     ====        ====

(1) BASED ON A CUT-OFF DATE IN JUNE 2006.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                            WEIGHTED
                                 NUMBER OF                   PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE       INITIAL      MORTGAGE  WEIGHTED     AVERAGE
                                 MORTGAGE      PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER               LOANS      BALANCE (1)       BALANCE        RATE    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Column Financial, Inc.              137      $1,722,473,694       86.2%      5.8382%     1.35x       69.5%
PNC                                  24         276,073,617       13.8%      6.0758%     1.36        68.0%
                                    ---      --------------      -----       ------      ----        ----
TOTAL/WEIGHTED AVERAGE:             161      $1,998,547,310      100.0%      5.8710%     1.35X       69.3%
                                    ===      ==============      =====       ======      ====        ====

(1) BASED ON A CUT-OFF DATE IN JUNE 2006.

                             MORTGAGE INTEREST RATES

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF              MORTGAGE     PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
    MORTGAGE INTEREST RATES        LOANS     BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
5.1500% - 5.5000%                     9     $  105,797,539       5.3%       5.3194%    1.38x       72.0%
5.5001% - 5.7500%                    21        713,180,366      35.7%       5.6068%    1.36        69.1%
5.7501% - 6.0000%                    47        553,551,515      27.7%       5.8494%    1.32        69.1%
6.0001% - 6.2500%                    35        294,088,044      14.7%       6.1312%    1.37        66.8%
6.2501% - 6.5000%                    31        255,053,376      12.8%       6.3291%    1.31        72.3%
6.5001% - 6.7500%                    13         46,706,973       2.3%       6.5615%    1.36        69.1%
6.7501% - 7.0000%                     4         20,963,361       1.0%       6.8167%    1.46        61.5%
7.0001% - 7.3200%                     1          9,206,135       0.5%       7.3200%    1.40        67.8%
                                    ---     --------------     -----        ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             161     $1,998,547,310     100.0%       5.8710%    1.35X       69.3%
                                    ===     ==============     =====        ======     ====        ====

MAXIMUM MORTGAGE INTEREST RATE:   7.3200%
MINIMUM MORTGAGE INTEREST RATE:   5.1500%
WTD. AVG. MORTGAGE INTEREST RATE: 5.8710%

(1) BASED ON A CUT-OFF DATE IN JUNE 2006.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF CUT-OFF DATE       MORTGAGE     PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
     PRINCIPAL BALANCES (1)        LOANS     BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
$   987,302 -    1,000,000            3     $    2,981,203        0.1%      6.2839%    1.50x       56.6%
  1,000,001 -    1,500,000           10         12,172,954        0.6%      6.4741%    1.34        67.1%
  1,500,001 -    2,000,000           10         17,285,225        0.9%      6.2216%    1.54        64.8%
  2,000,001 -    3,000,000           21         52,418,373        2.6%      5.9449%    1.49        63.7%
  3,000,001 -    4,000,000           19         63,220,456        3.2%      6.0149%    1.57        67.6%
  4,000,001 -    5,000,000           13         57,733,696        2.9%      5.9455%    1.44        64.7%
  5,000,001 -    6,000,000           16         88,360,622        4.4%      6.1441%    1.35        68.1%
  6,000,001 -    8,000,000           14        101,011,892        5.1%      5.9917%    1.32        70.7%
  8,000,001 -   10,000,000           18        160,358,388        8.0%      6.0761%    1.36        69.8%
 10,000,001 -   12,500,000           12        139,501,877        7.0%      6.0548%    1.35        68.0%
 12,500,001 -   15,000,000            7         97,008,727        4.9%      6.1878%    1.31        74.6%
 15,000,001 -   20,000,000            4         69,460,509        3.5%      5.8207%    1.24        75.7%
 20,000,001 -   40,000,000            8        211,513,805       10.6%      5.8988%    1.39        70.0%
 40,000,001 -   80,000,000            3        196,920,000        9.9%      5.8713%    1.24        75.5%
 80,000,001 -  180,000,000            1        177,000,000        8.9%      5.7684%    1.31        63.9%
180,000,001 - $353,000,000            2        551,599,584       27.6%      5.6141%    1.34        68.3%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             161     $1,998,547,310      100.0%      5.8710%    1.35X       69.3%
                                    ===     ==============      =====       ======     ====        ====

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $353,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $    987,302
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1): $ 12,413,337

(1) BASED ON A CUT-OFF DATE IN JUNE 2006.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
            RANGE OF            UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     ORIGINAL AMORTIZATION       MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
       TERMS (MONTHS) (1)          LOANS      BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
Interest Only                         5     $  560,400,000       28.0%      5.7011%    1.37x       63.3%
180 - 300                            17        103,416,041        5.2%      6.3635%    1.51        62.9%
301 - 364                           139      1,334,731,269       66.8%      5.9042%    1.33        72.3%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             161     $1,998,547,310      100.0%      5.8710%    1.35X       69.3%
                                    ===     ==============      =====       ======     ====        ====

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   364
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3): 356

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
      RANGE OF  ORIGINAL        UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
       TERMS TO STATED           MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
     MATURITY (MONTHS) (1)         LOANS      BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
 60 -  84                             9     $   54,188,589        2.7%      6.0961%    1.49x       63.5%
 85 - 120                           112      1,499,855,211       75.0%      5.8545%    1.35        69.9%
121 - 180                            40        444,503,509       22.2%      5.8993%    1.33        67.6%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             161     $1,998,547,310      100.0%      5.8710%    1.35X       69.3%
                                    ===     ==============      =====       ======     ====        ====

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1): 119

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
            RANGE OF            UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
    REMAINING AMORTIZATION       MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
     TERMS (MONTHS) (1, 2)         LOANS      BALANCE (2)      BALANCE       RATES   U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
Interest Only                         5     $  560,400,000       28.0%      5.7011%    1.37x       63.3%
178 - 240                             1          1,589,420        0.1%      6.1900%    2.09        28.9%
241 - 300                            16        101,826,621        5.1%      6.3662%    1.50        63.5%
301 - 355                            11         38,472,283        1.9%      5.5285%    1.31        75.2%
356 - 364                           128      1,296,258,987       64.9%      5.9153%    1.33        72.2%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             161     $1,998,547,310      100.0%      5.8710%    1.35X       69.3%
                                    ===     ==============      =====       ======     ====        ====

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   364
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   178
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3): 355

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING  CUT-OFF DATE       INITIAL     MORTGAGE  WEIGHTED     AVERAGE
   REMAINING TERMS TO STATED     MORTGAGE     PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE
   MATURITY (MONTHS) (1, 2)        LOANS     BALANCE (2)       BALANCE       RATES   U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
 50 -  60                             6     $   39,974,396        2.0%      6.0995%    1.46x       65.9%
 61 -  84                             3         14,214,193        0.7%      6.0866%    1.57        56.8%
 85 - 110                             5         18,294,582        0.9%      5.4649%    1.29        76.1%
111 - 115                            13        404,415,912       20.2%      5.5838%    1.29        77.3%
116 - 120                           115      1,389,736,806       69.5%      5.9278%    1.36        67.1%
121 - 180                            19        131,911,420        6.6%      6.1171%    1.34        69.0%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             161     $1,998,547,310      100.0%      5.8710%    1.35X       69.3%
                                    ===     ==============      =====       ======     ====        ====

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   180
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    50
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2): 116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
        RANGE OF YEARS             REAL        PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
      BUILT/RENOVATED (1)       PROPERTIES    BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
1946 - 1985                          19     $  104,309,165        5.2%      5.9531%    1.56x       65.4%
1986 - 1995                          13        146,753,790        7.3%      6.2711%    1.30        70.2%
1996 - 2000                          21        159,551,290        8.0%      6.1186%    1.41        68.4%
2001 - 2003                          44        616,016,216       30.8%      5.7827%    1.40        64.9%
2004 - 2006                          92        971,916,849       48.6%      5.8172%    1.29        72.4%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             189     $1,998,547,310      100.0%      5.8710%    1.35X       69.3%
                                    ===     ==============      =====       ======     ====        ====

MOST RECENT YEAR BUILT/RENOVATED: 2006
OLDEST YEAR BUILT/RENOVATED       1946
WTD. AVG. YEAR BUILT/RENOVATED:   2001

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF                REAL        PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)    PROPERTIES    BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
70% -  80%                            6     $   24,652,348       1.2%       6.1201%    1.46x       60.4%
81% -  85%                           10        192,591,370       9.6%       5.6243%    1.26        76.2%
86% -  90%                           23        171,796,566       8.6%       5.8136%    1.33        73.9%
91% -  93%                           14        109,741,623       5.5%       5.9561%    1.33        75.7%
94% -  95%                           22        375,383,183      18.8%       5.9501%    1.33        67.7%
96% -  97%                           20        137,598,889       6.9%       5.9046%    1.30        73.7%
98% - 100%                           81        860,737,392      43.1%       5.8495%    1.35        66.4%
                                    ---     --------------      ----        ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             176     $1,872,501,371      93.7%       5.8571%    1.33X       69.4%
                                    ===     ==============      ====        ======     ====        ====

MAXIMUM OCCUPANCY RATE AT U/W (1):   100%
MINIMUM OCCUPANCY RATE AT U/W (1):    70%
WTD. AVG. OCCUPANCY RATE AT U/W (1):  95%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF              MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE
           U/W DSCRS               LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
1.20x - 1.23                        41      $  419,846,987      21.0%       5.9523%    1.21x       72.9%
1.24 - 1.27                         27         498,106,559      24.9%       5.8196%    1.25        77.0%
1.28 - 1.33                         27         324,408,439      16.2%       5.8587%    1.31        67.7%
1.34 - 1.40                         21         452,194,806      22.6%       5.7684%    1.39        63.7%
1.41 - 1.45                          5          19,685,658       1.0%       5.9013%    1.42        63.9%
1.46 - 1.60                         18         166,332,347       8.3%       6.0211%    1.52        66.3%
1.61 - 1.80                         12          62,511,095       3.1%       6.0155%    1.69        62.5%
1.81 - 2.00                          4          38,872,000       1.9%       6.1648%    1.85        50.1%
2.01 - 3.81x                         6          16,589,420       0.8%       5.6230%    2.90        34.2%
                                   ---      --------------     -----        ------     ----        ----
TOTAL/WEIGHTED AVERAGE:            161      $1,998,547,310     100.0%       5.8710%    1.35X       69.3%
                                   ===      ==============     =====        ======     ====        ====

MAXIMUM U/W DSCR:   3.81X
MINIMUM U/W DSCR:   1.20X
WTD. AVG. U/W DSCR: 1.35X

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)        LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
28.9% - 40.0%                        7      $   15,628,040       0.8%       5.6954%   2.82x        32.0%
40.1% - 60.0%                       25         179,238,912       9.0%       6.0335%   1.54         53.6%
60.1% - 65.0%                       17         600,303,877      30.0%       5.7447%   1.37         62.6%
65.1% - 70.0%                       25         136,577,829       6.8%       6.1326%   1.36         67.6%
70.1% - 73.0%                       18         154,800,071       7.7%       6.0069%   1.32         71.3%
73.1% - 75.0%                       18         180,934,969       9.1%       5.9945%   1.29         74.3%
75.1% - 78.0%                       24         298,786,078      15.0%       6.0365%   1.27         76.0%
78.1% - 80.0%                       27         432,277,534      21.6%       5.6880%   1.26         79.4%
                                   ---      --------------     -----        ------    ----         ----
TOTAL/WEIGHTED AVERAGE:            161      $1,998,547,310     100.0%       5.8710%   1.35X        69.3%
                                   ===      ==============     =====        ======    ====         ====

MAXIMUM CUT-OFF DATE LTV RATIO (1):   80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):   28.9%
WTD. AVG. CUT-OFF DATE LTV RATIO (1): 69.3%

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL        PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE
STATE                           PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
New York                             8      $  594,712,753       29.8%      5.7050%    1.37x       63.4%
Texas                               26         177,005,215        8.9%      5.9089%    1.31        73.0%
California                          24         153,044,239        7.7%      5.9424%    1.44        62.3%
   Southern California (2)          21         142,025,192        7.1%      5.9190%    1.46        62.4%
   Northern California (2)           3          11,019,047        0.6%      6.2440%    1.27        60.8%
Florida                             17         136,117,846        6.8%      6.1035%    1.36        70.5%
Virginia                            11         132,446,216        6.6%      5.7855%    1.30        76.0%
North Carolina                      10         107,170,319        5.4%      6.0578%    1.26        74.9%
Connecticut                          4          87,259,845        4.4%      5.5939%    1.25        78.5%
Louisiana                            6          77,186,266        3.9%      5.8930%    1.22        73.0%
Pennsylvania                         2          72,920,000        3.6%      6.2897%    1.27        74.0%
Georgia                              8          59,357,913        3.0%      6.0685%    1.57        63.4%
Illinois                             8          42,817,356        2.1%      5.8009%    1.24        73.4%
Arizona                              5          40,787,581        2.0%      5.9446%    1.32        67.3%
Missouri                             2          37,432,961        1.9%      5.7231%    1.25        77.6%
Maryland                             6          34,160,391        1.7%      5.9662%    1.38        63.6%
Oklahoma                             8          30,315,434        1.5%      5.9716%    1.46        69.3%
Michigan                             4          30,105,722        1.5%      6.3987%    1.40        73.6%
Wisconsin                            1          30,000,000        1.5%      5.4100%    1.58        75.0%
Ohio                                 4          24,003,065        1.2%      5.8277%    1.23        78.2%
Indiana                              6          22,384,257        1.1%      6.0451%    1.24        75.6%
Massachusetts                        2          12,490,151        0.6%      6.1900%    1.22        62.5%
Colorado                             2          11,300,000        0.6%      5.4182%    1.55        78.1%
Nevada                               2          11,283,164        0.6%      5.9265%    1.41        63.8%
Minnesota                            1          11,200,000        0.6%      6.3600%    1.39        79.4%
Tennessee                            2           9,943,728        0.5%      5.9195%    1.30        76.3%
South Carolina                       4           7,327,445        0.4%      6.0648%    1.51        70.1%
Iowa                                 3           6,864,043        0.3%      5.8600%    1.21        77.3%
New Hampshire                        1           5,991,717        0.3%      5.5925%    1.21        70.5%
Maine                                1           5,200,000        0.3%      6.4600%    1.37        80.0%
Wyoming                              1           4,100,000        0.2%      6.3400%    1.80        50.0%
Oregon                               1           3,593,574        0.2%      6.1100%    1.28        79.9%
New Mexico                           1           3,500,000        0.2%      5.6700%    1.70        56.5%
Utah                                 1           3,300,000        0.2%      5.7200%    1.37        67.3%
New Jersey                           1           3,197,717        0.2%      6.5500%    1.25        76.1%
Alabama                              1           3,104,032        0.2%      5.8600%    1.21        78.8%
Washington                           2           2,235,165        0.1%      6.2912%    1.24        69.4%
Kansas                               1           2,000,000        0.1%      6.3800%    1.33        75.5%
Arkansas                             1           1,575,000        0.1%      6.3500%    1.30        75.0%
Nebraska                             1           1,114,193        0.1%      6.5000%    1.36        62.6%
                                   ---      --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:            189      $1,998,547,310      100.0%      5.8710%    1.35X       69.3%
                                   ===      ==============      =====       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED      WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                 MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE    REMAINING
LOAN TYPE                         LOANS       BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
---------------------------------------------------------------------------------------------------------------------------
Balloon Loans with Partial IO
   Term                             83      $1,088,860,489       54.5%      5.8799%    1.33x       72.4%            47
Interest Only Balloon Loans          5         560,400,000       28.0%      5.7011%    1.37        63.3%           117
Balloon Loans without IO Term       68         324,857,521       16.3%      6.1166%    1.36        69.3%           N/A
ARD Loans without IO Term            2          12,439,880        0.6%      6.1887%    1.53        72.0%           N/A
ARD Loans with Partial IO Term       2          10,400,000        0.5%      5.9999%    1.57        59.8%            38
Fully Amortizing Loans               1           1,589,420        0.1%      6.1900%    2.09        28.9%           N/A
                                   ---      --------------      -----       ------    ----         ----            ---
TOTAL/WEIGHTED AVERAGE:            161      $1,998,547,310      100.0%      5.8710%   1.35X        69.3%           N/A
                                   ===      ==============      =====       ======    ====         ====            ===

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL        PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE                   PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Office                              32      $  931,425,673      46.6%       5.8401%    1.35x       66.8%
Retail                              71         453,323,515      22.7%       5.9437%    1.27        70.9%
Multifamily                         53         395,467,738      19.8%       5.7359%    1.30        75.3%
Hotel                               13         126,045,939       6.3%       6.0782%    1.55        67.4%
Mixed Use                            9          45,766,598       2.3%       5.9067%    1.51        66.2%
Healthcare                           2          17,876,394       0.9%       7.1017%    1.44        64.1%
Self Storage                         6          15,916,083       0.8%       5.8504%    2.62        42.7%
Industrial                           3          12,725,369       0.6%       5.8627%    1.32        73.5%
                                   ---      --------------     -----        ------     ----        ----
                                   189      $1,998,547,310     100.0%       5.8710%    1.35X       69.3%
                                   ===      ==============     =====        ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                                                         WEIGHTED
                                                                                                    WEIGHTED             AVERAGE
                                                            NUMBER OF                PERCENTAGE OF   AVERAGE             CUT-OFF
                                                            MORTGAGED  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     DATE
                                PROPERTY                      REAL       PRINCIPAL   MORTGAGE POOL  INTEREST   AVERAGE     LTV
PROPERTY TYPE                   SUB-TYPE                   PROPERTIES   BALANCE (1)     BALANCE       RATE    U/W DSCR  RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
OFFICE
                                Central Business District        4     $598,606,824      30.0%       5.7614%    1.35x     63.9%
                                Suburban                        28      332,818,849      16.7%       5.9816%    1.33      72.1%
                                                               ---     ------------      ----        ------     ----      ----
TOTAL/WEIGHTED AVERAGE:                                         32     $931,425,673      46.6%       5.8401%    1.35X     66.8%
                                                               ===     ============      ====        ======     ====      ====
RETAIL
                                Anchored                        13     $228,888,996      11.5%       5.8449%    1.27x     70.7%
                                Unanchored                      58      224,434,519      11.2%       6.0444%    1.26      71.0%
                                                               ---     ------------      ----        ------     ----      ----
TOTAL/WEIGHTED AVERAGE:                                         71     $453,323,515      22.7%       5.9437%    1.27X     70.9%
                                                               ===     ============      ====        ======     ====      ====
MULTIFAMILY
                                Conventional                    46     $378,074,148      18.9%       5.7161%    1.29x     75.7%
                                Manufactured Housing             7       17,393,590       0.9%       6.1665%    1.47      66.0%
                                                               ---     ------------      ----        ------     ----      ----
TOTAL/WEIGHTED AVERAGE:                                         53     $395,467,738      19.8%       5.7359%    1.30X     75.3%
                                                               ===     ============      ====        ======     ====      ====
HOTEL
                                Full Service                     4     $ 63,100,581       3.2%       5.9094%    1.52x     70.2%
                                Limited Service                  9       62,945,358       3.1%       6.2475%    1.58      64.7%
                                                               ---     ------------      ----        ------     ----      ----
TOTAL/WEIGHTED AVERAGE:                                         13     $126,045,939       6.3%       6.0782%    1.55X     67.4%
                                                               ===     ============      ====        ======     ====      ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                                           WEIGHTED
                                                                                                            AVERAGE
                                                                                                           REMAINING
                                                                             WEIGHTED       WEIGHTED        LOCKOUT     WEIGHTED
                                                                              AVERAGE        AVERAGE        PLUS YM     AVERAGE
                                 NUMBER OF                  PERCENTAGE OF    REMAINING      REMAINING     PLUS STATIC  REMAINING
                                UNDERLYING   CUT-OFF DATE      INITIAL       LOCKOUT         LOCKOUT        PREMIUM     MATURITY
      RANGE OF REMAINING         MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD     PLUS YM PERIOD     PERIOD      (MONTHS)
TERMS TO STATED MATURITY (1,2)     LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1)    (1,2)
--------------------------------------------------------------------------------------------------------------------------------
 50 -  65                             6     $   39,974,396        2.0%           51             53             53          57
 66 - 100                             3         14,214,193        0.7%           63             63             63          81
101 - 115                            18        422,710,495       21.2%          108            109            109         115
116 - 118                            37        578,507,912       28.9%          110            113            113         117
119 - 120                            78        811,228,894       40.6%          114            116            116         120
121 - 125                            17        128,922,000        6.5%          102            118            118         121
126 - 180                             2          2,989,420        0.1%          119            174            174         179
                                    ---     --------------      -----           ---            ---            ---         ---
TOTAL/WEIGHTED AVERAGE:             161     $1,998,547,310      100.0%          109            112            112         116
                                    ===     ==============      =====           ===            ===            ===         ===

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                                           WEIGHTED
                                                                                                            AVERAGE
                                                                                                           REMAINING
                                                                             WEIGHTED       WEIGHTED        LOCKOUT     WEIGHTED
                                                                              AVERAGE       AVERAGE         PLUS YM     AVERAGE
                                 NUMBER OF                  PERCENTAGE OF    REMAINING      REMAINING     PLUS STATIC  REMAINING
                                UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT        PREMIUM     MATURITY
                                 MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD     PLUS YM PERIOD     PERIOD      (MONTHS)
PREPAYMENT OPTION                  LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1)    (1,2)
--------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                146     $1,921,165,702       96.1%          112            112            112         116
Lockout / Yield Maintenance
   (3)                               14         73,035,036        3.7%           46            117            117         120
Yield Maintenance / Defeasance        1          4,346,573        0.2%           31             55             55          59
                                    ---     --------------      -----           ---            ---            ---         ---
TOTAL/WEIGHTED AVERAGE:             161     $1,998,547,310      100.0%          109            112            112         116
                                    ===     ==============      =====           ===            ===            ===         ===

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(3) INCLUDES THE 4901, 4931 AND 4961 TELSA DRIVE LOAN; HOWEVER, THE BORROWER ALSO HAS THE OPTION TO DEFEASE THE LOAN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL        PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE   CUT-OFF DATE
OWNERSHIP INTEREST              PROPERTIES    BALANCE (1)      BALANCE       RATES   U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Fee                                 183     $1,923,613,015       96.3%      5.8577%    1.35x       69.2%
Leasehold                             6         74,934,295        3.7%      6.2135%    1.27        70.9%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             189     $1,998,547,310      100.0%      5.8710%    1.35X       69.3%
                                    ===     ==============      =====       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                 MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
     MORTGAGE LOAN SELLER          LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Column Financial, Inc.              110     $1,365,334,615       84.9%      5.8739%    1.36x       67.7%
PNC                                  17        243,451,617       15.1%      6.0839%    1.34        68.2%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             127     $1,608,786,232      100.0%      5.9057%    1.36X       67.8%
                                    ===     ==============      =====       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                             MORTGAGE INTEREST RATES

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF              MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
    MORTGAGE INTEREST RATES        LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
5.1500% - 5.5000%                     6     $   94,087,077        5.8%      5.3160%    1.39x       71.3%
5.5001% - 5.7500%                    17        491,291,054       30.5%      5.6229%    1.41        64.9%
5.7501% - 6.0000%                    30        446,198,074       27.7%      5.8400%    1.31        68.5%
6.0001% - 6.2500%                    30        258,888,044       16.1%      6.1352%    1.38        66.6%
6.2501% - 6.5000%                    27        242,845,513       15.1%      6.3296%    1.30        72.5%
6.5001% - 6.7500%                    13         46,706,973        2.9%      6.5615%    1.36        69.1%
6.7501% - 7.0000%                     3         19,563,361        1.2%      6.8107%    1.48        61.2%
7.0001% - 7.3200%                     1          9,206,135        0.6%      7.3200%    1.40        67.8%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             127     $1,608,786,232      100.0%      5.9057%    1.36X       67.8%
                                    ===     ==============      =====       ======     ====        ====

MAXIMUM MORTGAGE INTEREST RATE:   7.3200%
MINIMUM MORTGAGE INTEREST RATE:   5.1500%
WTD. AVG. MORTGAGE INTEREST RATE: 5.9057%

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
    PRINCIPAL BALANCES (1)         LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
$    987,302 -    1,000,000           2     $    1,986,193        0.1%      6.4912%    1.50x       49.8%
   1,000,001 -    1,500,000           6          7,093,091        0.4%      6.5102%    1.30        65.6%
   1,500,001 -    2,000,000          10         17,285,225        1.1%      6.2216%    1.54        64.8%
   2,000,001 -    3,000,000          16         39,983,694        2.5%      6.0151%    1.53        63.3%
   3,000,001 -    4,000,000          18         60,020,456        3.7%      6.0328%    1.57        68.1%
   4,000,001 -    5,000,000           7         30,973,753        1.9%      6.0508%    1.45        63.5%
   5,000,001 -    6,000,000          12         66,480,622        4.1%      6.1619%    1.34        68.8%
   6,000,001 -    8,000,000          10         72,311,892        4.5%      6.0254%    1.32        69.8%
   8,000,001 -   10,000,000          14        123,358,388        7.7%      6.1206%    1.36        69.8%
  10,000,001 -   12,500,000          10        115,789,877        7.2%      6.0975%    1.38        66.1%
  12,500,001 -   15,000,000           6         83,358,727        5.2%      6.2038%    1.31        73.8%
  15,000,001 -   20,000,000           3         51,710,509        3.2%      5.8484%    1.25        75.3%
  20,000,001 -   40,000,000           8        211,513,805       13.1%      5.8988%    1.39        70.0%
  40,000,001 -   80,000,000           3        196,920,000       12.2%      5.8713%    1.24        75.5%
  80,000,001 -  180,000,000           1        177,000,000       11.0%      5.7684%    1.31        63.9%
 180,000,001 - $353,000,000           1        353,000,000       21.9%      5.6475%    1.39        61.9%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             127     $1,608,786,232      100.0%      5.9057%    1.36X       67.8%
                                    ===     ==============      =====       ======     ====        ====

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $353,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $    987,302
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1): $ 12,667,608

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     ORIGINAL AMORTIZATION       MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
      TERMS (MONTHS) (1)           LOANS      BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
Interest Only                         5     $  560,400,000       34.8%      5.7011%    1.37x       63.3%
180 - 300                            17        103,416,041        6.4%      6.3635%    1.51        62.9%
301 - 360                           105        944,970,190       58.7%      5.9769%    1.34        71.0%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             127     $1,608,786,232      100.0%      5.9057%    1.36X       67.8%
                                    ===     ==============      =====       ======     ====        ====

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3): 354

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
       ORIGINAL TERMS TO         MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE  CUT-OFF DATE
 STATED MATURITY (MONTHS) (1)     LOANS       BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
60  -  84                           7       $   41,088,589        2.6%      6.1103%    1.46x       65.8%
85  - 120                          94        1,191,416,736       74.1%      5.9034%    1.37        67.9%
121 - 180                          26          376,280,906       23.4%      5.8907%    1.32        67.7%
                                  ---       --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:           127       $1,608,786,232      100.0%      5.9057%    1.36X       67.8%
                                  ===       ==============      =====       ======     ====        ====

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1): 119

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                            WEIGHTED
                                 NUMBER OF                   PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING    CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
    REMAINING AMORTIZATION       MORTGAGE      PRINCIPAL      LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
     TERMS (MONTHS) (1, 2)         LOANS      BALANCE (2)       BALANCE       RATES   U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------
Interest Only                        5      $   560,400,000       34.8%      5.7011%    1.37x       63.3%
  178 - 240                          1            1,589,420        0.1%      6.1900%    2.09        28.9%
  241 - 300                         16          101,826,621        6.3%      6.3662%    1.50        63.5%
  301 - 360                        105          944,970,190       58.7%      5.9769%    1.34        71.0%
                                   ---      ---------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:            127      $ 1,608,786,232      100.0%      5.9057%    1.36X       67.8%
                                   ===      ===============      =====       ======     ====        ====

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   178
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3): 353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
   REMAINING TERMS TO STATED     MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
   MATURITY (MONTHS) (1, 2)        LOANS      BALANCE (2)      BALANCE       RATES   U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------
 50 -  60                            6      $   39,974,396        2.5%      6.0995%    1.46x       65.9%
 61 -  84                            1           1,114,193        0.1%      6.5000%    1.36        62.6%
 85 - 110                            3          10,784,121        0.7%      5.6029%    1.28        75.5%
111 - 115                           10         200,621,319       12.5%      5.6132%    1.31        75.1%
116 - 120                           96       1,256,552,783       78.1%      5.9301%    1.37        66.3%
121 - 178                           11          99,739,420        6.2%      6.1352%    1.30        71.1%
                                   ---      --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:            127      $1,608,786,232      100.0%      5.9057%    1.36X       67.8%
                                   ===      ==============      =====       ======     ====        ====

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   178
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    50
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2): 117

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                          WEIGHTED
                                 NUMBER OF                   PERCENTAGE    AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE    OF INITIAL   MORTGAGE  WEIGHTED     AVERAGE
        RANGE OF YEARS             REAL        PRINCIPAL    LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
      BUILT/RENOVATED (1)       PROPERTIES    BALANCE (2)      BALANCE      RATE    U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
1946 - 1985                         12      $   66,576,289       4.1%     6.0143%     1.61x       63.5%
1986 - 1995                         13         146,753,790       9.1%     6.2711%     1.30        70.2%
1996 - 2000                         17         128,801,290       8.0%     6.2003%     1.44        66.9%
2001 - 2003                         40         604,856,630      37.6%     5.7772%     1.40        64.7%
2004 - 2006                         57         661,798,232      41.1%     5.8739%     1.29        70.6%
                                   ---      --------------     -----      ------      ----        ----
TOTAL/WEIGHTED AVERAGE:            139      $1,608,786,232     100.0%     5.9057%     1.36X       67.8%
                                   ===      ==============     =====      ======      ====        ====

MOST RECENT YEAR BUILT/RENOVATED: 2006
OLDEST YEAR BUILT/RENOVATED       1946
WTD. AVG. YEAR BUILT/RENOVATED:   2001

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                          WEIGHTED
                                 NUMBER OF                   PERCENTAGE    AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE    OF INITIAL   MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF                REAL        PRINCIPAL    LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)    PROPERTIES    BALANCE (2)      BALANCE      RATE    U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
70% -  80%                            6     $   24,652,348       1.5%      6.1201%    1.46x       60.4%
81% -  85%                            6        149,618,344       9.3%      5.6463%    1.25        76.0%
86% -  90%                           11         45,639,421       2.8%      6.1829%    1.44        68.7%
91% -  93%                            6         42,180,392       2.6%      6.3247%    1.41        71.0%
94% -  95%                           15        336,287,089      20.9%      5.9693%    1.33        67.0%
96% -  97%                           11         67,714,717       4.2%      6.0154%    1.32        73.6%
98% - 100%                           71        816,647,981      50.8%      5.8477%    1.35        66.2%
                                    ---     --------------      ----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             126     $1,482,740,292      92.2%      5.8910%    1.34X       67.8%
                                    ===     ==============      ====       ======     ====        ====

MAXIMUM OCCUPANCY RATE AT U/W (1):   100%
MINIMUM OCCUPANCY RATE AT U/W (1):    70%
WTD. AVG. OCCUPANCY RATE AT U/W (1):  96%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                          WEIGHTED
                                 NUMBER OF                   PERCENTAGE    AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE    OF INITIAL   MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF              MORTGAGE      PRINCIPAL    LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
           U/W DSCRS               LOANS      BALANCE (1)      BALANCE      RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
1.20x - 1.23                         35     $  363,384,987     22.6%       5.9666%    1.21x       72.5%
1.24  - 1.27                         19        264,252,872     16.4%       6.0107%    1.25        75.2%
1.28  - 1.33                         23        296,768,439     18.4%       5.8376%    1.31        67.1%
1.34  - 1.40                         15        423,856,424     26.3%       5.7664%    1.39        63.5%
1.41  - 1.45                          3          9,735,658      0.6%       5.8905%    1.42        60.4%
1.46  - 1.60                         13        143,937,337      8.9%       6.0406%    1.52        67.0%
1.61  - 1.80                         10         52,461,095      3.3%       5.9976%    1.69        63.2%
1.81  - 2.00                          3         37,800,000      2.3%       6.1709%    1.85        49.9%
2.01  - 3.81x                         6         16,589,420      1.0%       5.6230%    2.90        34.2%
                                    ---     --------------     -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             127     $1,608,786,232     100.0%      5.9057%    1.36X       67.8%
                                    ===     ==============     =====       ======     ====        ====

MAXIMUM U/W DSCR:   3.81X
MINIMUM U/W DSCR:   1.20X
WTD. AVG. U/W DSCR: 1.36X

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                          WEIGHTED
                                 NUMBER OF                   PERCENTAGE    AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE    OF INITIAL   MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL    LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)        LOANS      BALANCE (1)      BALANCE      RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
28.9% - 40.0%                         6     $   13,288,312       0.8%      5.7210%    3.07x       31.9%
40.1% - 60.0%                        19        152,516,912       9.5%      6.0304%    1.55        53.3%
60.1% - 65.0%                        16        597,808,513      37.2%      5.7439%    1.37        62.6%
65.1% - 70.0%                        18        100,277,829       6.2%      6.1814%    1.32        68.0%
70.1% - 73.0%                        14        140,678,131       8.7%      6.0191%    1.33        71.4%
73.1% - 75.0%                        17        171,134,969      10.6%      5.9970%    1.29        74.4%
75.1% - 78.0%                        17        235,613,202      14.6%      6.0987%    1.27        75.8%
78.1% - 80.0%                        20        197,468,364      12.3%      5.7815%    1.27        79.1%
                                    ---     --------------     -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             127     $1,608,786,232     100.0%      5.9057%    1.36X       67.8%
                                    ===     ==============     =====       ======     ====        ====

MAXIMUM CUT-OFF DATE LTV RATIO (1):   80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):   28.9%
WTD. AVG. CUT-OFF DATE LTV RATIO (1): 67.8%

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL        PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE  CUT-OFF DATE
STATE                           PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
New York                              8     $  594,712,753       37.0%      5.7050%    1.37x       63.4%
California                           24        153,044,239        9.5%      5.9424%    1.44        62.3%
   Southern California (2)           21        142,025,192        8.8%      5.9190%    1.46        62.4%
   Northern California (2)            3         11,019,047        0.7%      6.2440%    1.27        60.8%
Florida                              14        108,294,667        6.7%      6.2059%    1.39        68.5%
Connecticut                           4         87,259,845        5.4%      5.5939%    1.25        78.5%
North Carolina                        7         77,490,149        4.8%      6.2080%    1.27        73.7%
Louisiana                             6         77,186,266        4.8%      5.8930%    1.22        73.0%
Texas                                13         71,391,513        4.4%      6.2659%    1.35        69.0%
Pennsylvania                          1         63,120,000        3.9%      6.3300%    1.25        75.1%
Virginia                              7         56,520,259        3.5%      6.0957%    1.34        71.3%
Illinois                              7         40,321,991        2.5%      5.7923%    1.24        74.0%
Georgia                               4         38,132,356        2.4%      6.2205%    1.72        55.9%
Arizona                               4         37,587,581        2.3%      5.9671%    1.30        68.1%
Wisconsin                             1         30,000,000        1.9%      5.4100%    1.58        75.0%
Maryland                              3         22,470,663        1.4%      5.9164%    1.41        71.4%
Indiana                               6         22,384,257        1.4%      6.0451%    1.24        75.6%
Michigan                              2         13,556,135        0.8%      6.9766%    1.50        66.6%
Massachusetts                         2         12,490,151        0.8%      6.1900%    1.22        62.5%
Missouri                              1         12,000,000        0.7%      6.0800%    1.24        73.4%
Colorado                              2         11,300,000        0.7%      5.4182%    1.55        78.1%
Nevada                                2         11,283,164        0.7%      5.9265%    1.41        63.8%
Minnesota                             1         11,200,000        0.7%      6.3600%    1.39        79.4%
Oklahoma                              2          7,493,434        0.5%      5.8600%    1.21        78.8%
Iowa                                  3          6,864,043        0.4%      5.8600%    1.21        77.3%
New Hampshire                         1          5,991,717        0.4%      5.5925%    1.21        70.5%
Maine                                 1          5,200,000        0.3%      6.4600%    1.37        80.0%
South Carolina                        2          4,972,436        0.3%      6.0067%    1.56        67.4%
Oregon                                1          3,593,574        0.2%      6.1100%    1.28        79.9%
New Mexico                            1          3,500,000        0.2%      5.6700%    1.70        56.5%
Utah                                  1          3,300,000        0.2%      5.7200%    1.37        67.3%
New Jersey                            1          3,197,717        0.2%      6.5500%    1.25        76.1%
Alabama                               1          3,104,032        0.2%      5.8600%    1.21        78.8%
Tennessee                             1          2,543,728        0.2%      5.8600%    1.21        76.2%
Kansas                                1          2,000,000        0.1%      6.3800%    1.33        75.5%
Ohio                                  1          1,603,065        0.1%      5.8600%    1.21        76.2%
Arkansas                              1          1,575,000        0.1%      6.3500%    1.30        75.0%
Nebraska                              1          1,114,193        0.1%      6.5000%    1.36        62.6%
Washington                            1            987,302        0.1%      6.2800%    1.20        68.1%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             139     $1,608,786,232      100.0%      5.9057%    1.36x       67.8%
                                    ===     ==============      =====       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED       WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                 MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE    REMAINING
LOAN TYPE                          LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
---------------------------------------------------------------------------------------------------------------------------
Balloon Loans with Partial IO
   Term                              61     $  743,316,905       46.2%      5.9629%    1.35x       70.3%            40
Interest Only Balloon Loans           5        560,400,000       34.8%      5.7011%    1.37        63.3%           117
Balloon Loans without IO Term        56        280,640,027       17.4%      6.1451%    1.36        70.4%           N/A
ARD Loans without IO Term             2         12,439,880        0.8%      6.1887%    1.53        72.0%           N/A
ARD Loans with Partial IO Term        2         10,400,000        0.6%      5.9999%    1.57        59.8%            38
Fully Amortizing Loans                1          1,589,420        0.1%      6.1900%    2.09        28.9%           N/A
                                    ---     --------------      -----       ------     ----        ----            ---
TOTAL/WEIGHTED AVERAGE:             127     $1,608,786,232      100.0%      5.9057%    1.36X       67.8%           N/A
                                    ===     ==============      =====       ======     ====        ====            ===

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL        PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE                   PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Office                               32     $  931,425,673       57.9%      5.8401%    1.35x       66.8%
Retail                               71        453,323,515       28.2%      5.9437%    1.27        70.9%
Hotel                                13        126,045,939        7.8%      6.0782%    1.55        67.4%
Mixed Use                             9         45,766,598        2.8%      5.9067%    1.51        66.2%
Healthcare                            2         17,876,394        1.1%      7.1017%    1.44        64.1%
Self Storage                          6         15,916,083        1.0%      5.8504%    2.62        42.7%
Industrial                            3         12,725,369        0.8%      5.8627%    1.32        73.5%
Multifamily                           3          5,706,660        0.4%      6.2894%    1.38        68.1%
                                    ---     --------------      -----       ------     ----        ----
                                    139     $1,608,786,232      100.0%      5.9057%    1.36X       67.8%
                                    ===     ==============      =====       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                                  WEIGHTED
                                                            NUMBER OF                PERCENTAGE    AVERAGE               WEIGHTED
                                                            MORTGAGED  CUT-OFF DATE  OF INITIAL   MORTGAGE  WEIGHTED     AVERAGE
                                                              REAL       PRINCIPAL   LOAN GROUP   INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE                   PROPERTYSUB-TYPE           PROPERTIES   BALANCE (1)   1 BALANCE     RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
OFFICE
                                Central Business District       4      $598,606,824     37.2%      5.7614%    1.35x       63.9%
                                Suburban                       28       332,818,849     20.7%      5.9816%    1.33        72.1%
                                                              ---      ------------      ---       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:                                        32      $931,425,673     57.9%      5.8401%    1.35X       66.8%
                                                              ===      ============      ===       ======     ====        ====
RETAIL
                                Anchored                       13      $228,888,996     14.2%      5.8449%    1.27x       70.7%
                                Unanchored                     58       224,434,519     14.0%      6.0444%    1.26        71.0%
                                                              ---      ------------      ---       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:                                        71      $453,323,515     28.2%      5.9437%    1.27X       70.9%
                                                              ===      ============      ===       ======     ====        ====
HOTEL
                                Full Service                    4      $ 63,100,581      3.9%      5.9094%    1.52x       70.2%
                                Limited Service                 9        62,945,358      3.9%      6.2475%    1.58        64.7%
                                                              ---      ------------      ---       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:                                        13      $126,045,939      7.8%      6.0782%    1.55X       67.4%
                                                              ===      ============      ===       ======     ====        ====
MULTIFAMILY
                                Manufactured Housing            3      $  5,706,660      0.4%      6.2894%    1.38x       68.1%
                                                              ---      ------------      ---       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:                                         3      $  5,706,660      0.4%      6.2894%    1.38X       68.1%
                                                              ===      ============      ===       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                                         WEIGHTED
                                                                                                          AVERAGE
                                                                                           WEIGHTED      REMAINING
                                                                             WEIGHTED       AVERAGE       LOCKOUT
                                                                              AVERAGE      REMAINING      PLUS YM        WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    REMAINING      LOCKOUT     PLUS STATIC      AVERAGE
           RANGE OF             UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT      PLUS YM        PREMIUM       REMAINING
      REMAINING TERMS TO         MORTGAGE      PRINCIPAL     LOAN GROUP 1     PERIOD        PERIOD        PERIOD         MATURITY
     STATED MATURITY (1,2)         LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)  (MONTHS) (1)  (MONTHS) (1)  (MONTHS) (1, 2)
----------------------------------------------------------------------------------------------------------------------------------
 50 - 65                             6      $   39,974,396        2.5%           51            53            53             57
 66 - 100                            1           1,114,193        0.1%           77            77            77             83
101 - 115                           13         211,405,440       13.1%          108           110           110            115
116 - 118                           28         520,883,889       32.4%          111           112           112            117
119 - 120                           68         735,668,894       45.7%          115           116           116            120
121 - 125                           10          98,150,000        6.1%          118           118           118            121
126 - 178                            1           1,589,420        0.1%          172           172           172            178
                                   ---      --------------      -----           ---           ---           ---            ---
TOTAL/WEIGHTED AVERAGE:            127      $1,608,786,232      100.0%          112           113           113            117
                                   ===      ==============      =====           ===           ===           ===            ===

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                                         WEIGHTED
                                                                                                          AVERAGE
                                                                                           WEIGHTED      REMAINING
                                                                             WEIGHTED       AVERAGE       LOCKOUT
                                                                              AVERAGE      REMAINING      PLUS YM        WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    REMAINING      LOCKOUT     PLUS STATIC      AVERAGE
                                UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT      PLUS YM        PREMIUM       REMAINING
                                 MORTGAGE      PRINCIPAL     LOAN GROUP 1     PERIOD        PERIOD        PERIOD         MATURITY
PREPAYMENT OPTION                  LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)  (MONTHS) (1)  (MONTHS) (1)  (MONTHS) (1, 2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance               122      $1,579,376,623       98.2%         113            113           113            117
Lockout / Yield Maintenance (3)      4          25,063,036        1.6%          43            113           113            116
Yield Maintenance / Defeasance       1           4,346,573        0.3%          31             55            55             59
                                   ---      --------------      -----          ---            ---           ---            ---
TOTAL/WEIGHTED AVERAGE:            127      $1,608,786,232      100.0%         112            113           113            117
                                   ===      ==============      =====          ===            ===           ===            ===

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(3) INCLUDES THE 4901, 4931 AND 4961 TELSA DRIVE LOAN; HOWEVER, THE BORROWER ALSO HAS THE OPTION TO DEFEASE THE LOAN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL       PRINCIPAL      LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
OWNERSHIP INTEREST              PROPERTIES   BALANCE (1)       BALANCE       RATES   U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Fee                                 133     $1,533,851,937       95.3%      5.8907%    1.36x       67.6%
Leasehold                             6         74,934,295        4.7%      6.2135%    1.27        70.9%
                                    ---     --------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             139     $1,608,786,232      100.0%      5.9057%    1.36X       67.8%
                                    ===     ==============      =====       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF  AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                 MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST  AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER               LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Column Financial, Inc.               27      $357,139,079        91.6%      5.7016%    1.28x       76.2%
PNC                                   7        32,622,000         8.4%      6.0148%    1.50        66.3%
                                    ---      ------------       -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:              34      $389,761,079       100.0%      5.7278%    1.30X       75.4%
                                    ===      ============       =====       ======     ====        ====

(1) BASED ON A CUT-OFF DATE IN JUNE 2006.

                             MORTGAGE INTEREST RATES

                                                                           WEIGHTED
                                NUMBER OF                   PERCENTAGE OF   AVERAGE              WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF              MORTGAGE     PRINCIPAL     LOAN GROUP 2   INTEREST  AVERAGE   CUT-OFF DATE
   MORTGAGE INTEREST RATES        LOANS      BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
5.1500% - 5.5000%                     3      $  11,710,462        3.0%      5.3468%    1.32x       77.3%
5.5001% - 5.7500%                     4        221,889,312       56.9%      5.5712%    1.26        78.6%
5.7501% - 6.0000%                    17        107,353,442       27.5%      5.8881%    1.34        71.7%
6.0001% - 6.2500%                     5         35,200,000        9.0%      6.1019%    1.33        68.8%
6.2501% - 6.9000%                     5         13,607,863        3.5%      6.3777%    1.43        67.2%
                                    ---      -------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:              34      $ 389,761,079      100.0%      5.7278%    1.30X       75.4%
                                    ===      =============      =====       ======     ====        ====

MAXIMUM MORTGAGE INTEREST RATE: 6.9000%
MINIMUM MORTGAGE INTEREST RATE: 5.1500%
WTD. AVG. MORTGAGE INTEREST RATE: 5.7278%

(1) BASED ON A CUT-OFF DATE IN JUNE 2006.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                           WEIGHTED
                                NUMBER OF                   PERCENTAGE OF   AVERAGE              WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF CUT-OFF DATE       MORTGAGE     PRINCIPAL     LOAN GROUP 2   INTEREST  AVERAGE   CUT-OFF DATE
    PRINCIPAL BALANCES (1)        LOANS      BALANCE (1)       BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
  $995,010 -    1,000,000            1       $    995,010         0.3%      5.8700%    1.51x       70.1%
 1,000,001 -    1,500,000            4          5,079,863         1.3%      6.4236%    1.40        69.1%
 1,500,001 -    3,000,000            5         12,434,679         3.2%      5.7190%    1.34        64.7%
 3,000,001 -    5,000,000            7         29,959,943         7.7%      5.8082%    1.44        65.2%
 5,000,001 -    7,500,000            8         50,580,000        13.0%      5.9862%    1.36        70.0%
 7,500,001 -   10,000,000            4         37,000,000         9.5%      5.9276%    1.34        69.5%
10,000,001 -   20,000,000            4         55,112,000        14.1%      5.8724%    1.24        77.6%
20,000,001 - $198,599,584            1        198,599,584        51.0%      5.5546%    1.26        79.6%
                                   ---       ------------       -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             34       $389,761,079       100.0%      5.7278%    1.30X       75.4%
                                   ===       ============       =====       ======     ====        ====

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $198,599,584
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $995,010
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1): $11,463,561

(1) BASED ON A CUT-OFF DATE IN JUNE 2006.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF  AVERAGE               WEIGHTED
          RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
    ORIGINAL AMORTIZATION        MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST  AVERAGE   CUT-OFF DATE
      TERMS (MONTHS) (1)           LOANS      BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
360 - 364                           34       $389,761,079       100.0%      5.7278%    1.30x      75.4%
                                   ---       ------------       -----       ------     ----       ----
TOTAL/WEIGHTED AVERAGE:             34       $389,761,079       100.0%      5.7278%    1.30X      75.4%
                                   ===       ============       =====       ======     ====       ====

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3): 364
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3): 360
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3): 362

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                           WEIGHTED
           RANGE OF              NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED
        ORIGINAL TERMS          UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     TO STATED MATURITY          MORTGAGE      PRINCIPAL     LOAN GROUP 2  INTEREST  AVERAGE   CUT-OFF DATE
         (MONTHS) (1)             LOANS       BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
 84 -  85                            2       $ 13,100,000        3.4%       6.0515%    1.59x       56.3%
 86 - 120                           18        308,438,475       79.1%       5.6658%    1.26        77.9%
121 - 180                           14         68,222,603       17.5%       5.9462%    1.40        67.4%
                                   ---       ------------      -----        ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             34       $389,761,079      100.0%       5.7278%    1.30X       75.4%
                                   ===       ============      =====        ======     ====        ====

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1): 180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1): 84
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1): 119

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                         REMAINING AMORTIZATION TERMS (1, 2)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
    REMAINING AMORTIZATION       MORTGAGE     PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
     TERMS (MONTHS) (1, 2)         LOANS     BALANCE (2)     BALANCE       RATES   U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------------
343 - 356                             5     $ 15,824,267        4.1%      5.5080%    1.35x       68.4%
357 - 364                            29      373,936,812       95.9%      5.7371%    1.30        75.7%
                                    ---     ------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:              34     $389,761,079      100.0%      5.7278%    1.30X       75.4%
                                    ===     ============      =====       ======     ====        ====

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     364

MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):     343

WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   361

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
   REMAINING TERMS TO STATED     MORTGAGE     PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
   MATURITY (MONTHS) (1, 2)        LOANS     BALANCE (2)     BALANCE       RATES   U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------------
 79 -  84                             2     $ 13,100,000        3.4%      6.0515%    1.59x       56.3%
 85 - 110                             2        7,510,462        1.9%      5.2666%    1.30        77.0%
111 - 115                             3      203,794,594       52.3%      5.5549%    1.26        79.5%
116 - 120                            19      133,184,023       34.2%      5.9062%    1.28        74.0%
121 - 180                             8       32,172,000        8.3%      6.0611%    1.48        62.2%
                                    ---     ------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:              34     $389,761,079      100.0%      5.7278%    1.30X       75.4%
                                    ===     ============      =====       ======     ====        ====

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     180
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     79
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                         YEARS BUILT/YEARS RENOVATED

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
         RANGE OF YEARS            REAL      PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
      BUILT/RENOVATED (1)       PROPERTIES  BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------------
1964 - 1985                           7     $ 37,732,875        9.7%      5.8450%     1.46x      68.8%
1986 - 2000                           4       30,750,000        7.9%      5.7763%     1.27       74.6%
2001 - 2004                          14       65,288,891       16.8%      5.9632%     1.28       71.0%
2005 - 2006                          25      255,989,312       65.7%      5.6447%     1.28       77.5%
                                    ---     ------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:              50     $389,761,079      100.0%      5.7278%     1.30X      75.4%
                                    ===     ============      =====       ======     ====        ====

MOST RECENT YEAR BUILT/RENOVATED:   2006
OLDEST YEAR BUILT/RENOVATED         1964
WTD. AVG. YEAR BUILT/RENOVATED:     2002

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                         OCCUPANCY RATES AT UNDERWRITING

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
            RANGE OF               REAL      PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
    OCCUPANCY RATES AT U/W      PROPERTIES   BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
81% -  85%                            4     $ 42,973,026       11.0%      5.5481%    1.28x       76.9%
86% -  90%                           12      126,157,146       32.4%      5.6800%     1.30       75.8%
91% -  95%                           15      106,657,325       27.4%      5.7476%     1.30       77.0%
96% -  98%                           13       84,984,172       21.8%      5.8544%     1.32       72.0%
99% - 100%                            6       28,989,410        7.4%      5.7588%     1.25       74.9%
                                    ---     ------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:              50     $389,761,079      100.0%      5.7278%    1.30X       75.4%
                                    ===     ============      =====       ======     ====        ====

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      81%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    92%

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF               MORTGAGE     PRINCIPAL   LOAN GROUP 2  INTEREST  AVERAGE    CUT-OFF DATE
           U/W DSCRS               LOANS     BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
1.20x - 1.23                          6     $ 56,462,000       14.5%      5.8599%    1.21x       75.9%
1.24  - 1.27                          8      233,853,687       60.0%      5.6037%    1.26        79.0%
1.28  - 1.33                          4       27,640,000        7.1%      6.0850%    1.31        73.4%
1.34  - 1.40                          6       28,338,382        7.3%      5.7996%    1.38        65.8%
1.41  - 1.45                          2        9,950,000        2.6%      5.9118%    1.42        67.4%
1.46  - 1.60                          5       22,395,010        5.7%      5.8958%    1.54        62.2%
1.61  - 1.83x                         3       11,122,000        2.9%      6.0938%    1.71        59.0%
                                    ---     ------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:              34     $389,761,079      100.0%      5.7278%    1.30X       75.4%
                                    ===     ============      =====       ======     ====        ====

MAXIMUM U/W DSCR:     1.83X
MINIMUM U/W DSCR:     1.20X
WTD. AVG. U/W DSCR:   1.30X

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
    RANGE OF CUT-OFF DATE        MORTGAGE     PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)        LOANS     BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
33.0% - 40.0%                         1     $  2,339,728        0.6%      5.5500%    1.37x       33.0%
40.1% - 60.0%                         6       26,722,000        6.9%      6.0514%    1.50        55.3%
60.1% - 70.0%                         8       38,795,365       10.0%      5.9941%    1.46        66.1%
70.1% - 75.0%                         5       23,921,940        6.1%      5.9122%    1.28        72.0%
75.1% - 77.5%                         6       58,972,875       15.1%      5.8269%    1.24        76.7%
77.6% - 80.0%                         8      239,009,170       61.3%      5.6073%    1.26        79.5%
                                    ---     ------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:              34     $389,761,079      100.0%      5.7278%    1.30X       75.4%
                                    ===     ============      =====       ======     ====        ====

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):     33.0%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   75.4%

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL       PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE  CUT-OFF DATE
STATE                           PROPERTIES   BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
Texas                               13      $105,613,702       27.1%      5.6676%    1.28x       75.8%
Florida                              3        27,823,179        7.1%      5.7050%    1.24        78.3%
Virginia                             4        75,925,957       19.5%      5.5546%    1.26        79.6%
North Carolina                       3        29,680,170        7.6%      5.6655%    1.22        78.0%
Pennsylvania                         1         9,800,000        2.5%      6.0300%    1.40        66.7%
Georgia                              4        21,225,558        5.4%      5.7955%    1.29        76.9%
Illinois                             1         2,495,365        0.6%      5.9400%    1.24        62.4%
Arizona                              1         3,200,000        0.8%      5.6800%    1.59        58.2%
Missouri                             1        25,432,961        6.5%      5.5546%    1.26        79.6%
Maryland                             3        11,689,728        3.0%      6.0619%    1.33        48.6%
Oklahoma                             6        22,822,000        5.9%      6.0083%    1.54        66.1%
Michigan                             2        16,549,586        4.2%      5.9253%    1.32        79.3%
Ohio                                 3        22,400,000        5.7%      5.8254%    1.24        78.3%
Tennessee                            1         7,400,000        1.9%      5.9400%    1.33        76.3%
South Carolina                       2         2,355,010        0.6%      6.1876%    1.41        75.8%
Wyoming                              1         4,100,000        1.1%      6.3400%    1.80        50.0%
Washington                           1         1,247,863        0.3%      6.3000%    1.27        70.5%
                                   ---      ------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             50      $389,761,079      100.0%      5.7278%    1.30X       75.4%
                                   ===      ============      =====       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                         WEIGHTED
                                NUMBER OF                 PERCENTAGE OF   AVERAGE               WEIGHTED       WEIGHTED
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                 MORTGAGE     PRINCIPAL    LOAN GROUP 2  INTEREST  AVERAGE    CUT-OFF DATE    REMAINING
LOAN TYPE                         LOANS      BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------
Balloon Loans with Partial IO
   Term                             22      $345,543,584       88.7%      5.7012%    1.29x       77.0%            60
Balloon Loans without IO Term       12        44,217,495       11.3%      5.9359%    1.38        62.6%           N/A
                                   ---      ------------      -----       ------     ----        ----            ---
TOTAL/WEIGHTED AVERAGE:             34      $389,761,079      100.0%      5.7278%    1.30X       75.4%           N/A
                                   ===      ============      =====       ======     ====        ====            ===

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                         WEIGHTED
                                NUMBER OF                 PERCENTAGE OF   AVERAGE               WEIGHTED
                                MORTGAGED   CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL       PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE  CUT-OFF DATE
PROPERTY TYPE                   PROPERTIES   BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
Multifamily                         50      $389,761,079      100.0%      5.7278%    1.30x       75.4%
                                   ---      ------------      -----       ------     ----        ----
                                    50      $389,761,079      100.0%      5.7278%    1.30X       75.4%
                                   ===      ============      =====       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                   PROPERTY        REAL       PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE  CUT-OFF DATE
PROPERTY TYPE      SUB-TYPE     PROPERTIES   BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
MULTIFAMILY
               Conventional         46      $378,074,148       97.0%      5.7161%    1.29x       75.7%
               Manufactured
                  Housing            4        11,686,931        3.0%      6.1065%    1.51        65.0%
                                   ---      ------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             50      $389,761,079      100.0%      5.7278%    1.30X       75.4%
                                   ===      ============      =====       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)


                                                                                                          WEIGHTED
                                                                                                          AVERAGE
                                                                           WEIGHTED       WEIGHTED       REMAINING
                                                                            AVERAGE        AVERAGE      LOCKOUT PLUS      WEIGHTED
                                 NUMBER OF                PERCENTAGE OF    REMAINING      REMAINING    YM PLUS STATIC     AVERAGE
           RANGE OF             UNDERLYING  CUT-OFF DATE     INITIAL        LOCKOUT        LOCKOUT         STATIC        REMAINING
      REMAINING TERMS TO         MORTGAGE     PRINCIPAL   LOAN GROUP 2      PERIOD     PLUS YM PERIOD  PREMIUM PERIOD     MATURITY
     STATED MATURITY (1,2)        LOANS      BALANCE (1)     BALANCE     (MONTHS) (1)   (MONTHS) (1)    (MONTHS) (1)   (MONTHS)(1,2)
------------------------------------------------------------------------------------------------------------------------------------
 79 -  94                            2      $ 13,100,000        3.4%           62             62              62             81
 95 - 115                            5       211,305,055       54.2%          108            108             108            115
116 - 120                           19       133,184,023       34.2%          105            114             114            119
121 - 180                            8        32,172,000        8.3%           53            121             121            124
                                   ---      ------------      -----           ---            ---             ---            ---
TOTAL/WEIGHTED AVERAGE:             34      $389,761,079      100.0%          101            110             110            116
                                   ===      ============      =====           ===            ===             ===            ===

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION


                                                                                                          WEIGHTED
                                                                                                          AVERAGE
                                                                           WEIGHTED       WEIGHTED       REMAINING
                                                                            AVERAGE        AVERAGE      LOCKOUT PLUS      WEIGHTED
                                 NUMBER OF                PERCENTAGE OF    REMAINING      REMAINING        YM PLUS        AVERAGE
                                UNDERLYING  CUT-OFF DATE     INITIAL        LOCKOUT        LOCKOUT         STATIC        REMAINING
                                 MORTGAGE     PRINCIPAL   LOAN GROUP 2      PERIOD     PLUS YM PERIOD  PREMIUM PERIOD     MATURITY
Prepayment Option                 LOANS      BALANCE (1)     BALANCE     (MONTHS) (1)   (MONTHS) (1)    (MONTHS) (1)   (MONTHS)(1,2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                24      $341,789,079       87.7%          108            108             108            115
Lockout / Yield Maintenance         10        47,972,000       12.3%           47            119             119            122
                                   ---      ------------      -----           ---            ---             ---            ---
TOTAL/WEIGHTED AVERAGE:             34      $389,761,079      100.0%          101            110             110            116
                                   ===      ============      =====           ===            ===             ===            ===

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

             UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL       PRINCIPAL   LOAN GROUP 2   INTEREST   AVERAGE  CUT-OFF DATE
OWNERSHIP INTEREST              PROPERTIES   BALANCE (1)     BALANCE      RATES    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
Fee                                 50      $389,761,079      100.0%      5.7278%    1.30x       75.4%
                                   ---      ------------      -----       ------     ----        ----
TOTAL/WEIGHTED AVERAGE:             50      $389,761,079      100.0%      5.7278%    1.30X       75.4%
                                   ===      ============      =====       ======     ====        ====

(1)  BASED ON A CUT-OFF DATE IN JUNE 2006.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                         PAGE(S)
------------------                                         -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Cash Reconciliation Detail                                     6
Ratings Detail                                                 7
Current Mortgage Loan and Property Stratification Tables    8 - 16
Mortgage Loan Detail                                          17
NOI Detail                                                    18
Principal Prepayment Detail                                   19
Historical Detail                                             20
Delinquency Loan Detail                                       21
Specially Serviced Loan Detail                             22 - 23
Modified Loan Detail                                          24
Liquidated Loan Detail                                        25
Bond / Collateral Realized Loss Reconciliation                26
Supplemental Reporting                                        27

                                    DEPOSITOR

Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact: General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER

Midland Loan Services, Inc.
10851 Mastin Street, Building 82
Overland Park, KS 66210

Contact: Brad Hauger
Phone Number: (913) 253-9000

                                SPECIAL SERVICER

Midland Loan Services, Inc.
10851 Mastin Street, Building 82
Overland Park, KS 66210

Contact: Brad Hauger
Phone Number: (913) 253-9000

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                         CERTIFICATE DISTRIBUTION DETAIL

               PASS-                                                            REALIZED LOSS/                          CURRENT
              THROUGH  ORIGINAL BEGINNING   PRINCIPAL    INTEREST   PREPAYMENT ADDITIONAL TRUST    TOTAL      ENDING SUBORDINATION
CLASS  CUSIP   RATE     BALANCE  BALANCE  DISTRIBUTION DISTRIBUTION   PREMIUM   FUND EXPENSES   DISTRIBUTION BALANCE    LEVEL(1)
----------------------------------------------------------------------------------------------------------------------------------
A-1          0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
A-2          0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
A-AB         0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
A-3          0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
A-1-A        0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
A-M          0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
A-J          0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
B            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
C            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
D            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
E            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
F            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
G            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
H            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
J            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
K            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
L            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
M            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
N            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
O            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
P            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
Q            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
R            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
LR           0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
V            0.000000%   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
                         ----      ----       ----          ----       ----          ----           ----       ----       ----
Totals                   0.00      0.00       0.00          0.00       0.00          0.00           0.00       0.00       0.00
                         ====      ====       ====          ====       ====          ====           ====       ====       ====

               PASS-  ORIGINAL BEGINNING                                       ENDING
              THROUGH NOTIONAL  NOTIONAL   INTEREST   PREPAYMENT     TOTAL    NOTIONAL
CLASS  CUSIP   RATE    AMOUNT    AMOUNT  DISTRIBUTION   PREMIUM  DISTRIBUTION  AMOUNT
--------------------------------------------------------------------------------------
A-X          0.000000   0.00      0.00       0.00        0.00        0.00       0.00
A-SP         0.000000   0.00      0.00       0.00        0.00        0.00       0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                            CERTIFICATE FACTOR DETAIL

                                                             REALIZED LOSS/
             BEGINNING   PRINCIPAL    INTEREST   PREPAYMENT ADDITIONAL TRUST   ENDING
CLASS CUSIP   BALANCE  DISTRIBUTION DISTRIBUTION   PREMIUM    FUND EXPENSES    BALANCE
---------------------------------------------------------------------------------------
A-1         0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
A-2         0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
A-AB        0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
A-3         0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
A-1-A       0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
A-M         0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
A-J         0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
B           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
C           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
D           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
E           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
F           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
G           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
H           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
J           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
K           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
L           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
M           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
N           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
O           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
P           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
Q           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
R           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
LR          0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000
V           0.00000000  0.00000000   0.00000000  0.00000000    0.00000000    0.00000000

             BEGINNING                           ENDING
             NOTIONAL    INTEREST   PREPAYMENT  NOTIONAL
CLASS CUSIP   AMOUNT   DISTRIBUTION   PREMIUM    AMOUNT
---------------------------------------------------------
A-X         0.00000000  0.00000000  0.00000000 0.00000000
A-SP        0.00000000  0.00000000  0.00000000 0.00000000

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                              RECONCILIATION DETAIL

                ADVANCE SUMMARY

P & I Advances Outstanding                            0.00
Servicing Advances Outstanding                        0.00
Reimbursements for Interest on P & I                  0.00
Advances paid from general collections
Reimbursements for Interest on Servicing              0.00
Advances paid from general collections

            SERVICING FEE SUMMARY

Current Period Accrued Servicing Fees                 0.00
Less Servicing Fees on Delinquent Payments            0.00
Less Reductions to Servicing Fees                     0.00
Plus Servicing Fees on Delinquent Payments Received   0.00
Plus Adjustments for Prior Servicing Calculation      0.00
Total Servicing Fees Collected                        0.00

CERTIFICATE INTEREST RECONCILIATION

                               NET
                            AGGREGATE               DISTRIBUTABLE
                 ACCRUAL   PREPAYMENT DISTRIBUTABLE  CERTIFICATE            ADDITIONAL                Remaining Unpaid
       ACCRUED CERTIFICATE  INTEREST   CERTIFICATE     INTEREST    WAC CAP  TRUST FUND   INTEREST       Distributable
CLASS    DAYS    INTEREST   SHORTFALL    INTEREST     ADJUSTMENT  SHORTFALL  EXPENSES  DISTRIBUTION Certificate Interest
------------------------------------------------------------------------------------------------------------------------
A-1       0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
A-2       0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
A-AB      0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
A-3       0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
A-1-A     0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
A-M       0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
A-J       0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
A-X       0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
A-SP      0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
B         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
C         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
D         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
E         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
F         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
G         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
H         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
J         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
K         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
L         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
M         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
N         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
O         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
P         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
Q         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
V         0        0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
                   ----       ----         ----          ----        ----      ----        ----             ----
Totals             0.00       0.00         0.00          0.00        0.00      0.00        0.00             0.00
                   ====       ====         ====          ====        ====      ====        ====             ====

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                 0.00
Aggregate Number of Outstanding Loans            0
Aggregate Unpaid Principal Balance of Loans   0.00
Aggregate Stated Principal Balance of Loans   0.00
Aggregate Amount of Servicing Fee             0.00
Aggregate Amount of Special Servicing Fee     0.00
Aggregate Amount of Trustee Fee               0.00
Aggregate Stand-by Fee                        0.00
Aggregate Paying Agent Fee                    0.00
Aggregate Trust Fund Expenses                 0.00
Additional Trust Fund Expenses/(Gains)        0.00
   Fees Paid to Special Servicer              0.00
   Interest on Advances                       0.00
   Other Expenses of Trust                    0.00

Appraisal Reduction Amount

        APPRAISAL  CUMULATIVE  MOST RECENT
 LOAN   REDUCTION     ASER      APP. RED.
NUMBER   EFFECTED    AMOUNT        DATE
------------------------------------------

        ---------  ----------  -----------
Total
        =========  ==========  ===========

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00
   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00
   INTEREST RESERVE DEPOSIT                                                 0.00
   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                                 RATINGS DETAIL

                 Original Ratings     Current Ratings (1)
              ---------------------  ---------------------
Class  CUSIP  Fitch  Moody's  S & P  Fitch  Moody's  S & P
----------------------------------------------------------
A-1
A-2
A-AB
A-3
A-1-A
A-M
A-J
A-X
A-SP
B
C
D
E
F
G
H
J
K
L
M
N
O
P
Q
V

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

(1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                               SCHEDULED BALANCE

                             % of
Scheduled   # of  Scheduled  Agg.  WAM         Weighted
 Balance   loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------

           -----  ---------  ----  ---  ---  ------------
Totals
           =====  =========  ====  ===  ===  ============

                                    STATE (3)

                           % of
         # of   Scheduled  Agg.  WAM         Weighted
State   Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
-------------------------------------------------------

        ------  ---------  ----  ---  ---  ------------
Totals
        ======  =========  ====  ===  ===  ============

See footnotes on last page of this section.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                  % of
 Debt Service    # of  Scheduled  Agg.  WAM         Weighted
Coverage Ratio  loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

                -----  ---------  ----  ---  ---  ------------
Totals
                =====  =========  ====  ===  ===  ============

                                    NOTE RATE

                          % of
Note     # of  Scheduled  Agg.  WAM         Weighted
Rate    loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
------------------------------------------------------

        -----  ---------  ----  ---  ---  ------------
Totals
        =====  =========  ====  ===  ===  ============

                                PROPERTY TYPE(3)

                                  % of
                # of   Scheduled  Agg.  WAM         Weighted
Property Type  Props.   Balance   Bal.  (2)  WAC  Avg DSCR (1)
--------------------------------------------------------------

               ------  ---------  ----  ---  ---  ------------
Totals
               ======  =========  ====  ===  ===  ============

                                    SEASONING

                             % of
            # of  Scheduled  Agg.  WAM         Weighted
Seasoning  loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------

           -----  ---------  ----  ---  ---  ------------
Totals
           =====  =========  ====  ===  ===  ============

See footnotes on last page of this section.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                         % of
Anticipated Remaining   # of  Scheduled  Agg.  WAM         Weighted
      Term (2)         loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
---------------------------------------------------------------------

                       -----  ---------  ----  ---  ---  ------------
Totals
                       =====  =========  ====  ===  ===  ============

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                          % of
Remaining Amortization   # of  Scheduled  Agg.  WAM         Weighted
         Term           loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------------

                        -----  ---------  ----  ---  ---  ------------
Totals
                        =====  =========  ====  ===  ===  ============

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                    % of
Remaining Stated   # of  Scheduled  Agg.  WAM         Weighted
      Term        loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------

                  -----  ---------  ----  ---  ---  ------------
Totals
                  =====  =========  ====  ===  ===  ============

                             AGE OF MOST RECENT NOI

                               % of
Age of Most   # of  Scheduled  Agg.  WAM         Weighted
 Recent NOI  loans   Balance   Bal.  (2)  WAC  Avg DSCR (1)
-----------------------------------------------------------

             -----  ---------  ----  ---  ---  ------------
Totals
             =====  =========  ====  ===  ===  ============

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                             % OF
SCHEDULED   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
 BALANCE   LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
---------------------------------------------------------

           -----  ---------  ----  ---  ---  ------------
Totals
           =====  =========  ====  ===  ===  ============

                                    STATE (3)

                              % OF
            # OF   SCHEDULED  AGG.  WAM         WEIGHTED
  STATE    PROPS.   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------

           ------  ---------  ----  ---  ---  ------------
Totals
           ======  =========  ====  ===  ===  ============

See footnotes on last page of this section.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                  % OF
 DEBT SERVICE    # OF  SCHEDULED  AGG.  WAM         WEIGHTED
COVERAGE RATIO  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
--------------------------------------------------------------

                -----  ---------  ----  ---  ---  ------------
Totals
                =====  =========  ====  ===  ===  ============

                                    NOTE RATE

                                  % OF
                 # OF  SCHEDULED  AGG.  WAM         WEIGHTED
   NOTE RATE    LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
--------------------------------------------------------------

                -----  ---------  ----  ---  ---  ------------
Totals
                =====  =========  ====  ===  ===  ============

                                PROPERTY TYPE (3)

                                   % OF
                 # OF   SCHEDULED  AGG.  WAM         WEIGHTED
 PROPERTY TYPE  PROPS.   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
---------------------------------------------------------------

                ------  ---------  ----  ---  ---  ------------
Totals
                ======  =========  ====  ===  ===  ============

                                    SEASONING

                                  % OF
                 # OF  SCHEDULED  AGG.  WAM         WEIGHTED
   SEASONING    LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
--------------------------------------------------------------

                -----  ---------  ----  ---  ---  ------------
Totals
                =====  =========  ====  ===  ===  ============

See footnotes on last page of this section.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                          % OF
ANTICIPATED REMAINING    # OF  SCHEDULED  AGG.  WAM         WEIGHTED
       TERM (2)         LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

                        -----  ---------  ----  ---  ---  ------------
Totals
                        =====  =========  ====  ===  ===  ============

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                          % OF
REMAINING AMORTIZATION   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
         TERM           LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

                        -----  ---------  ----  ---  ---  ------------
Totals
                        =====  =========  ====  ===  ===  ============

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                          % OF
   REMAINING STATED      # OF  SCHEDULED  AGG.  WAM         WEIGHTED
         TERM           LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

                        -----  ---------  ----  ---  ---  ------------
Totals
                        =====  =========  ====  ===  ===  ============

                             AGE OF MOST RECENT NOI

                                          % OF
      AGE OF MOST        # OF  SCHEDULED  AGG.  WAM         WEIGHTED
      RECENT NOI        LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

                        -----  ---------  ----  ---  ---  ------------
Totals
                        =====  =========  ====  ===  ===  ============

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                             % OF
SCHEDULED   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
 BALANCE   LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
---------------------------------------------------------

           -----  ---------  ----  ---  ---  ------------
Totals
           =====  =========  ====  ===  ===  ============

                                    STATE (3)

                              % OF
            # OF   SCHEDULED  AGG.  WAM         WEIGHTED
  STATE    PROPS.   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------

           ------  ---------  ----  ---  ---  ------------
Totals
           ======  =========  ====  ===  ===  ============

See footnotes on  last page of this section.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                  % OF
 DEBT SERVICE    # OF  SCHEDULED  AGG.  WAM         WEIGHTED
COVERAGE RATIO  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
--------------------------------------------------------------

                -----  ---------  ----  ---  ---  ------------
Totals
                =====  =========  ====  ===  ===  ============

                                    NOTE RATE

                                  % OF
                 # OF  SCHEDULED  AGG.  WAM         WEIGHTED
   NOTE RATE    LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
--------------------------------------------------------------

                -----  ---------  ----  ---  ---  ------------
Totals
                =====  =========  ====  ===  ===  ============

                                PROPERTY TYPE (3)

                                   % OF
                 # OF   SCHEDULED  AGG.  WAM         WEIGHTED
 PROPERTY TYPE  PROPS.   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
---------------------------------------------------------------

                ------  ---------  ----  ---  ---  ------------
Totals
                ======  =========  ====  ===  ===  ============

                                    SEASONING

                                  % OF
                 # OF  SCHEDULED  AGG.  WAM         WEIGHTED
   SEASONING    LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
--------------------------------------------------------------

                -----  ---------  ----  ---  ---  ------------
Totals
                =====  =========  ====  ===  ===  ============

See footnotes on last page of this section.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                          % OF
 ANTICIPATED REMAINING   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
       TERM (2)         LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

                        -----  ---------  ----  ---  ---  ------------
Totals
                        =====  =========  ====  ===  ===  ============

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                          % OF
REMAINING AMORTIZATION   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
         TERM           LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

                        -----  ---------  ----  ---  ---  ------------
Totals
                        =====  =========  ====  ===  ===  ============

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                          % OF
   REMAINING STATED      # OF  SCHEDULED  AGG.  WAM         WEIGHTED
         TERM           LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

                        -----  ---------  ----  ---  ---  ------------
Totals
                        =====  =========  ====  ===  ===  ============

                             AGE OF MOST RECENT NOI

                                          % OF
      AGE OF MOST        # OF  SCHEDULED  AGG.  WAM         WEIGHTED
      RECENT NOI        LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

                        -----  ---------  ----  ---  ---  ------------
Totals
                        =====  =========  ====  ===  ===  ============

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                              MORTGAGE LOAN DETAIL

                                                                  ANTICIPATED
 LOAN         PROPERTY               INTEREST  PRINCIPAL   GROSS   REPAYMENT   MATURITY
NUMBER  ODCR  TYPE (1)  CITY  STATE   PAYMENT   PAYMENT   COUPON      DATE       DATE
---------------------------------------------------------------------------------------

        ----  --------  ----  -----  --------  ---------  ------  -----------  --------
Totals
        ====  ========  ====  =====  ========  =========  ======  ===========  ========

         NEG.  BEGINNING    ENDING   PAID  APPRAISAL  APPRAISAL   RES.   MOD.
 LOAN   AMORT  SCHEDULED  SCHEDULED  THRU  REDUCTION  REDUCTION  STRAT.  CODE
NUMBER  (Y/N)   BALANCE    BALANCE   DATE     DATE      AMOUNT     (2)    (3)
-----------------------------------------------------------------------------

        -----  ---------  ---------  ----  ---------  ---------  ------  ----
Totals
        =====  =========  =========  ====  =========  =========  ======  ====

(1)  Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

(2)  Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(3)  Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                                   NOI DETAIL

                                       ENDING      MOST      MOST   MOST RECENT  MOST RECENT
 LOAN         PROPERTY               SCHEDULED    RECENT    RECENT   NOI START     NOI END
NUMBER  ODCR    TYPE    CITY  STATE   BALANCE   FISCAL NOI    NOI       DATE         DATE
--------------------------------------------------------------------------------------------

        ----  --------  ----  -----  ---------  ----------  ------  -----------  -----------
Total
        ====  ========  ====  =====  =========  ==========  ======  ===========  ===========

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                           PRINCIPAL PREPAYMENT DETAIL

                                   PRINCIPAL PREPAYMENT AMOUNT                 PREPAYMENT PENALTIES
             OFFERING DOCUMENT  ---------------------------------  --------------------------------------------
LOAN NUMBER   CROSS-REFERENCE   PAYOFF AMOUNT  CURTAILMENT AMOUNT  PERCENTAGE PREMIUM  YIELD MAINTENANCE CHARGE
---------------------------------------------------------------------------------------------------------------

             -----------------  -------------  ------------------  ------------------  ------------------------
Totals
             =================  =============  ==================  ==================  ========================

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                                               HISTORICAL DETAIL
              ----------------------------------------------------------------------------------
               30-59 DAYS  60-89 DAYS   90 DAYS OR MORE  FORECLOSURE      REO      MODIFICATIONS
DISTRIBUTION  -----------  -----------  ---------------  -----------  -----------  -------------
    DATE      #   BALANCE  #   BALANCE    #   BALANCE    #   BALANCE  #   BALANCE   #   BALANCE
------------------------------------------------------------------------------------------------

                     PREPAYMENTS           RATE AND MATURITIES
              -------------------------  -----------------------
              CURTAILMENTS     PAYOFF    NEXT WEIGHTED AVG.
DISTRIBUTION  ------------  -----------  ------------------
    DATE       #   BALANCE  #   BALANCE    COUPON    REMIT   WAM
----------------------------------------------------------------


Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                             DELINQUENCY LOAN DETAIL

                 OFFERING      # OF                   CURRENT  OUTSTANDING  STATUS OF  RESOLUTION
                 DOCUMENT     MONTHS   PAID THROUGH    P & I      P & I      Mortgage   Strategy
LOAN NUMBER  CROSS-REFERENCE  DELINQ.      DATE      ADVANCES  ADVANCES **   LOAN (1)   CODE (2)
-------------------------------------------------------------------------------------------------

             ---------------  -------  ------------  --------  -----------  ---------  ----------
Totals
             ===============  =======  ============  ========  ===========  =========  ==========

                                           ACTUAL   OUTSTANDING
               SERVICING    FORECLOSURE  PRINCIPAL   SERVICING   BANKRUPTCY   REO
LOAN NUMBER  TRANSFER DATE      DATE      BALANCE     ADVANCES      DATE     DATE
---------------------------------------------------------------------------------

             -------------  -----------  ---------  -----------  ----------  ----
Totals
             =============  ===========  =========  ===========  ==========  ====

                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period

B - Late Payment But Less Than 1 Month Delinquent

0 - Current

1 - One Month Delinquent

2 - Two Months Delinquent

3 - Three or More Months Delinquent

4 - Assumed Scheduled Payment (Performing Matured Loan)

7 - Foreclosure

9 - REO

                          (2) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed In Lieu Of Forclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                          OFFERING     SERVICING  RESOLUTION
DISTRIBUTION   LOAN       DOCUMENT      TRANSFER   STRATEGY   SCHEDULED  PROPERTY
    DATE      NUMBER  CROSS-REFERENCE     DATE     CODE (1)    BALANCE   TYPE (2)  STATE
----------------------------------------------------------------------------------------


                                    NET                                   REMAINING
DISTRIBUTION  INTEREST   ACTUAL  OPERATING   NOI        NOTE  MATURITY  AMORTIZATION
    DATE        RATE    BALANCE    INCOME   DATE  DSCR  DATE    DATE        TERM
------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed In Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family

RT - Retail

HC - Health Care

IN - Industrial

WH - Warehouse

MH - Mobile Home Park

OF - Office

MU - Mixed use

LO - Lodging

SS - Self Storage

OT - Other

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          OFFERING     RESOLUTION     SITE                                    OTHER REO
DISTRIBUTION   LOAN       DOCUMENT      STRATEGY   INSPECTION  PHASE 1  APPRAISAL  APPRAISAL   PROPERTY
    DATE      NUMBER  CROSS-REFERENCE   CODE (1)      DATE       DATE      DATE      VALUE     REVENUE   COMMENT
----------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed In Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

                               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3      For Additional Information please contact
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  CTSLink Customer Service
                                                   SERIES 2006-C3                                       (301) 815-6600
   [WELLS FARGO LOGO]                                                                       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.                                                                             @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                              MODIFIED LOAN DETAIL

            OFFERING
 LOAN       DOCUMENT     PRE-MODIFICATION  POST-MODIFICATION  PRE-MODIFICATION  POST-MODIFICATION  MODIFICATION  MODIFICATION
NUMBER  CROSS-REFERENCE       BALANCE           BALANCE         INTEREST RATE     INTEREST RATE        DATE       DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------

        ---------------  ----------------  -----------------  ----------------  -----------------  ------------  ------------
Totals
        ===============  ================  =================  ================  =================  ============  ============

                               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3      For Additional Information please contact
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  CTSLink Customer Service
                                                   SERIES 2006-C3                                       (301) 815-6600
   [WELLS FARGO LOGO]                                                                       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.                                                                             @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                             LIQUIDATED LOAN DETAIL

                  FINAL RECOVERY      OFFERING
      LOAN         DETERMINATION      DOCUMENT     APPRAISAL  APPRAISAL   ACTUAL   GROSS
     NUMBER            DATE       CROSS-REFERENCE     DATE      VALUE    BALANCE  PROCEEDS
------------------------------------------------------------------------------------------

                  --------------  ---------------  ---------  ---------  -------  --------
Current Total
                  ==============  ===============  =========  =========  =======  ========

                  --------------  ---------------  ---------  ---------  -------  --------
Cumulative Total
                  ==============  ===============  =========  =========  =======  ========

                  GROSS PROCEEDS   AGGREGATE       NET       NET PROCEEDS             REPURCHASED
      LOAN           AS A % OF    LIQUIDATION  LIQUIDATION     AS A % OF    REALIZED   BY SELLER
     NUMBER       ACTUAL BALANCE   EXPENSES *    PROCEEDS   ACTUAL BALANCE    LOSS       (Y/N)
-------------------------------------------------------------------------------------------------

                  --------------  -----------  -----------  --------------  --------  -----------
Current Total
                  ==============  ===========  ===========  ==============  ========  ===========

                  --------------  -----------  -----------  --------------  --------  -----------
Cumulative Total
                  ==============  ===========  ===========  ==============  ========  ===========

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                               BEGINNING                                          AMOUNTS
                               BALANCE OF    AGGREGATE     PRIOR REALIZED     COVERED BY OVER-    INTEREST (SHORTAGE)/
  DISTRIBUTION    PROSPECTUS  THE LOAN AT  REALIZED LOSS    LOSS APPLIED   COLLATERALIZATION AND   EXCESSES APPLIED TO
      DATE            ID      LIQUIDATION     ON LOANS    TO CERTIFICATES   OTHER CREDIT SUPPORT  OTHER CREDIT SUPPORT
----------------------------------------------------------------------------------------------------------------------

                  ----------  -----------  -------------  ---------------  ---------------------  --------------------
Current Total
                  ==========  ===========  =============  ===============  =====================  ====================

                  ----------  -----------  -------------  ---------------  ---------------------  --------------------
Cumulative Total
                  ==========  ===========  =============  ===============  =====================  ====================

                      MODIFICATION         ADDITIONAL
                     ADJUSTMENTS /        (RECOVERIES)/     CURRENT REALIZED   RECOVERIES OF   (RECOVERIES)/REALIZED
  DISTRIBUTION    APPRAISAL REDUCTION  EXPENSES APPLIED TO   LOSS APPLIED TO  REALIZED LOSSES     LOSS APPLIED TO
      DATE             ADJUSTMENT        REALIZED LOSSES      CERTIFICATES      PAID AS CASH    CERTIFICATE INTEREST
--------------------------------------------------------------------------------------------------------------------

                  -------------------  -------------------  ----------------  ---------------  ---------------------
Current Total
                  ===================  ===================  ================  ===============  =====================

                  -------------------  -------------------  ----------------  ---------------  ---------------------
Cumulative Total
                  ===================  ===================  ================  ===============  =====================

                                                                                           For Additional Information please contact
                                                                                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
   [WELLS FARGO LOGO]          CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C3       Reports Available on the World Wide Web
 WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                           SERIES 2006-C3
 9062 OLD ANNAPOLIS ROAD                                                                   PAYMENT DATE: 07/17/2006
 COLUMBIA, MD 21045-1951       DETERMINATION DATE: 07/11/2006                              RECORD DATE:  06/30/2006

                             SUPPLEMENTAL REPORTING

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
June 2007                           90       90       90       90       90
June 2008                           77       77       77       77       77
June 2009                           60       60       60       60       60
June 2010                           39       38       38       37       18
June 2011 and thereafter             0        0        0        0        0
Weighted average life (in years)   3.1      3.1      3.1      3.1      3.0

                             CLASS A-2 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
June 2007                          100      100      100      100      100
June 2008                          100      100      100      100      100
June 2009                          100      100      100      100      100
June 2010                          100      100      100      100      100
June 2011 and thereafter             0        0        0        0        0
Weighted average life (in years)   4.9      4.8      4.8      4.8      4.7

                             CLASS A-AB CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
June 2007                          100      100      100      100      100
June 2008                          100      100      100      100      100
June 2009                          100      100      100      100      100
June 2010                          100      100      100      100      100
June 2011                           97       97       97       97       97
June 2012                           76       76       76       76       76
June 2013                           51       51       51       51       51
June 2014                           26       26       26       26       26
June 2015 and thereafter             0        0        0        0        0
Weighted average life (in years)   7.0      7.0      7.0      7.0      7.0

                             CLASS A-3 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
June 2007                          100      100      100      100      100
June 2008                          100      100      100      100      100
June 2009                          100      100      100      100      100
June 2010                          100      100      100      100      100
June 2011                          100      100      100      100      100
June 2012                          100      100      100      100      100
June 2013                          100      100      100      100      100
June 2014                          100      100      100      100      100
June 2015                          100      100      100      100       99
June 2016 and thereafter             0        0        0        0        0
Weighted average life (in years)   9.7      9.7      9.7      9.6      9.4

                            CLASS A-1-A CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
June 2007                          100      100      100      100      100
June 2008                          100      100      100      100      100
June 2009                           99       99       99       99       99
June 2010                           99       99       99       99       99
June 2011                           98       98       98       97       96
June 2012                           98       97       96       96       95
June 2013                           93       93       93       93       93
June 2014                           92       92       92       92       92
June 2015                           90       90       89       89       87
June 2016 and thereafter             0        0        0        0        0
Weighted average life (in years)   9.3      9.3      9.3      9.2      8.9

                             CLASS A-M CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                         100%     100%     100%     100%     100%
June 2007                          100      100      100      100      100
June 2008                          100      100      100      100      100
June 2009                          100      100      100      100      100
June 2010                          100      100      100      100      100
June 2011                          100      100      100      100      100
June 2012                          100      100      100      100      100
June 2013                          100      100      100      100      100
June 2014                          100      100      100      100      100
June 2015                          100      100      100      100      100
June 2016 and thereafter             0        0        0        0        0
Weighted average life (in years)   9.9      9.9      9.9      9.9      9.7

                             CLASS A-J CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                          100%    100%     100%     100%     100%
June 2007                           100     100      100      100      100
June 2008                           100     100      100      100      100
June 2009                           100     100      100      100      100
June 2010                           100     100      100      100      100
June 2011                           100     100      100      100      100
June 2012                           100     100      100      100      100
June 2013                           100     100      100      100      100
June 2014                           100     100      100      100      100
June 2015                           100     100      100      100      100
June 2016 and thereafter              0       0        0        0        0
Weighted average life (in years)   10.0    10.0     10.0     10.0      9.8

                              CLASS B CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                          100%    100%     100%     100%     100%
June 2007                           100     100      100      100      100
June 2008                           100     100      100      100      100
June 2009                           100     100      100      100      100
June 2010                           100     100      100      100      100
June 2011                           100     100      100      100      100
June 2012                           100     100      100      100      100
June 2013                           100     100      100      100      100
June 2014                           100     100      100      100      100
June 2015                           100     100      100      100      100
June 2016 and thereafter              0       0        0        0        0
Weighted average life (in years)   10.0    10.0     10.0     10.0      9.8

                              CLASS C CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                          100%    100%     100%     100%     100%
June 2007                           100     100      100      100      100
June 2008                           100     100      100      100      100
June 2009                           100     100      100      100      100
June 2010                           100     100      100      100      100
June 2011                           100     100      100      100      100
June 2012                           100     100      100      100      100
June 2013                           100     100      100      100      100
June 2014                           100     100      100      100      100
June 2015                           100     100      100      100      100
June 2016 and thereafter              0       0        0        0        0
Weighted average life (in years)   10.0    10.0     10.0     10.0      9.8

                              CLASS D CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                          100%    100%     100%     100%     100%
June 2007                           100     100      100      100      100
June 2008                           100     100      100      100      100
June 2009                           100     100      100      100      100
June 2010                           100     100      100      100      100
June 2011                           100     100      100      100      100
June 2012                           100     100      100      100      100
June 2013                           100     100      100      100      100
June 2014                           100     100      100      100      100
June 2015                           100     100      100      100      100
June 2016 and thereafter              0       0        0        0        0
Weighted average life (in years)   10.0    10.0     10.0     10.0      9.8

                              CLASS E CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--  0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
                                  ------  -------  -------  -------  --------
Issue Date                          100%    100%     100%     100%     100%
June 2007                           100     100      100      100      100
June 2008                           100     100      100      100      100
June 2009                           100     100      100      100      100
June 2010                           100     100      100      100      100
June 2011                           100     100      100      100      100
June 2012                           100     100      100      100      100
June 2013                           100     100      100      100      100
June 2014                           100     100      100      100      100
June 2015                           100     100      100      100      100
June 2016 and thereafter              0       0        0        0        0
Weighted average life (in years)   10.0    10.0     10.0     10.0      9.8

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

                                    EXHIBIT E

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

DISTRIBUTION DATE   BALANCE   DISTRIBUTION DATE   BALANCE
-----------------   -------   -----------------   -------

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C3, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D and Class E, will be available only in book-entry form.

          The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven (7) calendar days' settlement.

          Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

          As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

          All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

          Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including June 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

          Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including June 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

          - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

          1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

          2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                    (ii) certifying that the qualified intermediary has
                         provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                    (iii) certifying that, with respect to accounts it
                         identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (iv) providing any other information, certifications, or
                         statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in
                         Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                         U.S. Treasury Regulations; or

               (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                    (ii) certifying that the nonqualified intermediary is not
                         acting for its own account,

                    (iii) certifying that the nonqualified intermediary has
                         provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                    (iv) providing any other information, certifications or
                         statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

          5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

          All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

          In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

          - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

          - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          -    can be treated as a "exempt recipient" within the meaning of
               Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

          This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE
                                    DEPOSITOR
           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES,
                 ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES

     We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

             THE OFFERED CERTIFICATES:                              THE TRUST ASSETS:
The offered certificates will be issuable in        The assets of each of our trusts will include
series. Each series of offered certificates will-   mortgage loans secured by first and/or junior
                                                    liens on, or security interests in, various
     -    have its own series designation;          interests in commercial and multifamily real
                                                    properties.
     -    consist of one or more classes with
          various payment characteristics;

     -    evidence beneficial ownership interests
          in a trust established by us; and
                                                    Trust assets may also include letters of credit,
     -    be payable solely out of the related      surety bonds, insurance policies, guarantees,
          trust assets.                             reserve funds, guaranteed investment contracts,
                                                    interest rate exchange agreements, interest rate
No governmental agency or instrumentality will      cap or floor agreements, currency exchange
insure or guarantee payment on the offered          agreements, or other similar instruments and
certificates. Neither we nor any of our affiliates  agreements.
are responsible for making payments on the offered
certificates if collections on the related trust
assets are insufficient.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is March 7, 2006.

                                TABLE OF CONTENTS

                                                                              PAGE
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS .......      4
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE .........................      4
SUMMARY OF PROSPECTUS .....................................................      5
RISK FACTORS ..............................................................     13
CAPITALIZED TERMS USED IN THIS PROSPECTUS .................................     32
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP .......................     32
THE SPONSOR ...............................................................     33
USE OF PROCEEDS ...........................................................     33
DESCRIPTION OF THE TRUST FUND .............................................     34
YIELD AND MATURITY CONSIDERATIONS .........................................     55
DESCRIPTION OF THE CERTIFICATES ...........................................     60
DESCRIPTION OF THE GOVERNING DOCUMENTS ....................................     71
DESCRIPTION OF CREDIT SUPPORT .............................................     80
LEGAL ASPECTS OF MORTGAGE LOANS ...........................................     82
FEDERAL INCOME TAX CONSEQUENCES ...........................................     92
STATE AND OTHER TAX CONSEQUENCES ..........................................    125
ERISA CONSIDERATIONS ......................................................    125
LEGAL INVESTMENT ..........................................................    127
PLAN OF DISTRIBUTION ......................................................    129
LEGAL MATTERS .............................................................    130
FINANCIAL INFORMATION .....................................................    130
RATING ....................................................................    130
GLOSSARY ..................................................................    132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

THE DEPOSITOR.....................................  We are Credit Suisse First Boston Mortgage Securities Corp.,
                                                    the depositor with respect to each series of certificates
                                                    offered by this prospectus. Our principal offices are
                                                    located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned
                                                    subsidiary of Credit Suisse Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA),
                                                    Inc. See "Credit Suisse First Boston Mortgage Securities
                                                    Corp." herein.

                                                    All references to "we," "us" and "our" in this prospectus
                                                    are intended to mean Credit Suisse First Boston Mortgage
                                                    Securities Corp.

THE SPONSOR.......................................  Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with
                                                    respect to the trust fund. Column Financial, Inc. is a
                                                    wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA)
                                                    Inc. The principal offices of Column Financial, Inc. are
                                                    located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. See "The Sponsor" herein.

                                                    In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

THE SECURITIES BEING OFFERED......................  The securities that will be offered by this prospectus and the related prospectus supplements consist of
                                                    commercial/multifamily mortgage pass-through certificates.
                                                    These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be
                                                    assigned an investment grade rating by at least one
                                                    nationally recognized statistical rating organization.
                                                    Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate
                                                    relative standing, signify investment grade. See "Rating."

                                                    Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and
                                                    containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES....................  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those
                                                    certificates, to place some privately with institutional
                                                    investors or to deliver some to the applicable seller as
                                                    partial consideration for the related mortgage assets. In
                                                    addition, some of those certificates may not satisfy the
                                                    rating requirement for offered certificates described under
                                                    "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...........................  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                                    -    the issuance of each series of offered certificates;

                                                    -    the creation of and transfer of assets to the related
                                                         trust; and

                                                    -    the servicing and administration of those assets.

                                                    The parties to the governing document(s) for a series of
                                                    offered certificates will always include us and a trustee.
                                                    We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust
                                                    assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating
                                                    various reports to the holders of those offered
                                                    certificates.

                                                    If the trust assets for a series of offered certificates
                                                    include mortgage loans, the parties to the governing
                                                    document(s) will also include--

                                                    -    one or more master servicers that will generally be
                                                         responsible for performing customary servicing duties
                                                         with respect to those mortgage loans that are not
                                                         defaulted or otherwise problematic in any material
                                                         respect; and

                                                    -    one or more special servicers that will generally be
                                                         responsible for servicing and administering those
                                                         mortgage loans that are defaulted or otherwise
                                                         problematic in any material respect and real estate
                                                         assets acquired as part of the related trust with
                                                         respect to defaulted mortgage loans.

                                                    The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                    One or more primary servicers or sub-servicers may also be a party to the governing documents.

                                                    In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer, primary servicer, sub-servicer (to the extent known) or manager for each series of offered certificates and their respective
                                                    duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of
                                                    one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other
                                                    interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                                    -    rental or cooperatively-owned buildings with multiple
                                                         dwelling units or residential properties containing
                                                         condominium units;

                                                    -    retail properties related to the sale of consumer goods
                                                         and other products, or related to providing
                                                         entertainment, recreational or personal services, to
                                                         the general public;

                                                    -    office buildings;

                                                    -    hospitality properties;

                                                    -    casino properties;

                                                    -    health care-related facilities;

                                                    -    industrial facilities;

                                                    -    warehouse facilities, mini-warehouse facilities and
                                                         self-storage facilities;

                                                    -    restaurants, taverns and other establishments involved
                                                         in the food and beverage industry;

                                                    -    manufactured housing communities, mobile home parks and
                                                         recreational vehicle parks;

                                                    -    recreational and resort properties;

                                                    -    arenas and stadiums;

                                                    -    churches and other religious facilities;

                                                    -    parking lots and garages;

                                                    -    mixed use properties;

                                                    -    other income-producing properties; and/or

                                                    -    unimproved land.

                                                    The mortgage loans underlying a series of offered
                                                    certificates may have a variety of payment terms. For
                                                    example, any of those mortgage loans--

                                                    -    may provide for the accrual of interest at a mortgage
                                                         interest rate that is fixed over its term, that resets
                                                         on one or more specified dates or that otherwise
                                                         adjusts from time to time;

                                                    -    may provide for the accrual of interest at a mortgage
                                                         interest rate that may be converted at the borrower's
                                                         election from an adjustable to a fixed interest rate or
                                                         from a fixed to an adjustable interest rate;

                                                    -    may provide for no accrual of interest;

                                                    -    may provide for level payments to stated maturity, for
                                                         payments that reset in amount on one or more specified
                                                         dates or for payments that otherwise adjust from time
                                                         to time to accommodate changes in the mortgage interest
                                                         rate or to reflect the occurrence of specified events;

                                                    -    may be fully amortizing or, alternatively, may be
                                                         partially amortizing or nonamortizing, with a
                                                         substantial payment of principal due on its stated
                                                         maturity date;

                                                    -    may permit the negative amortization or deferral of
                                                         accrued interest;

                                                    -    may prohibit some or all voluntary prepayments or
                                                         require payment of a premium, fee or charge in
                                                         connection with those prepayments;

                                                    -    may permit defeasance and the release of real property
                                                         collateral in connection with that defeasance;

                                                    -    may provide for payments of principal, interest or
                                                         both, on due dates that occur monthly, bi-monthly,
                                                         quarterly, semi-annually, annually or at some other
                                                         interval; and/or

                                                    -    may have two or more component parts, each having
                                                         characteristics that are otherwise described in this
                                                         prospectus as being attributable to separate and
                                                         distinct mortgage loans.

                                                    Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real
                                                    properties located in the United States, its territories and possessions. However, some of those mortgage loans may be
                                                    secured by liens on real properties located outside the
                                                    United States, its territories and possessions, provided
                                                    that foreign mortgage loans do not represent more than 10%
                                                    of the related mortgage asset pool, by balance.

                                                    We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be
                                                    originated by our affiliates. See "The Sponsor" herein.

                                                    Neither we nor any of our affiliates will guarantee or
                                                    insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state
                                                    otherwise in the related prospectus supplement, no
                                                    governmental agency or instrumentality will guarantee or
                                                    insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the
                                                    Trust Assets--Mortgage Loans."

                                                    In addition to the asset classes described above in this
                                                    "Characterization of the Mortgage Assets" section, we may
                                                    include other asset classes in the trust with respect to any series of offered certificates. We will describe the
                                                    specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus
                                                    supplement.

                                                    If 10% or more of pool assets are or will be located in any one state or other geographic region, we will describe in
                                                    the related prospectus supplement any economic or other
                                                    factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

                                                    In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust
                                                    will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related
                                                    trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or
                                                    arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the
                                                    shortfall. For 90 days following the date of initial
                                                    issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of
                                                    the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down
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                                                    the total principal balance of the related series of
                                                    certificates, as described in the related prospectus
                                                    supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS........................  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in
                                                    that prospectus supplement, to acquire from the related
                                                    trust particular mortgage assets underlying a series of
                                                    certificates in exchange for--

                                                    -    cash that would be applied to pay down the principal
                                                         balances of certificates of that series; and/or

                                                    -    other mortgage loans that--

                                                         1.   conform to the description of mortgage assets in
                                                              this prospectus; and

                                                         2.   satisfy the criteria set forth in the related
                                                              prospectus supplement.

                                                    In addition, if so specified in the related prospectus
                                                    supplement, the related trustee may be authorized or
                                                    required, to apply collections on the mortgage assets
                                                    underlying a series of offered certificates to acquire new mortgage loans that--

                                                    -    conform to the description of mortgage assets in this
                                                         prospectus; and

                                                    -    satisfy the criteria set forth in the related
                                                         prospectus supplement.

                                                    No replacement of mortgage assets or acquisition of new
                                                    mortgage assets will be permitted if it would result in a
                                                    qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of
                                                    affected offered certificates.

                                                    If any mortgage loan in the specified trust fund becomes
                                                    delinquent as to any balloon payment or becomes a certain
                                                    number of days delinquent as specified in the related
                                                    prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any
                                                    applicable grace period) or becomes a specially serviced
                                                    mortgage loan as a result of any non monetary event of
                                                    default, then the related directing certificateholder, the special servicer or any other person specified in the
                                                    related prospectus supplement may, at its option, purchase that underlying mortgage loan from the trust fund at the
                                                    price and on the terms described in the related prospectus supplement.

                                                    In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the
                                                    underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

                                                    Further, if so specified in the related prospectus
                                                    supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage
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                                                    loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with
                                                    respect to certain specified related mortgage loan
                                                    documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other
                                                    standard as is described in the related prospectus
                                                    supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage
                                                    loan from the related trust or substitute the affected
                                                    mortgage loan with another mortgage loan.

CHARACTERISTICS OF THE OFFERED CERTIFICATES.......  An offered certificate may entitle the holder to receive--

                                                    -    a stated principal amount;

                                                    -    interest on a principal balance or notional amount, at
                                                         a fixed, variable or adjustable pass-through rate;

                                                    -    specified, fixed or variable portions of the interest,
                                                         principal or other amounts received on the related
                                                         mortgage assets;

                                                    -    payments of principal, with disproportionate, nominal
                                                         or no payments of interest;

                                                    -    payments of interest, with disproportionate, nominal or
                                                         no payments of principal;

                                                    -    payments of interest or principal that commence only as
                                                         of a specified date or only after the occurrence of
                                                         specified events, such as the payment in full of the
                                                         interest and principal outstanding on one or more other
                                                         classes of certificates of the same series;

                                                    -    payments of principal to be made, from time to time or
                                                         for designated periods, at a rate that is--

                                                         1.   faster and, in some cases, substantially faster,
                                                              or

                                                         2.   slower and, in some cases, substantially slower,

                                                         than the rate at which payments or other
                                                         collections of principal are received on the
                                                         related mortgage assets;

                                                    -    payments of principal to be made, subject to available
                                                         funds, based on a specified principal payment schedule
                                                         or other methodology; or

                                                    -    payments of all or part of the prepayment or repayment
                                                         premiums, fees and charges, equity participations
                                                         payments or other similar items received on the related
                                                         mortgage assets.

                                                    Any class of offered certificates may be senior or
                                                    subordinate to one or more other classes of certificates of the same series, including a non-offered class of
                                                    certificates of that series, for purposes of some or all
                                                    payments and/or allocations of losses.

                                                    A class of offered certificates may have two or more
                                                    component parts, each having characteristics that are
                                                    otherwise described in this prospectus as being attributable to separate and distinct classes.
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                                                    We will describe the specific characteristics of each class of offered certificates in the related prospectus
                                                    supplement. See "Description of the Certificates."


CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES...........  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets
                                                    through the subordination of one or more other classes of
                                                    certificates of the same series or by other types of credit support. The other types of credit support may include a
                                                    letter of credit, a surety bond, an insurance policy, a
                                                    guarantee or a reserve fund. We will describe the credit
                                                    support, if any, for each class of offered certificates in the related prospectus supplement.

                                                    The trust assets with respect to any series of offered
                                                    certificates may also include any of the following
                                                    agreements--

                                                    -    guaranteed investment contracts in accordance with
                                                         which moneys held in the funds and accounts established
                                                         with respect to those offered certificates will be
                                                         invested at a specified rate;

                                                    -    interest rate exchange agreements, interest rate cap or
                                                         floor agreements, or other agreements and arrangements
                                                         designed to reduce the effects of interest rate
                                                         fluctuations on the related mortgage assets or on one
                                                         or more classes of those offered certificates; or

                                                    -    currency exchange agreements or other agreements and
                                                         arrangements designed to reduce the effects of currency
                                                         exchange rate fluctuations with respect to the related
                                                         mortgage assets and one or more classes of those
                                                         offered certificates.

                                                    We will describe the types of reinvestment, interest rate
                                                    and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                    See "Risk Factors," "Description of the Trust Assets" and
                                                    "Description of Credit Support."

ADVANCES WITH RESPECT TO THE MORTGAGE ASSETS......  As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of
                                                    credit support and/or any other specified person may be
                                                    obligated to make, or may have the option of making,
                                                    advances with respect to the mortgage loans to cover--

                                                    -    delinquent scheduled payments of principal and/or
                                                         interest, other than balloon payments;

                                                    -    property protection expenses;

                                                    -    other servicing expenses; or

                                                    -    any other items specified in the related prospectus
                                                         supplement.

                                                    Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related
                                                    prospectus supplement. That
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                                                    party may also be entitled to receive interest on its
                                                    advances for a specified period. See "Description of the
                                                    Certificates--Advances."

OPTIONAL TERMINATION..............................  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or
                                                    obligated to purchase or sell any of the mortgage assets
                                                    underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated
                                                    party may be permitted or obligated to purchase or sell--

                                                    -    all the mortgage assets in any particular trust,
                                                         thereby resulting in a termination of the trust; or

                                                    -    that portion of the mortgage assets in any particular
                                                         trust as is necessary or sufficient to retire one or
                                                         more classes of offered certificates of the related
                                                         series.

                                                    See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........  Any class of offered certificates will constitute or evidence ownership of--

                                                    -    regular interests or residual interests in a real
                                                         estate mortgage investment conduit under Sections 860A
                                                         through 860G of the Internal Revenue Code of 1986; or

                                                    -    interests in a grantor trust under subpart E of Part I
                                                         of subchapter J of the Internal Revenue Code of 1986.

                                                    See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS......................  If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of
                                                    offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under
                                                    applicable law. See "ERISA Considerations."

LEGAL INVESTMENT..................................  If your investment activities are subject to legal investment laws and regulations, regulatory capital
                                                    requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and
                                                    consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.
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                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO
THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties;
          and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

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

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME
SERIES.

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the certificates of the same series,

     - the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the related trust.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR
INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will
Not Guarantee that You Will Receive Any Projected Return on Your Offered
Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

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ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES.

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE
MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR
OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE
CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED
CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

                                       15
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     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE
OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY
BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE
RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

                                       16
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THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE
NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL
PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

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     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

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     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON
TENANTS. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY
RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises;
          plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT
SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur

                                       19
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substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME
IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

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     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN
INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline;
          and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition,

                                       21
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converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of
Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a
Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

                                       22
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LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "Legal Aspects of Mortgage Loans--Subordinate Financing".

                                       23
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JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE
GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR
OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

                                       24
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     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

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LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle
Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United
States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion,

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subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    riot, strike and civil commotion;

     -    terrorism;

     -    nuclear, biological or chemical materials;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease.
If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale

                                       27
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of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CONDOMINIUMS CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON
COMMERCIAL PROPERTIES THAT ARE NOT CONDOMINIUMS

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

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

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY
AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the

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

risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE
INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL
CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal
Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

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

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE
ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED
CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

                                       31

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES.

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     - the real properties may be managed by property managers that are affiliated with the related borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000.

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

     The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2005, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2001 was approximately $119 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

     Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

     Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2005, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $73 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2004, Column originated $11 billion commercial mortgage loans, of which an amount in excess of $8 billion have been included in securitizations in which an affiliate of Column was the depositor.

     The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

     As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

     Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

     In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

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Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

DESCRIPTION OF THE TRUST ASSETS

     The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

     Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either PARI PASSU with or subordinate to the underlying mortgage loan included in the trust fund. Such other PARI PASSU or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

     - the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

     - allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

     - any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

ORIGINATOR[S]

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be

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secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

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     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

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

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

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     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the

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sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

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

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

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     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet websites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

                                       41
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     -    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely

                                       42
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affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

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     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

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     -    proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

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     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

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     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether or not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

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     -    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

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     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the related real property;

     - the related borrower's ability to refinance the mortgage loan or sell the related real property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

     The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

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

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

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

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

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     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

  - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

     In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans that--

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

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

     Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

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     -    an insurance policy;

     -    a guarantee; and/or

     -    a reserve fund.

     The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

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YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

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     -    possible changes in tax laws; and

     -    other opportunities for investment.

     In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general,

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

weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

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     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

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

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

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     -    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     - payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     - payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     - payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a

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different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

     - the frequency of distribution on, and the periodic payment date for, that series;

     - the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     - the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

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

     - any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     - any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     - how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     - an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     -    a specified fixed rate;

     - a rate based on the interest rate for a particular related mortgage asset;

     - a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     - a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     - a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     - a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     - a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum

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          rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     - a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     - the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     - a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

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     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

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     -    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

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     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC

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include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

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     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

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     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will

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deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     - Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be

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necessary to avoid a tax on a prohibited transaction, as described in Section
860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

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     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

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     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

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PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates;
          or

     5. to otherwise modify or delete existing provisions of the Governing Document.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with

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us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

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     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in

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the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period

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during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

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     -    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

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     -    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory

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redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

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BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

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     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

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     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals,

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schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus

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supplement, our counsel for each series will be Cadwalader, Wickersham & Taft
LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

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REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

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          2.   substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

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     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

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     -    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

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     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

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     Under the Treasury regulations, original issue discount of only a DE
MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

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     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

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     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method

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and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until

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the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

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     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions"

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below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

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     -    the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

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     -    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

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Unless otherwise stated in the related prospectus supplement, the Governing
Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

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

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

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

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

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     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on
REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

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

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

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     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

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     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

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     -    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or

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relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

   CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

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   TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied

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collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The

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precise means of applying that method is uncertain in various respects, however.
See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

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     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

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     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

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     -    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

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     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

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cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

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                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of

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any class of equity interests in the entity is held by benefit plan investors.
The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

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     -    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal

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advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

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     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

3.       535 AND 545 FIFTH AVENUE
         NEW YORK, NY

[GRAPHIC OMITTED]

30.      RYSTAL LAKE APARTMENTS
         PENSACOLA, FL

[GRAPHIC OMITTED]

34.      HOME DEPOT CALL CENTER
         ADDISON, TX

[GRAPHIC OMITTED]

6.       TOWNE CENTER AT CEDAR LODGE
         BATON ROUGE, LA

[GRAPHIC OMITTED]

10.      MOORPARK MARKETPLACE
         MOORPARK, CA

[GRAPHIC OMITTED]

117.     VILLAGE COMMONS I AND II
         GREENWOOD, IN

[GRAPHIC OMITTED]

2K.      TWIN RIVERS
         HOPEWELL, VA

[GRAPHIC OMITTED]

48.      BEST WESTERN - ORANGE COUNTY AIRPORT
         SANTA ANA, CA

[GRAPHIC OMITTED]

57.      FOUR POINTS SHERATON
         PHOENIX, AZ

[GRAPHIC OMITTED]

2C.      ROLLINGWOOD
         RICHMOND, VA

[GRAPHIC OMITTED]

93.      HAMPTON INN STERLING HEIGHTS
         STERLING HEIGHTS, MI

[GRAPHIC OMITTED]

54.      3030 MATLOCK OFFICE CENTER
         ARLINGTON, TX

[GRAPHIC OMITTED]

81.      REDWOOD AND TUOLOMNE
         VALLEJO, CA

[GRAPHIC OMITTED]

9.       MARRIOTT MILWAUKEE WEST
         WAUKESHA, WI

[GRAPHIC OMITTED]

        The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSMC 2006-C3.xls." The spreadsheet file "CSMC 2006-C3.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------------------
(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.

              ----------------------------------------------------
                             FREE WRITING PROSPECTUS
              ----------------------------------------------------




                                  CREDIT SUISSE




                             PNC CAPITAL MARKETS LLC




                                    JPMORGAN

================================================================================

================================================================================

                              ----------------------

                                TABLE OF CONTENTS

                              Prospectus Supplement


Important Notice about Information Presented in
   this Prospectus Supplement and the Accompanying
   Prospectus....................................S-5
Notice to Residents of the United Kingdom........S-5
Summary of Prospectus Supplement.................S-7
Risk Factors....................................S-33
Capitalized Terms Used in This Prospectus
 Supplement.....................................S-55
Forward-Looking Statements......................S-55
Affiliations....................................S-55
Description of the Issuing Entity...............S-55
Description of the Depositor....................S-57
Description of the Sponsors.....................S-57
Description of the Underlying Mortgage Loans....S-60
Description of the Offered Certificates........S-112
Yield and Maturity Considerations..............S-137
The Pooling and Servicing Agreement............S-142
Certain Legal Aspects of Mortgage Loans for
   Mortgaged Properties Located in New York....S-173
Federal Income Tax Consequences................S-174
ERISA Considerations...........................S-176
Legal Investment...............................S-179
Legal Matters..................................S-179
Rating.........................................S-179
Glossary.......................................S-181





           Dealer Prospectus Delivery Obligation

Until 90 days after the commencement of the offering, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.


================================================================================


                                 $1,856,150,000
                                  (APPROXIMATE)



                            CREDIT SUISSE COMMERCIAL
                                 MORTGAGE TRUST
                                 SERIES 2006-C3



                               Commercial Mortgage
                           Pass-Through Certificates,
                                 Series 2006-C3




                        Class A-1, Class A-2, Class A-AB,
                       Class A-3, Class A-1-A, Class A-M,
                          Class A-J, Class B, Class C,
                              Class D and Class E